                                                             Ex17(g)(iii)

                                   IVY FUNDS

                          [PICTURE OF GLOBE IN HANDS]

This report and the financial statements contained herein are submitted for the general information of the shareholders. This report is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus and current fund performance information.

                        ANNUAL REPORT DECEMBER 31, 2002

  IVY CUNDILL GLOBAL VALUE FUND

  IVY DEVELOPING MARKETS FUND

  IVY EUROPEAN OPPORTUNITIES FUND

  IVY GLOBAL FUND

  IVY GLOBAL NATURAL RESOURCES FUND

  IVY GLOBAL SCIENCE & TECHNOLOGY FUND

  IVY INTERNATIONAL FUND

  IVY INTERNATIONAL SMALL COMPANIES FUND

  IVY INTERNATIONAL VALUE FUND

  IVY PACIFIC OPPORTUNITIES FUND

  IVY GROWTH FUND

  IVY US BLUE CHIP FUND

  IVY US EMERGING GROWTH FUND

  IVY BOND FUND

  IVY MONEY MARKET FUND

[IVY FUNDS LOGO]

                                    TABLE OF
                                    CONTENTS

 Letter from the President ...........................................         1

 Management's Discussion and Analysis

               WORLDWIDE FUNDS

               DOMESTIC FUNDS

               FIXED INCOME FUNDS

January 1, 2003

Dear Shareholder,

(PHOTO)

Henry J.Herrmann

"Ultimately, we believe that it is essential for serious investors to maintain a long-term perspective and a focus on financial goals. Remember, a financial strategy that is appropriate for you is appropriate regardless of inevitable market changes."

As you no doubt have heard, Waddell & Reed Ivy Investment Company, a subsidiary of Waddell & Reed Financial, Inc., became manager and advisor to the Ivy Funds in December 2002.(*) As president and chief investment officer of Waddell & Reed
Ivy Investment Company, I want to personally let you know that we are enthusiastic about our new relationship, and I think there is strong reason for you to be pleased as well. Waddell & Reed has been in the investment management business since 1937 and has garnered a reputation as one of the strongest, most fundamentally focused firms in the industry. We pledge to bring the full resources of our renowned investment management team to bear on the Ivy Funds going forward.

Enclosed is our report on your Fund's operations for the 12 months ended
December 31, 2002. While the last 12 months brought a wave of geopolitical turmoil and corporate accounting scandals that served to dash investor confidence for most of the year, economic news did turn more positive during the period. The U.S. economy, in fact, has been quite resilient throughout
2002, after enduring many challenges.

The Federal Reserve reduced short-term interest rates in November to 1.25 percent, the lowest level in many years. By December 31, we recognized numerous factors that may point to better economic growth prospects in the future.
Consumer spending continues to be the underlying support mechanism, while inflation remains tame and personal income has increased consistently. With meager inflation, low interest rates, manageable debt burdens and rising personal income, we expect the economy to steer clear of the "double dip"
recession that has been predicted by some economists.

While we do expect equity market volatility to continue, the underlying trends lead us to believe that the prospects for stocks are positive. We anticipate market support from tax relief and the possible elimination of the double taxation of dividends. While we do not expect returns similar to those experienced in the late 1990s, we believe the equity markets have the potential for positive returns in 2003.

At December 31, virtually all of the primary equity indexes had shown negative returns, although a slight rally in the fourth quarter did moderate the declines slightly. For the last 12 months, the Dow Jones Industrial Average declined
14.94 percent. The other two major indexes suffered even more, with the S&P 500
Index declining 22.10 percent over the last 12 months, and the NASDAQ Composite
Index declining 31.53 percent over the period.

In contrast to stocks, bonds did much better during the last 12 months, as evidenced by the Salomon Brothers Broad Investment Grade Index's increase of
10.09 percent for the period. Skepticism surrounding corporate accounting, along with geopolitical uncertainty, has brought out some risk aversion among investors, driving them toward the more conservative fixed income securities.
Bond performance over the period also has been aided by low and declining inflation rates and an accommodative Federal Reserve.

The very nature of financial markets is one of fluctuation, of bulls and bears.
While ongoing change can be disconcerting, we believe that the best way to approach a fluctuating market is to develop and maintain a diversified portfolio. From our experience, those who adhere to a structured and consistent investment program over time take advantage of opportunities presented by the market's periodic downdrafts.

Ultimately, we believe that it is essential for serious investors to maintain a long-term perspective and a focus on financial goals. We believe that it remains important for all investors to review their investment asset allocation on a regular basis to ensure that it continues to adhere to individual risk tolerance and is adaptable to market changes. Remember, a financial strategy that is appropriate for you is appropriate regardless of inevitable market changes.

Thank you for your investment in the Ivy Funds.

Respectfully,

/s/ Henry J. Herrmann
---------------------
Henry J. Herrmann
President

(*)With the exception of Ivy Global Natural Resources Fund, which is advised by
Mackenzie Financial Corporation.

IVY CUNDILL GLOBAL VALUE FUND

THE FUND'S GOAL: TO PROVIDE LONG-TERM CAPITAL GROWTH.

(PHOTO)

Ivy Cundill Global Value Fund is sub-advised by Peter Cundill & Associates,
Inc. The following is an interview with Peter Cundill, management team leader of the Fund.

                                LIPPER CATEGORY

                                     Global

"As always, our strategy will consist of bottom-up, individual stock selection using the `deep value' style of investing based on the principles of Benjamin
Graham, the `father of value investing.' This strategy involves seeking out companies that we believe are trading below their intrinsic value."

Q: PETER, HOW DID IVY CUNDILL GLOBAL VALUE FUND PERFORM IN 2002?

A: For 2002, Ivy Cundill Global Value Fund returned -17.22%, including the impact of the maximum sales charge, and -12.17% without the sales charge. The
Fund outperformed its benchmark, the MSCI World Index, which returned -19.89%, and its peer group (as measured by the Lipper Global Funds average), which returned -19.53%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q: HOW WERE MARKET CONDITIONS?

A: Global markets were extremely volatile in 2002. Geopolitical concerns, corporate accounting scandals and sluggish economic growth worldwide caused the
MSCI World Index, the most common indicator of global market performance, to show its worst annual decline in quite some time. The Ivy Cundill Global Value
Fund also had a disappointing year. Despite a negative return, however, the Fund outperformed its index and peer group on a relative basis.

Q: WHAT FACTORS AFFECTED PERFORMANCE?

A: North American holdings were the bright spot for the Fund in 2002. Exposure to North America remained consistent throughout the year, and the portfolio's positions held up well despite the economic slowdown.

During the period, we were fully hedged on international currency exposure. As a result of foreign currency appreciation, the hedging had a negative effect on performance. In addition, holdings in Asia ex-Japan were weak in comparison with its respective regional markets and also had a negative effect.

For most of 2002, the Fund's Japanese holdings limited the downside with strong performance. Unfortunately, the fourth quarter was not kind to the Japanese markets. Market sentiment deteriorated rapidly as fear of a hard landing from banking reform took hold. The Japanese market was hitting 20-year lows, and sentiment and valuations were rivaling 1998 and 1995 trough levels. Despite the
"margin of safety" (the difference between the underlying value of the company and the price we are paying for it) and growing business values in the Fund's
Japanese holdings, they were not spared in the sell-off. These declines negatively impacted performance toward the end of the year.

Q: WHAT CHANGES WERE MADE?

A: During the year, we strove to improve the quality of the portfolio by switching out of names that we believed no longer offered good value into stocks that we felt offered more attractive valuations and growth prospects.

As investors rushed for the exits from Japan during the fourth quarter, for example, we took the opportunity to upgrade the Fund's Japanese holdings. We took advantage of Shiseido (cosmetics manufacturer) and Fast Retailing appreciating to our measure of fair value by fully divesting the Fund of these positions. We redeployed these funds into positions such as Aiful (consumer finance), Asatsu-DK (advertising agency) and existing positions.

In Asia ex-Japan, we also took advantage of market weakness to upgrade the quality of the portfolio's holdings and buy more of our existing holdings.

In North America, weak stock market sentiment gave us the opportunity to replace what we saw as fairly valued positions such as The Limited (US-based retailer)
and IDT (US-based telecommunications company) with undervalued positions such as
Liberty Media (US-based media) during the year.

Q: WHAT IS YOUR STRATEGY FOR 2003?

A: Although we were disappointed with performance in 2002, we are optimistic about the future. We believe that the "margin of safety" in the portfolio has improved as the discount to what we think the assets are worth has widened. We believe that weakness in the Fund's performance and global markets presents great opportunities for improving the quality of the portfolio. As always, our strategy will consist of bottom-up, individual stock selection using the "deep value" style of investing based on the principles of Benjamin Graham, the
"father of value investing." This strategy involves seeking out companies that we believe are trading below their intrinsic value. In 2003, we will continue to be opportunistic and diligently search for value globally.

Performance cited is for Class A shares at net asset value and at maximum sales load of 5.75%.The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002

 SHARE CLASS/                                                                                         SINCE
 NASDAQ SYMBOL                                                1YEAR        5 YEARS     10 YEARS     INCEPTION
 -------------                                                -----        -------     --------     ---------

 A SHARES              w/Reimb. & 5.75% sales charge         (17.22%)         N/A          N/A        (14.70%)
  ICDAX                w/o Reimb. & 5.75% sales charge       (19.42%)         N/A          N/A        (22.36%)

 B SHARES              w/Reimb. & w/ 5.00% CDSC              (16.99%)         N/A          N/A         (8.28%)
  ICDBX                w/Reimb. & w/o 5.00% CDSC             (12.62%)         N/A          N/A         (5.25%)
                       w/o Reimb. & w/ 5.00% CDSC            (19.21%)         N/A          N/A        (16.71%)
                       w/o Reimb. & w/o 5.00% CDSC           (14.94%)         N/A          N/A        (13.96%)

 C SHARES              w/Reimb. & w/ 1.00% CDSC              (13.75%)         N/A          N/A         (7.57%)
  ICDCX                w/Reimb. & w/o 1.00% CDSC             (12.88%)         N/A          N/A         (7.57%)
                       w/o Reimb. & w/ 1.00% CDSC            (15.97%)         N/A          N/A        (16.09%)
                       w/o Reimb. & w/o 1.00% CDSC           (15.12%)         N/A          N/A        (16.09%)

 I SHARES              w/Reimb.                                N/A           N/A          N/A         (5.23%)
  N/A                  w/o Reimb.                              N/A           N/A          N/A        (21.18%)

 ADVISOR SHARES        w/Reimb.                              (11.86%)        N/A          N/A         (3.72%)

  ICDVX                w/o Reimb.                            (14.21%)        N/A          N/A        (12.48%)

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.

Advisor Class commenced operations April 19, 2000. Class A, B and C shares commenced operations on September 4, 2001, September 26, 2001 and October 19,
2001, respectively. Class I shares commenced operations on November 5, 2002.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy Cundill Global Value Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

 PERFORMANCE OVERVIEW

               Performance Comparison of the Fund Since Inception
                         (4/00) of a $10,000 Investment
                             (Advisor Class Shares)

                                    [GRAPH]

                                                    MSCI WORLD
                IVY CUNDILL GLOBAL VALUE FUND         INDEX
                -------------------------------     ----------

19-Apr-00                    10000                    10000
30-Apr-00                    10120                     9576
31-May-00                     9730                     9332
30-Jun-00                    10260                     9646
31-Jul-00                     9840                     9373
31-Aug-00                    10410                     9677
30-Sep-00                    10240                     9161
31-Oct-00                    10090                     9006
30-Nov-00                    10000                     8458
31-Dec-00                    10466                     8594
31-Jan-01                    10362                     8763
28-Feb-01                    10705                     8022
31-Mar-01                    10404                     7490
30-Apr-01                    10788                     8039
31-May-01                    11027                     7927
30-Jun-01                    10944                     7678
31-Jul-01                    10684                     7585
31-Aug-01                    10549                     7220
30-Sep-01                     9791                     6583
31-Oct-01                     9759                     6708
30-Nov-01                     9905                     7104
31-Dec-01                    10243                     7148
31-Jan-02                    10286                     6931
28-Feb-02                    10243                     6870
31-Mar-02                    10886                     7173
30-Apr-02                    11004                     6929
31-May-02                    11476                     6940
30-Jun-02                    10565                     6518
31-Jul-02                    10028                     5968
31-Aug-02                     9900                     5978
30-Sep-02                     9385                     5320
31-Oct-02                     9385                     5712
30-Nov-02                     9578                     6019
31-Dec-02                     9028                     5727

The Morgan Stanley Capital International (MSCI) World Index is an unmanaged index of stocks which assumes reinvestment of dividends and, unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

COUNTRY BREAKDOWN     12/31/02

                                    % of Total Net Assets
                                    ---------------------

1.  Japan                                             35%
2.  Canada                                            13%
3.  US                                                 8%
4.  Hong Kong                                          5%
5.  South Korea                                        4%
6. Switzerland                                         3%
7. India                                               2%

SECTOR BREAKDOWN      12/31/02

                                    % of Total Net Assets
                                    ---------------------

1. Consumer Discretionary                             20%
2. Financials                                         15%
3. Healthcare                                         11%
4. Consumer Staples                                    9%
5. Industrials                                         8%
6. Materials                                           3%
7. Information Technology                              3%
8. Telecommunication Services                          2%

TOP 10 HOLDINGS       12/31/02

 Security                                % of Total Net Assets
 --------                                ---------------------

 1. Asatsu-DK                                             5.0%
 2. Sankyo Company, Limited                               4.8%
 3. Nikko Cordial Corporation                             4.7%
 4. Nippon Broadcasting System, Inc.                      4.4%
 5. Aiful Corporation                                     4.1%
 6. Tokyo Broadcasting System, Inc.                       3.9%
 7. Torstar Corporation                                   3.7%
 8. Lion Corporation                                      3.5%
 9. QLT Inc.                                              3.4%
10. First Pacific Company Ltd.                            3.3%

The top 10 holdings and the country and sector breakdowns are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                               3

IVY DEVELOPING MARKETS FUND

THE FUND'S GOAL: TO PROVIDE LONG-TERM CAPITAL GROWTH PRIMARILY THROUGH
INVESTMENT IN EQUITY SECURITIES OF COMPANIES THAT SHOULD BENEFIT FROM THE
DEVELOPMENT AND GROWTH OF EMERGING MARKETS.

(PHOTO)

Note: Ivy Developing Markets Fund was managed by Moira McLachlan and the Ivy
International Equities team until December 16th, 2002. At right, she discusses factors relating to Fund performance in 2002. Thomas A. Mengel, Senior Vice
President of Waddell & Reed Ivy Investment Company, assumed management of Ivy
Developing Markets Fund on December 17th, 2002. He discusses how the Fund is positioned going forward.

                                 LIPPER CATEGORY

                                Emerging Markets

"We intend to concentrate on developing countries that possess unique opportunities of competitive advantage or niche strategies in an investor-friendly sovereign structure."

Q: MOIRA, HOW DID IVY DEVELOPING MARKETS FUND PERFORM IN 2002?

A: For 2002, Ivy Developing Markets Fund returned -17.32%, including the impact of the maximum sales charge, and -12.28% without the sales charge. The Fund underperformed its benchmark, the MSCI Emerging Markets Free Index, which returned -6.00%, and its peer group (as measured by the Lipper Emerging Markets
Funds average), which returned -5.10%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q: HOW WERE MARKET CONDITIONS?

A: Emerging markets fared considerably better than the world's major developed markets in 2002. At the beginning of the year, ample liquidity and hopes for a global recovery contributed to strong absolute performance. However, while the asset class continued to outperform on a relative basis, emerging equity markets were unable to shake-off turmoil in the rest of the world as the year progressed. Latin American markets suffered from a combination of global events and local crises. Stock markets in developing Asia posted mixed performance, with Hong Kong, Singapore and Taiwan all posting double-digit declines while smaller, more speculative markets such as Indonesia and Thailand posted gains.
All the volatility caused the MSCI EMF Index to give up its first-quarter gains, and to end the year in negative territory.

Q: WHAT FACTORS AFFECTED PERFORMANCE?

A: The Fund's exposure to Taiwanese technology stocks had the largest negative effect on performance. These stocks performed strongly in the last quarter of
2001 and into the first quarter of 2002. However, they then sold off sharply as investors began to worry that the increased demand seen in the first quarter would decline as inventories were rebuilt.

An overweight position in Brazil also hurt performance. Socialist rhetoric from the leading presidential candidate compounded fears that problems in Argentina would spill over to the Brazilian economy. This led to a sharp sell-off in both the Brazilian equity market and its currency, the real. While the Fund's export-oriented holdings did well as a result of the weakening real, its more domestically oriented names took a hit.

Indonesia, Pakistan and Thailand were among the world's best performing markets in 2002. Performance suffered from lack of exposure to these high-risk markets.
However, while the Fund missed out in those markets, it benefited from staying out of harm's way in Argentina, which fell 50% in dollar terms, and Venezuela, where trading has been suspended since the end of November due to a general strike designed to oust the President.

Q: THOMAS, HOW WILL YOU POSITION THE FUND FOR 2003?

A: Going forward, the Fund's emerging market exposure will likely be less broadly dispersed. We intend to concentrate on developing countries that possess unique opportunities of competitive advantage or niche strategies in an investor-friendly sovereign structure. We will closely monitor developments in these areas in an effort to limit risk and take advantage of exciting new investment opportunities that can emerge as these countries increase the size and efficiency of private business, often through a pro-business public policy and privatization of government-owned industry. In turn, the relative size and cost of the government sector should shrink, while the consumer and business sectors grow. In terms of stock selection, there will be an increased emphasis on strong growth characteristics as a basic requirement rather than the prior selection process that heavily favored undervalued stocks. Strong fundamental equity analysis will be the basis of our stock selection process, within the framework of our global asset allocation strategy and with important input regarding economic, financial and political issues for each specific region or country.

Performance cited is for Class A shares at net asset value and maximum sales load of 5.75%.The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31,2002

 SHARE CLASS/                                                                                         SINCE
 NASDAQ SYMBOL                                                1 YEAR        5 YEARS     10 YEARS     INCEPTION
 -------------                                                ------        -------     --------     ---------

 A SHARES              w/Reimb. & 5.75% sales charge         (17.32%)        (4.86%)        N/A        (6.40%)
  IVCAX                w/o Reimb. & 5.75% sales charge       (19.41%)        (6.54%)        N/A        (8.11%)

 B SHARES              w/Reimb. & w/ 5.00% CDSC              (17.32%)        (5.01%)        N/A        (6.53%)
  IVCBX                w/Reimb. & w/o 5.00% CDSC             (12.96%)        (4.63%)        N/A        (6.53%)
                       w/o Reimb. & w/ 5.00% CDSC            (19.50%)        (6.74%)        N/A        (8.25%)
                       w/o Reimb. & w/o 5.00% CDSC           (15.25%)        (6.36%)        N/A        (8.25%)

 C SHARES              w/Reimb. & w/ 1.00% CDSC              (13.93%)        (4.60%)        N/A        (7.87%)
  IVCCX                w/Reimb. & w/o 1.00% CDSC             (13.06%)        (4.60%)        N/A        (7.87%)
                       w/o Reimb. & w/ 1.00% CDSC            (16.19%)        (6.43%)        N/A        (9.23%)
                       w/o Reimb. & w/o 1.00% CDSC           (15.34%)        (6.43%)        N/A        (9.23%)

 ADVISOR SHARES        w/Reimb.                              (11.96%)           N/A         N/A        (5.66%)
  IVCVX                w/o Reimb.                            (14.17%)           N/A         N/A        (7.35%)

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.

Class A and Class B commenced operations November 1, 1994; Class C commenced operations April 30, 1996; Advisor Class commenced operations April 30, 1998.

Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy Developing Markets Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

PERFORMANCE OVERVIEW

    Performance Comparison of the Fund Since Inception (11/94) of a $10,000
        Investment (Class A shares including 5.75% maximum sales charge)

                                    [GRAPH]

                                IVY                          MSCI
                             DEVELOPING                EMERGING MARKETS
                            MARKETS FUND                  FREE INDEX
                            ------------               ----------------

  01-Nov-94                     9425                        10000
  30-Nov-94                     8845                         9480
  31-Dec-94                     8152                         8719
  31-Jan-95                     7459                         7791
  28-Feb-95                     7567                         7591
  31-Mar-95                     7874                         7639
  30-Apr-95                     8059                         7982
  31-May-95                     8518                         8407
  30-Jun-95                     8362                         8432
  31-Jul-95                     8775                         8621
  31-Aug-95                     8705                         8418
  30-Sep-95                     8748                         8378
  31-Oct-95                     8431                         8057
  30-Nov-95                     8389                         7914
  31-Dec-95                     8675                         8265
  31-Jan-96                     9480                         8852
  29-Feb-96                     9317                         8711
  31-Mar-96                     9211                         8779
  30-Apr-96                     9508                         9130
  31-May-96                     9700                         9089
  30-Jun-96                     9786                         9146
  31-Jul-96                     9135                         8521
  31-Aug-96                     9336                         8739
  30-Sep-96                     9432                         8815
  31-Oct-96                     9326                         8580
  30-Nov-96                     9537                         8724
  31-Dec-96                     9701                         8763
  31-Jan-97                    10161                         9361
  28-Feb-97                    10497                         9762
  31-Mar-97                    10257                         9505
  30-Apr-97                    10248                         9522
  31-May-97                    10708                         9794
  30-Jun-97                    11177                        10319
  31-Jul-97                    11149                        10473
  31-Aug-97                     9701                         9140
  30-Sep-97                     9682                         9393
  31-Oct-97                     7861                         7852
  30-Nov-97                     7276                         7565
  31-Dec-97                     7041                         7748
  31-Jan-98                     6710                         7140
  28-Feb-98                     7753                         7885
  31-Mar-98                     7939                         8228
  30-Apr-98                     7722                         8138
  31-May-98                     6649                         7023
  30-Jun-98                     5936                         6286
  31-Jul-98                     6081                         6485
  31-Aug-98                     4419                         4610
  30-Sep-98                     4821                         4903
  31-Oct-98                     5678                         5419
  30-Nov-98                     6359                         5870
  31-Dec-98                     6219                         5784
  31-Jan-99                     5620                         5691
  28-Feb-99                     5444                         5747
  31-Mar-99                     6157                         6504
  30-Apr-99                     7645                         7309
  31-May-99                     7614                         7266
  30-Jun-99                     8358                         8091
  31-Jul-99                     8037                         7871
  31-Aug-99                     8017                         7942
  30-Sep-99                     7676                         7674
  31-Oct-99                     7872                         7837
  30-Nov-99                     8378                         8540
  31-Dec-99                     9124                         9626
  31-Jan-00                     9061                         9683
  29-Feb-00                     8999                         9811
  31-Mar-00                     9197                         9859
  30-Apr-00                     8239                         8924
  31-May-00                     7855                         8555
  30-Jun-00                     8510                         8857
  31-Jul-00                     8427                         8401
  31-Aug-00                     8500                         8443
  30-Sep-00                     7834                         7705
  31-Oct-00                     7199                         7147
  30-Nov-00                     6523                         6522
  31-Dec-00                     6953                         6679
  31-Jan-01                     7684                         7597
  28-Feb-01                     7016                         7000
  31-Mar-01                     6337                         6315
  30-Apr-01                     6723                         6619
  31-May-01                     6869                         6698
  30-Jun-01                     6598                         6561
  31-Jul-01                     6347                         6155
  31-Aug-01                     6118                         6094
  30-Sep-01                     5126                         5151
  31-Oct-01                     5523                         5470
  30-Nov-01                     6159                         6041
  31-Dec-01                     6640                         6521
31-Jan-2002                     6671                         6742
28-Feb-2002                     6723                         6853
31-Mar-2002                     7078                         7265
30-Apr-2002                     7162                         7312
31-May-2002                     7047                         7196
30-Jun-2002                     6462                         6656
31-Jul-2002                     5888                         6150
31-Aug-2002                     5992                         6244
30-Sep-2002                     5272                         5571
31-Oct-2002                     5648                         5932
30-Nov-2002                     6076                         6340
31-Dec-2002                     5825                         6130

The Morgan Stanley Capital International (MSCI) Emerging Markets Free Index is
an unmanaged index of stocks which assumes reinvestment of dividends and, unlike
Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

Past performance does not guarantee future results. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

COUNTRY BREAKDOWN     12/31/02

                                                % of Total Net Assets
                                                ---------------------

 1. South Korea                                                  23%
 2. Mexico                                                       19%
 3. Hong Kong                                                    10%
 4. Brazil                                                        9%
 5. Taiwan                                                        9%
 6. South Africa                                                  6%
 7. Poland                                                        5%
 8. Hungary                                                       4%
 9. United Kingdom                                                4%
10. Peru                                                          3%
11. India                                                         2%
12. Russia                                                        2%
13. Luxembourg                                                    2%
14. Chile                                                         1%
15. Israel                                                        1%

SECTOR BREAKDOWN      12/31/02

                                                % of Total Net Assets
                                                ---------------------

1. Telecommunication Services                                    21%
2. Financials                                                    21%
3. Materials                                                     16%
4. Information Technology                                        13%
5. Consumer Discretionary                                        10%
6. Consumer Staples                                               7%
7. Energy                                                         7%
8. Industrials                                                    5%

TOP 10 HOLDINGS       12/31/02

Security                                        % of Total Net Assets
--------                                        ---------------------

 1. Samsung Electronics                                          3.7%
 2. Fomento Economico Mexicano                                   3.6%
 3. POSCO                                                        3.6%
 4. Telefonos de Mexico S.A                                      3.5%
 5. Kookmin Bank                                                 3.5%
 6. Korea Telecom Corporation                                    3.4%
 7. Standard Bank Group Limited                                  3.2%
 8. LG Chem Limited                                              3.0%
 9. Grupo Financiero BBVA Banc                                   2.9%
10. Embraer Brasileira de Aeronautica                            2.9%

The top 10 holdings and the country and sector breakdowns are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                               5

IVY EUROPEAN OPPORTUNITIES FUND

THE FUND'S GOAL: TO PROVIDE LONG-TERM CAPITAL GROWTH BY INVESTING IN COMPANIES
LOCATED IN OR DOING BUSINESS IN EUROPE.

[PHOTO]

Ivy European Opportunities Fund is sub-advised by London-based Henderson
Investment Management Limited. The following is an interview with Stephen Peak, head of Henderson's Continental European Equities Team and portfolio manager of
Ivy European Opportunities Fund.

LIPPER CATEGORY

European Region

"We expect to retain a relatively cautious approach over the short- to medium-term while continuing our focus on opportunities to purchase companies that have been heavily oversold."

Q: STEPHEN, HOW DID IVY EUROPEAN OPPORTUNITIES FUND PERFORM IN 2002?

A: For 2002, Ivy European Opportunities Fund returned -8.86%, including the impact of the maximum sales charge, and -3.30% without the sales charge. The
Fund outperformed its benchmark, the MSCI Europe Index, which returned -18.38%, and its peer group (as measured by the Lipper European Region Funds average), which returned -17.36%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q: HOW WERE MARKET CONDITIONS?

A: The year was difficult for European equity investors. Concerns initially centered on questions about when company earnings would start to improve.
However, these concerns were soon eclipsed by fears that the US economic recovery was slowing down rapidly, as well as the growing threat of war between the US and Iraq. Many investors abandoned equities in favor of the safer havens offered by government bonds. European markets did rally strongly in the fourth quarter and were boosted further as the euro rose above parity with the US dollar and hit a three-year high. Following poor economic newsflow, particularly in Germany, the European Central Bank was persuaded to cut interest rates by
0.50% to 2.75% in early December, and this gave markets an added boost.

Q: WHAT FACTORS AFFECTED PERFORMANCE?

A: We made some significant changes to the portfolio over 2002 that contributed positively to performance. For example, financials experienced heavy losses during the first three quarters, which led to some woeful performance within the sector. However, this financial distress also created interesting buying opportunities. As a result, we increased exposure to the sector. This strategy had a large positive effect on performance when financials proved to be one of the key sectors that underpinned the market advance in the fourth quarter.

Conversely, tobacco stocks held up well throughout the year as the defensive
European tobacco sector consistently outperformed the MSCI Europe Index. Our decision to sell and take profits from tobacco stocks, made during the fourth quarter of the year, proved beneficial to Fund performance. At the time, a significant move was made to shift into more attractively valued sectors with higher growth potential.

Following a period of sustained underperformance for most of 2002, the European technology sector produced some good performance during the fourth quarter as investors took advantage of compelling valuations. However, it was technology-related and traditional cyclical stocks that suffered the largest losses in December as investors, increasingly cautious about the global economic and political prospects, took profits from November's gains. We retained our cautious approach toward technology, while at the same time continuing to focus on opportunities to purchase stocks that were overly hit by negative sentiment or that had resorted to fund raising to shore up their debts. We also established positions in companies with relatively stable businesses that we felt had been ignored by overly cautious investors.

Q: WHAT IS OUR OUTLOOK AND STRATEGY GOING FORWARD?

A: Because of ongoing political uncertainties and sluggish economic growth prospects, the outlook for European equities in 2003 remains uncertain.
Valuations are no longer at the extremely distressed levels seen last September, but they are also not at the technically overbought levels reached at the end of
November. In addition, risks abound over the potential war with Iraq and inflated oil prices. However, in our opinion European valuations remain relatively attractive, and we expect the region to perform well as the recovery gathers pace. Consequently, we believe the equity market will trade within a range until greater clarity -- on the economic, political and military fronts --
emerges. We expect to retain a relatively cautious approach over the short- to medium-term while continuing our focus on opportunities to purchase companies that have been heavily oversold.

Performance cited is for Class A shares at net asset value and maximum sales load of 5.75%. The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002

 SHARE CLASS/                                                                                   SINCE
 NASDAQ SYMBOL                                             1 YEAR    5 YEARS   10 YEARS       INCEPTION
 -------------                                             ------    -------   --------       ---------

A SHARES           w/Reimb. & 5.75% sales charge           (8.86)%     N/A        N/A           26.80%
 IEOAX             w/o Reimb. & 5.75% sales charge         (8.86)%     N/A        N/A           26.68%

B SHARES           w/Reimb. & w/ 5.00% CDSC                (9.28)%     N/A        N/A           27.23%
 IEOBX             w/Reimb. & w/o 5.00% CDSC               (4.51)%     N/A        N/A           27.71%
                   w/o Reimb. & w/ 5.00% CDSC              (9.28)%     N/A        N/A           27.13%
                   w/o Reimb. & w/o 5.00% CDSC             (4.51)%     N/A        N/A           27.57%

C SHARES           w/Reimb. & w/ 1.00% CDSC                (5.44)%     N/A        N/A            5.50%
 IEOCX             w/Reimb. & w/o 1.00% CDSC               (4.49)%     N/A        N/A            5.50%
                   w/o Reimb. & w/ 1.00% CDSC              (5.44)%     N/A        N/A            5.41%
                   w/o Reimb. & w/o 1.00% CDSC             (4.49)%     N/A        N/A            5.41%

I SHARES           w/Reimb.                                (3.34)%     N/A        N/A          (19.93)%
 N/A               w/o Reimb.                              (3.34)%     N/A        N/A          (19.93)%

ADVISOR SHARES     w/Reimb.                                (3.33)%     N/A        N/A           29.21%
 IEOVX             w/o Reimb.                              (3.33)%     N/A        N/A           28.96%

CDSC = Contingent Deferred Sales Charge

Advisor Class and I Class Shares are not subject to an initial sales charge or a
CDSC.

Class A commenced operations May 4, 1999; Class B commenced operations May
24, 1999; Class C commenced operations October 24, 1999; Class I commenced operations March 16, 2000; Advisor Class commenced operations May 4, 1999.

Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy European Opportunities Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

PERFORMANCE OVERVIEW

           Performance Comparison of the Fund Since Inception (5/99)
                            of a $10,000 Investment
              (Class A shares including 5.75% maximum sales charge)

                                    (GRAPH)

                              Ivy
                            European                     MSCI
                          Opportunities                 Europe
                              Fund                      Index
                          -------------                 ------

             05-May-99        9,425                     10,000
             30-May-99       10,969                      9,520
             30-Jun-99       16,119                      9,680
             31-Jul-99       17,890                      9,770
             31-Aug-99       18,812                      9,870
             30-Sep-99       18,671                      9,793
             31-Oct-99       19,534                     10,154
             30-Nov-99       26,034                     10,428
             31-Dec-99       29,743                     11,496
           31-Jan-2000       31,844                     10,678
           29-Feb-2000       42,748                     11,234
           31-Mar-2000       43,078                     11,506
           30-Apr-2000       39,362                     10,998
           31-May-2000       38,182                     10,908
           30-Jun-2000       40,404                     11,142
           31-Jul-2000       39,067                     10,964
           31-Aug-2000       38,702                     10,835
           30-Sep-2000       36,167                     10,328
           31-Oct-2000       34,171                     10,249
           30-Nov-2000       29,569                      9,853
           31-Dec-2000       31,084                     10,532
           31-Jan-2001       31,751                     10,546
           28-Feb-2001       30,652                      9,621
           31-Mar-2001       27,156                      8,896
           30-Apr-2001       27,210                      9,517
           31-May-2001       27,318                      9,030
           30-Jun-2001       24,975                      8,685
           31-Jul-2001       24,435                      8,741
           31-Aug-2001       24,957                      8,514
           30-Sep-2001       20,741                      7,664
           31-Oct-2001       21,876                      7,908
           30-Nov-2001       23,642                      8,225
           31-Dec-2001       24,661                      8,436
           31-Jan-2002       23,758                      7,995
           28-Feb-2002       23,993                      7,994
           31-Mar-2002       26,631                      8,427
           30-Apr-2002       27,335                      8,363
           31-May-2002       28,419                      8,337
           30-Jun-2002       27,245                      8,048
           31-Jul-2002       24,246                      7,152
           31-Aug-2002       24,481                      7,151
           30-Sep-2002       21,445                      6,210
           31-Oct-2002       22,493                      6,810
           30-Nov-2002       24,246                      7,145
           31-Dec-2002       23,848                      6,886

If the Fund had not invested in IPOs, the one-year and since-inception average annual returns would have been (3.30)% and 1.03% respectively. The since-inception cumulative return with sales charge was 138.48%. If the Fund had not invested in IPOs, the since-inception cumulative return would have been
(3.82)%.

The Morgan Stanley Capital International (MSCI) Europe Index is an unmanaged index of stocks which assumes reinvestment of dividends and, unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

The Ivy European Opportunities Fund was initially seeded on April 26, 1999, commenced operations on May 4, 1999 and received initial subscriptions on May 5,
1999, the date proceeds from share sales were invested according to Ivy European
Opportunities Fund's investment objective. PAST PERFORMANCE DOES NOT GUARANTEE
FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

 COUNTRY BREAKDOWN                12/31/02

                                     % of Total Net Assets

 1.  United Kingdom                           33%
 2.  Netherlands                              18%
 3.  France                                   16%
 4.  Switzerland                               8%
 5.  Greece                                    6%
 6.  Germany                                   5%
 7.  Spain                                     4%
 8.  South Africa                              3%
 9.  Finland                                   2%
10.  Italy                                     2%
11.  Denmark                                   1%
12.  Austria                                   1%
13.  Belgium                                   1%

 SECTOR BREAKDOWN                 12/31/02

                                     % of Total Net Assets

 1.  Consumer Discretionary                   25%
 2.  Industrials                              25%
 3.  Financials                               22%
 4.  Information Technology                    7%
 5.  Consumer Staples                          7%
 6.  Materials                                 5%
 7.  Energy                                    5%
 8.  Telecommunication Services                3%
 9.  Utilities                                 1%

  TOP 10 HOLDINGS                 12/31/02

 Security                              % of Total Net Assets

 1.  IHC Caland NV                            3.8%
 2.  Sagem SA                                 3.5%
 3.  Nasper Limited                           3.3%
 4.  Fugro NV                                 3.2%
 5.  Aegon NV                                 3.0%
 6.  Zurich Financial Services AG             2.9%
 7.  Shell Transport & Trading Co.            2.8%
 8.  Hellenic Telecommunications Org.         2.8%
 9.  PHS Group plc                            2.7%
10.  easyJet plc                              2.5%

The top 10 holdings and the country and sector breakdowns are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                               7

IVY GLOBAL FUND

THE FUND'S GOAL: TO PROVIDE LONG-TERM CAPITAL GROWTH BY INVESTING IN STOCKS OF
COMPANIES WORLDWIDE -- INCLUDING THE US.

[PHOTO]

Note: Ivy Global Fund utilized a dual management approach until December 16th,
2002. The international portion was managed by Moira McLachlan and the Ivy
International Equities team, while the US portion was managed by Paul Baran. At right, they discuss factors relating to Fund performance in 2002. Thomas A.
Mengel, Senior Vice President of Waddell & Reed Ivy Investment Company, assumed management of Ivy Global Fund on December 17th, 2002. He discusses how the Fund is positioned going forward.

LIPPER CATEGORY

Global

"Our basic stock selection approach will focus on what we feel are stable companies with impressive corporate management, in sectors best positioned for the current market environment."

Q: HOW DID IVY GLOBAL FUND PERFORM IN 2002?

A: For 2002, Ivy Global Fund returned -25.01%, including the impact of the maximum sales charge, and -20.44% without the sales charge. The Fund underperformed its benchmark, the MSCI World Index, which returned -19.89%, and its peer group (as measured by the Lipper Global Funds average), which returned -19.53%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q: WHAT FACTORS AFFECTED PERFORMANCE?

A: International markets were extremely volatile in 2002, and this contributed to the Fund's negative return. Equities around the world were dragged down by sluggish economic growth, poor corporate profits and the Iraq situation. The performance of the Fund's international portion was particularly hurt by an underweight in Japan, a market that was relatively resilient in 2002. Stock selection in Japan was another negative. A number of Japanese holdings were impacted as investors became concerned about the pace of the global recovery and the strength of external demand. Poor stock selection in the UK also had a negative impact. Stock selection in France had the most significant positive impact on performance.

In the US, 2002 saw a continuation of the bear market that began in early 2000.
In this challenging environment, the performance of the US portion was positively affected by our avoidance of "disaster stocks" in high-profile companies that experienced financial scandals. Performance also benefited from holdings in the banking sector, many of which rose in price during the period.
Certain consumer stocks also increased in price, while others declined but still outperformed the market. In addition, underexposure to the troubled electricity merchant-area helped performance, as did our stock picks in the general energy area. Performance was negatively impacted by investments in the technology sector. AOL Time Warner also hurt performance, as did Home Depot,
Schering-Plough and Bristol-Myers.

Q: THOMAS, WHAT IS YOUR STRATEGY FOR IVY GLOBAL FUND GOING FORWARD?

A: We intend to focus more on stocks with strong growth characteristics and less on stocks that appear to be undervalued. Strong fundamental equity analysis will be the basis of our stock selection process, within the framework of our global asset allocation strategy and with important input regarding economic, financial and political issues for each region. Our basic stock selection approach will focus on what we feel are stable companies with impressive corporate management, in sectors best positioned for the current market environment.

Q: WHAT IS YOUR OUTLOOK FOR 2003?

A: We expect global equity markets to remain volatile as investors continue to monitor corporate, financial, economic and geopolitical issues. Despite a high level of financial market uncertainty early in the year, we feel that consensus earnings expectations need to be reduced further. Corporations are facing higher operating costs, but generally cannot raise output prices. In this environment of little or no corporate pricing power, we will seek investments in companies that we feel are best able to thrive.

Our North American focus will be on companies with earnings that we believe are sustainable despite the risk of an Iraqi war and the possibility of weaker U.S.
consumer spending. In Continental Europe, we believe that the best opportunities are likely in growth companies with defensive characteristics such as consumer product focus, impressive management, strong balance sheets, attractive dividend yields and solid competitive market position. In Britain, growth stocks should, in our opinion, still be able to benefit from the relatively strong domestic economy. Despite continuing imbalances in Japan's economy, we feel that there are still quality companies with good growth prospects, especially some of the larger exporters. In Asia, we prefer to concentrate our holdings in industry leaders that benefit from continued Chinese dominance of business demand in the region.

Performance cited is for Class A shares at net asset value and maximum sales load of 5.75%. The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002

 SHARE CLASS/                                                                                 SINCE
 NASDAQ SYMBOL                                              1 YEAR    5 YEARS   10 YEARS    INCEPTION
 -------------                                             -------    -------   --------    ---------

A SHARES           w/Reimb. & 5.75% sales charge           (25.01)%   (6.19)%     0.66%       1.41%
MCGLX              w/o Reimb. & 5.75% sales charge         (26.80)%   (7.43)%    (0.09)%      0.44)%

B SHARES           w/Reimb. & w/ 5.00% CDSC                (26.14)%   (6.54)%      N/A       (2.09)%
IVGBX              w/Reimb. & w/o 5.00% CDSC               (22.25)%   (6.17)%      N/A       (2.09)%
                   w/o Reimb. & w/ 5.00% CDSC              (27.90)%   (7.78)%      N/A       (2.86)%
                   w/o Reimb. & w/o 5.00% CDSC             (24.10)%   (7.41)%      N/A       (2.86)%

C SHARES           w/Reimb. & w/ 1.00% CDSC                (23.51)%   (6.45)%      N/A       (5.89)%
IVGCX              w/Reimb. & w/o 1.00% CDSC               (22.73)%   (6.45)%      N/A       (5.89)%
                   w/o Reimb. & w/ 1.00% CDSC              (25.30)%   (7.71)%      N/A       (6.84)%
                   w/o Reimb. & w/o 1.00% CDSC             (24.54)%   (7.71)%      N/A       (6.84)%

ADVISOR SHARES     w/Reimb.                                (21.36)%     N/A        N/A       (9.29)%
IVGVX              w/o Reimb.                              (23.23)%     N/A        N/A      (10.84)%

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.

Class A commenced operations April 18, 1991; Class B commenced operations April
1, 1994; Class C commenced operations April 30, 1996; Advisor Class commenced operations April 30, 1998.

Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy Global Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

 PERFORMANCE OVERVIEW

         Performance Comparison of the Fund Since Inception (4/91) of a
                               $10,000 Investment
             (Class A shares including 5.75% maximum sales charge)

                                    (GRAPH)

                              Ivy                        MSCI
                             Global                     World
                              Fund                      Index
                             ------                    ------

            15-Apr-91         9,425                    10,000
            01-May-91         9,331                    10,075
            31-May-91         9,472                    10,300
            28-Jun-91         8,871                     9,661
            31-Jul-91         9,258                    10,114
            30-Aug-91         9,465                    10,079
            30-Sep-91         9,531                    10,340
            31-Oct-91         9,692                    10,505
            30-Nov-91         9,277                    10,044
            31-Dec-91        10,113                    10,772
            31-Jan-92        10,444                    10,569
            29-Feb-92        10,614                    10,384
            31-Mar-92        10,330                     9,891
            29-Apr-92        10,595                    10,026
            29-May-92        10,880                    10,422
            30-Jun-92        10,637                    10,069
            31-Jul-92        10,627                    10,092
            31-Aug-92        10,445                    10,334
            30-Sep-92        10,274                    10,236
            31-Oct-92        10,163                     9,955
            30-Nov-92        10,213                    10,130
            31-Dec-92        10,389                    10,209
            31-Jan-93        10,492                    10,240
            28-Feb-93        10,441                    10,480
            31-Mar-93        10,800                    11,084
            30-Apr-93        11,015                    11,595
            31-May-93        11,241                    11,859
            30-Jun-93        11,120                    11,756
            31-Jul-93        11,120                    11,995
            31-Aug-93        11,737                    12,542
            30-Sep-93        11,601                    12,308
            31-Oct-93        12,334                    12,644
            30-Nov-93        12,470                    11,926
            31-Dec-93        13,467                    12,506
            31-Jan-94        14,240                    13,328
            28-Feb-94        13,800                    13,153
            31-Mar-94        13,006                    12,583
            30-Apr-94        13,312                    12,969
            31-May-94        13,492                    12,999
            30-Jun-94        12,977                    12,960
            31-Jul-94        13,729                    13,204
            31-Aug-94        14,301                    13,598
            30-Sep-94        13,881                    13,238
            31-Oct-94        13,913                    13,611
            30-Nov-94        13,232                    13,018
            31-Dec-94        12,848                    13,141
            31-Jan-95        12,283                    12,941
            28-Feb-95        12,451                    13,126
            31-Mar-95        12,826                    13,756
            30-Apr-95        13,281                    14,232
            31-May-95        13,714                    14,350
            30-Jun-95        13,654                    14,343
            31-Jul-95        14,249                    15,057
            31-Aug-95        14,108                    14,718
            30-Sep-95        14,370                    15,144
            31-Oct-95        13,976                    14,902
            30-Nov-95        14,227                    15,416
            31-Dec-95        14,400                    15,864
            31-Jan-96        15,254                    16,148
            29-Feb-96        15,327                    16,243
            31-Mar-96        15,447                    16,509
            30-Apr-96        16,048                    16,894
            31-May-96        16,133                    16,906
            30-Jun-96        16,084                    16,988
            31-Jul-96        15,230                    16,384
            31-Aug-96        15,724                    16,569
            30-Sep-96        16,000                    17,214
            31-Oct-96        16,145                    17,331
            30-Nov-96        16,626                    18,299
            31-Dec-96        16,734                    18,002
            31-Jan-97        17,242                    18,216
            28-Feb-97        17,484                    18,422
            31-Mar-97        17,319                    18,054
            30-Apr-97        17,281                    18,641
            31-May-97        18,157                    19,788
            30-Jun-97        18,831                    20,771
            31-Jul-97        19,466                    21,725
            31-Aug-97        17,674                    20,268
            30-Sep-97        18,500                    21,366
            31-Oct-97        16,061                    20,238
            30-Nov-97        15,400                    20,592
            31-Dec-97        15,276                    20,840
            31-Jan-98        15,485                    21,417
            28-Feb-98        17,288                    22,862
            31-Mar-98        18,392                    23,824
            30-Apr-98        18,532                    24,054
            31-May-98        17,875                    23,749
            30-Jun-98        16,799                    24,309
            31-Jul-98        16,841                    24,266
            31-Aug-98        13,487                    21,026
            30-Sep-98        13,361                    21,395
            31-Oct-98        14,982                    23,325
            30-Nov-98        16,296                    24,709
            31-Dec-98        16,588                    25,912
            31-Jan-99        16,441                    26,476
            28-Feb-99        16,017                    25,767
            31-Mar-99        16,808                    26,837
            30-Apr-99        18,640                    27,891
            31-May-99        18,039                    26,868
            30-Jun-99        19,563                    28,117
            31-Jul-99        19,314                    28,029
            31-Aug-99        19,402                    27,975
            30-Sep-99        18,815                    27,700
            31-Oct-99        19,226                    29,136
            30-Nov-99        19,621                    29,952
            31-Dec-99        20,985                    32,373
            31-Jan-00        19,515                    30,515
            29-Feb-00        19,421                    30,594
            31-Mar-00        20,625                    32,705
            30-Apr-00        19,875                    31,318
            31-May-00        19,703                    30,522
            30-Jun-00        20,844                    31,546
            31-Jul-00        20,719                    30,654
            31-Aug-00        21,141                    31,647
            30-Sep-00        19,421                    29,961
            31-Oct-00        19,093                    29,455
            30-Nov-00        17,748                    27,663
            31-Dec-00        18,066                    28,107
            31-Jan-01        18,423                    28,660
            28-Feb-01        16,655                    26,236
            31-Mar-01        15,449                    24,494
            30-Apr-01        16,621                    26,293
            31-May-01        16,366                    25,925
            30-Jun-01        15,823                    25,111
            31-Jul-01        15,636                    24,807
            31-Aug-01        14,871                    23,612
            30-Sep-01        13,256                    21,529
            31-Oct-01        13,732                    21,940
            30-Nov-01        14,684                    23,233
            31-Dec-01        14,803                    23,378
          31-Jan-2002        14,412                    22,667
          28-Feb-2002        14,378                    22,468
          31-Mar-2002        14,956                    23,458
          30-Apr-2002        14,412                    22,660
          31-May-2002        14,327                    22,698
          30-Jun-2002        13,562                    21,317
          31-Jul-2002        12,407                    19,518
          31-Aug-2002        12,322                    19,552
          30-Sep-2002        10,911                    17,399
          31-Oct-2002        11,897                    18,681
          30-Nov-2002        12,542                    19,686
          31-Dec-2002        11,778                    18,729

The Morgan Stanley Capital International (MSCI) World Index is an unmanaged index of stocks which assumes reinvestment of dividends and, unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

  COUNTRY BREAKDOWN                               12/31/02

                                              % of Total Net Assets
                                              ---------------------

 1. US                                                 55%
 2. United Kingdom                                     10%
 3. Japan                                               7%
 4. France                                              6%
 5. Netherlands                                         5%
 6. Switzerland                                         4%
 7. Germany                                             3%
 8. Mexico                                              2%
 9. Australia                                           2%
10. Italy                                               2%
11. Spain                                               1%
12. South Korea                                         1%
13. Finland                                             1%
14. Hong Kong                                           1%

 SECTOR BREAKDOWN                                 12/31/02

                                              % of Total Net Assets
                                              ---------------------

 1. Financials                                         23%
 2. Consumer Discretionary                             14%
 3. Information Technology                             12%
 4. Industrials                                        11%
 5. Healthcare                                         10%
 6. Consumer Staples                                   10%
 7. Materials                                           6%
 8. Telecommunication Services                          6%
 9. Energy                                              5%
10. Utilities                                           3%

  TOP 10 HOLDINGS                                  12/31/02

  Security                                    % of Total Net Assets
  --------                                    ---------------------

 1.  Microsoft Corporation                             2.1%
 2.  S&P 500 Depository Receipts                       1.9%
 3.  Exxon Mobil Corporation                           1.9%
 4.  General Electric Company                          1.8%
 5.  Wal-Mart Stores, Inc.                             1.8%
 6.  Unilever plc                                      1.4%
 7.  HBOS plc                                          1.4%
 8.  Citigroup Inc.                                    1.4%
 9.  Pfizer Inc.                                       1.3%
10.  Vodafone AirTouch plc                             1.3%

The top 10 holdings and the country and sector breakdowns are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                               9

IVY GLOBAL NATURAL RESOURCES FUND

THE FUND'S GOAL: TO PROVIDE LONG-TERM CAPITAL GROWTH BY INVESTING IN EQUITY
SECURITIES OF COMPANIES THAT EXPLORE, DEVELOP, PRODUCE AND/OR DISTRIBUTE NATURAL
RESOURCES AND OTHER BASIC COMMODITIES, OR IN THOSE THAT SUPPLY GOODS AND
SERVICES TO SUCH COMPANIES.

[PHOTO]

The following is an interview with Fred Sturm, portfolio manager of Ivy Global
Natural Resources Fund and member of the Mackenzie Financial Corporation investment team, the Fund's investment advisor.

LIPPER CATEGORY

Natural Resources

"Looking at the resources sector as a whole, we believe that while stronger performance from other sectors may hold back resource stocks, economic activity should support commodity prices going forward."

Q: FRED, HOW DID IVY GLOBAL NATURAL RESOURCES FUND PERFORM IN 2002?

A: For 2002, Ivy Global Natural Resources Fund returned -1.35%, including the impact of the maximum sales charge, and 4.66% without the sales charge. The Fund outperformed its benchmark, the MSCI Commodities-Related Index, which returned
-5.26%, and its peer group (as measured by the Lipper Natural Resources Funds average), which returned -6.25%. It should be noted that the benchmark index and
Lipper category do not reflect sales charges.

Q: HOW WERE MARKET CONDITIONS?

A: The natural resources sector held up better than the broader stock market, but it still showed disappointing results for the year. The third quarter was particularly volatile as investors worried about a possible double dip recession and the resultant downward revision in earnings expectations. However, both the market and the sector rallied in the fourth quarter.

Q: WHAT FACTORS AFFECTED PERFORMANCE?

A: Although the Fund performed well relative
to its benchmark and peer group, absolute performance was disappointing. This was due to two factors: broader market fears of a double-dip recession, and our somewhat early entry into the more depressed areas of the market. For example, although the Fund successfully bypassed the carnage in independent energy producers, we made some initial purchases in that area -- to take advantage of depressed prices, which in our view offered good buying opportunities -- during the year that have yet to bear fruit.

However, our three-part investment strategy led to some strong relative performance throughout the year. The first part of the strategy involves anchoring the portfolio with international low-cost leaders. This led to gains in 2002 as we emphasized leading low-cost Canadian energy and Brazilian pulp producers over their US counterparts. Strong performance from world-class nickel producer Inco, a Canadian company, also helped the Fund.

Augmenting the portfolio with companies adding value through exploration and development is the second part of the strategy, and this, too, helped performance. For example, our stock selection in energy services and gold focused on growth-oriented smaller companies, many of which outperformed the larger-cap producers.

Finally, we seek to take advantage of commodity price trends by making subsector shifts when necessary. This yielded positive results in the precious metals and energy areas. The Fund had a proportionally larger weighting in gold (which performed strongly) than its competitors, but as gold became more expensive we reduced the Fund's gold weighting and increased exposure to energy, a move that helped performance in the first half of 2002.

Q: DID THE FUND BENEFIT FROM CONSOLIDATION IN THE RESOURCES SECTOR?

A: Yes. Undervalued companies often become takeover targets, and the initial benefits accrue to the target, rather than the acquirer. We were fortunate over the year to identify acquisition targets and to benefit from this trend. For example, we invested in Fording, a leading producer of metallurgical coal, and later sold at meaningful gains into a takeover bid.

Q: WHAT IS YOUR STRATEGY GOING FORWARD?

A: We believe that both gold and oil prices, having risen in anticipation of war with Iraq, may trade lower once this issue gets more clarity. With this in mind, we reduced exposure to gold, using the proceeds to increase the Fund's weightings in forest products, but have maintained a significant energy exposure because we believe that energy stocks still have room to advance after a pullback in oil prices. Looking at the resources sector as a whole, we believe that while stronger performance from other sectors may hold back resource stocks, economic activity should support commodity prices going forward.
Resource sectors also tend to perform well when currencies are under pressure.
For reasons of inflation protection, portfolio diversification and return opportunities, we believe that the Fund continues to merit attention.

Performance cited is for Class A shares at net asset value and at maximum sales load of 5.75%. The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002

 SHARE CLASS/                                                                                   SINCE
 NASDAQ SYMBOL                                             1 YEAR    5 YEARS   10 YEARS       INCEPTION
 -------------                                             ------    -------   --------       ---------

A SHARES           w/Reimb. & 5.75% sales charge           (1.35)%    4.49%       N/A           4.90%
IGNAX              w/o Reimb. & 5.75% sales charge         (1.52)%    2.19%       N/A           2.96%

B SHARES           w/Reimb. & w/ 5.00% CDSC                (1.48)%    4.63%       N/A           5.05%
IGNBX              w/Reimb. & w/o 5.00% CDSC                3.52%     4.96%       N/A           5.18%
                   w/o Reimb. & w/ 5.00% CDSC              (1.66)%    2.45%       N/A           3.22%
                   w/o Reimb. & w/o 5.00% CDSC              3.34%     2.78%       N/A           3.35%

C SHARES           w/Reimb. & w/ 1.00% CDSC                 2.46%     4.63%       N/A           4.87%
IGNCX              w/Reimb. & w/o 1.00% CDSC                3.46%     4.63%       N/A           4.87%
                   w/o Reimb. & w/ 1.00% CDSC               2.28%     2.01%       N/A           2.67%
                   w/o Reimb. & w/o 1.00% CDSC              3.28%     2.01%       N/A           2.67%

ADVISOR SHARES     w/Reimb.                                 4.46%     N/A         N/A          15.14%
IGNVX              w/o Reimb.                               4.29%     N/A         N/A          12.99%

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.

Class A, Class B and Class C commenced operations January 1, 1997; Advisor Class commenced operations April 8, 1999.

Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy Global Natural Resources Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

 PERFORMANCE OVERVIEW

         Performance Comparison of the Fund Since Inception (1/97) of a
                               $10,000 Investment
             (Class A shares including 5.75% maximum sales charge)

                                    (GRAPH)

                                 Ivy
                                Global                     MSCI
                                Natural                  Commodity-
                               Resources                  Related
                                 Fund                      Index

               02-Jan-97         9,425                    10,000
               31-Jan-97        10,151                    10,053
               28-Feb-97        11,112                     9,916
               31-Mar-97        10,264                     9,709
               30-Apr-97        10,452                     9,621
               31-May-97        11,546                    10,326
               30-Jun-97        10,980                    10,416
               31-Jul-97        11,376                    11,218
               31-Aug-97        11,810                    11,093
               30-Sep-97        13,138                    11,617
               31-Oct-97        11,536                    10,788
               30-Nov-97         9,368                    10,041
               31-Dec-97        10,080                     9,778
               31-Jan-98        10,315                     9,714
               28-Feb-98        10,359                    10,012
               31-Mar-98        10,527                    10,357
               30-Apr-98        11,232                    10,600
               31-May-98         9,722                     9,662
               30-Jun-98         8,581                     9,216
               31-Jul-98         7,865                     8,359
               31-Aug-98         5,940                     6,937
               30-Sep-98         6,947                     8,609
               31-Oct-98         7,719                     9,126
               30-Nov-98         7,384                     8,569
               31-Dec-98         7,122                     8,349
               31-Jan-99         7,279                     7,937
               28-Feb-99         6,975                     7,921
               31-Mar-99         8,102                     8,554
               30-Apr-99         9,668                    10,152
               31-May-99         8,823                     9,416
               30-Jun-99         9,296                    10,067
               31-Jul-99         9,657                     9,815
               31-Aug-99         9,905                    10,043
               30-Sep-99        10,649                    10,140
               31-Oct-99         9,815                     9,761
               30-Nov-99         9,634                     9,634
               31-Dec-99        10,040                    10,140
             31-Jan-2000         9,725                     9,308
             29-Feb-2000         9,522                     8,700
             31-Mar-2000         9,837                     9,748
             30-Apr-2000         9,849                     9,752
             31-May-2000        10,232                    10,435
             30-Jun-2000        10,694                     9,553
             31-Jul-2000        10,198                     9,286
             31-Aug-2000        11,088                     9,970
             30-Sep-2000        10,773                     9,574
             31-Oct-2000         9,995                     9,845
             30-Nov-2000         9,556                    10,072
             31-Dec-2000        11,030                    11,715
             31-Jan-2001        11,404                    11,050
             28-Feb-2001        11,958                    11,062
             31-Mar-2001        11,494                    10,378
             30-Apr-2001        13,125                    11,476
             31-May-2001        13,861                    11,778
             30-Jun-2001        13,034                    11,217
             31-Jul-2001        11,845                    11,547
             31-Aug-2001        11,607                    11,433
             30-Sep-2001        10,248                    10,398
             31-Oct-2001        11,460                    10,825
             30-Nov-2001        11,664                    11,275
             31-Dec-2001        12,728                    11,540
             31-Jan-2002        13,165                    11,860
             28-Feb-2002        14,248                    12,217
             31-Mar-2002        15,665                    12,796
             30-Apr-2002        15,964                    12,583
             31-May-2002        16,575                    13,055
             30-Jun-2002        14,928                    12,597
             31-Jul-2002        12,532                    10,806
             31-Aug-2002        13,016                    11,021
             30-Sep-2002        12,014                    10,281
             31-Oct-2002        12,509                    10,430
             30-Nov-2002        12,831                    11,025
             31-Dec-2002        13,322                    10,933

The Morgan Stanley Capital International (MSCI) Commodity-Related Index is an
unmanaged index of stocks which assumes reinvestment of dividends and, unlike
Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

 COUNTRY BREAKDOWN                                12/31/02

                                                  % of Total Net Assets
                                                  ---------------------

 1. US                                                      40%
 2. Canada                                                  32%
 3. South Africa                                             8%
 4. Brazil                                                   7%
 5. Finland                                                  4%
 6. Mexico                                                   4%
 7. Peru                                                     2%
 8. Australia                                                1%
 9. France                                                   1%
10. Norway                                                   1%

 SECTOR BREAKDOWN                                 12/31/02

                                               % of Total Net Assets
                                               ---------------------

1.  Materials                                          48%
2.  Energy                                             44%
3.  Industrials                                         3%
4.  Utilities                                           2%
5.  Consumer Staples                                    1%

 TOP 10 HOLDINGS                                  12/31/02

 Security                                       % of Total Net Assets
 --------                                       ---------------------

 1.  Impala Platinum Holdings Limited                   5.1%
 2.  Trican Well Service Ltd.                           4.9%
 3.  NQL Drilling Tools Inc.                            4.3%
 4.  National-Oilwell,  Inc.                            4.2%
 5.  Cemex S.A. De C.V                                  4.1%
 6.  Votorantim Celulose e Papel                        3.1%
 7.  Outokumpu Oyj                                      3.0%
 8.  Noble Corporation                                  3.0%
 9.  Stelmar Shipping Ltd.                              2.9%
10   Canadian Natural Resources Ltd.                    2.8%

The top 10 holdings and the country and sector breakdowns are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                              11

IVY GLOBAL SCIENCE & TECHNOLOGY FUND

THE FUND'S GOAL: TO PROVIDE LONG-TERM CAPITAL GROWTH BY INVESTING PRIMARILY IN
THE COMMON STOCK OF COMPANIES THAT ARE EXPECTED TO BENEFIT FROM THE DEVELOPMENT,
ADVANCEMENT AND/OR USE OF SCIENCE AND TECHNOLOGY.

[PHOTO]

Note: Ivy Global Science & Technology Fund was managed by James W. Broadfoot until December 16th, 2002. At right, he discusses factors relating to Fund performance in 2002. Zachary H. Shafran, Senior Vice President of Waddell & Reed
Ivy Investment Company, assumed management of Ivy Global Science & Technology
Fund on December 17th, 2002. He discusses how the Fund is positioned going forward.

LIPPER CATEGORY

Science &
Technology

"We intend to continue to scan the global markets in search of investments to construct a diverse investment portfolio within the science and technology areas."

Q: JIM, HOW DID IVY GLOBAL SCIENCE & TECHNOLOGY FUND PERFORM IN 2002?

A: For 2002, Ivy Global Science & Technology Fund returned -49.44%, including the impact of the maximum sales charge, and -46.36% without the sales charge.
The Fund underperformed its benchmark, the Russell 3000 Technology Index, which returned -39.06%, as well as its peer group (as measured by the Lipper Science and Technology Funds average), which returned -43.01%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q: HOW WERE MARKET CONDITIONS?

A: Economic weakness, threats of war, accounting scandals and large declines in the broader market all took their toll on the technology sector in 2002. These issues made investors extremely nervous, leading them to shun higher-risk stocks. It was no surprise, then, to see that technology and telecom were the two worst performing equity sectors in 2002. Investors did not want to hold risky assets.

Q: WHAT FACTORS AFFECTED PERFORMANCE?

A: The Fund's small- and mid-cap bias had a negative impact on performance as smaller-cap, higher-risk stocks significantly underperformed larger-cap names.
Performance was also negatively impacted by holdings in the semiconductor area, which tends to be one of the more volatile technology sectors. These stocks rallied in the fourth quarter, but experienced difficult second and third quarters.

In 2002, corporate IT departments continued to hold back on spending, and this negatively affected some of the Fund's software holdings. For example, software companies that sell their products to retailers suffered as consumer spending declined toward the end of the period. Firm-specific issues in certain videogame holdings also hurt performance, as did an underweight in large technology companies such as Microsoft and Dell. Both comprise a large portion of the
Russell 3000 Technology Index and showed better relative performance than the
Fund's smaller technology holdings.

On the positive side, some of the Fund's healthcare names did well. Stocks such as Teva Pharmaceutical Industries, a leading manufacturer of generic drugs, and
Varian Medical Systems, a manufacturer of X-ray and oncology products, showed positive returns for the period. Consumer-related holdings also did well, despite a pullback in the fourth quarter. In addition, a number of the Fund's government- and defense-related stocks showed positive returns.

Q: ZACK, WHAT IS YOUR OUTLOOK FOR 2003?

A: Following three years of poor equity market performance, with the global science and technology sectors being particularly hard hit, many expect 2003 to be a year of recovery. But while we believe there are signs of economic recovery and market stabilization, the potential for a sharp sustained rise in corporate profits is, in our view, unlikely in the near term. The lingering effects of overcapacity, particularly in technology, have created an especially difficult competitive environment. Healthcare, particularly in the developed world is suffering from just the opposite: inflation. It is in this type of a slow growth, competitive environment that companies with the potential to grow through execution and innovation will be rewarded.

Q: HOW ARE YOU POSITIONING THE PORTFOLIO GOING FORWARD?

A: Upon commencing management of the Fund in late December 2002, we repositioned for increased exposure in healthcare and decreased exposure in technology. We also raised the cash reserve position. In light of our 2003 outlook, we are unable to identify a broad based "market moving" theme. We are therefore working diligently to identify individual companies that meet our investment criteria.
We will likely not position the Fund to track a particular index, either by industry, subsector, or geography. Rather, we intend to continue to scan the global markets in search of investments to construct a diverse investment portfolio within the science and technology areas.

Performance cited is for Class A shares at net asset value and at maximum sales load of 5.75%. The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

 AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002

 SHARE CLASS/                                                                                       SINCE
 NASDAQ SYMBOL                                             1 YEAR      5 YEARS     10 YEARS       INCEPTION
 -------------                                             -------     --------    --------       ---------

A SHARES           w/Reimb. & 5.75% sales charge           (49.44)%     (15.95)%     N/A            (4.67)%
IVTAX              w/o Reimb. & 5.75% sales charge         (50.13)%     (16.23)%     N/A            (4.94)%

B SHARES           w/Reimb. & w/ 5.00% CDSC                (49.55)%     (15.97)%     N/A            (4.64)%
IVTBX              w/Reimb. & w/o 5.00% CDSC               (46.89)%     (15.63)%     N/A            (4.50)%
                   w/o Reimb. & w/ 5.00% CDSC              (50.26)%     (16.26)%     N/A            (4.91)%
                   w/o Reimb. & w/o 5.00% CDSC             (47.64)%     (15.92)%     N/A            (4.76)%

C SHARES           w/Reimb. & w/ 1.00% CDSC                (47.32)%     (15.58)%     N/A            (4.42)%
IVTCX              w/Reimb. & w/o 1.00% CDSC               (46.79)%     (15.58)%     N/A            (4.42)%
                   w/o Reimb. & w/ 1.00% CDSC              (48.06)%     (15.87)%     N/A            (4.68)%
                   w/o Reimb. & w/o 1.00% CDSC             (47.54)%     (15.87)%     N/A            (4.68)%

ADVISOR SHARES     w/Reimb.                                (46.25)%         N/A      N/A           (18.23)%
IVTVX              w/o Reimb.                              (46.98)%         N/A      N/A           (18.49)%

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.
Class A, Class B and Class C commenced operations July 22, 1996; Advisor Class commenced operations April 15, 1998.

Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy Global Science & Technology
Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

 PERFORMANCE OVERVIEW

            Performance Comparison of the Fund Since Inception (7/96)
                             of a $10,000 Investment
              (Class A shares including 5.75% maximum sales charge)

                                    (GRAPH)

                             Ivy
                            Global
                            Science                    Russell
                              &                         3000
                          Technology                 Technology
                             Fund                       Index
                          ----------                 ----------

            22-Jul-96        9,425                     10,000
            31-Jul-96        9,491                     10,000
            31-Aug-96       11,084                     10,484
            30-Sep-96       14,081                     11,633
            31-Oct-96       14,467                     11,610
            30-Nov-96       14,995                     13,242
            31-Dec-96       15,489                     12,845
            31-Jan-97       15,905                     14,233
            28-Feb-97       14,186                     12,957
            31-Mar-97       12,523                     12,309
            30-Apr-97       12,420                     13,241
            31-May-97       15,017                     14,569
            30-Jun-97       15,716                     14,665
            31-Jul-97       16,821                     17,413
            31-Aug-97       16,981                     17,143
            30-Sep-97       18,322                     17,630
            31-Oct-97       17,132                     16,075
            30-Nov-97       16,764                     16,331
            31-Dec-97       16,500                     15,396
            31-Jan-98       16,566                     16,334
            28-Feb-98       18,030                     17,994
            31-Mar-98       18,644                     18,021
            30-Apr-98       18,956                     19,160
            31-May-98       17,501                     17,769
            30-Jun-98       18,634                     19,304
            31-Jul-98       18,030                     19,752
            31-Aug-98       14,158                     16,342
            30-Sep-98       16,037                     18,784
            31-Oct-98       16,642                     20,041
            30-Nov-98       19,126                     22,510
            31-Dec-98       22,318                     25,902
            31-Jan-99       24,745                     29,831
            28-Feb-99       22,129                     26,049
            31-Mar-99       24,736                     27,671
            30-Apr-99       24,679                     28,225
            31-May-99       24,443                     28,242
            30-Jun-99       27,446                     31,857
            31-Jul-99       26,625                     31,885
            31-Aug-99       28,391                     33,866
            30-Sep-99       30,025                     33,402
            31-Oct-99       33,774                     34,060
            30-Nov-99       40,216                     38,494
            31-Dec-99       49,670                     46,166
          31-Jan-2000       49,791                     44,255
          29-Feb-2000       64,926                     52,588
          31-Mar-2000       60,792                     55,212
          30-Apr-2000       49,781                     50,105
          31-May-2000       43,382                     44,724
          30-Jun-2000       51,681                     50,287
          31-Jul-2000       48,481                     47,823
          31-Aug-2000       55,876                     54,322
          30-Sep-2000       50,767                     45,821
          31-Oct-2000       42,153                     42,792
          30-Nov-2000       27,659                     32,980
          31-Dec-2000       28,316                     30,187
          31-Jan-2001       31,247                     34,751
          28-Feb-2001       20,540                     24,913
          31-Mar-2001       15,583                     21,268
          30-Apr-2001       19,728                     25,013
          31-May-2001       18,843                     23,910
          30-Jun-2001       18,329                     24,066
          31-Jul-2001       15,963                     22,513
          31-Aug-2001       13,700                     19,690
          30-Sep-2001       10,697                     15,727
          31-Oct-2001       11,952                     18,578
          30-Nov-2001       13,165                     21,686
          31-Dec-2001       13,690                     21,341
          31-Jan-2002       13,104                     21,510
          28-Feb-2002       10,934                     18,316
          31-Mar-2002       12,271                     19,588
          30-Apr-2002       10,903                     17,277
          31-May-2002        9,977                     16,648
          30-Jun-2002        8,969                     14,477
          31-Jul-2002        7,550                     13,129
          31-Aug-2002        7,251                     13,009
          30-Sep-2002        6,490                     10,672
          31-Oct-2002        7,385                     12,864
          30-Nov-2002        8,383                     15,175
          31-Dec-2002        7,344                     13,004

The Russell 3000 Technology Index is an unmanaged index of stocks which assumes reinvestment of dividends and, unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

  COUNTRY BREAKDOWN                                12/31/02

                              % of Total Net Assets
                              ---------------------

 1.  US                                89%
 2.  Japan                              4%
 3.  Switzerland                        4%
 4.  United Kingdom                     3%

  SECTOR BREAKDOWN                                 12/31/02

                               % of Total Net Assets
                               ---------------------

 1.  Healthcare                       38%
 2.  Information Technology           12%
 3.  Energy                           12%
 4.  Industrials                      12%
 5.  Consumer Discretionary            3%
 6.  Telecommunication Services        2%
 7.  Materials                         2%

  TOP 10 HOLDINGS                                 12/31/02

 Security                           % of Total Net Assets
                                    ---------------------

 1.  Forest Laboratories, Inc.           6.4%
 2.  Concord EFS, Inc.                   4.9%
 3.  HCA Inc.                            4.7%
 4.  Guidant Corporation                 3.9%
 5.  Biogen, Inc.                        3.5%
 6.  Northrop Gruman Corporation         3.4%
 7.  Alcon, Inc.                         3.3%
 8.  Abbott Laboratories                 2.6%
 9.  Pfizer Inc.                         2.5%
10.   Vodafone Group plc                 2.5%

The top 10 holdings and the country and sector breakdowns are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                              13

IVY INTERNATIONAL FUND

THE FUND'S GOAL: TO PROVIDE LONG-TERM CAPITAL GROWTH PRIMARILY THROUGH INVESTING
IN EQUITY SECURITIES TRADED IN EUROPEAN, PACIFIC BASIN AND LATIN AMERICAN
MARKETS.

[PHOTO]

Note: Ivy International Fund was managed by Moira McLachlan and the Ivy
International Equities team until December 16th, 2002. At right, she discusses factors relating to Fund performance in 2002. Thomas A. Mengel, Senior Vice
President of Waddell & Reed Ivy Investment Company, assumed management of Ivy
International Fund on December 17th, 2002. He discusses how the Fund is positioned going forward.

LIPPER CATEGORY

International

"Strong fundamental equity analysis will be the basis of our stock selection process, within the framework of our global asset allocation strategy and with important input regarding economic, financial and political issues for each region or country."

Q:   MOIRA, HOW DID IVY INTERNATIONAL FUND PERFORM IN 2002?

A:   For 2002, Ivy International Fund returned -25.51%, including the impact of the maximum sales charge, and -20.96% without the sales charge. The Fund underperformed its benchmark, the MSCI EAFE index, which returned -15.94%, and its peer group (as measured by the Lipper International Funds average), which returned -16.67%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q:   HOW WERE MARKET CONDITIONS?

A:   International markets were extremely volatile in 2002. Fears of a double-dip recession and global deflation contributed to sharp declines interspersed with equally sharp rallies. Despite ample global liquidity and much-improved valuations, markets were impacted by sluggish economic growth, poor corporate profits and the Iraq situation.

Q:   WHAT FACTORS AFFECTED PERFORMANCE?

A:   Performance suffered from an underweight position in Japan, a market that was relatively resilient in 2002. Our stock selection in Japan was another negative. A number of Japanese holdings were impacted as investors became concerned about the pace of the global recovery and the strength of external demand. Poor stock selection in the UK also had a negative impact. While we limited losses by eliminating exposure to "problem stocks" early in the year, we did not do so soon enough.

In addition, overweights in Germany and the Netherlands hurt performance. In the third quarter, increased concerns about the solvency of European insurers contributed to sharp sell-offs in both markets, and in France. Poor equity market performance, in turn, led to forced selling by the insurers, reinforcing the downdraft. While the Fund fared better than most in France, its German and
Dutch holdings took the brunt of the downturn.

Stock selection in France had the most significant positive impact on performance. In contrast to the money-center banks and European insurers, French banks performed well. As a result of their domestic focus, they were insulated from problem loans to Argentina and the corporate collapses in the US that plagued more globally oriented banks.

Q:   THOMAS, WHAT IS YOUR STRATEGY FOR IVY INTERNATIONAL FUND GOING FORWARD?

A:   Strong fundamental equity analysis will be the basis of our stock selection process, within the framework of our global asset allocation strategy and with important input regarding economic, financial and political issues for each region or country. Our basic stock selection approach will focus on what we believe are stable companies with impressive corporate management, in sectors we feel are best positioned for the current market environment.

Q:   WHAT ARE YOUR EXPECTATIONS FOR 2003?

A:   We expect global equity markets to remain volatile as investors continue to monitor corporate, financial, economic and geopolitical issues. Despite a high level of financial market uncertainty early in the year, we feel that consensus earnings expectations need to be reduced further. Corporations are facing higher operating costs, but generally cannot raise output prices. In this environment of little or no corporate pricing power, we will seek investments in companies that we feel are best able to thrive.

In Continental Europe, we believe that the best opportunities are likely in companies with defensive characteristics such as consumer product focus, impressive management, strong balance sheets, attractive dividend yields and solid competitive market position. In Britain, growth stocks should, in our opinion, still be able to benefit from the relatively strong domestic economy.
Despite continuing imbalances in Japan's economy, we feel that there are still quality companies with good prospects, especially some of the larger exporters.
In Asia, we prefer to concentrate our holdings in industry leaders that benefit from continued Chinese dominance of business demand in the region.

Performance cited is for Class A shares at net asset value and at maximum sales load of 5.75%. The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002

SHARE CLASS/                                                                                 SINCE
NASDAQ SYMBOL                                        1 YEAR        5 YEARS     10 YEARS    INCEPTION
-------------                                       --------       -------     --------    ---------

A SHARES          w/Reimb. & 5.75% sales charge     (25.51)%       (8.76)%       3.80%       7.35%
IVINX             w/o Reimb. & 5.75% sales charge   (25.51)%       (8.75)%       3.79%       7.34%

B SHARES          w/Reimb. & w/ 5.00% CDSC          (25.90)%       (8.93)%        N/A        0.31%
IVIBX             w/Reimb. & w/o 5.00% CDSC         (22.00)%       (8.56)%        N/A        0.31%
                  w/o Reimb. & w/ 5.00% CDSC        (25.90)%       (8.92)%        N/A        0.30%
                  w/o Reimb. & w/o 5.00% CDSC       (22.00)%       (8.57)%        N/A        0.30%

C SHARES          w/Reimb. & w/ 1.00% CDSC          (22.78)%       (8.54)%        N/A       (3.64)%
IVNCX             w/Reimb. & w/o 1.00% CDSC         (22.00)%       (8.54)%        N/A       (3.64)%
                  w/o Reimb. & w/ 1.00% CDSC        (22.78)%       (8.55)%        N/A       (3.65)%
                  w/o Reimb. & w/o 1.00% CDSC       (22.00)%       (8.55)%        N/A       (3.65)%

I SHARES          w/Reimb.                          (20.95)%      (7.39)%        N/A        1.31%
IVIIX             w/o Reimb.                        (20.95)%      (7.40)%        N/A        1.30%

ADVISOR SHARES    w/Reimb.                          (18.71)%         N/A         N/A      (21.83)%
N/A               w/o Reimb.                        (18.71)%         N/A         N/A      (21.86)%

CDSC = Contingent Deferred Sales Charge

Advisor Class and I Class Shares are not subject to an initial sales charge or a
CDSC.

Class A commenced operations November 15, 1985 (performance here is calculated based on the date the Fund first became available for sale to the public, April
30, 1986); Class B commenced operations October 22, 1993; Class C commenced operations April 30, 1996; Class I commenced operations October 6, 1994; Advisor
Class commenced operations August 31, 2000.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy International Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

PERFORMANCE OVERVIEW

       10-Year Performance Comparison of a $10,000 Investment in the Fund
              (Class A shares including 5.75% maximum sales charge)

                                    (GRAPH)

                             Ivy          MSCI
                         International    EAFE
                             Fund         Index
                         -------------    -----

            31-Dec-92        9425         10000
            31-Jan-93        9545          9999
            28-Feb-93        9779         10301
            31-Mar-93       10458         11199
            30-Apr-93       10818         12261
            31-May-93       11317         12520
            30-Jun-93       11232         12325
            31-Jul-93       11317         12757
            31-Aug-93       12241         13445
            30-Sep-93       12385         13143
            31-Oct-93       12996         13548
            30-Nov-93       12560         12363
            31-Dec-93       13984         13256
            31-Jan-94       14900         14377
            28-Feb-94       14290         14337
            31-Mar-94       13573         13720
            30-Apr-94       13988         14302
            31-May-94       13928         14220
            30-Jun-94       13711         14420
            31-Jul-94       14391         14559
            31-Aug-94       15112         14904
            30-Sep-94       14890         14434
            31-Oct-94       15339         14915
            30-Nov-94       14663         14198
            31-Dec-94       14532         14287
            31-Jan-95       13806         13738
            28-Feb-95       14137         13699
            31-Mar-95       14622         14553
            30-Apr-95       15003         15101
            31-May-95       15326         14866
            30-Jun-95       15348         14659
            31-Jul-95       15980         15572
            31-Aug-95       15425         14978
            30-Sep-95       15888         15270
            31-Oct-95       15720         14860
            30-Nov-95       15875         15273
            31-Dec-95       16369         15888
            31-Jan-96       16636         15954
            29-Feb-96       16839         16008
            31-Mar-96       17010         16348
            30-Apr-96       17490         16823
            31-May-96       17746         16513
            30-Jun-96       18365         16606
            31-Jul-96       17506         16121
            31-Aug-96       18093         16156
            30-Sep-96       18221         16585
            31-Oct-96       18371         16416
            30-Nov-96       19230         17069
            31-Dec-96       19597         16849
            31-Jan-97       19876         16260
            28-Feb-97       20307         16525
            31-Mar-97       20307         16585
            30-Apr-97       20258         16673
            31-May-97       21568         17758
            30-Jun-97       22650         18738
            31-Jul-97       23201         19041
            31-Aug-97       21629         17619
            30-Sep-97       23168         18606
            31-Oct-97       21159         17176
            30-Nov-97       21143         17000
            31-Dec-97       21632         17149
            31-Jan-98       21499         17933
            28-Feb-98       22990         19084
            31-Mar-98       24314         19671
            30-Apr-98       24730         19827
            31-May-98       24059         19731
            30-Jun-98       23655         19880
            31-Jul-98       24259         20082
            31-Aug-98       20390         17594
            30-Sep-98       19947         17054
            31-Oct-98       21937         18832
            30-Nov-98       23217         19797
            31-Dec-98       23220         20578
            31-Jan-99       23186         20517
            28-Feb-99       22746         20028
            31-Mar-99       23885         20864
            30-Apr-99       25130         21710
            31-May-99       24093         20592
            30-Jun-99       24865         21394
            31-Jul-99       25012         22030
            31-Aug-99       25091         22111
            30-Sep-99       25017         22333
            31-Oct-99       25203         23170
            30-Nov-99       25908         23975
            31-Dec-99       28107         26127
            31-Jan-00       25827         24467
            29-Feb-00       26555         25125
            31-Mar-00       27099         26099
            30-Apr-00       25976         24726
            31-May-00       26036         24122
            30-Jun-00       27194         25065
            31-Jul-00       25977         24014
            31-Aug-00       26413         24223
            30-Sep-00       24098         23043
            31-Oct-00       23390         22499
            30-Nov-00       22418         21655
            31-Dec-00       23257         22425
            31-Jan-01       23345         22433
            28-Feb-01       21330         20755
            30-Mar-01       19555         19346
            30-Apr-01       20958         20674
            31-May-01       20425         19909
            30-Jun-01       19670         19091
            31-Jul-01       19298         18801
            31-Aug-01       18765         18324
            30-Sep-01       16306         16468
            31-Oct-01       17052         16890
            30-Nov-01       18037         17513
            31-Dec-01       18366         17617
          31-Jan-2002       17505         16680
          28-Feb-2002       17567         16798
          31-Mar-2002       18454         17706
          30-Apr-2002       18321         17823
          31-May-2002       18250         18049
          30-Jun-2002       17469         17331
          31-Jul-2002       15498         15620
          31-Aug-2002       15348         15584
          30-Sep-2002       13448         13911
          31-Oct-2002       14487         14658
          30-Nov-2002       15454         15324
          31-Dec-2002       14516         14808

The Morgan Stanley Capital International (MSCI) Europe, Australasia and Far East
(EAFE) Index is an unmanaged index of stocks which assumes reinvestment of dividends and, unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

COUNTRY BREAKDOWN          12/31/02

                              % of Total Net Assets

1.  United Kingdom                     22%
2.  Japan                              16%
3.  France                             14%
4.  Netherlands                         9%
5.  Switzerland                         7%
6.  Germany                             5%
7.  Spain                               4%
8.  Mexico                              4%
9.  Hong Kong                           4%
10. Australia                           4%
11. Finland                             3%
12. South Korea                         3%
13. Italy                               3%
14. Taiwan                              1%
15. Norway                              1%

SECTOR BREAKDOWN           12/31/02

                                        % of Total Net Assets

1.  Financials                                  22%
2.  Industrials                                 13%
3.  Consumer Discretionary                      12%
4.  Materials                                   11%
5.  Telecommunication Services                  10%
6.  Consumer Staples                             9%
7.  Information Technology                       8%
8.  Energy                                       6%
9.  Healthcare                                   5%
10. Utilities                                    3%

TOP 10 HOLDINGS             12/31/02

Security                       % of Total Net Assets

1.  Vodafone AirTouch plc                2.6%
2.  GlaxoSmithKline plc                  2.4%
3.  Societe Generale                     2.3%
4.  HBOS plc                             2.3%
5.  BHP Ltd.                             2.2%
6.  UBS AG                               2.2%
7.  TotalFinaElf                         2.1%
8.  Unilever                             2.0%
9.  Rio Tinto plc                        2.0%
10. BP Amoco plc                         2.0%

The top 10 holdings and the country and sector breakdowns are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                              15

IVY INTERNATIONAL SMALL COMPANIES FUND

THE FUND'S GOAL: TO PROVIDE LONG-TERM CAPITAL GROWTH PRIMARILY THROUGH
INVESTMENT IN FOREIGN EQUITY SECURITIES OF COMPANIES WITH A TOTAL MARKET
CAPITALIZATION OF LESS THAN $2 BILLION.

[PHOTO]

Ivy International Small Companies Fund is sub-advised by Henderson Investment
Management Limited's smaller companies team. The following is an interview with
Simon Chisholm, Henderson's Associate Director of European Equities. He has led
the team since September of 2002 and is responsible for the Fund's regional allocations.

LIPPER CATEGORY

International
Small-Cap

"Looking to the medium-term, we are still broadly positive but continue to be cautious about the outlook for smaller-capitalization stocks, as we believe that an improving global economic outlook will initially favor larger, more liquid stocks. In the longer term, however, we are optimistic about the chances for solid performance from the sector."

Q:   SIMON, HOW DID IVY INTERNATIONAL SMALL COMPANIES FUND PERFORM IN 2002?

A:   For 2002, Ivy International Small Companies Fund returned -29.51%, including the impact of the maximum sales charge, and -25.21% without the sales charge. The Fund underperformed its benchmark, the Salomon Smith Barney EMI
World ex-US index, which returned -7.29%, and its peer group (as measured by the Lipper International Small-Cap Funds average), which returned -12.13%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q:   HOW WERE MARKET CONDITIONS?

A:   It was another difficult year for global equity markets, as concerns about global growth prospects and increasing political tensions between the US and
Iraq encouraged investors to seek safety in government bonds. Throughout the year, smaller companies generally outperformed their larger counterparts, but performance was still largely negative.

Q:   WHAT FACTORS AFFECTED PERFORMANCE?

A:   Continental Europe continued to be the Fund's largest exposure throughout the year, and the region again proved to be a difficult environment for equity investors. In particular, growth stocks in Europe, an area in which the Fund has significant positions, performed poorly as valuations continued to decline.

The Fund also suffered from its exposure to growth stocks in the UK, despite retaining an underweight position in this market. Following a period of strong performance in the early part of the year, the Fund's holding in Alliance
Unichem, a UK pharmaceutical retailer, suffered as investors switched away from defensive sectors. Two other big negative contributors were Fitness First and the software company, Game Group, which fell sharply following unexpected profit warnings.

In addition, holdings in Japan, a market in which we maintained an overweight throughout the year, also negatively impacted performance. Japan enjoyed a period of outperformance in the early part of the year, but ended 2002 with a difficult quarter that eroded much of this performance. Financial and cyclical stocks were hit hard as investors fled to the safety of more defensive sectors.
Although Japanese smaller company stocks outperformed the overall market, the
Fund suffered from a number of stock-specific events. For example, Konami
Sports, Japan's largest fitness group and a Fund holding, saw persistent poor performance due to ongoing weak data for the stock. We later sold the stock and added to Tokyo Style, a cash-rich apparel maker that has recently become more shareholder-friendly.

Q:   WHAT CHANGES WERE MADE TO THE PORTFOLIO OVER THE YEAR?

A:   In an effort to increase the diversification of the portfolio, we entered into the Austrian market via Telekom Austria and took positions in Greece based on the expectation that the region will benefit from hosting the 2004 Olympic
Games. We also took positions in the Scandinavian market via Swedish Match
(tobacco) and Instrumentarium, a Finnish medical technology company. In addition, we established an exposure to what we see as a relatively low-risk and attractively valued market in New Zealand, purchasing a stake in Fisher &
Paykel Appliances, a household appliance distributor.

Q:   WHAT IS YOUR OUTLOOK FOR 2003?

A:   Moving into 2003, our short-term outlook is that equities may be weaker as concerns continue to grow about the growing threat of war with Iraq. Looking to the medium-term, we are still broadly positive but continue to be cautious about the outlook for smaller-capitalization stocks, as we believe that an improving global economic outlook will initially favor larger, more liquid stocks. In the longer term, however, we are optimistic about the chances for solid performance from the sector.

Performance cited is for Class A shares at net asset value and maximum sales load of 5.75%. The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31,2002

SHARE CLASS/                                                                                SINCE
NASDAQ SYMBOL                                         1 YEAR      5 YEARS      10 YEARS   INCEPTION
-------------                                        --------     -------      --------   ---------

A SHARES          w/Reimb. & 5.75% sales charge      (29.51)%     (6.93)%        N/A       (7.88)%
IYSAX             w/o Reimb. & 5.75% sales charge    (31.24)%     (9.66)%        N/A      (10.41)%

B SHARES          w/Reimb. & w/ 5.00% CDSC           (29.46)%     (6.88)%        N/A       (7.81)%
IYSBX             w/Reimb. & w/o 5.00% CDSC          (25.75)%     (6.50)%        N/A       (7.65)%
                  w/o Reimb. & w/ 5.00% CDSC         (31.24)%     (9.58)%        N/A      (10.25)%
                  w/o Reimb. & w/o 5.00% CDSC        (27.61)%     (9.21)%        N/A      (10.10)%

C SHARES          w/Reimb. & w/ 1.00% CDSC           (26.37)%     (6.45)%        N/A       (7.60)%
IYSCX             w/Reimb. & w/o 1.00% CDSC          (25.62)%     (6.45)%        N/A       (7.60)%
                  w/o Reimb. & w/ 1.00% CDSC         (28.20)%     (9.33)%        N/A      (10.24)%
                  w/o Reimb. & w/o 1.00% CDSC        (27.47)%     (9.33)%        N/A      (10.24)%

ADVISOR SHARES    w/Reimb.                           (24.91)%        N/A         N/A      (11.85)%
IYSVX             w/o Reimb.                         (26.72)%        N/A         N/A      (14.05)%

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.

Class A, Class B and Class C commenced operations January 1, 1997; Advisor Class commenced operations July 1, 1999.

Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy International Small Companies
Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

PERFORMANCE OVERVIEW

          Performance Comparison of the Fund Since Inception (1/97) of
                              a $10,000 Investment
              (Class A shares including 5.75% maximum sales charge)

                                    (GRAPH)

                                         Ivy                   Salomon
                                     International          Smith Barney
                                        Small                 EMI World
                                      Companies                ex-US
                                        Fund                   Index
                                     -------------          ------------

             02-Jan-97                   9425                   10000
             31-Jan-97                   9585                    9784
             28-Feb-97                   9566                    9948
             31-Mar-97                   9510                    9817
             30-Apr-97                   9331                    9670
             31-May-97                   9548                   10290
             30-Jun-97                   9783                   10522
             31-Jul-97                   9849                   10363
             31-Aug-97                   9274                    9921
             30-Sep-97                   9472                   10097
             31-Oct-97                   8803                    9698
             30-Nov-97                   8369                    9265
             31-Dec-97                   8245                    9060
             31-Jan-98                   8369                    9438
             28-Feb-98                   8997                   10142
             31-Mar-98                   9682                   10619
             30-Apr-98                   9701                   10700
             31-May-98                   9502                   10899
             30-Jun-98                   9102                   10581
             31-Jul-98                   8873                   10508
             31-Aug-98                   7674                    9220
             30-Sep-98                   7740                    8980
             31-Oct-98                   8092                    9614
             30-Nov-98                   8616                    9922
             31-Dec-98                   8677                   10162
             31-Jan-99                   8124                   10131
             28-Feb-99                   8502                    9934
             31-Mar-99                   8764                   10307
             30-Apr-99                   9385                   10864
             31-May-99                   9162                   10580
             30-Jun-99                   9540                   10941
             31-Jul-99                   9782                   11350
             31-Aug-99                   9695                   11525
             30-Sep-99                   9559                   11498
             31-Oct-99                   9588                   11383
             30-Nov-99                  10596                   11772
             31-Dec-99                  12100                   12548
           31-Jan-2000                  12547                   12238
           29-Feb-2000                  14481                   12751
           31-Mar-2000                  14491                   12802
           30-Apr-2000                  13733                   12022
           31-May-2000                  13130                   11814
           30-Jun-2000                  13898                   12579
           31-Jul-2000                  14190                   12148
           31-Aug-2000                  14977                   12522
           30-Sep-2000                  14666                   11918
           31-Oct-2000                  13743                   11262
           30-Nov-2000                  12732                   10801
           31-Dec-2000                  12697                   11254
           31-Jan-2001                  12967                   11364
           28-Feb-2001                  12048                   10925
           31-Mar-2001                  10579                   10061
           30-Apr-2001                  10969                   10779
           31-May-2001                  11069                   10754
           30-Jun-2001                   9620                   10369
           31-Jul-2001                   8971                   10097
           31-Aug-2001                   8761                   10062
           30-Sep-2001                   7463                    8770
           31-Oct-2001                   8002                    9131
           30-Nov-2001                   8202                    9481
           31-Dec-2001                   8170                    9494
           31-Jan-2002                   7800                    9276
           28-Feb-2002                   7590                    9449
           31-Mar-2002                   8060                   10064
           30-Apr-2002                   8270                   10267
           31-May-2002                   8480                   10650
           30-Jun-2002                   7890                   10265
           31-Jul-2002                   7200                    9368
           31-Aug-2002                   6900                    9303
           30-Sep-2002                   6050                    8457
           31-Oct-2002                   5890                    8614
           30-Nov-2002                   6140                    8926
           31-Dec-2002                   6110                    8801

The Salomon Smith Barney EMI World ex-US Index is an unmanaged index of stocks which assumes reinvestment of dividends and, unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

COUNTRY BREAKDOWN          12/31/02

                           % of Total Net Assets

1.  Japan                           22%
2.  United Kingdom                  11%
3.  Spain                           11%
4.  Switzerland                      7%
5.  France                           6%
6.  Netherlands                      5%
7.  Italy                            5%
8.  Australia                        4%
9.  Austria                          4%
10. Germany                          4%
11. Belgium                          4%
12. Hong Kong                        3%
13. Ireland                          3%
14. Finland                          3%
15. South Korea                      2%
16. Greece                           2%
17. Sweden                           2%
18. New Zealand                      1%

SECTOR BREAKDOWN           12/31/02

                                % of Total Net Assets

1.  Consumer Discretionary               24%
2.  Industrials                          18%
3.  Consumer Staples                     13%
4.  Healthcare                           11%
5.  Information Technology               11%
6.  Financials                           10%
7.  Materials                             7%
8.  Utilities                             4%
9.  Energy                                1%

TOP 10 HOLDINGS            12/31/02

Security                                % of Total Net Assets
                                        ---------------------

1.  Baron de Ley, S.A.                          2.6%
2.  Kobayashi Pharmaceutical Co.                2.6%
3.  OBIC Co., Ltd.                              2.5%
4.  KOA Corporation                             2.5%
5.  Mitsubishi Securities Co., Ltd.             2.5%
6.  Tokyo Style Co., Ltd.                       2.5%
7.  ASATSU-DK Inc.                              2.4%
8.  Taiyo Ink Mfg. Co., Ltd.                    2.4%
9.  Enterprise Inns plc                         2.3%
10. Tokyo Steel Manufacturing Co.               2.1%

The top 10 holdings and the country and sector breakdowns are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                              17

IVY INTERNATIONAL VALUE FUND

THE FUND'S GOAL: TO PROVIDE LONG-TERM CAPITAL GROWTH PRIMARILY THROUGH INVESTING
IN EQUITY SECURITIES TRADED IN EUROPE, THE FAR EAST AND LATIN AMERICA.

[PHOTO]

Note: Ivy International Value Fund was managed by Moira McLachlan and the Ivy
International Equities team until December 16th, 2002. At right, she discusses factors relating to Fund performance in 2002. Thomas A. Mengel, Senior Vice
President of Waddell & Reed Ivy Investment Company, assumed management of Ivy
International Value Fund on December 17th, 2002. He discusses how the Fund is positioned going forward.

LIPPER CATEGORY

International

"We will continue to focus on what we believe are companies with impressive management, good cash flow, attractive dividend yields and strong balance sheets in situations where we believe the companies' underlying assets are undervalued."

Q:   MOIRA, HOW DID IVY INTERNATIONAL VALUE FUND PERFORM IN 2002?

A:   For 2002, Ivy International Value Fund returned -20.77%, including the impact of the maximum sales charge, and -15.93% without the sales charge. This compares to the Fund's benchmark, the MSCI EAFE Index, which returned -15.94%, and its peer group (as measured by the Lipper International Funds average), which returned -16.67%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q:   HOW WERE MARKET CONDITIONS?

A:   Market conditions were exceptionally volatile. Value stocks continued to outperform the broader market through the first half of the year. However, in the third quarter, market leadership shifted, with value stocks underperforming for the first time since the beginning of the bear market. This shift in leadership was largely due to the predominance of financials and industrials
(both sectors that performed particularly poorly during the quarter) in the value universe.

Q:   WHAT FACTORS AFFECTED PERFORMANCE?

A:   The Fund's French holdings made the largest positive contribution. In addition to consumer holdings, which performed strongly, performance benefited from outsized exposure to French banks. In contrast to the money-center banks and the European insurers, French banks performed well.

An overweight position in basic materials also made a positive contribution.
Commodity prices changed course in 2002 after sharp declines in 2001, contributing to strong performance for many stocks in this sector. The Fund's positions in commodity producers realized solid gains. To help offset volatility, we also maintained a substantial overweight in consumer staples, which helped performance.

Unfortunately, what we got right in 2002 was largely offset by what we got wrong. A combination of poor stock selection in Japan and an underweight in that market hurt performance. Throughout the year, we maintained the underweight position in Japan based on our belief that periodic market rallies would be short-lived, as we felt little was being done to address the country's underlying structural problems. Despite the host of problems the Japanese economy faces, its stock market proved considerably more resilient than other major markets in 2002.

Q:   THOMAS, WHAT IS YOUR STRATEGY GOING FORWARD?

A:   In mid-2002, the Fund responded to higher financial market uncertainties by focusing on higher quality companies that were still reasonably priced.
Going forward, we will continue to focus on what we believe are companies with impressive management, good cash flow, attractive dividend yields and strong balance sheets in situations where we believe the companies' underlying assets are undervalued.

Q:   What is your outlook for 2003?

A:   Global equity markets are expected to remain volatile as investors continue to monitor corporate, financial, economic and geopolitical issues.
Despite a high level of financial market uncertainty early in the year, we feel that consensus earnings expectations need to be reduced further. Corporations are facing higher operating costs, but generally cannot raise output prices.
Questions remain regarding U.S. employment and consumer sentiment, which is a critical end-market for much of the world's exports.

Consumer demand is extremely weak in core Europe, and appears to be finally moderating in the faster-pace economies of Britain, Canada, South Korea and
Australia where, as in the United States, spectacular housing demand has been a significant economic boost. We believe there is some potential for further interest rate cuts, especially in Continental Europe where economic growth has stalled and inflation trends could potentially improve before mid-year. Asian economies are relatively better positioned for domestic growth, and regional trade remains impressive. Weak capital spending plans are restraining global growth, a combined result of excess high-tech capacity and Iraqi war concerns.
There is hope that visibility will soon improve for these two important business and sentiment issues.

Performance cited is for Class A shares at net asset value and at maximum sales load of 5.75%. The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31,2002

SHARE CLASS/                                                                                 SINCE
NASDAQ SYMBOL                                          1 YEAR      5 YEARS     10 YEARS    INCEPTION
-------------                                         -------      -------     --------    ---------

A SHARES          w/Reimb. & 5.75% sales charge       (20.77%)     (3.67%)        N/A       (5.11%)
IVIAX             w/o Reimb. & 5.75% sales charge     (21.26%)     (3.97%)        N/A       (5.37%)

B SHARES          w/Reimb. & w/ 5.00% CDSC            (22.48%)     (4.07%)        N/A       (5.38%)
IIFBX             w/Reimb. & w/o 5.00% CDSC           (18.39%)     (3.68%)        N/A       (5.21%)
                  w/o Reimb. & w/ 5.00% CDSC          (22.97%)     (4.37%)        N/A       (5.64%)
                  w/o Reimb. & w/o 5.00% CDSC         (18.91%)     (3.99%)        N/A       (5.48%)

C SHARES          w/Reimb. & w/ 1.00% CDSC            (19.21%)     (3.69%)        N/A       (5.22%)
IVIFX             w/Reimb. & w/o 1.00% CDSC           (18.39%)     (3.69%)        N/A       (5.22%)
                  w/o Reimb. & w/ 1.00% CDSC          (19.72%)     (4.00%)        N/A       (5.49%)
                  w/o Reimb. & w/o 1.00% CDSC         (18.91%)     (4.00%)        N/A       (5.49%)

ADVISOR SHARES    w/Reimb.                            (17.51%)       N/A          N/A       (4.08%)
IVIVX             w/o Reimb.                          (18.02%)       N/A          N/A       (4.45%)

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.

Class A, Class B and Class C commenced operations May 13, 1997; Advisor Class commenced operations February 23, 1998. Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy International Value Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

PERFORMANCE OVERVIEW

           Performance Comparison of the Fund Since Inception (5/97)
                             of a $10,000 Investment
              (Class A shares including 5.75% maximum sales charge)

                                    (GRAPH)

                                            Ivy
                                        International               MSCI
                                            Value                   EAFE
                                            Fund                    Index
                                        -------------               -----

             13-May-97                      9425                    10000
             31-May-97                      9538                    10651
             30-Jun-97                      9660                    11238
             31-Jul-97                      9896                    11420
             31-Aug-97                      9001                    10567
             30-Sep-97                      9604                    11159
             31-Oct-97                      8615                    10301
             30-Nov-97                      8427                    10196
             31-Dec-97                      8455                    10285
             31-Jan-98                      8540                    10756
             28-Feb-98                      9256                    11446
             31-Mar-98                      9783                    11798
             30-Apr-98                      9868                    11892
             31-May-98                      9783                    11834
             30-Jun-98                      9472                    11923
             31-Jul-98                      9434                    12044
             31-Aug-98                      7806                    10552
             30-Sep-98                      7740                    10229
             31-Oct-98                      8427                    11295
             30-Nov-98                      9001                    11874
             31-Dec-98                      9016                    12342
             31-Jan-99                      8940                    12305
             28-Feb-99                      8854                    12012
             31-Mar-99                      9225                    12514
             30-Apr-99                     10062                    13021
             31-May-99                      9700                    12350
             30-Jun-99                     10043                    12832
             31-Jul-99                     10224                    13213
             31-Aug-99                     10290                    13261
             30-Sep-99                     10138                    13395
             31-Oct-99                     10185                    13896
             30-Nov-99                     10490                    14379
             31-Dec-99                     11521                    15670
           31-Jan-2000                     10599                    14674
           29-Feb-2000                     10676                    15069
           31-Mar-2000                     11127                    15653
           30-Apr-2000                     10695                    14830
           31-May-2000                     10551                    14467
           30-Jun-2000                     11050                    15033
           31-Jul-2000                     10791                    14403
           31-Aug-2000                     10877                    14528
           30-Sep-2000                     10301                    13821
           31-Oct-2000                     10157                    13494
           30-Nov-2000                     10022                    12988
           31-Dec-2000                     10686                    13450
           31-Jan-2001                     10647                    13454
           28-Feb-2001                     10016                    12448
           31-Mar-2001                      9181                    11603
           30-Apr-2001                      9706                    12399
           31-May-2001                      9618                    11941
           30-Jun-2001                      9346                    11450
           31-Jul-2001                      9123                    11276
           31-Aug-2001                      9094                    10990
           30-Sep-2001                      7929                     9877
           31-Oct-2001                      8182                    10130
           30-Nov-2001                      8648                    10503
           31-Dec-2001                      8851                    10566
           31-Jan-2002                      8423                    10004
           28-Feb-2002                      8432                    10075
           31-Mar-2002                      8860                    10620
           30-Apr-2002                      8929                    10690
           31-May-2002                      9036                    10825
           30-Jun-2002                      8763                    10394
           31-Jul-2002                      7761                     9368
           31-Aug-2002                      7791                     9347
           30-Sep-2002                      6769                     8343
           31-Oct-2002                      7188                     8792
           30-Nov-2002                      7703                     9191
           31-Dec-2002                      7440                     8882

The Morgan Stanley Capital International (MSCI) Europe, Australasia and Far East
(EAFE) Index is an unmanaged index of stocks which assumes reinvestment of dividends and, unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

Past performance does not guarantee future results. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

COUNTRY BREAKDOWN          12/31/02

                          % of Total Net Assets

1.  United Kingdom                  20%
2.  Japan                           15%
3.  France                          10%
4.  Switzerland                      9%
5.  Germany                          9%
6.  Netherlands                      6%
7.  South Korea                      4%
8.  Australia                        4%
9.  Hong Kong                        4%
10. Spain                            4%
11. Italy                            4%
12. Mexico                           3%
13. Brazil                           2%
14. Ireland                          2%
15. Finland                          2%

SECTOR BREAKDOWN           12/31/02

                                   % of Total Net Assets

1.  Financials                              26%
2.  Industrials                             13%
3.  Consumer Discretionary                  11%
4.  Materials                               10%
5.  Consumer Staples                         9%
6.  Energy                                   8%
7.  Telecommunication Services               8%
8.  Information Technology                   5%
9.  Utilities                                4%
10. Healthcare                               4%

TOP 10 HOLDINGS            12/31/02

Security                             % of Total Net Assets

1.  Vodafone AirTouch plc                     2.9%
2.  ENI S.p.A.                                2.6%
3.  Rio Tinto plc                             2.5%
4.  Canon Inc.                                2.5%
5.  BHP Ltd.                                  2.4%
6.  Schneider SA                              2.3%
7.  Novartis AG                               2.2%
8.  Bank of Ireland                           2.2%
9.  Societe Generale                          2.2%
10. UBS AG                                    2.1%

The top 10 holdings and the country and sector breakdowns are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                              19

IVY PACIFIC OPPORTUNITIES FUND

THE FUND'S GOAL: TO PROVIDE LONG-TERM CAPITAL GROWTH BY INVESTING IN SECURITIES
TRADED IN PACIFIC REGION MARKETS. EXAMPLES OF PACIFIC REGION COUNTRIES INCLUDE
AUSTRALIA, CHINA, HONG KONG, INDIA, KOREA, SINGAPORE, SRI LANKA AND TAIWAN.

[PHOTO]  Note: Ivy Pacific Opportunities Fund was managed by Moira McLachlan and the Ivy International Equities team until December 16th, 2002. At right, she discusses factors relating to Fund performance in 2002. Thomas A. Mengel, Senior
Vice President of Waddell & Reed Ivy Investment Company, assumed management of
Ivy Pacific Opportunities Fund on December 17th, 2002. He discusses how the Fund is positioned going forward.

LIPPER CATEGORY

Pacific ex-Japan

"We feel that Asian economies are better positioned for domestic growth than many other markets, and regional trade remains impressive. We believe that our refocusing of the Fund will allow us to take better advantage of investment opportunities in the region as we move forward."

Q:  MOIRA, HOW DID IVY PACIFIC OPPORTUNITIES FUND PERFORM IN 2002?

A:  For 2002, Ivy Pacific Opportunities Fund returned -16.41%, including the impact of the maximum sales charge, and -11.31% without the sales charge. The
Fund underperformed its benchmark, the MSCI Asia Pacific Free Ex-Japan index, which returned -5.09%, and its peer group (as measured by the Lipper Pacific
Ex-Japan Funds average), which returned -7.98%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q:  HOW WERE MARKET CONDITIONS?

A:  While ex-Japan Asia was a relative outperformer in 2002, most regional stock markets finished the year in negative territory. Stocks were depressed by sluggish economic growth and turmoil in the US and European markets. The major
Asian markets fell heavily, with Hong Kong, Singapore and Taiwan all posting double-digit declines. However, a number of the smaller, more speculative markets posted gains. Despite a sharp sell-off after the Bali disco bombing, the
Indonesia market ended the year in positive territory. The Thai market gained around 17% and the Pakistani market was up over 100%.

Q:  WHAT FACTORS AFFECTED PERFORMANCE?

A:  An overweight position in Taiwanese technology stocks had a negative impact on performance. These stocks performed strongly in the last quarter of 2001 and into the first quarter of 2002. However, they then sold off sharply as investors worried about a recovery in end-user demand. While we locked in some gains early in the year, performance suffered from not cutting the Fund's exposure further than we did.

The Fund's exposure to Hong Kong financials also hurt performance. Interest rate sensitive stocks in Hong Kong -- banks and property stocks -- came under pressure as investors worried that an Argentine-style default in Brazil would prove the final blow to the Hong Kong dollar's peg to the US currency.

Stock selection in Australia made the most significant positive contribution to performance. As commodity prices recovered from the sharp declines of 2001, the
Fund benefited from overweight positions in commodity producers. The Fund also benefited from exposure to Australian banks, which did not suffer the credit-quality problems plaguing other developed-market banks.

In South Korea, performance benefited from both an overweight position and good stock selection. The Korean market performed well due to financial sector reform, attractive valuations and strong growth in domestic consumption. Korean exporters also posted solid gains as a result, in part, of strong demand from
China.

Q:  THOMAS, WHAT IS YOUR STRATEGY GOING FORWARD?

A:  The Fund will likely be less concentrated in the future, as we increase the number of holdings and thereby reduce the average weighting of each stock. Along with this broader dispersion, we will reduce exposure to the technology sector in an effort to reduce volatility. We intend to concentrate on the core Asian markets of Hong Kong, China, South Korea, Australia and Taiwan, with particular focus on industry leaders that we believe benefit most from the continued
Chinese dominance of business demand in the region. During our gradual process of restructuring this Fund its cash position may be slightly higher than what we would consider normal, but only until the transition is completed.

Q:  WHAT IS YOUR OUTLOOK FOR THE REGION?

A:  Global equity markets are expected to remain volatile as investors continue to monitor corporate, financial, economic and geopolitical issues. However, we feel that Asian economies are better positioned for domestic growth than many other markets, and regional trade remains impressive. We believe that our refocusing of the Fund will allow us to take better advantage of investment opportunities in the region as we move forward.

Performance cited is for Class A shares at net asset value and at maximum sales load of 5.75%. The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31,2002

SHARE CLASS/                                                                                     SINCE
NASDAQ SYMBOL                                             1 YEAR        5 YEARS     10 YEARS     INCEPTION
-------------                                             ------        -------     --------     ---------

A SHARES          w/Reimb. & 5.75% sales charge          (16.41%)      (6.29%)        N/A        (5.41%)
 IPOAX              w/o Reimb. & 5.75% sales charge      (17.56%)      (7.25%)        N/A        (6.10%)

B SHARES          w/Reimb. & w/ 5.00% CDSC               (16.73%)      (6.43%)        N/A        (5.60%)
 IPOBX              w/Reimb. & w/o 5.00% CDSC            (12.35%)      (6.05%)        N/A        (5.60%)
                    w/o Reimb. & w/ 5.00% CDSC           (17.92%)      (7.36%)        N/A        (6.27%)
                    w/o Reimb. & w/o 5.00% CDSC          (13.59%)      (6.98%)        N/A        (6.27%)

C SHARES          w/Reimb. & w/ 1.00% CDSC               (13.09%)      (5.97%)        N/A        (6.84%)
 IPOCX              w/Reimb. & w/o 1.00% CDSC            (12.21%)      (5.97%)        N/A        (6.84%)
                    w/o Reimb. & w/ 1.00% CDSC           (14.33%)      (6.90%)        N/A        (7.56%)
                    w/o Reimb. & w/o 1.00% CDSC          (13.46%)      (6.90%)        N/A        (7.56%)

ADVISOR SHARES    w/Reimb.                               (11.84%)       N/A           N/A        (5.41%)
 IPOVX              w/o Reimb.                           (13.08%)       N/A           N/A        (6.18%)

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.

Class A and Class B commenced operations October 22, 1993; Class C commenced operations April 30, 1996; Advisor Class commenced operations February 10, 1998.

Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy Pacific Opportunities Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

PERFORMANCE OVERVIEW

    Performance Comparison of the Fund Since Inception (10/93) of a $10,000
                                   Investment
              (Class A shares including 5.75% maximum sales charge)

                                    (GRAPH)

                          IVY  PACIFIC     MSCI ASIA PACIFIC FREE
                       OPPORTUNITIES FUND  (EXCLUDING JAPAN) INDEX

           25-Oct-93         9425                   10000
           31-Oct-93         9652                   10000
           30-Nov-93         9685                    9788
           31-Dec-93        10900                   11878
           31-Jan-94        10426                   11493
           28-Feb-94         9837                   10977
           31-Mar-94         9011                    9872
           30-Apr-94         9111                   10255
           31-May-94         9392                   10669
           30-Jun-94         8905                   10269
           31-Jul-94         9309                   10799
           31-Aug-94         9647                   11597
           30-Sep-94         9624                   11303
           31-Oct-94         9431                   11519
           30-Nov-94         8620                   10622
           31-Dec-94         8188                   10419
           31-Jan-95         7289                    9471
           28-Feb-95         7760                   10150
           31-Mar-95         7927                   10137
           30-Apr-95         7732                   10191
           31-May-95         8452                   11021
           30-Jun-95         8352                   10858
           31-Jul-95         8825                   11218
           31-Aug-95         8506                   10843
           30-Sep-95         8722                   10937
           31-Oct-95         8545                   10753
           30-Nov-95         8244                   10600
           31-Dec-95         8318                   11053
           31-Jan-96         9247                   11792
           29-Feb-96         9189                   11969
           31-Mar-96         9044                   12035
           30-Apr-96         9160                   12486
           31-May-96         9209                   12342
           30-Jun-96         9121                   12136
           31-Jul-96         8782                   11341
           31-Aug-96         8966                   11758
           30-Sep-96         9063                   11924
           31-Oct-96         9131                   11840
           30-Nov-96         9731                   12378
           31-Dec-96        10023                   12339
           31-Jan-97         9935                   12457
           28-Feb-97        10081                   12588
           31-Mar-97         9682                   12006
           30-Apr-97        10198                   11926
           31-May-97        10967                   12413
           30-Jun-97        11356                   12866
           31-Jul-97        11736                   12930
           31-Aug-97        11463                   10924
           30-Sep-97        11210                   11004
           31-Oct-97         8495                    8795
           30-Nov-97         7970                    8296
           31-Dec-97         7824                    8119
           31-Jan-98         6529                    7750
           28-Feb-98         7989                    8924
           31-Mar-98         7795                    8829
           30-Apr-98         7191                    8238
           31-May-98         6267                    7209
           30-Jun-98         5498                    6634
           31-Jul-98         5060                    6527
           31-Aug-98         4350                    5596
           30-Sep-98         4953                    6071
           31-Oct-98         6053                    7133
           30-Nov-98         6286                    7668
           31-Dec-98         6215                    7760
           31-Jan-99         5732                    7832
           28-Feb-99         5653                    7672
           31-Mar-99         6176                    8377
           30-Apr-99         7320                    9700
           31-May-99         7162                    9294
           30-Jun-99         8692                   10464
           31-Jul-99         8366                   10302
           31-Aug-99         8484                   10335
           30-Sep-99         7991                    9796
           31-Oct-99         8090                    9974
           30-Nov-99         8800                   10812
           31-Dec-99         9119                   11627
           31-Jan-00         9009                   11467
           29-Feb-00         8631                   11219
           31-Mar-00         9488                   11404
           30-Apr-00         8969                   10538
           31-May-00         8551                    9750
           30-Jun-00         9189                   10454
           31-Jul-00         9448                    9969
           31-Aug-00         9169                    9928
           30-Sep-00         8312                    8948
           31-Oct-00         7485                    8276
           30-Nov-00         7116                    8083
           31-Dec-00         7455                    8143
           31-Jan-01         8198                    9021
           28-Feb-01         7565                    8599
           31-Mar-01         6932                    7646
           30-Apr-01         6993                    7870
           31-May-01         6832                    7858
           30-Jun-01         6731                    7786
           31-Jul-01         6450                    7477
           31-Aug-01         6219                    7407
           30-Sep-01         5174                    6306
           31-Oct-01         5566                    6707
           30-Nov-01         6279                    7499
           31-Dec-01         6762                    7945
         31-Jan-2002         6883                    8178
         28-Feb-2002         6984                    8234
         31-Mar-2002         7225                    8710
         30-Apr-2002         7346                    8744
         31-May-2002         7316                    8765
         30-Jun-2002         6994                    8339
         31-Jul-2002         6611                    7910
         31-Aug-2002         6460                    7893
         30-Sep-2002         5847                    7188
         31-Oct-2002         6128                    7565
         30-Nov-2002         6420                    7891
         31-Dec-2002         5998                    7541

The Morgan Stanley Capital International (MSCI) Asia Pacific Free
(Excluding-Japan) Index is an unmanaged index of stocks which assumes reinvestment of dividends and, unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

  COUNTRY BREAKDOWN                       12/31/02

                             % of Total Net Assets

 1.  Australia                                 27%
 2.  South Korea                               22%
 3.  Hong Kong                                 21%
 4.  Taiwan                                    11%
 5.  Singapore                                  7%
 6.  India                                      7%

 SECTOR BREAKDOWN                         12/31/02

                             % of Total Net Assets

 1.  Financials                                27%
 2.  Materials                                 16%
 3.  Information Technology                    15%
 4.  Consumer Discretionary                    13%
 5.  Consumer Staples                           9%
 6. Telecommunication Services                  8%
 7. Industrials                                 7%

 TOP 10 HOLDINGS                          12/31/02

 Security                    % of Total Net Assets

 1.  POSCO                                    5.8%
 2.  BHP Limited                              4.9%
 3.  Rio Tinto Ltd.                           4.9%
 4.  Westpac Banking Corp. Ltd.               4.6%
 5.  Samsung Electronics                      4.4%
 6.  Hyundai Motor Co., Ltd.                  4.4%
 7.  Australia & New Zealand Banking          4.3%
 8.  Hero Honda Motors Ltd.                   4.1%
 9.  Cathay Pacific Airways                   4.0%
10.  Sun Hung Kai Properties Ltd.             3.7%

The top 10 holdings and the country and sector breakdowns are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                              21

IVY GROWTH FUND

The Fund's goal: to provide long-term capital growth by investing in US companies of any size.

[PHOTO]  Note: Ivy Growth Fund utilized a dual management approach until
         December 16th, 2002. The large-cap portion was managed by Paul Baran, while the small/mid-cap portion was managed by James W. Broadfoot. At right, they discuss factors relating to Fund performance in 2002.
         Antonio Intagliata, Senior Vice President of Waddell & Reed Ivy
         Investment Company, assumed management of Ivy Growth Fund on December
         17th, 2002. He discusses how the Fund is positioned going forward.

LIPPER CATEGORY

Multi-Cap Growth

"After a detailed analysis of the portfolio, we decided to: (1)
significantly reduce the number of holdings so that each stock would have more of an impact on the Fund, and (2) select fewer small-cap stocks and a greater amount of medium- and large-cap stocks."

Q:  HOW DID IVY GROWTH FUND PERFORM IN 2002?

A: For 2002, Ivy Growth Fund returned -32.78%,including the impact of the maximum sales charge, and -28.68% without the sales charge. The Fund underperformed its bench-mark, the Russell 3000 Growth Index, which returned
-28.03%,and its peer group (as measured by the Lipper Multi-Cap Growth Funds average), which returned -29.92%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q:  WHAT FACTORS AFFECTED PERFORMANCE OVER THE PERIOD?

A:  Until mid-December, the Fund was divided into two portions: one consisting of small/mid-cap stocks, and the other consisting of large-cap stocks.

Performance in the large-cap portion was negatively affected by holdings in the technology sector. However, losses in technology were offset to a degree by exposure to banks and other financial stocks, many of which rose in price during the period. Certain consumer stocks also increased in price, while others declined but still outperformed the market. This had a large positive impact on relative performance. Our stock picks in the general energy area also had a positive effect on performance.

Performance in the small/mid-cap portion was negatively affected by our focus on stocks with higher expected growth rates and price-to-earnings ratios, which underperformed more conservative, slower-growth stocks last year. Specifically, minimal exposure to slower-growth areas such as finance, consumer staples and materials, all of which outperformed, hurt the portfolio. An underweight in the top-performing financials sector had the largest negative effect. Holdings in healthcare and business services also negatively affected performance.

The portfolio's consumer-related holdings did well as they benefited from strong consumer demand throughout most of the year. In addition, select holdings in network security, waste management and natural gas contributed positively to relative performance.

Q:  TONY, HOW ARE YOU POSITIONING THE PORTFOLIO GOING FORWARD?

A:   After a detailed analysis of the portfolio, we decided to: (1)
significantly reduce the number of holdings so that each stock would have more of an impact on the Fund, and (2) select fewer small-cap stocks and a greater amount of medium- and large-cap stocks.

In terms of sectors, while geopolitical considerations continue to make gold and energy the two focus areas, we believe the next leadership will come from the cyclical groups. Due to our economic and market outlook -- a weak economy, sluggish capital spending, and modest GDP growth and equity returns -- we favor a large exposure to healthcare, based on the sector's demographics and pricing power. We also favor defense stocks. We believe that defense spending will likely continue at a lower pace than 2002. However, the defense cycle is a long-term cycle and we believe the stocks are attractive fundamentally and on a price basis. They have visible earnings growth and have corrected recently.

We have underweighted technology, but not by a huge amount. In technology, fundamentals are still poor, but the sector seems over-sold on a technical basis. Oil is a risky area, but we believe that an average weight makes sense, based on a tight supply and, eventually, an increasing global demand. Particular emphasis should be in the natural gas area. Financials will continue to be de-emphasized as, if expected, interest rates move up later in the year. We believe that these strategies have the Fund well-positioned for the year ahead.

Performance cited is for Class A shares at net asset value and at maximum sales load of 5.75%. The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31,2002

SHARE CLASS/                                                                                     SINCE
NASDAQ SYMBOL                                          1 YEAR        5 YEARS     10 YEARS      INCEPTION
-------------                                          ------        -------     --------      ---------

A SHARES        w/Reimb.& 5.75% sales charge          (32.78%)      (9.44%)       1.02%        8.26%
 IVYFX             w/o Reimb.& 5.75% sales charge     (32.78%)      (9.44%)       1.00%        8.26%

B SHARES        w/Reimb.& w/5.00% CDSC                (32.96%)      (9.62%)        N/A        (0.22%)
 IVYBX             w/Reimb.& w/o 5.00% CDSC           (29.43%)      (9.26%)        N/A        (0.22%)
                   w/o Reimb.& w/5.00% CDSC           (32.96%)      (9.62%)        N/A        (0.24%)
                   w/o Reimb.& w/o 5.00% CDSC         (29.43%)      (9.26%)        N/A        (0.24%)

C SHARES        w/Reimb.& w/ 1.00% CDSC               (30.29%)      (9.23%)        N/A        (4.97%)
 IVYCX             w/Reimb.& w/o 1.00% CDSC           (29.59%)      (9.23%)        N/A        (4.97%)
                   w/o Reimb.& w/1.00% CDSC           (30.29%)      (9.23%)        N/A        (4.97%)
                   w/o Reimb.& w/o 1.00% CDSC         (29.59%)      (9.23%)        N/A        (4.97%)

ADVISOR SHARES  w/Reimb.                              (28.67%)       N/A           N/A       (11.55%)
 IVYVX             w/o Reimb.                         (28.67%)       N/A           N/A       (11.55%)

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.

Class A commenced operations January 12,1960; Class B commenced operations
October 22,1993; Class C commenced operations April 30,1996;Advisor Class commenced operations April 30,1998.

Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy Growth Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

PERFORMANCE OVERVIEW

          10-Year Performance Comparison of a $10,000 Investment in the Fund
           (Class A shares including 5.75% maximum sales charge)

                                    (GRAPH)

                      Ivy Growth Fund-- $11,066
                Russell 3000 Growth Index-- $18,414

                                 Ivy
                                Growth    Russell 3000
                                 Fund     Growth Index

               31-Dec-92         9425        10000
               31-Jan-93         9469         9902
               28-Feb-93         9356         9718
               31-Mar-93         9677         9910
               30-Apr-93         9381         9519
               31-May-93         9683         9869
               30-Jun-93         9670         9787
               31-Jul-93         9658         9634
               31-Aug-93        10186        10034
               30-Sep-93        10066         9994
               31-Oct-93        10363        10272
               30-Nov-93        10207        10174
               31-Dec-93        10583        10369
               31-Jan-94        11033        10612
               28-Feb-94        10824        10432
               31-Mar-94        10210         9915
               30-Apr-94        10315         9960
               31-May-94        10380        10077
               30-Jun-94         9890         9767
               31-Jul-94        10320        10082
               31-Aug-94        10925        10662
               30-Sep-94        10646        10535
               31-Oct-94        10739        10769
               30-Nov-94        10156        10416
               31-Dec-94        10269        10598
               31-Jan-95        10189        10779
               28-Feb-95        10596        11236
               31-Mar-95        10849        11564
               30-Apr-95        11087        11810
               31-May-95        11451        12197
               30-Jun-95        11772        12703
               31-Jul-95        12390        13277
               31-Aug-95        12452        13308
               30-Sep-95        12833        13885
               31-Oct-95        12442        13823
               30-Nov-95        12898        14367
               31-Dec-95        13076        14473
               31-Jan-96        13482        14896
               29-Feb-96        13779        15208
               31-Mar-96        13966        15256
               30-Apr-96        14466        15735
               31-May-96        14575        16312
               30-Jun-96        14341        16218
               31-Jul-96        13295        15161
               31-Aug-96        13896        15624
               30-Sep-96        14646        16727
               31-Oct-96        14568        16745
               30-Nov-96        15309        17926
               31-Dec-96        15328        17640
               31-Jan-97        15932        18800
               28-Feb-97        15406        18578
               31-Mar-97        14689        17546
               30-Apr-97        14767        18591
               31-May-97        16251        20051
               30-Jun-97        16761        20843
               31-Jul-97        17831        22612
               31-Aug-97        17184        21475
               30-Sep-97        18107        22599
               31-Oct-97        17020        21708
               30-Nov-97        16968        22482
               31-Dec-97        17120        22710
               31-Jan-98        17024        23295
               28-Feb-98        18428        25075
               31-Mar-98        19322        26079
               30-Apr-98        19582        26421
               31-May-98        19034        25562
               30-Jun-98        19361        27011
               31-Jul-98        18688        26648
               31-Aug-98        15225        22472
               30-Sep-98        16062        24240
               31-Oct-98        17014        26135
               30-Nov-98        18515        28126
               31-Dec-98        19526        30663
               31-Jan-99        20076        32432
               28-Feb-99        18838        30841
               31-Mar-99        19654        32428
               30-Apr-99        20371        32664
               31-May-99        19889        31739
               30-Jun-99        21156        33920
               31-Jul-99        20764        32844
               31-Aug-99        20960        33252
               30-Sep-99        20970        32644
               31-Oct-99        22247        34995
               30-Nov-99        23474        37004
               31-Dec-99        25748        41034
               31-Jan-00        25039        39221
               29-Feb-00        27910        41671
               31-Mar-00        29038        44028
               30-Apr-00        26050        41763
               31-May-00        24214        39554
               30-Jun-00        27085        42692
               31-Jul-00        25667        40781
               31-Aug-00        28201        44513
               30-Sep-00        25667        40436
               31-Oct-00        23621        38427
               30-Nov-00        19099        32675
               31-Dec-00        20004        31836
               31-Jan-01        21059        34062
               28-Feb-01        18015        28358
               31-Mar-01        16425        25309
               30-Apr-01        18429        28502
               31-May-01        18242        28162
               30-Jun-01        17841        27621
               31-Jul-01        17026        26813
               31-Aug-01        15678        24654
               30-Sep-01        13634        22091
               31-Oct-01        14316        23310
               30-Nov-01        15437        25530
               31-Dec-01        15517        25588
             31-Jan-2002        15103        25104
             28-Feb-2002        14140        24023
             31-Mar-2002        14982        24937
             30-Apr-2002        13940        23005
             31-May-2002        13512        22391
             30-Jun-2002        12483        20331
             31-Jul-2002        11414        19075
             31-Aug-2002        11481        19128
             30-Sep-2002        10532        17182
             31-Oct-2002        11280        18712
             30-Nov-2002        11788        19781
             31-Dec-2002        11066        18414

The Russell 3000 Growth Index is an unmanaged index of stocks which assumes reinvestment of dividends and, unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

 SECTOR BREAKDOWN                                  12/31/02

                                      % of Total Net Assets

 1.  Healthcare                                         16%
 2.  Information Technology                             14%
 3.  Financials                                         12%
 4.  Consumer Discretionary                             10%
 5.  Industrials                                        10%
 6.  Energy                                              6%
 7.  Consumer Staples                                    6%
 8.  Telecommunication Services                          1%

 TOP 10 HOLDINGS                                   12/31/02

 Security                              % of Total Net Assets

 1.  S&P 500 Depository Receipts                       3.0%
 2.  Microsoft Corporation                             2.2%
 3.  General Electric Company                          1.9%
 4.  Wal-Mart Stores, Inc.                             1.9%
 5.  Cisco Systems, Inc.                               1.6%
 6.  Pfizer Inc.                                       1.6%
 7.  Exxon Mobil Corporation                           1.5%
 8.  American International Group                      1.3%
 9.  International Business Machines                   1.1%
10.  Merck & Co., Inc.                                 1.1%

The top 10 holdings and the sector breakdown are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                              23

IVY US BLUE CHIP FUND

The Fund's goal: to provide long-term capital growth primarily by investing in common stocks of established domestic companies that either hold a leading industry position or that are expected to do so in the future.

[PHOTO]   An interview with Paul Baran, portfolio manager of the Ivy US Blue
          Chip Fund.

NOTE: EFFECTIVE FEBRUARY 2003, IVY US BLUE CHIP FUND WILL BE MANAGED BY JIM
WINELAND OF WADDELL & Reed Ivy Investment Company.

LIPPER CATEGORY

Large-Cap Core

"We believe that most, if not all, of the corporate excesses have been wrung out after three years of declines. We think we'll see higher earnings growth and modest GDP growth in the year ahead."

Q:  PAUL, HOW DID IVY US BLUE CHIP FUND PERFORM IN 2002?

A: For 2002, Ivy US Blue Chip Fund returned -26.29%,including the impact of the maximum sales charge, and -21.79% without the sales charge. This compares to the
Fund's benchmark, the S&P 500 Index, which returned -22.10%,and its peer group
(as measured by the Lipper Large-Cap Core Funds average), which returned
-23.48%. It should be noted that the benchmark index and the Lipper category do not reflect sales charges.

Q:  HOW WERE MARKET CONDITIONS?

A: Last year saw a continuation of the bear market that began in early 2000, and it also marked the first time since 1939 that the US experienced three consecutive years of declining markets. Weak economic conditions and the boom in financial fraud negatively affected corporate earnings, which, in turn, caused the market to reprice itself lower.

Q:  WHAT FACTORS AFFECTED PERFORMANCE?

A: Given the challenging market environment, we took steps to help reduce risk and improve performance. First, we increased the number of holdings in an effort to minimize the effect of any individual stock. Second, we actively traded by taking gains when appropriate and making purchases when we felt stocks were unfairly punished. These strategies, combined with our avoidance of "disaster stocks" in high-profile companies that experienced financial scandals, were the primary factors driving performance.

Unfortunately, the Fund still showed a negative return for the year, with performance impacted by a few factors. Investments in the technology sector had the largest negative effect. Holdings such as Texas Instruments, Applied
Materials and Intel all declined further than the market. AOL Time Warner also hurt performance, as did Home Depot, Schering-Plough and Bristol Myers.

On the positive side, performance benefited from holdings in the banking sector, many of which rose in price during the period. Certain consumer stocks, such as
Procter & Gamble and Anheuser Busch, also increased in price, while others --
Wal-Mart, PepsiCo and Philip Morris -- declined but still outperformed the market. This had a large positive impact on performance relative to the benchmark. In addition, underexposure to the troubled electricity merchant-area helped performance, as did our stock picks in the general energy area.

Q:  WHAT CHANGES WERE MADE TO THE PORTFOLIO?

A: Throughout the year, we increased exposure to defense-related companies, many of which did well in anticipation of a possible war with Iraq. Lockheed Martin and United Technologies both outperformed the market and contributed positively to performance. In terms of general strategy, we adhered to our long-term approach of staying fully invested and sector-neutral. Our focus remained on stock selection and, unlike many of the Fund's competitors, Ivy US Blue Chip
Fund did not hold large amounts of cash.

Q:  WHAT IS YOUR OUTLOOK GOING FORWARD?

A: We are optimistic as we enter 2003. Interest rates are unlikely to rise, and we believe that most, if not all, of the corporate excesses have been wrung out after three years of declines. We think we'll see higher earnings growth and modest GDP growth in the year ahead. In our opinion, all of these factors, as well as recent government proposals for tax reform, could lead to better equity returns in 2003. As markets settle during the year, we may reduce the number of holdings and increase our weightings on attractive stocks. We also intend to continue to stay fully invested, sector-neutral and focused on stock selection.
In our view, these steps have the Fund well positioned for 2003.

Performance cited is for Class A shares at net asset value and maximum sales load of 5.75%. The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31,2002

 SHARE CLASS/                                                                                   SINCE
 NASDAQ SYMBOL                                         1 YEAR     5 YEARS       10 YEARS      INCEPTION
 -------------                                         ------     -------       --------      ---------

 A SHARES         w/Reimb.& 5.75% sales charge        (26.29%)       N/A          N/A        (8.07%)
  IBCAX             w/o Reimb.& 5.75% sales charge    (26.67%)       N/A          N/A        (8.79%)

 B SHARES         w/Reimb.& w/ 5.00% CDSC             (26.27%)       N/A          N/A        (8.53%)
  IBCBX             w/Reimb.& w/o 5.00% CDSC          (22.39%)       N/A          N/A        (8.08%)
                    w/o Reimb.& w/ 5.00% CDSC         (26.66%)       N/A          N/A        (9.27%)
                    w/o Reimb.& w/o 5.00% CDSC        (22.79%)       N/A          N/A        (8.80%)

 C SHARES         w/Reimb.& w/ 1.00% CDSC             (23.19%)       N/A          N/A        (8.11%)
  IBCCX             w/Reimb.& w/o 1.00% CDSC          (22.42%)       N/A          N/A        (8.11%)
                    w/o Reimb.& w/ 1.00% CDSC         (23.59%)       N/A          N/A        (8.85%)
                    w/o Reimb.& w/o 1.00% CDSC        (22.82%)       N/A          N/A        (8.85%)

 ADVISOR SHARES   w/Reimb.                            (21.50%)       N/A          N/A        (6.44%)
  IBCVX             w/o Reimb.                        (21.90%)       N/A          N/A        (7.28%)

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.

Class A and Advisor Class commenced operations November 2,1998; Class B and
Class C commenced operations November 6, 1998.

Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy US Blue Chip Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

PERFORMANCE OVERVIEW

    Performance Comparison of the Fund Since Inception (11/98) of a $10,000
                                   Investment
             (Class A shares including 5.75% maximum sales charge)

                                    (GRAPH)

                    Ivy US Blue Chip Fund                     S&P 500 Index

             02-Nov-98        9425                                10000
             30-Nov-98        9906                                10606
             31-Dec-98       10122                                11217
             31-Jan-99       10377                                11686
             28-Feb-99       10094                                11323
             31-Mar-99       10358                                11776
             30-Apr-99       10763                                12232
             31-May-99       10518                                11943
             30-Jun-99       11140                                12606
             31-Jul-99       10763                                12213
             31-Aug-99       10735                                12152
             30-Sep-99       10368                                11819
             31-Oct-99       11131                                12567
             30-Nov-99       11225                                12822
             31-Dec-99       11676                                13578
           31-Jan-2000       11069                                12895
           29-Feb-2000       11259                                12651
           30-Mar-2000       12301                                13889
           30-Apr-2000       11761                                13471
           31-May-2000       11278                                13195
           30-Jun-2000       11894                                13520
           31-Jul-2000       11638                                13309
           30-Aug-2000       12311                                14135
           30-Sep-2000       11297                                13389
           31-Oct-2000       11212                                13332
           30-Nov-2000       10074                                12281
           31-Dec-2000       10194                                12341
           30-Jan-2001       10579                                12779
           28-Feb-2001        9530                                11614
           31-Mar-2001        9000                                10878
           30-Apr-2001        9713                                11724
           31-May-2001        9751                                11802
           30-Jun-2001        9482                                11519
           31-Jul-2001        9434                                11406
           31-Aug-2001        8817                                10692
           30-Sep-2001        8134                                 9828
           31-Oct-2001        8336                                10016
           30-Nov-2001        8971                                10784
           31-Dec-2001        9010                                10878
           31-Jan-2002        8923                                10720
           28-Feb-2002        8769                                10513
           31-Mar-2002        9010                                10908
           30-Apr-2002        8461                                10247
           31-May-2002        8375                                10171
           30-Jun-2002        7855                                 9447
           31-Jul-2002        7335                                 8710
           31-Aug-2002        7325                                 8768
           30-Sep-2002        6526                                 7815
           31-Oct-2002        7171                                 8503
           30-Nov-2002        7499                                 9003
           31-Dec-2002        7046                                 8474

The S&P 500 Index is an unmanaged index of stocks which assumes reinvestment of dividends and, unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

  SECTOR BREAKDOWN       12/31/02

                    % of Total Net Assets

 1. Financials                         24%
 2. Information Technology             14%
 3. Healthcare                         14%
 4. Consumer Discretionary             13%
 5. Industrials                        11%
 6. Consumer Staples                    9%
 7. Energy                              6%
 8. Telecommunication Services          4%
 9. Utilities                           3%
10. Materials                           2%

 TOP 10 HOLDINGS           12/31/02

 Security            % of Total Net Assets

 1.  S&P 500 Depository Receipts         4.6%
 2.  Microsoft Corporation               3.9%
 3.  Exxon Mobil Corporation             3.4%
 4.  General Electric Company            3.3%
 5.  Wal-Mart Stores, Inc.               3.2%
 6.  Citigroup Inc.                      2.5%
 7.  Pfizer Inc.                         2.4%
 8.  American International Group        2.3%
 9.  Johnson & Johnson                   2.1%
10.  International Business Machines     1.9%

The top 10 holdings and the sector breakdown are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                              25

IVY US EMERGING GROWTH FUND

THE FUND'S GOAL: TO PROVIDE LONG-TERM CAPITAL GROWTH THROUGH INVESTMENT IN THE
COMMON STOCKS OF SMALL- AND MEDIUM-SIZED COMPANIES THAT ARE IN THE EARLY STAGES
OF THEIR LIFECYCLES AND THAT HAVE THE POTENTIAL FOR RAPID GROWTH.

[PHOTO]

Note: Ivy US Emerging Growth Fund was managed by James W. Broadfoot until
December 16th, 2002. At right, he discusses factors relating to Fund performance in 2002. Kimberly A. Scott, Vice President of Waddell & Reed Ivy Investment
Company, assumed management of Ivy US Emerging Growth Fund on December 17th,
2002. She discusses how the Fund is positioned going forward.

LIPPER CATEGORY

Mid-Cap Growth

"In a market in which no one sector is likely to lead for a prolonged period of time, we believe that balance across sectors and holding more rather than fewer names is the best approach."

Q: JIM, HOW DID IVY US EMERGING GROWTH FUND PERFORM IN 2002?

A: For 2002, Ivy US Emerging Growth Fund returned -41.28%, including the impact of the maximum sales charge, and -37.70% without the sales charge. The Fund underperformed its benchmark, the Russell 2500 Growth Index, which returned
-29.09%, as well as its peer group (as measured by the Lipper Mid-Cap Growth
Funds average), which returned -28.33%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q: HOW WERE MARKET CONDITIONS?

A: It was a difficult year for growth stocks, particularly for those with higher expected growth rates and price-to-earnings ratios. As the year ended, these stocks were weighed down by uncertain economic conditions, continuing threats of terrorism and a potential war with Iraq. In this environment, investors were not willing to give as much credit for future growth expectations as they might have in more stable times.

Q: WHAT FACTORS AFFECTED PERFORMANCE?

A: Performance was negatively affected by our focus on high-beta (higher risk and expected growth) stocks, which underperformed last year. Specifically, lack of exposure to slower-growth areas such as finance, consumer staples and materials hurt the Fund as many of these sectors outperformed. An underweight in the top-performing financials sector had the largest negative effect.

Holdings in the healthcare sector also negatively impacted performance. We added these stocks for their defensive qualities, but many underperformed in 2002, mostly for political reasons. Pharmaceuticals suffered as government scrutiny of the industry increased, and biotechnology companies had problems with the Food &
Drug Administration's slow approval process and continued absence of leadership.
Some healthcare holdings, such as Varian Medical Systems, did well, but the overall effect was negative.

In addition, holdings in the business services sector hurt performance. As geopolitical concerns mounted, most corporations became hesitant to spend. On the positive side, consumer spending remained strong throughout most of the year, and this had a positive impact on the Fund's consumer-related holdings.
Consumer stocks that did well included The University of Phoenix Online and
Weight Watchers International. Outside the consumer area, holdings in certain network security, waste management and natural gas companies also did well.

Q: KIM, WHAT IS YOUR OUTLOOK FOR 2003?

A: We believe that stable to rising earnings in the context of a much more reasonably valued stock market should produce moderate gains in stocks over the course of 2003. While geopolitical issues should lead to continued volatility, we think that a combination of low interest rates and benign inflation will likely provide stock market valuation support. However, we believe that corporate operating earnings must continue to strengthen, preferably as a result of renewed revenue growth, to allow the stock market to move appreciably higher.

Q: WHAT IS YOUR STRATEGY GOING FORWARD?

A: In a market in which no one sector is likely to lead for a prolonged period of time, we believe that balance across sectors and holding more rather than fewer names is the best approach. We think the current environment requires a keen focus on specific stocks, as we feel it is those companies that have strong management teams, strong balance sheets, and real and sustainable earnings profiles that investors will continue to favor. In terms of sectors, we intend to emphasize those that we believe to have greater potential for growth, including healthcare, technology, and consumer and related areas, but we are unlikely to deviate significantly from the sector weightings in the mid-cap growth index. We believe that these strategies will have the Fund well-positioned for the year ahead.

Performance cited is for Class A shares at net asset value and maximum sales load of 5.75%. The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

 AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002

SHARE CLASS/                                                                                            SINCE
NASDAQ SYMBOL                                                     1 YEAR      5 YEARS     10 YEARS   INCEPTION
-------------                                                     ------      -------     --------   ---------

A SHARES                    w/Reimb. & 5.75% sales charge       (41.28%)     (11.09%)       N/A         4.02%
IVEGX                       w/o Reimb. & 5.75% sales charge     (41.28%)     (11.09%)       N/A         4.00%

B SHARES                    w/Reimb. & w/ 5.00% CDSC            (41.29%)     (11.09%)       N/A        (0.03%)
IVEBX                       w/Reimb. & w/o 5.00% CDSC           (38.20%)     (10.73%)       N/A        (0.03%)
                            w/o Reimb. & w/ 5.00% CDSC          (41.29%)     (11.09%)       N/A        (0.02%)
                            w/o Reimb. & w/o 5.00% CDSC         (38.20%)     (10.73%)       N/A        (0.02%)

C SHARES                    w/Reimb. & w/ 1.00% CDSC            (38.83%)     (10.72%)       N/A        (8.29%)
IVGEX                       w/Reimb. & w/o 1.00% CDSC           (38.22%)     (10.72%)       N/A        (8.29%)
                            w/o Reimb. & w/ 1.00% CDSC          (38.83%)     (10.72%)       N/A        (8.29%)
                            w/o Reimb. & w/o 1.00% CDSC         (38.22%)     (10.72%)       N/A        (8.29%)

ADVISOR SHARES              w/Reimb.                            (37.57%)        N/A         N/A       (10.83%)
IVEVX                       w/o Reimb.                          (37.57%)        N/A         N/A       (10.83%)

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.

Class A commenced operations March 3, 1993 (performance here is calculated based on the date the Fund first became available for sale to the public, April
30, 1993); Class B commenced operations October 22, 1993; Class C commenced operations April 30, 1996; Advisor Class commenced operations February 18, 1998.

Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy US Emerging Growth Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

PERFORMANCE OVERVIEW

         Performance Comparison of the Fund Since Inception (4/93) of a
                               $10,000 Investment
              (Class A shares including 5.75% maximum sales charge)

                                    (GRAPH]

- Ivy US Emerging Growth Fund - $14,460
- Russell 2500 Growth Index - $17,465

                           Ivy US
                          Emerging              Russell 2500
                        Growth Fund             Growth Index

           30-Apr-93        9425                    10000
           31-May-93       10304                    10616
           30-Jun-93       11176                    10642
           31-Jul-93       11492                    10650
           31-Aug-93       12785                    11211
           30-Sep-93       13574                    11499
           31-Oct-93       13786                    11726
           30-Nov-93       13377                    11300
           31-Dec-93       13698                    11797
           31-Jan-94       14181                    12137
           28-Feb-94       14137                    12158
           31-Mar-94       13465                    11451
           30-Apr-94       13113                    11438
           31-May-94       12723                    11208
           30-Jun-94       11811                    10710
           31-Jul-94       11949                    10943
           31-Aug-94       13285                    11747
           30-Sep-94       13792                    11742
           31-Oct-94       14123                    11944
           30-Nov-94       13601                    11415
           31-Dec-94       14148                    11646
           31-Jan-95       14165                    11532
           28-Feb-95       14682                    12159
           31-Mar-95       15385                    12631
           30-Apr-95       15217                    12774
           31-May-95       15520                    12970
           30-Jun-95       16719                    13757
           31-Jul-95       18144                    14842
           31-Aug-95       18782                    14966
           30-Sep-95       19877                    15286
           31-Oct-95       19278                    14746
           30-Nov-95       19987                    15349
           31-Dec-95       20101                    15553
           31-Jan-96       20034                    15601
           29-Feb-96       20917                    16287
           31-Mar-96       21649                    16641
           30-Apr-96       24772                    17780
           31-May-96       25571                    18415
           30-Jun-96       24031                    17491
           31-Jul-96       20975                    15753
           31-Aug-96       22757                    16838
           30-Sep-96       24897                    17732
           31-Oct-96       23490                    17180
           30-Nov-96       23290                    17810
           31-Dec-96       23824                    17897
           31-Jan-97       24784                    18432
           28-Feb-97       22387                    17624
           31-Mar-97       20027                    16465
           30-Apr-97       19237                    16539
           31-May-97       22585                    18521
           30-Jun-97       23267                    19141
           31-Jul-97       24766                    20356
           31-Aug-97       24883                    20852
           30-Sep-97       26992                    22325
           31-Oct-97       25170                    20932
           30-Nov-97       24658                    20611
           31-Dec-97       24838                    20538
           31-Jan-98       24461                    20269
           28-Feb-98       26481                    22009
           31-Mar-98       27621                    22827
           30-Apr-98       28141                    23034
           31-May-98       26095                    21555
           30-Jun-98       27208                    21713
           31-Jul-98       25772                    20096
           31-Aug-98       19928                    15530
           30-Sep-98       22360                    16891
           31-Oct-98       23474                    18032
           30-Nov-98       26517                    19315
           31-Dec-98       29308                    21174
           31-Jan-99       30996                    21787
           28-Feb-99       26687                    20019
           31-Mar-99       27657                    20951
           30-Apr-99       27800                    22623
           30-May-99       27432                    22857
           30-Jun-99       30260                    24472
           31-Jul-99       29227                    23973
           31-Aug-99       29649                    23455
           30-Sep-99       31472                    23623
           31-Oct-99       34371                    24773
           30-Nov-99       39936                    27698
           31-Dec-99       47618                    32922
           31-Jan-00       47175                    32739
           29-Feb-00       58010                    41136
           31-Mar-00       55593                    37909
           30-Apr-00       46309                    34215
           31-May-00       42261                    31169
           30-Jun-00       49521                    35290
           31-Jul-00       45725                    32398
           31-Aug-00       50629                    36621
           30-Sep-00       48142                    34252
           31-Oct-00       41536                    32134
           30-Nov-00       30752                    26012
           31-Dec-00       35330                    27625
           31-Jan-01       36275                    29414
           28-Feb-01       31052                    24875
           31-Mar-01       27264                    22123
           30-Apr-01       31880                    25495
           31-May-01       31554                    26234
           30-Jun-01       31146                    26847
           31-Jul-01       28150                    24850
           31-Aug-01       25096                    23197
           30-Sep-01       20189                    19564
           31-Oct-01       21634                    21494
           30-Nov-01       23010                    23351
           31-Dec-01       23499                    24632
         31-Jan-2002       21996                    23579
         28-Feb-2002       19932                    22123
         31-Mar-2002       21646                    23905
         30-Apr-2002       19956                    23111
         31-May-2002       18953                    21947
         30-Jun-2002       17426                    19929
         31-Jul-2002       15095                    17453
         31-Aug-2002       15258                    17450
         30-Sep-2002       14489                    16130
         31-Oct-2002       14990                    17057
         30-Nov-2002       15689                    18643
         31-Dec-2002       14640                    17465

The Russell 2500 Growth Index is an unmanaged index of stocks which assumes reinvestment of dividends and, unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

 SECTOR BREAKDOWN                                    12/31/02

                                        % of Total Net Assets

 1.  Consumer Discretionary                               28%
 2.  Healthcare                                           18%
 3.  Technology                                           13%
 4.  Financials                                            8%
 5.  Energy                                                5%
 6.  Producer Durables                                     4%

 TOP 10 HOLDINGS                                      12/31/02

 Security                               % of Total Net Assets

 1.  Lamar Advertising Company                           2.5%
 2.  Concord EFS, Inc.                                   2.4%
 3.  Weight Watchers International                       2.4%
 4.  AmSurg Corp.                                        2.2%
 5.  Network Appliance, Inc.                             2.1%
 6.  Waste Connections, Inc.                             2.1%
 7.  Biomet, Inc.                                        2.0%
 8.  Convergys Corporation                               2.0%
 9.  Synovus Financial Corp.                             2.0%
10.  Cox Radio, Inc.                                     2.0%

The top 10 holdings and the sector breakdown are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                              27

IVY BOND FUND

THE FUND'S GOAL: TO PROVIDE A HIGH LEVEL OF CURRENT INCOME BY INVESTING AT LEAST
80% OF THE FUND'S TOTAL ASSETS IN BONDS RATED IN THE FOUR HIGHEST RATINGS
CATEGORIES USED BY MOODY'S INVESTOR SERVICES AND STANDARD AND POOR'S
CORPORATION.

[PHOTO]

Note: Ivy Bond Fund was managed by Richard Gluck until December 16th, 2002. At right, he discusses factors relating to Fund performance in 2002. James C.
Cusser, Senior Vice President of Waddell & Reed Ivy Investment Company, assumed management of Ivy Bond Fund on December 17th, 2002. He discusses how the Fund is positioned going forward.

LIPPER CATEGORY

Corporate Debt
BBB-Rated

"We believe that the government will join the household sector in spending and boosting economic prospects, and that corporations will begin to spend hand in hand with their prospects for profitability."

Q: RICHARD, HOW DID IVY BOND FUND PERFORM IN 2002?

A: For 2002,Ivy Bond Fund returned 4.30%, including the impact of the maximum sales charge,and 9.49% without the sales charge. This compares to the Fund's benchmark,the Lehman Brothers US Credit Index, which returned 10.53%, and its peer group (as measured by the Lipper Corporate Debt BBB-Rated Funds average), which returned 7.35%. It should be noted that the benchmark index and Lipper category do not reflect sales charges.

Q: HOW WERE MARKET CONDITIONS?

A: The past year was extremely difficult for the corporate bond market.
Accounting scandals at some of the country's largest companies shook investor confidence and diminished their faith in corporate America. As more and more corporations came out with disturbing revelations, the merest hint of any problem, real or perceived, could destroy a company's bonds in a matter of days, if not hours. Volatility was also caused by the realization that US corporations had over-leveraged themselves during the 1990s, borrowing to buy back stock and to invest in businesses (fixed and wireless telecom companies, merchant power generators and others) perceived to have enormous future returns -- returns that, for many, never materialized.

Q: WHAT FACTORS AFFECTED PERFORMANCE?

A: Performance was hurt by light exposure to noncorporate holdings, an area that outperformed. In addition, the Fund was concentrated in BBB-rated corporate bonds, which underperformed higher-rated corporate bonds in 2002. This helps to explain why the Fund underperformed its benchmark, which contains a more diverse range of debt issues.

On the positive side, the Fund's focus on value situations helped it avoid companies involved in the over-leveraging and excessive capital-spending trend.
The Fund did not hold troubled names involved in financial scandals, and this significantly helped performance. The Fund also did not hold many electric utilities, which were the worst performing sector in the bond market. However, the Fund did hold CalPine, which had a negative effect on performance. In addition,the Fund was not exposed to the hardest-hit telecom names,focusing instead on companies with stronger fundamentals such as Verizon and Poland's
TPSA.

Performance also benefited from an overweight in the consumer sector, which showed resilience for most of the year despite uncertain economic conditions, and from large healthcare holdings such as McKesson and Health Care Corporation of America. In addition, holdings in REITS (real estate investment trusts), energy and home construction benefited performance. Holdings in Delta Airlines, which announced higher-than-expected losses in the third quarter, and Ford
Motors hurt performance.

Q: JIM, WHAT IS YOUR STRATEGY FOR 2003?

A: In the past, Ivy Bond Fund has been comprised almost entirely of corporate bonds. Corporate bonds will still play a major role, but we will most likely add a greater number of mortgage-backed securities, Treasury bonds and other types of debt securities. However, much depends on market conditions.

Q: WHAT IS YOUR OUTLOOK FOR 2003?

A: The Federal Reserve reduced interest rates to a historically low 1.25% in the fourth quarter. Of course, the Fed can only bring the "horse to water"; making the economy "drink" is up to the economy's investors -- households, corporations, and governments. We believe that the government will join the household sector in spending and boosting economic prospects,and that corporations will begin to spend hand in hand with their prospects for profitability. We also believe that the household's continued spending, governmental deficits, and the return of corporate confidence bode: higher interest rates in 2003, higher corporate profitability, tighter corporate spreads and a continuing steep yield curve. We will closely monitor these factors as we position the Fund for the year ahead.

Performance cited is for Class A shares at net asset value and at maximum sales load of 4.75%. The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31,2002

 SHARE CLASS/                                                                               SINCE
 NASDAQ SYMBOL                                        1 YEAR     5 YEARS     10 YEARS     INCEPTION
 -------------                                        ------     -------     --------     ---------

 A Shares         w/Reimb.  4.75% sales charge         4.30%       1.62%        5.47%        7.11%
 MCFIX            w/o Reimb. & 4.75% sales charge      4.30%       1.62%        5.47%        2.34%

 B Shares         w/Reimb. & w/ 5.00% CDSC             2.65%       1.17%         N/A         4.48%
 IVBBX            w/Reimb. & w/o 5.00% CDSC            7.65%       1.55%         N/A         4.48%
                  w/o Reimb. & w/ 5.00% CDSC           2.65%       1.17%         N/A         4.48%
                  w/o Reimb. & w/o 5.00% CDSC          7.65%       1.55%         N/A         4.48%

 C Shares         w/Reimb. & w/ 1.00% CDSC             6.79%       1.60%         N/A         4.11%
 IVBCX            w/Reimb. & w/o 1.00% CDSC            7.79%       1.60%         N/A         4.11%
                  w/o Reimb. & w/ 1.00% CDSC           6.79%       1.60%         N/A         4.11%
                  w/o Reimb. & w/o 1.00% CDSC          7.79%       1.60%         N/A         4.11%

 Advisor Shares   w/Reimb.                             8.52%        2.50         N/A         2.53%
 IVBVX            w/o Reimb.                           8.52%        0.65         N/A         0.66%

CDSC = Contingent Deferred Sales Charge

Advisor Class Shares are not subject to an initial sales charge or a CDSC.

Class A commenced operations September 6, 1985; Class B commenced operations
April 1, 1994; Class C commenced operations April 30, 1996; Advisor Class commenced operations January 20, 1998.

Total returns in some periods were higher due to reimbursement of certain Fund expenses.

All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy Bond Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

 PERFORMANCE OVERVIEW

      10-Year Performance Comparison of a $10,000 Investment in the Fund
              (Class A shares including 4.75% maximum sales charge)

                                    (GRAPH)

                                                    LEHMAN
                             IVY                   BROTHERS
                             BOND                 US CREDIT
                             FUND                   INDEX
                            -----                 ---------

      31-Dec-92              9525                   10000
      31-Jan-93              9771                   10233
      28-Feb-93              9990                   10468
      31-Mar-93             10085                   10504
      30-Apr-93             10123                   10585
      31-May-93             10219                   10598
      30-Jun-93             10499                   10855
      31-Jul-93             10570                   10934
      31-Aug-93             10855                   11206
      30-Sep-93             10885                   11232
      31-Oct-93             10991                   11289
      30-Nov-93             10890                   11150
      31-Dec-93             10996                   11216
      31-Jan-94             11268                   11434
      28-Feb-94             11066                   11164
      31-Mar-94             10722                   10821
      30-Apr-94             10593                   10717
      31-May-94             10574                   10677
      30-Jun-94             10500                   10651
      31-Jul-94             10660                   10920
      31-Aug-94             10743                   10932
      30-Sep-94             10609                   10729
      31-Oct-94             10590                   10704
      30-Nov-94             10558                   10686
      31-Dec-94             10545                   10775
      31-Jan-95             10560                   11003
      28-Feb-95             10765                   11320
      31-Mar-95             10780                   11413
      30-Apr-95             11094                   11605
      31-May-95             11519                   12152
      30-Jun-95             11594                   12262
      31-Jul-95             11659                   12208
      31-Aug-95             11811                   12404
      30-Sep-95             11958                   12551
      31-Oct-95             12031                   12715
      30-Nov-95             12168                   12958
      31-Dec-95             12381                   13172
      31-Jan-96             12519                   13257
      29-Feb-96             12324                   12942
      31-Mar-96             12258                   12832
      30-Apr-96             12238                   12725
      31-May-96             12363                   12703
      30-Jun-96             12517                   12889
      31-Jul-96             12566                   12914
      31-Aug-96             12553                   12874
      30-Sep-96             12887                   13147
      31-Oct-96             13151                   13506
      30-Nov-96             13447                   13795
      31-Dec-96             13379                   13604
      31-Jan-97             13496                   13623
      28-Feb-97             13695                   13681
      31-Mar-97             13471                   13468
      30-Apr-97             13636                   13672
      31-May-97             13827                   13826
      30-Jun-97             14080                   14022
      31-Jul-97             14646                   14535
      31-Aug-97             14445                   14321
      30-Sep-97             14736                   14571
      31-Oct-97             14845                   14756
      30-Nov-97             14886                   14839
      31-Dec-97             14968                   14996
      31-Jan-98             15124                   15174
      28-Feb-98             15124                   15170
      31-Mar-98             15172                   15226
      30-Apr-98             15221                   15322
      31-May-98             15276                   15504
      30-Jun-98             15312                   15618
      31-Jul-98             15278                   15603
      31-Aug-98             14864                   15676
      30-Sep-98             14919                   16184
      31-Oct-98             14578                   15935
      30-Nov-98             15081                   16235
      31-Dec-98             14968                   16282
      31-Jan-99             14902                   16443
      28-Feb-99             14448                   16053
      31-Mar-99             14669                   16166
      30-Apr-99             14715                   16214
      31-May-99             14560                   15997
      30-Jun-99             14490                   15914
      31-Jul-99             14421                   15825
      31-Aug-99             14255                   15787
      30-Sep-99             14298                   15958
      31-Oct-99             14205                   16032
      30-Nov-99             14175                   16049
      31-Dec-99             14045                   15964
      31-Jan-00             14025                   15908
      29-Feb-00             14181                   16055
      31-Mar-00             14434                   16192
      30-Apr-00             13894                   16050
      31-May-00             13600                   15990
      30-Jun-00             13854                   16391
      31-Jul-00             14042                   16590
      30-Aug-00             14227                   16806
      30-Sep-00             14218                   16894
      31-Oct-00             14193                   16911
      30-Nov-00             14198                   17130
      31-Dec-00             14310                   16938
      31-Jan-01             14600                   17402
      28-Feb-01             14739                   17554
      31-Mar-01             14815                   17663
      30-Apr-01             14705                   17599
      31-May-01             14836                   17761
      30-Jun-01             14928                   17850
      31-Jul-01             15324                   18316
      31-Aug-01             15548                   18561
      30-Sep-01             15378                   18533
      31-Oct-01             15696                   18993
      30-Nov-01             15577                   18828
      31-Dec-01             15554                   18698
      31-Jan-2002           15705                   18857
      28-Feb-2002           15798                   19000
      31-Mar-2002           15589                   18648
      30-Apr-2002           15921                   18908
      31-May-2002           16042                   19157
      30-Jun-2002           16122                   19188
      31-Jul-2002           16105                   19178
      31-Aug-2002           16442                   19675
      30-Sep-2002           16799                   20049
      31-Oct-2002           16296                   19816
      30-Nov-2002           16577                   20074
      31-Dec-2002           17031                   20666

The Lehman Brothers US Credit Index is an unmanaged index which assumes reinvestment of dividends and unlike Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

CREDIT QUALITY (S&P)                         12/31/02

                               % of Total Investments

 1.  BBB                                          64%
 2.  A                                            16%
 3.  BB                                            7%
 4.  AAA                                           7%
 5.  AA                                            6%

 TOP 10 HOLDINGS                             12/31/02

 Security                       % of Total Net Assets

 1.  Storage USA Partnership L.P.                5.4%
 2.  Northrop Grumman Corp.                      4.4%
 3.  BRE Properties Inc.                         4.3%
 4.  Spieker Properties                          4.0%
 5.  Tele Communications Inc.                    4.0%
 6.  RJ Reynolds Tobacco Holdings Inc.           4.0%
 7.  TE Products Pipeline Co.                    3.7%
 8.  Time Warner Inc.                            3.4%
 9.  Indiantown Cogeneration                     3.2%
10.  Pulte Corp.                                 3.1%

The top 10 holdings and the credit quality distribution are as of 12/31/02 and may not be representative of the Fund's current or future investments.

                                                                              29

IVY MONEY MARKET FUND

THE FUND'S GOAL: TO OBTAIN AS HIGH A LEVEL OF CURRENT INCOME AS IS CONSISTENT
WITH THE PRESERVATION OF CAPITAL AND LIQUIDITY BY INVESTING IN HIGH QUALITY,
SHORT-TERM SECURITIES.

[PHOTO]

Note: Ivy Money Market Fund was managed by Richard Gluck until December 16th,
2002. Mira Stevovich, Senior Vice President of Waddell & Reed Ivy Investment
Company, assumed management of Ivy Money Market Fund on December 17th, 2002.

         The Fund's manager actively monitors the portfolio on a daily basis, while searching out attractive investments within the money market universe to provide investors with a competitive yield.

INVESTMENT STRATEGY

In pursuit of its objective, Ivy Money Market Fund invests in money market instruments maturing within 13 months or less and maintains a portfolio with a dollar-weighted average maturity of 90 days or less.

While there are no guarantees, the Fund's emphasis on securities with relatively short-term maturities is designed to enable the Fund to maintain a constant net asset value of $1.00 per share. However, it is important to note that the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any
other government agency. Thus, although the Fund manager seeks to preserve the value of an investment at $1.00 per share, it is possible to lose money by investing in the Fund.

PORTFOLIO HOLDINGS

The Fund is invested in U.S. dollar-denominated, high-quality money market obligations and instruments, including debt securities issued or guaranteed by the U.S.government.

CREDIT QUALITY

The value of Ivy Money Market Fund's investments and the income they generate will vary daily and generally reflect market conditions, interest rates and other issue specific, political or economic developments. The Fund's debt investments are required to present minimal credit risk and be included in one of the two highest short-term rating categories that apply to debt securities.

Within this environment,the Fund's manager actively monitors the portfolio on a daily basis, while searching out attractive investments within the money market universe to provide investors with a competitive yield.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover.
The manager's views are subject to change at any time based on market and other conditions,and no forecasts can be guaranteed.

                                  [PHOTOGRAPH]

                      "See first that the design is wise

                      and just; that ascertained, pursue it

                      resolutely."

                                   - William Shakespeare

                                                                              31

December 31, 2002

SCHEDULES OF INVESTMENTS

IVY CUNDILL GLOBAL VALUE FUND
NAME OF SECURITY                    SHARES                 VALUE

EQUITY SECURITIES - 70.5%
------------------------------
EUROPE - 2.5%
------------------------------
SWITZERLAND - 2.5%
Sulzer AG (a)                        1,000      $        135,967
                                                ----------------
FAR EAST - 46.8%
------------------------------
HONG KONG - 5.4%
First Pacific Company Ltd. (a)   2,010,000               180,422
Jardine Strategic Holdings
  Limited                           46,000               116,380
                                                ----------------
                                                         296,802
                                                ----------------
INDIA - 2.4%
Videsh Sanchar Nigam Ltd.           32,000               131,200
                                                ----------------
JAPAN - 35.3%
Aiful Corporation                    6,000               225,499
Asatsu-DK Inc.                      15,500               274,943
Coca-Cola West Japan Company
  Limited                            8,000               119,660
Lion Corporation                    49,000               194,068
Nikko Cordial Corporation           76,000               256,172
Nippon Broadcasting System,
  Incorporated                       8,000               239,319
NIPPONKOA Insurance Company,
  Limited                           41,000               154,437
Sankyo Company, Ltd.                21,000               263,495
Tokyo Broadcasting System,
  Inc.                              17,000               213,736
                                                ----------------
                                                       1,941,329
                                                ----------------
SOUTH KOREA - 3.7%
Korea Tobacco & Ginseng
  Corporation (KT & G)              11,400               157,632
Korea Tobacco & Ginseng
  Corporation (KT & G) - GDR
  (f)                                7,000                46,550
                                                ----------------
                                                         204,182
                                                ----------------
NORTH AMERICA - 21.2%
------------------------------
CANADA - 12.7%
Brascan Corporation                  8,000               160,782
QLT Inc. (a)                        22,000               186,608

NAME OF SECURITY                    SHARES                 VALUE

Teck Cominco Limited CL B           20,000      $        146,856
Torstar Corporation CL B            12,700               204,997
                                                ----------------
                                                         699,243
                                                ----------------
UNITED STATES - 8.5%
Alderwoods Group, Inc. (a)          30,400               144,096
Apple Computer, Inc. (a)             7,500               107,475
Liberty Media Corporation (a)       18,720               167,357
Sun Microsystems, Inc. (a)          15,000                46,650
                                                ----------------
                                                         465,578
                                                ----------------
TOTAL INVESTMENTS - 70.5%
  (Cost - $4,055,193)                           $      3,874,301
  (Cost on Federal income tax
    basis - $4,220,924)
OTHER ASSETS, LESS LIABILITIES - 29.5%                 1,620,299
                                                ----------------
NET ASSETS - 100%                               $      5,494,600
                                                ================
Other Information:
At December 31, 2002, net unrealized
depreciation based on cost for financial
statement and Federal income tax purposes
is as follows:
  Gross unrealized appreciation                 $        132,905
  Gross unrealized depreciation                         (313,797)
                                                ----------------
    Net unrealized depreciation for
      financial statement purposes                      (180,892)
  Less: tax basis adjustments                           (165,731)
                                                ----------------
    Net unrealized depreciation for
      Federal income tax purposes               $       (346,623)
                                                ================

Purchases and sale proceeds of securities other than short-term obligations aggregated $6,552,426 and $3,755,784, respectively, for the period ended
December 31, 2002.

    Forward foreign currency contracts at December 31, 2002 were:

                                                 CONTRACTS TO BUY
                                       -------------------------------------
                      SETTLEMENT         LOCAL        VALUE      IN EXCHANGE      UNREALIZED
    CURRENCY             DATE           CURRENCY     IN U.S.$     FOR U.S.$      APPRECIATION
----------------------------------------------------------------------------------------------

British Pound       January 8, 2003         8,887     14,000        14,299         $    299
British Pound       January 8, 2003        64,770    103,385       104,214              829
Hong Kong Dollar    January 8, 2003       429,033     55,000        55,013               13
Hong Kong Dollar    January 8, 2003       522,747     67,000        67,030               30
Hong Kong Dollar    January 8, 2003       507,124     65,000        65,027               27
Hong Kong Dollar    January 8, 2003       265,190     34,000        34,004                4
Japanese Yen        January 8, 2003    29,375,500    245,000       247,601            2,601
Swiss Franc         January 8, 2003        10,388      7,000         7,514              514
Swiss Franc         January 8, 2003       123,463     84,000        89,301            5,301
                                                                                --------------
                                                                                   $  9,618
                                                                                ==============

 32         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                               December 31, 2002

                                            SCHEDULES OF INVESTMENTS (continued)

                                                 CONTRACTS TO SELL
                                       -------------------------------------      UNREALIZED
                      SETTLEMENT         LOCAL        VALUE      IN EXCHANGE    APPRECIATION/
    CURRENCY             DATE           CURRENCY     IN U.S.$     FOR U.S.$     (DEPRECIATION)
----------------------------------------------------------------------------------------------

Japanese Yen        January 8, 2003    53,505,560    457,000       450,989         $  6,011
Japanese Yen        January 8, 2003    44,655,800    382,000       376,396            5,604
                                                                                   --------
                                                                                   $ 11,615
                                                                                   --------
British Pound       January 8, 2003        35,874     52,000        57,722         $ (5,722)
British Pound       January 8, 2003        25,540     39,000        41,094           (2,094)
British Pound       January 8, 2003        12,242     19,000        19,698             (698)
Hong Kong Dollar    January 8, 2003       554,943     71,000        71,158             (158)
Hong Kong Dollar    January 8, 2003        39,091      5,000         5,013              (13)
Hong Kong Dollar    January 8, 2003       156,236     20,000        20,034              (34)
Hong Kong Dollar    January 8, 2003       125,024     16,000        16,031              (31)
Hong Kong Dollar    January 8, 2003       132,697     17,000        17,015              (15)
Hong Kong Dollar    January 8, 2003       374,376     48,000        48,005               (5)
Hong Kong Dollar    January 8, 2003     1,170,150    150,000       150,044              (44)
Hong Kong Dollar    June 11, 2003         476,087     61,000        61,002               (2)
Japanese Yen        January 8, 2003    63,760,770    513,000       537,429          (24,429)
Japanese Yen        January 8, 2003    21,156,660    174,000       178,326           (4,326)
Japanese Yen        June 11, 2003      36,086,910    291,000       305,858          (14,858)
South Korean Won    January 8, 2003    82,236,000     66,000        69,278           (3,278)
South Korean Won    January 8, 2003    49,101,000     39,000        41,364           (2,364)
South Korean Won    January 8, 2003    58,512,000     48,000        49,292           (1,292)
Swiss Franc         January 8, 2003        61,035     39,000        44,146           (5,146)
Swiss Franc         January 8, 2003       193,323    130,000       139,830           (9,830)
Swiss Franc         January 8, 2003        42,572     29,000        30,792           (1,792)
                                                                                --------------
                                                                                   $(76,131)
                                                                                --------------
Net unrealized depreciation on forward foreign currency contracts                  $(54,898)
                                                                                ==============

IVY DEVELOPING MARKETS FUND
NAME OF SECURITY                    SHARES                 VALUE

EQUITY SECURITIES - 100.3%
------------------------------
AFRICA - 5.8%
------------------------------
SOUTH AFRICA - 5.8%
Nedcor Limited                       8,400      $        108,763
Standard Bank Group Limited         38,067               133,759
                                                ----------------
                                                         242,522
                                                ----------------
EASTERN EUROPE - 10.5%
------------------------------
HUNGARY - 4.2%
Magyar Tavkozlesi Rt                23,600                85,557
OTP Bank Rt                          9,000                88,475
                                                ----------------
                                                         174,032
                                                ----------------
POLAND - 4.6%
Bank Pekao S.A. (a)                  4,000                98,578
Telekomunikacja Polska S.A.
  (a)                               28,200                93,767
                                                ----------------
                                                         192,345
                                                ----------------
RUSSIA - 1.7%
LUKOIL                               1,200                73,455
                                                ----------------
EUROPE - 6.1%
------------------------------
LUXEMBOURG - 1.8%
Tenaris S.A. (a)                     3,861                74,208
                                                ----------------
UNITED KINGDOM - 4.3%
Anglo American plc                   4,850                72,069
South African Breweries plc         15,500               109,984
                                                ----------------
                                                         182,053
                                                ----------------

NAME OF SECURITY                    SHARES                 VALUE

FAR EAST - 44.1%
------------------------------
HONG KONG - 9.6%
Cathay Pacific Airways              67,000      $         91,500
China Mobile (Hong Kong) Ltd.
  (a)                               38,300                91,104
Esprit Holdings Limited             60,000               101,175
Sun Hung Kai Properties Ltd.        20,000               118,486
                                                ----------------
                                                         402,265
                                                ----------------
INDIA - 2.4%
Hero Honda Motors Ltd.              17,600                99,617
                                                ----------------
SOUTH KOREA - 22.7%
Hyundai Motor Co., Ltd.              4,800               112,306
Kookmin Bank                         4,140               146,604
Korea Telecom Corporation            3,300               141,065
LG Chem Limited                      3,600               123,233
POSCO                                1,490               148,240
Samsung Electronics                    590               156,199
SK Telecom Co., Ltd.                   620               119,708
                                                ----------------
                                                         947,355
                                                ----------------
TAIWAN - 9.4%
Asustek Computer Inc.               24,000                42,105
Formosa Plastic Corporation         44,940                58,938
Hon Hai Precision Industry
  Co., Ltd.                         30,360               104,780
Taiwan Semiconductor
  Manufacturing Company (a)         96,360               118,060
United Microelectronics
  Corporation (a)                  113,763                69,036
                                                ----------------
                                                         392,919
                                                ----------------

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                                         STATEMENTS.          33

December 31, 2002

SCHEDULES OF INVESTMENTS

IVY DEVELOPING MARKETS FUND (CONTINUED)
NAME OF SECURITY                    SHARES                 VALUE

LATIN AMERICA - 32.3%
------------------------------
BRAZIL - 9.2%
Cia Brasileira de Distribuicao
  Grupo Pao de Acucar            3,498,100      $         53,854
Cia Vale do Rio Doce (c)            13,300                    --
Embraer Brasileira de
  Aeronautica S.A. (Embraer)         7,553               120,093
Petroleo Brasileiro S.A. -
  Petrobras                          9,143               119,839
Tele Norte Leste Participacoes
  S.A.                              12,406                91,184
Telesp Celular Participacoes
  S.A.                                   1                    --
                                                ----------------
                                                         384,970
                                                ----------------
CHILE - 1.3%
Antofagasta plc                      5,363                53,962
                                                ----------------
MEXICO - 19.2%
America Movil S.A. de C.V.           6,900                99,084
Cemex S.A. De C.V.                  22,955                98,563
Fomento Economico Mexicano,
  S.A. Sponsored ADR                 4,100               149,322
Grupo Financiero Banorte S.A.
  de C.V.                           30,580                74,521
Grupo Financiero BBVA
  Bancomer, S.A. de C.V. (GFB)
  (a)                              160,000               120,948
Grupo Televisa S.A. Sponsored
  GDR (a)                            4,000               111,720
Telefonos de Mexico S.A. Class
  L - ADR                            4,600               147,108
                                                ----------------
                                                         801,266
                                                ----------------
PERU - 2.6%
Cia de Minas Buenaventura S.A.
  Sponsored ADR                      4,200               110,838
                                                ----------------
MIDDLE EAST - 1.5%
------------------------------
ISRAEL - 1.5%
Check Point Software
  Technologies Ltd. (a)              4,700                60,959
                                                ----------------
TOTAL INVESTMENTS - 100.3%
  (Cost - $4,866,013)                           $      4,192,766
  (Cost on Federal income tax
    basis - $4,913,737)
LIABILITIES, IN EXCESS OF OTHER
  ASSETS - 0.3%                                          (12,352)
                                                ----------------
NET ASSETS - 100%                               $      4,180,414
                                                ================

NAME OF SECURITY                    SHARES                 VALUE

Other Information:
At December 31, 2002, net unrealized
depreciation based on cost for financial
statement and Federal income tax purposes
is as follows:
  Gross unrealized appreciation                 $        473,293
  Gross unrealized depreciation                       (1,146,540)
                                                ----------------
    Net unrealized depreciation for
      financial statement purposes                      (673,247)
  Less: tax basis adjustments                            (47,724)
                                                ----------------
    Net unrealized depreciation for
      Federal income tax purposes               $       (720,971)
                                                ================

Purchases and sale proceeds of securities other than short-term obligations aggregated $2,461,048 and $3,079,883, respectively, for the period ended
December 31, 2002.

IVY EUROPEAN OPPORTUNITIES FUND

EQUITY SECURITIES -100.3%
------------------------------
AFRICA - 3.3%
------------------------------
SOUTH AFRICA - 3.3%
Nasper Limited (a)                  84,700      $      2,286,900
                                                ----------------
EUROPE - 97.0%
------------------------------
AUSTRIA - 1.4%
Telecom Austria AG (a)             100,000             1,012,624
Yline Internet Business
  Services AG (a)(c)                26,940                    --
                                                ----------------
                                                       1,012,624
                                                ----------------
BELGIUM - 0.8%
Agfa Gevaert NV                     25,000               557,468
                                                ----------------
DENMARK - 1.1%
ISS A/S (a)                         22,000               792,561
                                                ----------------
FINLAND - 2.1%
M-real Oyj                         175,000             1,469,091
                                                ----------------
FRANCE - 16.1%
AXA                                120,000             1,610,544
BNP Paribas SA                      37,000             1,507,613
Cie Francaise d'Etudes et de
  Construction (Technip SA)         21,500             1,538,663
Essilor International SA            32,000             1,317,985
JC Decaux SA (a)                   135,000             1,629,117
Sagem SA - Preferred                50,000             2,486,962
Wanadoo (a)                        274,400             1,229,512
                                                ----------------
                                                      11,320,396
                                                ----------------
GERMANY - 4.7%
Continental AG (a)                  50,000               768,650
Deutsche Boerse AG                  26,000             1,036,759
Porsche AG                           3,600             1,495,955
                                                ----------------
                                                       3,301,364
                                                ----------------

 34         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                               December 31, 2002

                                            SCHEDULES OF INVESTMENTS (continued)

NAME OF SECURITY                    SHARES                 VALUE

GREECE - 6.3%
Folli-Follie SA                     90,000      $      1,522,398
Hellenic Telecommunications
  Organization SA (OTE)            175,000             1,928,182
Public Power Corporation (PPC)      68,000               941,897
                                                ----------------
                                                       4,392,477
                                                ----------------
ITALY - 2.0%
Telecom Italia SpA                 150,000               757,107
Tod's SpA (a)                       20,000               640,314
                                                ----------------
                                                       1,397,421
                                                ----------------
NETHERLANDS - 18.3%
Aegon NV                           165,000             2,122,732
Buhrmann NV                        325,000             1,418,723
Fugro NV                            50,000             2,262,925
Hagemeyer NV                       100,000               724,052
IHC Caland NV                       51,000             2,691,900
Koninklijke Ahold NV                72,780               924,098
Van der Moolen Holding NV           60,000             1,290,702
Vedior NV                          250,000             1,427,117
                                                ----------------
                                                      12,862,249
                                                ----------------
SPAIN - 4.0%
Altadis, S.A.                       42,000               958,141
Compania Espanola De
  Petroleos, S.A.                   89,615             1,635,314
Telepizza, S.A. (a)                229,667               180,751
                                                ----------------
                                                       2,774,206
                                                ----------------
SWITZERLAND - 7.9%
Credit Suisse Group                 50,000             1,084,842
Credit Suisse Group Rights (a)      50,000                    --
Kaba Holdings AG                     8,267             1,536,584
Lonza Group AG                      13,791               837,819
Zurich Financial Services AG        22,000             2,052,521
                                                ----------------
                                                       5,511,766
                                                ----------------
UNITED KINGDOM - 32.3%
Aberdeen Asset Management PLC    1,500,000             1,714,562
British American Tobacco plc       100,000               998,953
British Sky Broadcasting Group
  plc ("BSkyB")                    150,000             1,543,105
Chubb Security                   1,000,000             1,416,727
easyJet plc (a)                    400,000             1,783,788
Filtronic plc (a)                  700,000               974,805
HBOS plc                           100,000             1,054,496
Imperial Tobacco Group plc         100,000             1,693,633
Johnston Press plc                 263,600             1,563,819
Kidde plc                          893,250             1,006,641
PHS Group plc                    1,500,000             1,883,603
Punch Taverns plc                  490,816             1,493,427
Royal Bank of Scotland Group
  plc                               70,000             1,674,636
Shell Transport & Trading Co.
  plc                              300,000             1,974,161
The Berkeley Group plc              68,000               649,730
Xstrata plc (a)                    120,000             1,253,803
                                                ----------------
                                                      22,679,889
                                                ----------------
NORTH AMERICA - 0.0%
------------------------------
UNITED STATES OF AMERICA -0.0%
Global TeleSystems Group, Inc.
  (a)(c)                         3,400,000                    --
                                                ----------------

NAME OF SECURITY                    SHARES                 VALUE

TOTAL INVESTMENTS - 100.3%
  (Cost - $101,136,872) (b)                     $     70,358,412
LIABILITIES, IN EXCESS OF OTHER
  ASSETS - 0.3%                                         (196,735)
                                                ----------------
NET ASSETS - 100%                               $     70,161,677
                                                ================
Other Information:
At December 31, 2002, net unrealized
depreciation based on cost for financial
statement and Federal income tax purposes
is as follows:
  Gross unrealized appreciation                 $      8,457,994
  Gross unrealized depreciation                      (39,236,454)
                                                ----------------
    Net unrealized depreciation                 $    (30,778,460)
                                                ================

Purchases and sale proceeds of securities other than short-term obligations aggregated $59,378,318 and $84,374,539, respectively, for the period ended
December 31, 2002.

IVY GLOBAL FUND

EQUITY SECURITIES - 99.3%
------------------------------
EUROPE - 31.5%
------------------------------
FINLAND - 1.2%
Nokia Oyj                            1,750      $         27,821
Stora Enso Oyj                       2,600                27,419
                                                ----------------
                                                          55,240
                                                ----------------
FRANCE - 6.0%
Aventis SA                             600                32,614
AXA                                  2,400                32,211
Cie Francaise d'Etudes et de
  Construction (Technip SA)            226                16,174
LVMH Moet Hennessy Louis
  Vuitton SA                           645                26,498
Schneider SA                           700                33,121
Societe Generale                       700                40,767
Societe Television Francaise 1       1,200                32,060
Thomson Multimedia (a)               1,300                22,181
TotalFinaElf - B Shares                270                38,560
                                                ----------------
                                                         274,186
                                                ----------------
GERMANY - 2.8%
Adidas-Salomon AG                      500                42,499
Deutsche Lufthansa AG (a)            1,700                16,073
Medion AG                              600                20,777
Siemens AG                             422                17,934
Volkswagen AG Pfd                    1,200                31,103
                                                ----------------
                                                         128,386
                                                ----------------
ITALY - 1.7%
Assicurazioni Generali S.p.A.        1,300                26,738
ENEL S.p.A.                          9,500                49,445
                                                ----------------
                                                          76,183
                                                ----------------
NETHERLANDS - 4.7%
Akzo Nobel NV                        1,174                37,241
ING Groep NV                         1,344                22,763
Koninklijke (Royal) KPN NV (a)       5,200                33,831

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                                         STATEMENTS.          35

December 31, 2002

SCHEDULES OF INVESTMENTS

IVY GLOBAL FUND (CONTINUED)
NAME OF SECURITY                    SHARES                 VALUE

Koninklijke (Royal) Philips
  Electronicas NV                    1,534      $         26,882
Koninklijke Ahold NV                 2,520                31,997
Royal Dutch Petroleum Company        1,000                44,020
TPG NV                               1,200                19,455
                                                ----------------
                                                         216,189
                                                ----------------
NORWAY - 0.7%
Norsk Hydro A.S. Sponsored ADR         750                33,307
                                                ----------------
SPAIN - 0.9%
Amadeus Global Travel
  Distribution S.A.                  2,350                 9,691
Iberdrola S.A.                       2,200                30,820
                                                ----------------
                                                          40,511
                                                ----------------
SWITZERLAND - 3.5%
Credit Suisse Group                    950                20,612
Holcim Ltd.                            190                34,491
Novartis AG                            580                21,162
STMicroelectronics NV                1,454                28,368
UBS AG                               1,200                58,321
                                                ----------------
                                                         162,954
                                                ----------------
UNITED KINGDOM - 10.0%
Abbey National plc                   2,900                24,137
Amvescap plc                         4,000                25,485
BAE Systems plc                      8,580                17,094
BT Group plc                        11,072                34,759
Diageo plc                           3,436                37,366
GlaxoSmithKline plc                  2,573                49,376
HBOS plc                             6,100                64,324
Rio Tinto plc Sponsored ADR            639                50,820
Royal Bank of Scotland Group
  plc                                2,037                 1,795
Unilever plc                         6,900                65,651
Vodafone AirTouch plc               33,779                61,723
WPP Group plc                        3,600                27,356
                                                ----------------
                                                         459,886
                                                ----------------
FAR EAST - 11.6%
------------------------------
AUSTRALIA - 1.7%
BHP Ltd.                             8,385                47,924
National Australia Bank Ltd.         1,700                30,394
                                                ----------------
                                                          78,318
                                                ----------------
HONG KONG - 1.2%
Hang Seng Bank                       3,000                31,930
Sun Hung Kai Properties Ltd.         4,000                23,697
                                                ----------------
                                                          55,627
                                                ----------------
JAPAN - 7.0%
Asahi Glass Company, Ltd.            4,300                26,343
Canon Inc.                             930                35,031
Kirin Brewery Company, Limited       5,000                31,811
Murata Manufacturing Company,
  Ltd.                                 400                15,674
Nintendo Co., Ltd.                     400                37,381
Nissan Motor Co., Ltd.               5,000                39,016
Nomura Holdings, Inc.                2,600                29,227
NTT DoCoMo, Inc.                        10                18,454
Sharp Corporation                    2,600                24,692
SMC Corporation                        300                28,162
Sony Corporation                       900                37,617
                                                ----------------
                                                         323,408
                                                ----------------

NAME OF SECURITY                    SHARES                 VALUE

SOUTH KOREA - 1.3%
POSCO                                  300      $         29,847
Samsung Electronics                    110                29,122
                                                ----------------
                                                          58,969
                                                ----------------
TAIWAN - 0.4%
Taiwan Semiconductor
  Manufacturing Company (a)         13,200                16,173
                                                ----------------
LATIN AMERICA - 1.6%
------------------------------
MEXICO - 1.6%
Fomento Economico Mexicano,
  S.A. Sponsored ADR                   600                21,852
Grupo Financiero BBVA
  Bancomer, S.A. de C.V. (GFB)
  (a)                               26,500                20,032
Telefonos de Mexico S.A. Class
  L - ADR                            1,050                33,579
                                                ----------------
                                                          75,463
                                                ----------------
NORTH AMERICA - 54.6%
------------------------------
UNITED STATES - 54.6%
3M Co.                                 195                24,044
Abbott Laboratories                    565                22,600
Air Products and Chemicals,
  Inc.                                 245                10,474
Alcoa Inc.                             675                15,377
ALLTEL Corporation                     175                 8,925
American Express Company               670                23,685
American International Group,
  Inc.                               1,010                58,429
Amgen Inc. (a)                         520                25,137
Anadarko Petroleum Corporation         205                 9,820
Analog Devices, Inc. (a)               150                 3,581
Anheuser-Busch Companies,
  Inc.                                 445                21,538
AOL Time Warner Inc. (a)             1,500                19,650
Applied Materials, Inc. (a)          1,055                13,747
AT&T Corp.                             256                 6,684
Automatic Data Processing,
  Inc.                                 425                16,681
Bank of America Corporation            630                43,829
Bank One Corporation                   595                21,747
BB&T Corporation                       440                16,276
Bed Bath & Beyond Inc. (a)             330                11,395
BellSouth Corporation                  615                15,910
Bristol-Myers Squibb Company           850                19,678
Carnival Corp                          555                13,847
Chevron Texaco Corporation             495                32,908
Cisco Systems, Inc. (a)              2,925                38,318
Citigroup Inc.                       1,760                61,934
Colgate-Palmolive Company              325                17,040
Comcast Corporation (a)              1,154                27,200
ConocoPhillips                         325                15,727
Dell Computer Corporation (a)        1,135                30,350
DTE Energy Company                     270                12,528
Du Pont E.I. du Pont de
  Nemours and Company                  485                20,564
Eli Lilly and Company                  460                29,210
Exelon Corporation                     290                15,303
Exxon Mobil Corporation              2,505                87,525
Fannie Mae                             455                29,270
Fifth Third Bancorp                    295                17,272
First Data Corporation                 480                16,997
FPL Group, Inc.                        210                12,627
Freddie Mac                            290                17,125
Gannett Co., Inc.                      210                15,078
General Dynamics Corporation           165                13,096

 36         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                               December 31, 2002

                                            SCHEDULES OF INVESTMENTS (continued)

NAME OF SECURITY                    SHARES                 VALUE

General Electric Company             3,465      $         84,373
General Motors Corporation             270                 9,952
Gillette Company                       575                17,457
Harley-Davidson Inc.                   250                11,550
Hewlett-Packard Company              1,375                23,870
Home Depot, Inc.                       955                22,882
Honeywell International Inc.           605                14,520
Intel Corporation                    2,440                37,991
International Business
  Machines Corp.                       615                47,663
International Paper Company            380                13,289
ITT Industries, Inc.                   175                10,621
J.P. Morgan Chase and Co.              775                18,600
Johnson & Johnson                    1,065                57,201
Kimberly-Clark Corporation             215                10,206
Kohl's Corporation (a)                 185                10,351
Lehman Brothers Holdings Inc.          185                 9,859
Linear Technology Corporation          145                 3,729
Lockheed Martin Corporation            330                19,058
Lowe's Companies, Inc.                 485                18,188
Maxim Integrated Products,
  Inc.                                 155                 5,121
McDonald's Corporation                 595                 9,568
Medtronic, Inc.                        540                24,624
Merck & Co., Inc.                      825                46,703
Merrill Lynch & Co., Inc.              455                17,267
Microsoft Corporation (a)            1,875                96,938
Morgan Stanley                         425                16,966
Motorola, Inc.                       1,230                10,640
Nike, Inc.                             120                 5,336
Noble Corporation (a)                   85                 2,988
Oracle Corporation (a)               2,445                26,406
PepsiCo, Inc.                          760                32,087
Pfizer Inc.                          2,025                61,904
Pharmacia Corporation                  570                23,826
Philip Morris Companies Inc.           895                36,274
Pulte Homes, Inc.                      200                 9,574
S&P 500 Depository Receipts          1,000                88,290
SBC Communications Inc.              1,110                30,092
Schering-Plough Corporation            695                15,429
State Street Corporation               370                14,430
SunTrust Banks, Inc.                   250                14,230
Sysco Corporation                      470                14,001
Target Corporation                     570                17,100
Texas Instruments Inc.               1,020                15,310
The Boeing Company                     535                17,650
The Coca-Cola Company                  805                35,275
The Goldman Sachs Group, Inc.          200                13,620
The Procter & Gamble Company           505                43,400
The Southern Company                   545                15,473
The Walt Disney Company                990                16,147
Tyco International Ltd.                955                16,312
U.S. Bancorp                         1,085                23,024
United Parcel Service, Inc.            440                27,755
United Technologies
  Corporation                          285                17,653
UnitedHealth Group
  Incorporated                         175                14,613
Verizon Communications                 910                35,263
Viacom Inc. Cl B (a)                   795                32,404
Wachovia Corporation                   720                26,237
Walgreen Co.                           385                11,238
Wal-Mart Stores, Inc.                1,620                81,826
Washington Mutual, Inc.                605                20,891
Wells Fargo & Company                  745                34,918

NAME OF SECURITY                    SHARES                 VALUE

Wyeth                                  575      $         21,505
                                                ----------------
                                                       2,514,784
                                                ----------------
TOTAL INVESTMENTS - 99.3%
  (Cost - $5,277,698)                           $      4,569,584
  (Cost on Federal income tax
    basis - $5,388,293)
OTHER ASSETS, LESS LIABILITIES - 0.7%                     33,159
                                                ----------------
NET ASSETS - 100%                               $      4,602,743
                                                ================
Other Information:
At December 31, 2002, net unrealized
depreciation based on cost for financial
statement and Federal Income tax purposes
is as follows:
  Gross unrealized appreciation                 $        300,320
  Gross unrealized depreciation                       (1,008,434)
                                                ----------------
    Net unrealized depreciation for
      financial statement purposes                      (708,114)
  Less: tax basis adjustments                           (110,595)
                                                ----------------
    Net unrealized depreciation for
      Federal income tax purposes               $       (818,709)
                                                ================

Purchases and sales proceeds of securities other than U.S. Government securities and short-term obligations aggregated $3,693,509 and $5,275,807, respectively, for the period ended December 31, 2002.

IVY GLOBAL NATURAL RESOURCES FUND

EQUITY SECURITIES - 98.1%
------------------------------
ENERGY UTILITIES - 4.1%
Duke Energy Corporation             10,000      $        195,400
El Paso Corporation                 75,000               522,000
Mirant Corporation (a)             300,000               567,000
                                                ----------------
                                                       1,284,400
                                                ----------------
INTEGRATED OIL & GAS - 2.9%
Hurricane Hydrocarbons Ltd.
  (a)                               50,000               521,592
Petroleo Brasileiro S.A. -
  Petrobras                         25,000               373,500
                                                ----------------
                                                         895,092
                                                ----------------
OIL & GAS DRILLING - 13.5%
ENSCO International
  Incorporated                      30,000               883,500
GlobalSantaFe Corporation           35,000               851,200
Noble Corporation (a)               27,000               949,050
Precision Drilling Corporation
  (a)                               22,500               725,655
Pride International, Inc. (a)       55,000               819,500
                                                ----------------
                                                       4,228,905
                                                ----------------
OIL & GAS EQUIPMENT &
  SERVICES - 18.5%
BJ Services Company (a)             10,000               323,100
National-Oilwell, Inc. (a)          60,000             1,310,400
NQL Drilling Tools Inc. (a)        250,000             1,345,124
Pason Systems Inc. (a)              30,000               226,930
Smith International, Inc. (a)       22,000               717,640
Trican Well Service Ltd. (a)       120,000             1,534,391
Weatherford International Ltd.
  (a)                                9,000               359,370
                                                ----------------
                                                       5,816,955
                                                ----------------

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                                         STATEMENTS.          37

December 31, 2002

SCHEDULES OF INVESTMENTS

IVY GLOBAL NATURAL RESOURCES FUND (CONTINUED)
NAME OF SECURITY                    SHARES                 VALUE

OIL & GAS EXPLORATION &
  PRODUCTION - 4.9%
Canadian Natural Resources
  Ltd.                              30,000      $        888,731
Compton Petroleum Corporation
  (a)                               50,000               161,099
Ocean Energy, Inc.                  10,800               215,676
Talisman Energy Inc.                 8,000               287,888
                                                ----------------
                                                       1,553,394
                                                ----------------
OIL & GAS REFINING &
  TRANSPORT - 5.2%
Stelmar Shipping Ltd. (a)           60,000               903,600
Valero Energy Corporation           20,000               738,800
                                                ----------------
                                                       1,642,400
                                                ----------------
ALTERNATE ENERGY - 4.7%
CONSOL Energy Inc.                  35,000               604,800
Peabody Energy Corporation          30,000               876,900
                                                ----------------
                                                       1,481,700
                                                ----------------
INDUSTRIAL MATERIALS - 5.7%
Cemex S.A. De C.V.                  60,000             1,290,600
Slater Steel, Inc. (a)              80,000               189,900
Steel Dynamics, Inc. (a)            25,000               300,750
                                                ----------------
                                                       1,781,250
                                                ----------------
DIVERSIFIED METALS &
  MINING - 8.5%
Cameco Corporation                  15,000               355,872
Freeport-McMoRan Copper &
  Gold, Inc. (a)                    18,000               302,040
Inco Limited (a)                    40,000               845,181
Outokumpu Oyj                      109,375               952,614
Pechiney SA                          6,500               228,087
                                                ----------------
                                                       2,683,794
                                                ----------------
PAPER & FOREST PRODUCTS -12.1%
Aracruz Celulose S.A.               46,000               853,760
Cascades Inc.                       45,000               445,790
Domtar, Inc.                        20,000               198,762
Norske Skogindustrier ASA           27,000               381,942
Sappi Limited                       10,000               133,441
Sino-Forest Corp. (a)              400,000               296,244
Smurfit-Stone Container
  Corporation (a)                   18,000               277,038
UPM-Kymmene Oyj                      7,400               243,534
Votorantim Celulose e Papel
  S.A.                              60,000               986,400
                                                ----------------
                                                       3,816,911
                                                ----------------

NAME OF SECURITY                    SHARES                 VALUE

PRECIOUS METALS &
  MINERALS - 16.5%
Anglo American Platinum
  Corporation Limited               10,000      $        368,275
Cia de Minas Buenaventura S.A.
  Sponsored ADR                     25,000               659,750
Gabriel Resources Ltd. (a)         225,000               662,276
Gold Fields Limited                 22,500               314,404
Gold Fields Limited ADR              2,500                34,900
Impala Platinum Holdings
  Limited                           25,000             1,587,897
Newmont Mining Corp                 20,000               580,600
Repadre Capital Corporation
  (a)                               82,500               638,681
Sons of Gwalia Limited             225,364               328,678
                                                ----------------
                                                       5,175,461
                                                ----------------
AGRICULTURAL PRODUCTS - 1.4%
Agricore United Ltd.               125,000               435,187
                                                ----------------
WARRANTS - 0.1%
Harmony Gold Warrants (a)            2,800                36,711
                                                ----------------
TOTAL INVESTMENTS - 98.1%                       $     30,832,160
  (Cost - $30,207,560)
  (Cost on Federal income tax
    basis - $31,332,104)
OTHER ASSETS, LESS LIABILITIES - 1.9%                    596,969
                                                ----------------
NET ASSETS - 100%                               $     31,429,129
                                                ================
Other Information:
At December 31, 2002, net unrealized
appreciation (depreciation) based on cost
for financial statement and Federal Income
tax purposes, respectively, is as follows:
  Gross unrealized appreciation                 $      4,355,835
  Gross unrealized depreciation                       (3,731,235)
                                                ----------------
    Net unrealized appreciation for
      financial statement purposes                       624,600
  Less: tax basis adjustments                         (1,124,544)
                                                ----------------
    Net unrealized depreciation for
      Federal income tax purposes               $       (499,944)
                                                ================

Purchases and sales proceeds of securities other than U.S. Government securities and short-term obligations aggregated $37,189,952 and $18,801,227, respectively, for the period ended December 31, 2002.

 38         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                               December 31, 2002

                                            SCHEDULES OF INVESTMENTS (continued)

IVY GLOBAL SCIENCE & TECHNOLOGY FUND
NAME OF SECURITY                    SHARES                 VALUE

EQUITY SECURITIES - 81.4%
------------------------------
CONSUMER DISCRETIONARY - 1.3%
------------------------------
EDUCATION SERVICES - 0.3%
Edison Schools Inc. (a)             20,850      $         33,777
                                                ----------------
SERVICES: COMMERCIAL - 1.0%
Getty Images Inc. (a)                3,400               103,870
                                                ----------------
FINANCIAL SERVICES - 5.8%
------------------------------
DIVERSIFIED FINANCIAL
  SERVICES - 0.9%
Euronet Worldwide Inc. (a)          11,800                88,618
                                                ----------------
FINANCIAL DATA PROCESSING
  SERVICES & SYSTEMS - 4.9%
Concord EFS Inc. (a)                31,600               497,384
                                                ----------------
HEALTH CARE - 38.5%
------------------------------
BIOTECHNOLOGY RESEARCH &
  PRODUCTION - 6.1%
Biogen Inc. (a)(g)                   3,450               354,531
Genzyme Corp. (a)                    7,200               212,904
Incyte Genomics Inc. (a)            11,250                51,300
                                                ----------------
                                                         618,735
                                                ----------------
DRUGS & PHARMACEUTICALS -13.8%
Abbott Laboratories                  6,650               266,000
Forest Laboratories Inc.
  (a)(g)                             4,600               648,252
IVAX Corp. (a)                      12,150               147,380
Pfizer Inc.                          8,400               256,788
SICOR Inc. (a)                       4,850                76,872
                                                ----------------
                                                       1,395,292
                                                ----------------
HEALTH CARE FACILITIES - 4.7%
HCA Inc.                            11,350               471,025
                                                ----------------
HEALTH CARE MANAGEMENT
  SERVICES - 2.6%
Cerner Corp. (a)                     1,400                43,764
UnitedHealth Group Inc.              2,650               221,275
                                                ----------------
                                                         265,039
                                                ----------------
HEALTH CARE SERVICES - 4.1%
Anthem Inc. (a)                      3,750               235,875
Province Healthcare Co. (a)         18,800               182,924
                                                ----------------
                                                         418,799
                                                ----------------
MEDICAL & DENTAL INSTRUMENTS &
  SUPPLIES - 7.2%
Alcon Inc. (a)                       8,350               329,407
Guidant Corp. (a)                   12,850               396,423
                                                ----------------
                                                         725,830
                                                ----------------
INTEGRATED OILS - 2.2%
------------------------------
OIL: INTEGRATED DOMESTIC -2.2%
ConocoPhillips                       1,550                75,004
Unocal Corp.                         4,750               145,255
                                                ----------------
                                                         220,259
                                                ----------------

NAME OF SECURITY                    SHARES                 VALUE

MATERIALS AND
  PROCESSING - 2.5%
------------------------------
GOLD - 2.2%
Newmont Mining Corp.                 7,650      $        222,080
                                                ----------------
METAL FABRICATING - 0.3%
Lone Star Technologies Inc.
  (a)                                1,950                29,035
                                                ----------------
OTHER ENERGY - 9.7%
------------------------------
MACHINERY: OIL WELL EQUIP &
  SERV - 2.2%
Baker Hughes Inc.                    4,500               144,855
Cooper Cameron Corp. (a)             1,600                79,712
                                                ----------------
                                                         224,567
                                                ----------------
OIL: CRUDE PRODUCERS - 7.5%
Apache Corp.                         3,950               225,111
Burlington Resources Inc.            4,000               170,600
Newfield Exploration Co. (a)         4,000               144,200
Noble Energy Inc.                    5,700               214,035
                                                ----------------
                                                         753,946
                                                ----------------
PRODUCER DURABLES - 6.9%
------------------------------
AEROSPACE - 3.4%
Northrop Grumman Corp.               3,550               344,350
                                                ----------------
IDENTIFICATION CONTROL &
  FILTER DEVICES - 3.5%
Garmin Ltd. (a)                      4,800               140,640
Pall Corp.                          13,000               216,840
                                                ----------------
                                                         357,480
                                                ----------------
TECHNOLOGY - 12.0%
------------------------------
COMMUNICATIONS
  TECHNOLOGY - 3.7%
ADC Telecommunications Inc.
  (a)                               15,500                32,395
Cisco Systems Inc. (a)               8,150               106,765
Symbol Technologies Inc.            28,000               230,160
                                                ----------------
                                                         369,320
                                                ----------------
COMPUTER SERVICES SOFTWARE &
  SYSTEMS - 2.6%
Manhattan Associates Inc. (a)          550                13,013
Micromuse Inc. (a)                   9,400                35,908
PeopleSoft Inc. (a)                 11,750               215,025
                                                ----------------
                                                         263,946
                                                ----------------
COMPUTER TECHNOLOGY - 0.5%
RSA Security Inc. (a)                8,700                52,113
                                                ----------------
ELECTRONICS - 1.8%
Sony Corp.                           4,450               183,830
                                                ----------------
ELECTRONICS: SEMI-CONDUCTORS/
  COMPONENTS - 2.4%
Agere Systems Inc (a)               44,450                64,008
IXYS Corp. (a)                       6,700                47,302
United Microelectronics Corp.
  (a)                               39,000               131,040
                                                ----------------
                                                         242,350
                                                ----------------
ELECTRONICS: TECHNOLOGY - 1.0%
Raytheon Co.                         3,300               101,475
                                                ----------------

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                                         STATEMENTS.          39

December 31, 2002

SCHEDULES OF INVESTMENTS

IVY GLOBAL SCIENCE & TECHNOLOGY FUND (CONTINUED)
NAME OF SECURITY                    SHARES                 VALUE

UTILITIES - 2.5%
------------------------------
UTILITIES:
  TELECOMMUNICATIONS - 2.5%
Vodafone Group PLC                  14,100      $        255,492
                                                ----------------
TOTAL INVESTMENTS - 81.4%
  (Cost - $8,325,263)                           $      8,238,612
  (Cost on Federal income tax
    basis - $8,378,157)
OTHER ASSETS, LESS LIABILITIES - 18.6%                 1,873,426
                                                ----------------
NET ASSETS - 100%                               $     10,112,038
                                                ================

NAME OF SECURITY                    SHARES                 VALUE

Other Information:
At December 31, 2002, net unrealized
depreciation based on cost for financial
statement and Federal income tax purposes
is as follows:
  Gross unrealized appreciation                 $         81,573
  Gross unrealized depreciation                         (168,224)
                                                ----------------
    Net unrealized depreciation for
      financial statement purposes                       (86,651)
  Less: tax basis adjustments                            (52,894)
                                                ----------------
    Net unrealized depreciation for
      Federal income tax purposes               $       (139,545)
                                                ================

Purchases and sale proceeds of securities other than short-term obligations aggregated $24,888,259 and $32,068,111, respectively, for the period ended
December 31, 2002.

Call options written at December 31, 2002 were:

                                                                        SHARES
                                          EXPIRATION        EXERCISE    SUBJECT     FAIR
                                             DATE            PRICE      TO CALL     VALUE
------------------------------------------------------------------------------------------

Biogen, Inc.                           February 15, 2003      $ 43       3,400     $ 6,120
Biogen, Inc.                           April 19, 2003           45       5,400      11,070
Forest Laboratories                    February 15, 2003       105       4,400      11,000
                                                                                   -------
  Total (premiums received $28,823)                                                $28,190
                                                                                   =======

Put options purchased at December 31, 2002 were:

                                          EXPIRATION        EXERCISE     SHARES       FAIR
                                             DATE            PRICE      PURCHASED     VALUE
--------------------------------------------------------------------------------------------

Biogen, Inc.                           February 15, 2003      $ 38        3,400      $ 5,270
Forest Laboratories                    February 15, 2003        90        2,400        6,000
                                                                                     -------
  Total (premiums paid $12,294)                                                      $11,270
                                                                                     =======

IVY INTERNATIONAL FUND
NAME OF SECURITY                    SHARES                 VALUE

EQUITY SECURITIES - 98.5%
------------------------------
EUROPE - 67.8%
------------------------------
BELGIUM - 0.9%
Fortis                             103,000      $      1,800,665
                                                ----------------
FINLAND - 2.6%
Nokia Oyj                          170,417             2,709,233
Stora Enso Oyj                     263,000             2,773,592
                                                ----------------
                                                       5,482,825
                                                ----------------
FRANCE - 13.7%
Aventis SA                          50,529             2,746,574
AXA                                251,664             3,377,633
Cie Francaise d'Etudes et de
  Construction (Technip SA)         24,829             1,776,906
LVMH Moet Hennessy Louis
  Vuitton SA (d)                    60,056             2,467,226
Schneider SA                        72,404             3,425,812
Societe Generale                    84,025             4,893,530
Societe Television Francaise 1
  (d)                              138,637             3,703,892
Thomson Multimedia (a)(d)          111,000             1,893,932
TotalFinaElf - B Shares             31,174             4,452,167
                                                ----------------
                                                      28,737,672
                                                ----------------

NAME OF SECURITY                    SHARES                 VALUE

GERMANY - 5.1%
Adidas-Salomon AG                   35,450      $      3,013,159
Deutsche Lufthansa AG (a)          196,094             1,854,001
Siemens AG (d)                      57,462             2,442,061
Volkswagen AG Pfd                  130,600             3,385,017
                                                ----------------
                                                      10,694,238
                                                ----------------
ITALY - 3.3%
Assicurazioni Generali S.p.A.      147,593             3,035,587
ENEL S.p.A. (d)                    750,650             3,906,969
                                                ----------------
                                                       6,942,556
                                                ----------------
NETHERLANDS - 8.8%
Akzo Nobel NV                      110,049             3,490,961
ING Groep NV                       154,080             2,609,580
Koninklijke (Royal) KPN NV (a)     500,400             3,255,590
Koninklijke Ahold NV               228,745             2,904,409
Royal Dutch Petroleum Company       90,869             4,000,078
TPG NV                             137,000             2,221,109
                                                ----------------
                                                      18,481,727
                                                ----------------
NORWAY - 1.2%
Norsk Hydro A.S. Sponsored ADR
  (d)                               55,500             2,464,755
                                                ----------------

 40         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                               December 31, 2002

                                            SCHEDULES OF INVESTMENTS (continued)

NAME OF SECURITY                    SHARES                 VALUE

SPAIN - 3.6%
Amadeus Global Travel
  Distribution S.A.                548,700      $      2,262,811
Iberdrola S.A. (d)                 215,000             3,011,900
Telefonica S.A. Sponsored ADR
  (a)                               85,000             2,258,450
                                                ----------------
                                                       7,533,161
                                                ----------------
SWITZERLAND - 6.9%
Credit Suisse Group                106,700             2,315,052
Holcim Ltd.                         20,281             3,681,614
Novartis AG                         61,000             2,225,698
STMicroelectronics NV               86,215             1,682,055
UBS AG                              94,190             4,577,720
                                                ----------------
                                                      14,482,139
                                                ----------------
UNITED KINGDOM - 21.7%
Abbey National plc                 329,000             2,738,356
Amvescap plc                       368,000             2,344,619
BAE Systems plc                    851,948             1,697,312
BP Amoco plc                       612,369             4,214,565
BT Group plc                     1,210,690             3,800,765
Diageo plc                         377,141             4,101,404
GlaxoSmithKline plc                258,078             4,952,571
HBOS plc                           455,787             4,806,254
Rio Tinto plc                      212,596             4,240,625
Unilever plc                       450,690             4,288,139
Vodafone AirTouch plc            3,023,062             5,523,908
WPP Group plc                      378,000             2,872,349
                                                ----------------
                                                      45,580,867
                                                ----------------
FAR EAST - 26.8%
------------------------------
AUSTRALIA - 3.6%
BHP Ltd. (d)                       805,259             4,602,438
National Australia Bank Ltd.       169,800             3,035,762
                                                ----------------
                                                       7,638,200
                                                ----------------
HONG KONG - 3.6%
Hang Seng Bank                     262,900             2,798,110
Hutchison Whampoa Ltd.             401,000             2,509,345
Sun Hung Kai Properties Ltd.       395,000             2,340,104
                                                ----------------
                                                       7,647,559
                                                ----------------
JAPAN - 15.8%
Asahi Glass Company, Ltd.          518,700             3,177,676
Canon Inc.                          91,970             3,464,277
Kirin Brewery Company, Limited
  (d)                              434,000             2,761,186
Murata Manufacturing Company,
  Ltd.                              43,000             1,684,924
Nintendo Co., Ltd.                  33,000             3,083,929
Nissan Motor Co., Ltd.             535,000             4,174,685
Nomura Holdings, Inc.              181,300             2,038,039
NTT DoCoMo, Inc.                     1,200             2,214,544
Sharp Corporation                  351,800             3,341,017
SMC Corporation                     39,500             3,708,013
Sony Corporation                    85,300             3,565,247
                                                ----------------
                                                      33,213,537
                                                ----------------
SOUTH KOREA - 2.9%
POSCO                               33,200             3,303,065
Samsung Electronics                 10,770             2,851,296
                                                ----------------
                                                       6,154,361
                                                ----------------

NAME OF SECURITY                    SHARES                 VALUE

TAIWAN - 0.9%
Taiwan Semiconductor
  Manufacturing Company (a)      1,528,560      $      1,872,781
                                                ----------------
LATIN AMERICA - 3.9%
------------------------------
MEXICO - 3.9%
Fomento Economico Mexicano,
  S.A. Sponsored ADR                66,700             2,429,214
Grupo Financiero BBVA
  Bancomer, S.A. de C.V. (GFB)
  (a)                            2,780,000             2,101,472
Telefonos de Mexico S.A. Class
  L - ADR                          110,900             3,546,582
                                                ----------------
                                                       8,077,268
                                                ----------------
TOTAL INVESTMENTS - 98.5%
  (Cost - $260,333,316)                         $    206,804,311
  (Cost on Federal income tax
    basis - $264,892,714)
OTHER ASSETS, LESS LIABILITIES - 1.5%                  3,227,291
                                                ----------------
NET ASSETS - 100%                               $    210,031,602
                                                ================
Other Information:
At December 31, 2002, net unrealized
depreciation based on cost for financial
statement and Federal income tax purposes
is as follows:
  Gross unrealized appreciation                 $     15,901,651
  Gross unrealized depreciation                      (69,430,656)
                                                ----------------
    Net unrealized depreciation for
      financial statement purposes                   (53,529,005)
  Less: tax basis adjustments                         (4,559,398)
                                                ----------------
    Net unrealized depreciation for
      Federal income tax purposes               $    (58,088,403)
                                                ================

Purchases and sale proceeds of securities other than short-term obligations aggregated $107,347,300 and $319,490,022, respectively, for the period ended
December 31, 2002.

IVY INTERNATIONAL SMALL COMPANIES FUND

EQUITY SECURITIES - 99.4%
------------------------------
EUROPE - 66.0%
------------------------------
AUSTRIA - 4.4%
OMV AG                                 550      $         54,009
Telecom Austria AG (a)               6,979                70,671
Voest-Alpine AG (a)                  2,335                56,723
                                                ----------------
                                                         181,403
                                                ----------------
BELGIUM - 3.5%
Agfa Gevaert NV                      3,000                66,896
Omega Pharma S.A.                    2,794                80,099
                                                ----------------
                                                         146,995
                                                ----------------
FINLAND - 2.7%
Instrumentarium Corporation          1,400                56,090
Kone Corporation                     1,840                55,240
                                                ----------------
                                                         111,330
                                                ----------------
FRANCE - 6.3%
Carbone Lorraine SA                  2,432                56,808

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                                         STATEMENTS.          41

December 31, 2002

SCHEDULES OF INVESTMENTS

IVY INTERNATIONAL SMALL COMPANIES FUND (CONTINUED)
NAME OF SECURITY                    SHARES                 VALUE

Financiere Marc de Lacharriere
  SA (Fimalac)                       2,149      $         57,120
Medidep SA (a)                       3,550                57,182
Pinguely-Haulotte                    8,000                31,732
Unibail (Union du Credit-Bail
  Immobilier)                          800                56,917
                                                ----------------
                                                         259,759
                                                ----------------
GERMANY - 4.1%
Continental AG (a)                   2,000                30,746
Fraport AG                           2,997                53,463
GfK AG                               2,890                37,908
Medion AG                            1,409                48,792
                                                ----------------
                                                         170,909
                                                ----------------
GREECE - 2.2%
Coca-Cola Hellenic Bottling
  Company S.A.                       3,300                45,848
Public Power Corporation (PPC)       3,100                42,940
                                                ----------------
                                                          88,788
                                                ----------------
IRELAND - 2.9%
Irish Life & Permanent plc           5,000                54,041
Jurys Doyle Hotel Group plc          9,107                67,373
                                                ----------------
                                                         121,414
                                                ----------------
ITALY - 5.3%
Amplifon S.p.A.                      3,349                59,462
Campari Group                        1,500                46,859
Italgas S.p.A.                       3,950                53,718
Permasteelisa S.p.A.                 3,900                61,346
                                                ----------------
                                                         221,385
                                                ----------------
NETHERLANDS - 4.9%
CSM NV                               2,200                46,125
IHC Caland NV                        1,089                57,480
United Services Group NV             3,336                37,317
Van der Moolen Holding NV            2,880                61,954
                                                ----------------
                                                         202,876
                                                ----------------
SPAIN - 10.6%
ACS Actividades de
  Construccion y Servicios,
  S.A.                               2,536                81,564
Aldeasa, S.A.                        4,187                61,643
Aurea Concesions de
  Infraestructuras del Estado
  S.A.                               3,287                82,057
Baron de Ley, S.A. (a)               3,737               107,447
Grupo Auxiliar Metalurgico,
  S.A. (Gamesa) (a)                  3,148                51,566
Metrovacesa, S.A.                    2,637                55,896
                                                ----------------
                                                         440,173
                                                ----------------
SWEDEN - 1.6%
Swedish Match AB                     8,500                66,823
                                                ----------------
SWITZERLAND - 6.9%
Lonza Group AG                         954                57,957
PubliGroupe S.A. (a)                   150                23,866
Schindler Holding AG                   345                64,874

NAME OF SECURITY                    SHARES                 VALUE

SEZ Holding AG (a)                     814      $         13,246
Swisslog Holdings AG                 3,121                28,666
Unilabs SA                           3,420                66,041
Unique Zurich Airport (a)            1,062                33,027
                                                ----------------
                                                         287,677
                                                ----------------
UNITED KINGDOM - 10.6%
Cattles plc                         10,000                46,446
Dairy Crest Group plc               11,100                61,116
Eidos plc (a)                       27,909                57,175
Enterprise Inns plc                 10,534                96,750
HIT Entertainment plc               13,059                44,676
HMV Group plc (a)                   14,000                26,821
Luminar plc                          4,000                25,211
Man Group plc (a)                    2,000                28,528
Sanctuary Group plc                 37,126                23,908
SSL International plc                7,000                29,019
                                                ----------------
                                                         439,650
                                                ----------------
FAR EAST - 33.4%
------------------------------
AUSTRALIA - 4.1%
Billabong International Ltd.        13,000                50,876
Foodland Associated Limited          4,164                41,619
Hills Motorway Group                 8,000                22,749
Toll Holdings Limited (a)           15,000                53,636
                                                ----------------
                                                         168,880
                                                ----------------
HONG KONG - 3.1%
Cafe De Coral Holdings Limited      64,000                43,086
Convenience Retail Asia
  Limited (a)                      116,000                30,680
Techtronic Industries               58,248                55,272
                                                ----------------
                                                         129,038
                                                ----------------
JAPAN - 22.7%
Asatsu-Dk Inc.                       5,700               101,108
Koa Corporation                     16,700               103,293
Kobayashi Pharmaceutical Co.,
  Ltd.                               3,100               106,059
Mitsubishi Securities Co.,
  Ltd.                              25,000               102,595
Moshi Moshi Hotline, Inc             2,050                64,953
OBIC Co., Ltd.                         600               104,407
Otsuka Kagu. Ltd.                    4,600                72,487
Taiyo Ink Mfg. Co., Ltd.             3,500                98,803
Tokyo Steel Manufacturing Co.,
  Ltd.                              26,500                87,537
Tokyo Style Co., Ltd                12,000               101,728
                                                ----------------
                                                         942,970
                                                ----------------
NEW ZEALAND - 1.2%
Fisher & Paykel Appliances
  Holdings Ltd.                      9,178                48,246
                                                ----------------
SOUTH KOREA - 2.3%
Lotte Chilsung Beverage                110                51,937
Lotte Confectionery Co., Ltd.          110                44,239
                                                ----------------
                                                          96,176
                                                ----------------

 42         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                               December 31, 2002

                                            SCHEDULES OF INVESTMENTS (continued)

NAME OF SECURITY                    SHARES                 VALUE

TOTAL INVESTMENTS - 99.4%
  (Cost - $4,680,734)                           $      4,124,492
  (Cost on Federal income tax
    basis - $4,690,986)
OTHER ASSETS, LESS LIABILITIES - 0.6%                     25,414
                                                ----------------
NET ASSETS - 100.0%                             $      4,149,906
                                                ================
Other Information:
At December 31, 2002, net unrealized
depreciation based on cost for financial
statement and Federal Income tax purposes
is as follows:
  Gross unrealized appreciation                 $        282,386
  Gross unrealized depreciation                         (838,628)
                                                ----------------
    Net unrealized depreciation for
      financial statement purposes                      (556,242)
  Less: tax basis adjustments                            (10,252)
                                                ----------------
    Net unrealized depreciation for
      Federal income tax purposes               $       (566,494)
                                                ================

Purchases and sales proceeds of securities other than U.S. Government securities and short-term obligations aggregated $10,495,156 and $14,630,598, respectively, for the period ended December 31, 2002.

IVY INTERNATIONAL VALUE FUND

EQUITY SECURITIES - 98.5%
------------------------------
EUROPE - 66.5%
------------------------------
BELGIUM - 1.0%
Fortis                              26,910      $        470,445
                                                ----------------
FINLAND - 1.6%
Metso Oyj                           65,382               706,669
                                                ----------------
FRANCE - 10.3%
AXA                                 52,100               699,244
Cie Francaise d'Etudes et de
  Construction (Technip SA)
  (d)                                3,000               214,697
Credit Lyonnais SA (d)              16,000               894,887
Schneider SA                        22,009             1,041,361
Societe Generale                    16,900               984,239
TotalFinaElf - B Shares              5,921               845,617
                                                ----------------
                                                       4,680,045
                                                ----------------
GERMANY - 8.5%
Adidas-Salomon AG                    6,900               586,482
Deutsche Lufthansa AG (a)           55,000               520,006
Merck KGaA                          33,555               884,148
Muenchener Rueckversicherungs-
  Gesellschaft AG                    3,000               358,563
RWE AG                              15,500               398,491
Siemens AG                           9,650               410,113
Volkswagen AG                       12,740               461,221
Volkswagen AG Pfd                    9,000               233,271
                                                ----------------
                                                       3,852,295
                                                ----------------
IRELAND - 2.2%
Bank of Ireland                     97,982             1,006,583
                                                ----------------

NAME OF SECURITY                    SHARES                 VALUE

ITALY - 3.7%
ENEL S.p.A.                         91,700      $        477,278
ENI S.p.A.                          74,000             1,176,428
                                                ----------------
                                                       1,653,706
                                                ----------------
NETHERLANDS - 5.7%
Akzo Nobel NV                       26,802               850,210
ING Groep NV                        28,000               474,223
Koninklijke Ahold NV                60,300               765,638
TPG NV                              31,600               512,314
                                                ----------------
                                                       2,602,385
                                                ----------------
NORWAY - 1.0%
Norsk Hydro A.S. Sponsored ADR       9,900               439,659
                                                ----------------
SPAIN - 3.9%
Amadeus Global Travel
  Distribution S.A.                 41,500               171,144
Iberdrola S.A. (d)                  60,700               850,336
Telefonica S.A. Sponsored ADR
  (a)                                  725                19,263
Union Electrica Fenosa, S.A.
  (d)                               55,880               735,904
                                                ----------------
                                                       1,776,647
                                                ----------------
SWITZERLAND - 8.6%
Credit Suisse Group                 27,900               605,342
Holcim Ltd.                          4,835               877,699
Nestle SA                            2,080               440,764
Novartis AG                         27,800             1,014,334
UBS AG                              19,500               947,718
                                                ----------------
                                                       3,885,857
                                                ----------------
UNITED KINGDOM - 20.0%
Abbey National plc                  63,000               524,366
Amvescap plc                       122,500               780,478
BAE Systems plc                    248,100               494,283
BP Amoco plc                        87,000               598,768
BT Group plc                       242,650               761,761
Diageo plc                          61,904               673,205
Pilkington plc                     618,829               580,323
Rio Tinto plc                       57,412             1,145,190
Shell Transport & Trading Co.
  plc                              127,539               839,275
Unilever plc                        81,800               778,295
Vodafone AirTouch plc              719,337             1,314,413
WPP Group plc                       78,000               592,707
                                                ----------------
                                                       9,083,064
                                                ----------------
FAR EAST - 27.4%
------------------------------
AUSTRALIA - 3.8%
BHP Ltd.                           186,244             1,064,473
Westpac Banking Corp. Ltd.          85,381               661,074
                                                ----------------
                                                       1,725,547
                                                ----------------
HONG KONG - 4.3%
Cathay Pacific Airways             395,000               539,439
Hang Seng Bank                      72,000               766,314
Sun Hung Kai Properties Ltd.       107,000               633,902
                                                ----------------
                                                       1,939,655
                                                ----------------
JAPAN - 14.8%
Canon Inc. (a)                      30,000             1,130,024
Fuji Photo Film Co., Ltd. (a)       11,000               358,726
Kirin Brewery Company, Limited
  (a)(d)                           100,000               636,218
Matsushita Electric Industrial
  Co.                               25,000               246,482

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                                         STATEMENTS.          43

December 31, 2002

SCHEDULES OF INVESTMENTS

IVY INTERNATIONAL VALUE FUND (CONTINUED)
NAME OF SECURITY                    SHARES                 VALUE

Nikko Exchange Traded Index          8,410      $        606,637
Nintendo Co., Ltd. (a)               8,000               747,619
Nissan Motor Co., Ltd. (a)         115,000               897,362
Nomura Holdings, Inc.               55,000               618,269
Sharp Corporation (a)               66,000               626,797
Sony Corporation                    20,500               856,829
                                                ----------------
                                                       6,724,963
                                                ----------------
SOUTH KOREA - 4.5%
KT Corporation (a)(d)               40,000               862,000
POSCO                                7,000               696,429
Samsung Electronics                  1,780               471,245
                                                ----------------
                                                       2,029,674
                                                ----------------
LATIN AMERICA - 4.5%
------------------------------
BRAZIL - 1.8%
Embraer Brasileira de
  Aeronautica S.A. (Embraer)        20,000               318,000
Tele Norte Leste Participacoes
  S.A. (a)                          70,000               514,500
                                                ----------------
                                                         832,500
                                                ----------------
MEXICO - 2.7%
Fomento Economico Mexicano,
  S.A. Sponsored ADR                18,000               655,560
Grupo Financiero BBVA
  Bancomer, S.A. de C.V. (GFB)
  (a)                              737,500               557,495
                                                ----------------
                                                       1,213,055
                                                ----------------
TOTAL INVESTMENTS - 98.4%
  (Cost - $49,376,967)                          $     44,622,749
  (Cost on Federal income tax
    basis - $49,560,018)
OTHER ASSETS, LESS LIABILITIES - 1.6%                    701,750
                                                ----------------
NET ASSETS - 100%                               $     45,324,499
                                                ================
Other Information:
At December 31, 2002, net unrealized
depreciation based on cost for financial
statement and Federal income tax purposes
is as follows:
  Gross unrealized appreciation                 $      4,092,371
  Gross unrealized depreciation                       (8,846,589)
                                                ----------------
    Net unrealized depreciation for
      financial statement purposes                    (4,754,218)
  Less: tax basis adjustments                           (183,051)
                                                ----------------
    Net unrealized depreciation for
      Federal income tax purposes               $     (4,937,269)
                                                ================

Purchases and sale proceeds of securities other than short-term obligations aggregated $27,937,651 and $44,893,995, respectively, for the period ended
December 31, 2002.

IVY PACIFIC OPPORTUNITIES FUND

AUSTRALIA - 26.7%
Australia & New Zealand
  Banking Group Ltd.                38,005      $        371,301
BHP Ltd.                            73,748               421,505

NAME OF SECURITY                    SHARES                 VALUE

Foster's Brewing Group Ltd.        110,849      $        280,886
Qantas Airways Limited              62,519               134,833
Rio Tinto Ltd.                      21,827               417,273
Westpac Banking Corp. Ltd.          51,040               395,184
Woolsworths Ltd.                    41,445               266,050
                                                ----------------
                                                       2,287,032
                                                ----------------
HONG KONG - 21.2%
Cathay Pacific Airways             250,000               341,418
China Mobile (Hong Kong) Ltd.
  (a)                               92,200               219,316
Hang Lung Properties Ltd.          273,500               264,789
Hang Seng Bank                      26,600               283,111
Henderson Land Development
  Company Ltd.                      82,000               246,052
Hutchison Whampoa Ltd.              24,000               150,185
Sun Hung Kai Properties Ltd.        53,000               313,989
                                                ----------------
                                                       1,818,860
                                                ----------------
INDIA - 6.6%
Hero Honda Motors Ltd.              62,715               354,971
ITC Ltd.                            15,300               210,722
                                                ----------------
                                                         565,693
                                                ----------------
SINGAPORE - 7.4%
Capitaland Limited                 237,000               151,668
Haw Par Corporation Limited          1,551                 2,915
Singapore Press Holdings Ltd.       21,000               220,350
United Overseas Bank Limited        38,000               258,517
                                                ----------------
                                                         633,450
                                                ----------------
SOUTH KOREA - 22.2%
Hyundai Motor Co., Ltd.             16,030               375,054
Kookmin Bank                         6,141               217,463
Korea Telecom Corporation            4,000               170,988
POSCO                                4,980               495,460
Samsung Electronics                  1,430               378,584
SK Telecom Co., Ltd.                 1,378               266,061
                                                ----------------
                                                       1,903,610
                                                ----------------
TAIWAN - 10.7%
Asustek Computer Inc.               54,150                95,000
Hon Hai Precision Industry
  Co., Ltd.                         83,808               289,242
Quanta Computer Inc.                65,550               107,459
Taiwan Semiconductor
  Manufacturing Company (a)        243,637               298,502
United Microelectronics
  Corporation                      211,858               128,565
                                                ----------------
                                                         918,768
                                                ----------------
TOTAL INVESTMENTS - 94.8%
  (Cost - $8,502,983)                           $      8,127,413
  (Cost on Federal income tax
    basis - $8,828,989)

 44         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                               December 31, 2002

                                            SCHEDULES OF INVESTMENTS (continued)

NAME OF SECURITY                    SHARES                 VALUE

OTHER ASSETS, LESS LIABILITIES - 5.2%           $        441,284
                                                ----------------
NET ASSETS - 100%                               $      8,568,697
                                                ================
Other Information:
At December 31, 2002, net unrealized
depreciation based on cost for financial
statement and Federal income tax purposes
is as follows:
  Gross unrealized appreciation                 $      1,033,235
  Gross unrealized depreciation                       (1,408,805)
                                                ----------------
    Net unrealized depreciation for
      financial statement purposes                      (375,570)
  Less: tax basis adjustments                           (326,006)
                                                ----------------
    Net unrealized depreciation for
      Federal income tax purposes               $       (701,576)
                                                ================

Purchases and sale proceeds of securities other than short-term obligations aggregated $1,562,302 and $3,408,651, respectively, for the period ended
December 31, 2002.

IVY GROWTH FUND

EQUITY SECURITIES - 75.4%
-------------------------------
AUTOS AND TRANSPORTATION - 1.3%
-------------------------------
AIR TRANSPORT - 0.4%
JetBlue Airways Corp. (a)           18,600      $        502,200
                                                ----------------
RECREATIONAL VEHICLES &
  BOATS - 0.3%
Harley-Davidson Inc.                 6,570               303,534
                                                ----------------
TRANSPORTATION MISC - 0.6%
United Parcel Service Inc.          11,135               702,396
                                                ----------------
CONSUMER DISCRETIONARY - 14.4%
------------------------------
CONSUMER ELECTRONICS - 1.0%
Harman International
  Industries Inc.                    9,900               589,050
Take-Two Interactive Software
  Inc. (a)                          25,700               603,693
                                                ----------------
                                                       1,192,743
                                                ----------------
CONSUMER PRODUCTS - 0.6%
Gillette Co.                        15,245               462,838
Yankee Candle Co. Inc. (a)          18,100               289,600
                                                ----------------
                                                         752,438
                                                ----------------
EDUCATION SERVICES - 2.1%
Apollo Group Inc. - University
  of Phoenix Online (a)             29,766             1,066,813
Career Education Corp. (a)          20,700               828,000
Education Management Corp. (a)      13,400               503,840
                                                ----------------
                                                       2,398,653
                                                ----------------
ENTERTAINMENT - 1.3%
The Walt Disney Company             26,225               427,730
Viacom Inc. Cl B (a)                26,430             1,077,287
                                                ----------------
                                                       1,505,017
                                                ----------------
LEISURE TIME - 0.5%
Carnival Corp.                      22,355               557,757
                                                ----------------

NAME OF SECURITY                    SHARES                 VALUE

PUBLISHING: NEWSPAPERS - 0.6%
Gannett Co. Inc.                     9,680      $        695,024
                                                ----------------
RADIO & TV BROADCASTERS - 0.8%
Hispanic Broadcasting Corp.
  (a)                               19,300               396,615
Radio One Inc. Cl D (a)             37,100               535,353
                                                ----------------
                                                         931,968
                                                ----------------
RESTAURANTS - 0.6%
Panera Bread Co. (a)                18,900               657,909
                                                ----------------
RETAIL - 4.0%
A.C. Moore Arts & Crafts Inc.
  (a)                               34,400               437,224
Kohl's Corp. (a)                     5,380               301,011
Lowe's Companies, Inc.              13,665               512,437
Home Depot, Inc.                    25,185               603,433
Pacific Sunwear of California
  Inc. (a)                           7,550               133,559
Target Corporation                  15,350               460,500
Wal-Mart Stores, Inc.               43,480             2,196,175
                                                ----------------
                                                       4,644,339
                                                ----------------
SERVICES: COMMERCIAL - 2.9%
Advisory Board Co. (a)              13,600               406,640
BearingPoint Inc. (a)               23,600               162,840
Coinstar Inc. (a)                   14,600               330,690
Copart Inc. (a)                     60,150               712,176
eBay Inc. (a)                        7,500               508,650
Robert Half International Inc.      22,500               362,475
Waste Connections Inc. (a)          24,300               938,223
                                                ----------------
                                                       3,421,694
                                                ----------------
CONSUMER STAPLES - 5.2%
------------------------------
BEVERAGE: BREWERS
  (WINERIES) - 0.6%
Anheuser-Busch Companies, Inc.      14,440               698,896
                                                ----------------
BEVERAGE: SOFT DRINKS - 1.6%
The Coca-Cola Company               21,945               961,630
PepsiCo, Inc.                       22,450               947,839
                                                ----------------
                                                       1,909,469
                                                ----------------
FOODS - 0.4%
Sysco Corp.                         15,232               453,761
                                                ----------------
SOAPS & HOUSEHOLD
  CHEMICALS - 1.6%
Colgate-Palmolive Co.               11,875               622,606
Procter & Gamble Co.                14,490             1,245,271
                                                ----------------
                                                       1,867,877
                                                ----------------
TOBACCO - 1.0%
Philip Morris Cos. Inc.             28,390             1,150,647
                                                ----------------
FINANCIAL SERVICES - 10.2%
------------------------------
BANKS: OUTSIDE NEW YORK
  CITY - 4.9%
Bank of America Corp.               16,645             1,157,993
Bank One Corp.                      15,775               576,576
BB&T Corp.                          12,650               467,924
Fifth Third Bancorp                  7,830               458,446
State Street Corp.                  11,800               460,200
SunTrust Banks Inc.                  6,810               387,625
U.S. Bancorp                        26,165               555,221

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                                         STATEMENTS.          45

December 31, 2002

SCHEDULES OF INVESTMENTS

IVY GROWTH FUND (CONTINUED)
NAME OF SECURITY                    SHARES                 VALUE

Wachovia Corp.                      19,665      $        716,593
Wells Fargo & Co.                   20,540               962,710
                                                ----------------
                                                       5,743,288
                                                ----------------
DIVERSIFIED FINANCIAL
  SERVICES - 1.6%
American Express Company            17,930               633,825
The Goldman Sachs Group, Inc.        5,375               366,037
Merrill Lynch & Co., Inc.           10,735               407,393
Morgan Stanley                      12,840               512,573
                                                ----------------
                                                       1,919,828
                                                ----------------
FINANCIAL DATA PROCESSING
  SERVICES & SYSTEMS - 1.6%
Affiliated Computer Services
  Inc. (a)                          16,400               863,460
Automatic Data Processing Inc.      13,885               544,986
First Data Corp.                    14,285               505,832
                                                ----------------
                                                       1,914,278
                                                ----------------
INSURANCE: MULTI-LINE - 1.3%
American International Group
  Inc.                              27,035             1,563,975
                                                ----------------
SAVINGS & LOAN - 0.5%
Washington Mutual, Inc.             17,300               597,369
                                                ----------------
SECURITIES BROKERAGE &
  SERVICES - 0.3%
Lehman Brothers Holdings Inc.        5,845               311,480
                                                ----------------
HEALTH CARE - 16.4%
------------------------------
BIOTECHNOLOGY RESEARCH &
  PRODUCTION - 2.0%
Amgen Inc. (a)                      17,400               841,116
Cephalon Inc. (a)                    3,700               180,072
Charles River Laboratories
  International Inc. (a)            11,300               434,824
ICOS Corp. (a)                       9,700               227,077
Integra LifeSciences Holdings
  Corp. (a)                         37,100               654,815
                                                ----------------
                                                       2,337,904
                                                ----------------
DRUGS & PHARMACEUTICALS - 6.9%
Abbott Laboratories                 15,685               627,400
Bristol-Myers Squibb Co.            25,470               589,630
Eli Lilly & Co.                     13,165               835,978
Gilead Sciences Inc. (a)            10,400               353,600
Medicis Pharmaceutical Corp.
  (a)                               15,100               750,017
Merck & Co., Inc.                   22,940             1,298,633
Pfizer Inc.                         59,420             1,816,469
Pharmacia Corporation               19,270               805,486
Schering-Plough Corporation         18,400               408,480
Wyeth                               15,325               573,155
                                                ----------------
                                                       8,058,848
                                                ----------------
ELECTRONICS: MEDICAL
  SYSTEMS - 0.9%
Intuitive Surgical Inc. (a)         55,500               341,880
Medtronic, Inc.                     16,125               735,300
                                                ----------------
                                                       1,077,180
                                                ----------------

NAME OF SECURITY                    SHARES                 VALUE

HEALTH CARE FACILITIES - 1.1%
Pharmaceutical Product
  Development Inc. (a)              16,000      $        468,320
United Surgical Partners
  International Inc. (a)            50,900               795,109
                                                ----------------
                                                       1,263,429
                                                ----------------
HEALTH CARE MANAGEMENT
  SERVICES - 3.5%
AMERIGROUP Corp. (a)                20,900               633,479
Amsurg Inc. (a)                     47,700               974,511
Centene Corp. (a)                   16,900               567,671
Cerner Corp. (a)                     9,700               303,222
Community Health Systems Inc.
  (a)                               31,800               654,762
Orthodontic Centers of America
  Inc. (a)                          26,900               293,479
UnitedHealth Group Inc.              8,480               708,080
                                                ----------------
                                                       4,135,204
                                                ----------------
HEALTH CARE SERVICES - 1.4%
Accredo Health Inc. (a)             22,050               777,263
Odyssey HealthCare Inc. (a)         13,100               454,570
Province Healthcare Co. (a)         38,200               371,686
                                                ----------------
                                                       1,603,519
                                                ----------------
MEDICAL & DENTAL INSTRUMENTS &
  SUPPLIES - 0.6%
Cytyc Corp. (a)                     33,400               340,680
SonoSite Inc. (a)                   27,700               362,039
                                                ----------------
                                                         702,719
                                                ----------------
INTEGRATED OILS - 2.6%
------------------------------
OIL: INTEGRATED DOMESTIC -0.3%
ConocoPhillips                       8,420               407,444
                                                ----------------
OIL: INTEGRATED
  INTERNATIONAL - 2.3%
ChevronTexaco Corp.                 12,827               852,739
Exxon Mobil Corp.                   51,480             1,798,711
                                                ----------------
                                                       2,651,450
                                                ----------------
OTHER - 6.6%
------------------------------
MULTI-SECTOR COMPANIES - 6.6%
3M Co.                               5,240               646,092
General Electric Company            91,920             2,238,252
ITT Industries Inc.                  8,515               516,775
Gen-Probe Inc. (a)                   9,500               226,090
MTC Technologies Inc. (a)           20,900               528,770
Standard & Poor's Depositary
  Receipts                          39,695             3,504,672
                                                ----------------
                                                       7,660,651
                                                ----------------
OTHER ENERGY - 3.7%
------------------------------
MACHINERY: OIL WELL EQUIP &
  SERV - 1.2%
BJ Services Co. (a)                  9,800               316,638
Key Energy Services Inc. (a)        39,000               349,830
National-Oilwell Inc. (a)           14,300               312,312

 46         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                               December 31, 2002

                                            SCHEDULES OF INVESTMENTS (continued)

NAME OF SECURITY                    SHARES                 VALUE

Noble Corp. (a)                      3,350      $        117,753
Weatherford International Ltd.
  (a)                                7,200               287,496
                                                ----------------
                                                       1,384,029
                                                ----------------
OFFSHORE DRILLING - 0.5%
GlobalSantaFe Corp.                 12,200               296,704
Rowan Companies, Inc.               14,500               329,150
                                                ----------------
                                                         625,854
                                                ----------------
OIL: CRUDE PRODUCERS - 2.0%
Anadarko Petroleum Corp.             6,875               329,313
Chesapeake Energy Corp.             38,200               295,668
PetroQuest Energy Inc. (a)          46,600               193,390
Pioneer Natural Resources Co.       18,900               477,225
Remington Oil & Gas Corp. (a)       14,900               244,509
XTO Energy Inc.                     30,000               741,000
                                                ----------------
                                                       2,281,105
                                                ----------------
PRODUCER DURABLES - 2.5%
------------------------------
AEROSPACE - 1.6%
Lockheed Martin Corporation          9,580               553,245
United Technologies
  Corporation                       12,725               788,186
Veridian Corp. (a)                  27,000               576,180
                                                ----------------
                                                       1,917,611
                                                ----------------
PRODUCTION TECHNOLOGY
  EQUIPMENT - 0.9%
Applied Materials, Inc. (a)         55,000               716,650
KLA-Tencor Corp. (a)                10,000               353,700
                                                ----------------
                                                       1,070,350
                                                ----------------
TECHNOLOGY - 10.7%
------------------------------
COMMUNICATIONS
  TECHNOLOGY - 3.2%
Cisco Systems, Inc. (a)            143,370             1,878,147
L-3 Communications Holdings
  Inc. (a)                          14,800               664,668
Motorola, Inc.                      38,539               333,362
UTStarcom Inc. (a)                  18,000               356,940
Verisity Ltd. (a)                   23,100               440,286
                                                ----------------
                                                       3,673,403
                                                ----------------
COMPUTER SERVICES SOFTWARE &
  SYSTEMS - 4.3%
Caci International Inc-Cl A
  (a)                               22,900               816,156
ManTech International Corp.
  (a)                               11,700               223,119
Microsoft Corporation (a)           49,765             2,572,851
NetScreen Technologies Inc.
  (a)                               39,400               663,496
PEC Solutions Inc. (a)              10,300               307,970
Symantec Corp. (a)                  10,300               416,635
                                                ----------------
                                                       5,000,227
                                                ----------------
COMPUTER TECHNOLOGY - 2.5%
Dell Computer Corporation (a)       35,000               935,900
Hewlett-Packard Company             38,580               669,749
International Business
  Machines Corp.                    16,880             1,308,200
                                                ----------------
                                                       2,913,849
                                                ----------------
ELECTRONICS - 0.4%
Flir Systems Inc. (a)               10,600               517,280
                                                ----------------
ELECTRONICS: TECHNOLOGY - 0.3%
General Dynamics Corporation         4,450               353,197
                                                ----------------

NAME OF SECURITY                    SHARES                 VALUE

UTILITIES - 1.8%
------------------------------
UTILITIES: CABLE TV &
  RADIO - 0.7%
Comcast Corp. (a)                   33,810      $        796,902
                                                ----------------
UTILITIES:
  TELECOMMUNICATIONS - 1.1%
Alltel Corp.                         6,000               306,000
Intrado Inc. (a)                    35,700               354,465
Verizon Communications              15,000               581,250
                                                ----------------
                                                       1,241,715
                                                ----------------
TOTAL INVESTMENTS - 75.4%
  (Cost - $86,180,907)                          $     88,070,410
  (Cost on Federal income tax
    basis - $87,694,767)
OTHER ASSETS, LESS LIABILITIES - 24.6%                28,720,204
                                                ----------------
NET ASSETS - 100%                               $    116,790,614
                                                ================
Other Information:
At December 31, 2002, net unrealized
appreciation based on cost for financial
statement and Federal Income tax purposes
is as follows:
  Gross unrealized appreciation                 $     10,563,116
  Gross unrealized depreciation                       (8,673,613)
                                                ----------------
    Net unrealized appreciation for
      financial statement purposes                     1,889,503
  Less: tax basis adjustments                         (1,513,860)
                                                ----------------
    Net unrealized appreciation for
      Federal income tax purposes               $        375,643
                                                ================

Purchases and sales proceeds of securities other than U.S. Government securities and short-term obligations aggregated $122,934,339 and $164,263,943, respectively, for the period ended December 31, 2002.

IVY US BLUE CHIP FUND
EQUITY SECURITIES - 99.7%
------------------------------
CONSUMER DISCRETIONARY - 12.8%
------------------------------
AOL Time Warner Inc. (a)            21,320      $        279,292
Bed Bath & Beyond Inc. (a)           4,535               156,594
Carnival Corp                        7,820               195,109
Comcast Corporation (a)             16,166               381,033
eBay Inc. (a)                        1,250                84,775
Gannett Co., Inc.                    2,995               215,041
General Motors Corporation           3,845               141,727
Harley-Davidson Inc.                 3,535               163,317
Home Depot, Inc.                    13,575               325,257
Kohl's Corporation (a)               2,655               148,547
Lowe's Companies, Inc.               6,575               246,563
Pulte Homes, Inc.                    2,815               134,754
Target Corporation                   8,125               243,750
The Walt Disney Company             13,955               227,606
Viacom Inc. Cl B (a)                10,970               447,137
Wal-Mart Stores, Inc.               22,730             1,148,092
                                                ----------------
                                                       4,538,594
                                                ----------------
CONSUMER STAPLES - 9.3%
------------------------------
Anheuser-Busch Companies, Inc.       6,125               296,450
Colgate-Palmolive Company            4,415               231,478
Gillette Company                     8,165               247,889

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                                         STATEMENTS.          47

December 31, 2002

SCHEDULES OF INVESTMENTS

IVY US BLUE CHIP FUND (CONTINUED)
NAME OF SECURITY                    SHARES                 VALUE

Kimberly-Clark Corporation           2,930      $        139,087
PepsiCo, Inc.                       10,520               444,154
Philip Morris Companies Inc.        12,430               503,788
Sysco Corporation                    6,650               198,104
The Coca-Cola Company               11,405               499,767
The Procter & Gamble Company         7,065               607,166
Walgreen Co.                         4,915               143,469
                                                ----------------
                                                       3,311,352
                                                ----------------
ENERGY - 5.8%
------------------------------
Anadarko Petroleum Corporation       2,865               137,234
ChevronTexaco Corporation            7,050               468,684
ConocoPhillips                       4,255               205,899
Exxon Mobil Corporation             34,585             1,208,400
Noble Corporation (a)                1,175                41,301
                                                ----------------
                                                       2,061,518
                                                ----------------
FINANCIALS - 19.8%
------------------------------
American Express Company             9,425               333,174
American International Group,
  Inc.                              14,245               824,073
Bank of America Corporation          8,855               616,042
Bank One Corporation                 8,535               311,954
BB&T Corporation                     6,200               229,338
Citigroup Inc.                      24,715               869,721
Fannie Mae                           6,565               422,326
Fifth Third Bancorp                  4,080               238,884
Freddie Mac                          4,195               247,715
J.P. Morgan Chase and Co.           10,880               261,120
Lehman Brothers Holdings Inc.        2,685               143,084
Merrill Lynch & Co., Inc.            6,375               241,931
Morgan Stanley                       5,990               239,121
State Street Corporation             4,885               190,515
SunTrust Banks, Inc.                 3,500               199,220
The Goldman Sachs Group, Inc.        2,820               192,042
U.S. Bancorp                        15,245               323,499
Wachovia Corporation                10,130               369,137
Washington Mutual, Inc.              8,515               294,023
Wells Fargo & Company               10,480               491,198
                                                ----------------
                                                       7,038,117
                                                ----------------
HEALTH CARE - 14.1%
------------------------------
Abbott Laboratories                  8,115               324,600
Amgen Inc. (a)                       7,470               361,100
Bristol-Myers Squibb Company        12,005               277,916
Eli Lilly and Company                6,330               401,955
Johnson & Johnson                   14,155               760,265
Medtronic, Inc.                      7,470               340,632
Merck & Co., Inc.                   11,465               649,034
Pfizer Inc.                         27,855               851,527
Pharmacia Corporation                7,985               333,773
Schering-Plough Corporation          9,600               213,120
UnitedHealth Group
  Incorporated                       2,445               204,158
Wyeth                                8,060               301,444
                                                ----------------
                                                       5,019,524
                                                ----------------
INDUSTRIALS - 10.9%
------------------------------
3M Co.                               2,750               339,075
Automatic Data Processing,
  Inc.                               6,005               235,696
First Data Corporation               6,745               238,841
General Dynamics Corporation         2,335               185,329
General Electric Company            48,225             1,174,279

NAME OF SECURITY                    SHARES                 VALUE

Honeywell International Inc.         8,520      $        204,480
ITT Industries, Inc.                 2,360               143,229
Lockheed Martin Corporation          4,505               260,164
The Boeing Company                   7,490               247,095
Tyco International Ltd.             13,530               231,092
United Parcel Service, Inc.          5,855               369,333
United Technologies
  Corporation                        3,780               234,133
                                                ----------------
                                                       3,862,746
                                                ----------------
INFORMATION TECHNOLOGY - 13.9%
------------------------------
Analog Devices, Inc. (a)             2,100                50,127
Applied Materials, Inc. (a)         14,910               194,277
Cisco Systems, Inc. (a)             40,765               534,021
Dell Computer Corporation (a)       15,705               419,952
Hewlett-Packard Company             19,295               334,961
Intel Corporation                   34,410               535,764
International Business
  Machines Corp.                     8,665               671,538
Linear Technology Corporation        2,060                52,983
Maxim Integrated Products,
  Inc.                               2,210                73,018
Microsoft Corporation (a)           26,460             1,367,982
Motorola, Inc.                      17,450               150,943
Oracle Corporation (a)              33,960               366,768
Texas Instruments Inc.              13,845               207,813
                                                ----------------
                                                       4,960,147
                                                ----------------
MATERIALS - 2.4%
------------------------------
Air Products and Chemicals,
  Inc.                               3,430               146,632
Alcoa Inc.                           9,710               221,194
Du Pont E.I. du Pont de
  Nemours and Company                6,995               296,588
International Paper Company          5,505               192,510
                                                ----------------
                                                         856,924
                                                ----------------
MISCELLANEOUS - 4.6%
------------------------------
S&P 500 Depository Receipts         18,395             1,624,095
                                                ----------------
TELECOMMUNICATION
  SERVICES - 3.9%
------------------------------
Alltel Corporation                   2,490               126,990
AT&T Corp.                           3,523                91,985
BellSouth Corporation                8,825               228,303
SBC Communications Inc.             15,910               431,320
Verizon Communications              13,120               508,400
                                                ----------------
                                                       1,386,998
                                                ----------------
UTILITIES - 2.2%
------------------------------
DTE Energy Company                   3,815               177,016
Exelon Corporation                   4,175               220,315
FPL Group, Inc.                      3,010               180,991
The Southern Company                 7,865               223,287
                                                ----------------
                                                         801,609
                                                ----------------
TOTAL INVESTMENTS - 99.7%
  (Cost - $34,893,096)                          $     35,461,624
  (Cost on Federal income tax
    basis - $37,030,200)
OTHER ASSETS, LESS LIABILITIES - 0.3%                     92,539
                                                ----------------
NET ASSETS - 100%                               $     35,554,163
                                                ================

 48         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                               December 31, 2002

                                            SCHEDULES OF INVESTMENTS (continued)

NAME OF SECURITY                    SHARES                 VALUE

Other Information:
At December 31, 2002, net unrealized
appreciation (depreciation) based on cost
for financial statement and Federal Income
tax purposes, respectively, is as follows:
  Gross unrealized appreciation                 $      3,348,563
  Gross unrealized depreciation                       (2,780,035)
                                                ----------------
    Net unrealized appreciation for
      financial statement purposes                       568,528
  Less: tax basis adjustments                         (2,137,104)
                                                ----------------
    Net unrealized depreciation for
      Federal income tax purposes               $     (1,568,576)
                                                ================

Purchases and sales proceeds of securities other than U.S. Government securities and short-term obligations aggregated $39,743,614 and $51,310,230, respectively, for the period ended December 31, 2002.

IVY US EMERGING GROWTH FUND

EQUITY SECURITIES - 76.2%
------------------------------
AUTOS AND TRANSPORTATION -0.7%
------------------------------
TRANSPORTATION MISC - 0.7%
C.H. Robinson Worldwide Inc.         6,400      $        199,680
                                                ----------------
CONSUMER DISCRETIONARY - 28.2%
------------------------------
ADVERTISING AGENCIES - 2.5%
Lamar Advertising Co. (a)           21,400               720,110
                                                ----------------
CONSUMER ELECTRONICS - 3.6%
Electronic Arts Inc. (a)             5,600               278,712
Harman International
  Industries Inc.                    6,100               362,950
Take-Two Interactive Software
  Inc. (a)                          16,026               376,451
                                                ----------------
                                                       1,018,113
                                                ----------------
COSMETICS - 1.4%
Estee Lauder Cos.                   14,900               393,360
                                                ----------------
EDUCATION SERVICES - 2.6%
Apollo Group Inc. - University
  of Phoenix Online (a)             11,749               421,084
Education Management Corp. (a)       8,317               312,719
                                                ----------------
                                                         733,803
                                                ----------------
RADIO & TV BROADCASTERS - 4.2%
Cox Radio Inc. (a)                  24,950               569,109
Hispanic Broadcasting Corp.
  (a)                               13,400               275,370
Radio One Inc. Cl D (a)             23,800               343,434
                                                ----------------
                                                       1,187,913
                                                ----------------
RESTAURANTS - 2.4%
Krispy Kreme Doughnuts Inc.
  (a)                                8,000               270,160
Panera Bread Co. (a)                12,000               417,720
                                                ----------------
                                                         687,880
                                                ----------------
SERVICES: COMMERCIAL - 11.5%
Advisory Board Co. (a)               8,500               254,150
BearingPoint Inc. (a)               17,500               120,750

NAME OF SECURITY                    SHARES                 VALUE

Convergys Corp. (a)                 38,000      $        575,700
Copart Inc. (a)                     37,150               439,856
Corporate Executive Board Co.
  (a)                                8,900               284,088
eBay Inc. (a)                        4,600               311,972
Waste Connections Inc. (a)          15,200               586,872
Weight Watchers International
  Inc. (a)                          14,650               673,461
                                                ----------------
                                                       3,246,849
                                                ----------------
FINANCIAL SERVICES - 7.9%
------------------------------
BANKS: OUTSIDE NEW YORK
  CITY - 2.0%
Synovus Financial Corp.             29,650               575,210
                                                ----------------
FINANCIAL DATA PROCESSING
  SERVICES & SYSTEMS - 4.3%
Affiliated Computer Services
  Inc. (a)                          10,421               548,666
Concord EFS Inc. (a)                42,900               675,246
                                                ----------------
                                                       1,223,912
                                                ----------------
SAVINGS & LOAN - 1.6%
Charter One Financial Inc.          16,150               463,989
                                                ----------------
HEALTH CARE - 17.8%
------------------------------
BIOTECHNOLOGY RESEARCH &
  PRODUCTION - 4.2%
Cephalon Inc. (a)                    4,400               214,139
Charles River Laboratories
  International Inc. (a)             7,500               288,600
Integra LifeSciences Holdings
  Corp. (a)                         22,822               402,808
Neurocrine Biosciences Inc.
  (a)                                3,150               143,829
NPS Pharmaceuticals Inc. (a)         5,750               144,728
                                                ----------------
                                                       1,194,104
                                                ----------------
DRUGS & PHARMACEUTICALS - 2.6%
Gilead Sciences Inc. (a)             6,300               214,200
Medicis Pharmaceutical Corp.
  (a)                               10,369               515,028
                                                ----------------
                                                         729,228
                                                ----------------
HEALTH CARE FACILITIES - 1.3%
Laboratory Corp. of America
  Holdings (a)                      15,850               368,354
                                                ----------------
HEALTH CARE MANAGEMENT
  SERVICES - 2.2%
Amsurg Inc. (a)                     30,223               617,456
                                                ----------------
HEALTH CARE SERVICES - 4.3%
Accredo Health Inc. (a)             13,516               476,439
Odyssey HealthCare Inc. (a)          8,600               298,420
Stericycle Inc. (a)                 13,400               433,879
                                                ----------------
                                                       1,208,738
                                                ----------------
MEDICAL & DENTAL INSTRUMENTS &
  SUPPLIES - 3.2%
Biomet Inc.                         20,150               577,499
Henry Schein Inc. (a)                7,200               324,000
                                                ----------------
                                                         901,499
                                                ----------------

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                                         STATEMENTS.          49

December 31, 2002

SCHEDULES OF INVESTMENTS

IVY US EMERGING GROWTH FUND (CONTINUED)
NAME OF SECURITY                    SHARES                 VALUE

OTHER ENERGY - 4.8%
------------------------------
MACHINERY: OIL WELL EQUIP &
  SERV - 1.4%
BJ Services Co. (a)                  6,000      $        193,860
National-Oilwell Inc. (a)            9,200               200,928
                                                ----------------
                                                         394,788
                                                ----------------
OFFSHORE DRILLING - 0.7%
  GlobalSantaFe Corp.                7,500               182,400
                                                ----------------
OIL: CRUDE PRODUCERS - 2.7%
Pioneer Natural Resources Co.
  (a)                               12,300               310,575
XTO Energy Inc.                     18,557               458,358
                                                ----------------
                                                         768,933
                                                ----------------
PRODUCER DURABLES - 3.7%
------------------------------
ELECTRICAL EQUIPMENT &
  COMPONENTS - 1.4%
Molex Inc.                          20,200               401,778
                                                ----------------
IDENTIFICATION CONTROL &
  FILTER DEVICES - 1.5%
IDEX Corp.                          12,800               418,560
                                                ----------------
MANUFACTURING - 0.8%
Federal Signal Corp.                11,350               220,417
                                                ----------------
TECHNOLOGY - 13.1%
------------------------------
COMMUNICATIONS
  TECHNOLOGY - 2.3%
L-3 Communications Holdings
  Inc. (a)                           9,200               413,172
UTStarcom Inc. (a)                  11,200               222,096
                                                ----------------
                                                         635,268
                                                ----------------
COMPUTER SERVICES SOFTWARE &
  SYSTEMS - 3.9%
CACI International Inc-Cl A
  (a)                                8,434               300,588
Mercury Interactive Corp. (a)        8,600               254,990
NetScreen Technologies Inc.
  (a)                               24,900               419,316
Siebel Systems Inc. (a)             18,450               136,530
                                                ----------------
                                                       1,111,424
                                                ----------------
COMPUTER TECHNOLOGY - 2.8%
McDATA Corp. (a)                    29,150               206,965
Network Appliance Inc. (a)          59,050               590,500
                                                ----------------
                                                         797,465
                                                ----------------
ELECTRONICS: SEMI-CONDUCTORS/
  COMPONENTS - 4.1%
Analog Devices Inc. (a)              9,050               216,023
Intersil Corp. (a)                  23,650               329,681
Marvell Technology Group Ltd.
  (a)                                9,700               182,942
Microchip Technology Inc. (a)       17,450               426,653
                                                ----------------
                                                       1,155,299
                                                ----------------
TOTAL INVESTMENTS - 76.2%
  (Cost $20,161,386)                            $     21,556,530
  (Cost on Federal income tax
    basis - $20,358,490)
OTHER ASSETS, LESS LIABILITIES - 23.8%                 6,746,877
                                                ----------------
NET ASSETS - 100%                               $     28,303,407
                                                ================

NAME OF SECURITY                    SHARES                 VALUE

Other Information:
At December 31, 2002, net unrealized
appreciation based on cost for financial
statement and Federal Income tax purposes
is as follows:
  Gross unrealized appreciation                 $      2,607,017
  Gross unrealized depreciation                       (1,211,873)
                                                ----------------
    Net unrealized appreciation for
      financial statement purposes                     1,395,144
  Less: tax basis adjustments                           (197,104)
                                                ----------------
    Net unrealized appreciation for
      Federal income tax purposes               $      1,198,040
                                                ================

Purchases and sale proceeds of securities other than short-term obligations aggregated $49,467,304 and $74,354,189, respectively, for the period ended
December 31, 2002.

IVY BOND FUND
NAME OF SECURITY                 PRINCIPAL                 VALUE

U.S. CORPORATE BONDS - 91.5%
------------------------------
Allied Waste, 7.625%,
  01/01/2006(e)                 $  250,000      $        248,750
American Standard, 7.375%,
  04/15/2005(e)                    480,000               499,200
BRE Properties Inc., 7.125%,
  02/15/2013                     2,000,000             2,197,500
Calpine Corp, 8.5%,
  02/15/2011(e)                  1,000,000               435,000
CBS Corp., 7.125%, 11/01/2023    1,000,000             1,102,500
Citigroup Inc, 6.50%,
  01/18/2011                     1,000,000             1,122,500
Coca-Cola Enterprises, 5.38%,
  08/15/2006                       500,000               541,875
Countrywide Home, 5.50%,
  08/01/2006                       500,000               531,875
Daimlerchrysler, 7.75%,
  01/18/2011                       500,000               571,250
Darden Restaurants Inc.,
  7.125%, 02/01/2016             1,250,000             1,404,687
Dean Foods Co 6.75%,
  06/15/2005(e)                    650,000               651,625
Dell Computer Corporation,
  6.55%, 04/15/2008                500,000               561,875
Delta Air Lines, 9.59%,
  01/12/2017                     1,500,000             1,066,530
Ford Motor Credit Company,
  7.375%, 10/28/2009             1,000,000               991,250
Grupo Televisa 8.000%
  09/13/2011                       625,000               651,562
HCA Inc. 6.30%, 10/01/2012       1,000,000             1,008,750
Heller Financial, 6.375%,
  03/15/2006                       425,000               471,219
Hertz Corp, 7.4%, 03/01/2011     1,000,000               945,000
Household Financial Corp,
  6.50%, 01/24/2006              1,000,000             1,065,000
Indiantown Cogeneration,
  9.77%, 12/15/2020              1,500,000             1,618,125
International Paper Company,
  7.625%, 01/15/2007             1,000,000             1,142,500

 50         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                               December 31, 2002

                                            SCHEDULES OF INVESTMENTS (continued)

NAME OF SECURITY                 PRINCIPAL                 VALUE

Kansas Gas & El Wr, 7.6%,
  12/15/2003(e)                 $  500,000      $        506,875
Key Energy Services, Inc.
  8.375%, 03/01/2008(e)            500,000               522,500
McKesson Corporation, 7.75%,
  02/01/2012                       500,000               574,375
Meritor Automotive, 6.80%,
  02/15/2009                     1,000,000               988,750
News America Holdings, 7.70%,
  10/30/2025                     1,000,000             1,028,750
Northrop Grumman Corp.,
  9.375%, 10/15/2024             2,000,000             2,225,000
Pulte Corp., 7.625%,
  10/15/2017                     1,500,000             1,580,625
RJ Reynolds Tobacco Holdings
  Inc., 7.375%, 05/15/2003       2,000,000             2,025,000
Spieker Properties, 7.35%,
  12/01/2017                     1,950,000             2,064,563
Storage USA Partnership L.P.,
  8.20%, 06/01/2017              2,240,000             2,769,200
TE Products Pipeline Co.,
  7.51%, 01/15/2028              2,000,000             1,862,500
Tele Communications Inc.,
  9.25%, 01/15/2023              2,000,000             2,050,000
Telefonos de Mexico SA de CV
  (Telmex), 8.25%, 01/26/2006      500,000               547,500
Tenet Healthcare Corporation,
  6.375%, 12/01/2011               750,000               675,000
Time Warner Inc., 9.125%,
  01/15/2013                     1,000,000             1,172,500
Time Warner Inc., 9.15%,
  02/01/2023                     1,500,000             1,723,125
Transocean Sedco Forex Inc.
  6.50% 04/15/2003                 647,000               653,470
Unisys Corporation, 7.875%,
  04/01/2008(e)                    550,000               561,000
US Bank NA, 6.30%, 02/04/2014    1,000,000             1,125,000
Verizon Global Fdg Corp 7.25%,
  12/01/2010                     1,000,000             1,136,250
Wal-Mart Stores, Inc., 6.55%,
  08/10/2004                       500,000               537,500
Watson Pharmaceuticals,
  7.125%, 05/15/2008             1,500,000             1,573,125
                                                ----------------
  (Cost $45,499,753)                                  46,731,181
                                                ----------------
U.S. DOLLAR DENOMINATED
  FOREIGN CORPORATE
  BONDS - 3.2%
------------------------------
Abitibi Consold, 7.50%,
  04/01/2028                     1,000,000               946,250
Corp Durango Sa 13.125%,
  08/01/2006(e)                    978,000               347,190
PEMEX Master Trust, 8.00%,
  11/15/2011 (f)                   300,000               322,500
                                                ----------------
  (Cost $2,279,607)                                    1,615,940
                                                ----------------

                                    SHARES                 VALUE

WARRANTS - 0.0%
------------------------------
Chesapeake Energy Warrants -
  144A (f)                           2,671      $             --
Chesapeake Energy Warrants -
  144A (f)                           1,324                    --
Gothic Energy Restricted
  Warrants (f)                       4,767                    --
                                                ----------------
  (Cost $0)                                                   --
                                                ----------------
TOTAL INVESTMENTS - 94.7%
  (Cost - $47,779,360) (b)                      $     48,347,121
OTHER ASSETS, LESS LIABILITIES - 5.3%                  2,718,838
                                                ----------------
NET ASSETS - 100%                               $     51,065,959
                                                ================
Other Information:
At December 31, 2002, net unrealized
appreciation based on cost for financial
statement and Federal income tax purposes
is as follows:
  Gross unrealized appreciation                 $      2,698,351
  Gross unrealized depreciation                       (2,130,590)
                                                ----------------
    Net unrealized appreciation                 $        567,761
                                                ================

Purchases and sales proceeds of securities other than U.S. Government securities and short-term obligations aggregated $7,993,342 and $17,732,005, respectively, for the period ended December 31, 2002.

IVY MONEY MARKET FUND
NAME OF SECURITY                 PRINCIPAL                 VALUE

U.S. GOVERNMENT AGENCY
  OBLIGATIONS - 88.9%
------------------------------
Federal Home Loan Bank, 1.28%,
  01/08/2003                    $2,000,000      $      1,999,573
Federal Home Loan Bank, 1.30%,
  01/17/2003                     5,209,000             5,206,179
Federal Home Loan Mortgage
  Corp., 1.28%, 01/07/2003       2,000,000             1,999,644
Federal National Mortgage
  Association Discount Note,
  1.26%, 01/03/2003              2,000,000             1,999,930
Federal National Mortgage
  Association Discount Note,
  1.27%, 01/02/2003              2,000,000             2,000,000
Federal National Mortgage
  Association Discount Note,
  1.28%, 01/22/2003              2,000,000             1,998,578
Federal National Mortgage
  Association Discount Note,
  1.28%, 01/03/2003              2,000,000             1,999,929
Federal National Mortgage
  Association Discount Note,
  1.28%, 01/06/2003              2,000,000             1,999,716
                                                ----------------
                                                      19,203,549
                                                ----------------
COMMERCIAL PAPER - 11.2%
------------------------------
Anheuser-Busch Companies,
  Inc., 1.3%, 01/16/2003           500,000               499,747
BellSouth Corporation, 1.32%,
  01/13/2003                       500,000               499,798

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                                         STATEMENTS.          51

December 31, 2002

SCHEDULES OF INVESTMENTS

IVY MONEY MARKET FUND (CONTINUED)
NAME OF SECURITY                PRINCIPAL                  VALUE

BOC Group plc, 1.2%,
  01/02/2003                    $  483,000      $        483,000
Emerson Electric Co., 1.4%,
  01/06/2003                       434,000               433,933
USAA Capital Corporation,
  1.35%, 01/10/2003                500,000               499,850
                                                ----------------
                                                       2,416,328
                                                ----------------
TOTAL INVESTMENTS - 100.1%
  (Cost - $21,619,877) (b)                      $     21,619,877
OTHER LIABILITIES, LESS ASSETS - (0.1%)                  (18,028)
                                                ----------------
NET ASSETS - 100%                               $     21,601,849
                                                ================

Footnotes
---------
(a)  Non-income producing security
(b)  Cost is approximately the same for Federal income tax
     purposes.
(c)  Security valued in good faith by the Valuation Sub-Committee of the Board of Trustees. See Note 1 to the Financial Statements.
(d)  As of December 31, 2002, a portion of the securities are on loan. The market value at December 31, 2002 of all securities on loan for
     Ivy International Fund and Ivy International Value Fund is $12,844,759 and
     $2,554,332, respectively. See Note 1 to the Financial Statements.
(e)  Below investment grade security.
(f)  144A restricted security.
(g)  Security used as collateral for call options written at
     December 31, 2002.

ADR - American Depository Receipt

GDR - Global Depository Receipt

 52         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                      (This page intentionally left blank)

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                                         STATEMENTS.          53

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2002

                                                     IVY CUNDILL GLOBAL    IVY DEVELOPING      IVY EUROPEAN       IVY GLOBAL
                                                         VALUE FUND         MARKETS FUND    OPPORTUNITIES FUND       FUND

ASSETS
 Investments, at value (a)                                $3,874,301        $  4,192,766       $ 70,358,412      $ 4,569,584
 Investments of cash collateral for securities
   loaned at identified cost and value                           -                   -                  -                -
 Cash                                                      1,593,596               6,910                -             39,376
 Receivables
   Put options purchased, at value
   Investments sold                                              -                   -                1,405              -
   Premiums on call options written                              -                   -                  -                -
   Fund shares sold                                          203,468               2,400                100              -
   Dividends, interest and tax reclaims                        5,703              12,266            110,305           14,619
   Manager for expense reimbursement                           9,692               3,658                -                -
 Unrealized appreciation on forward foreign
   currency contracts                                         21,233                 -                  -                -
 Other assets                                                 11,643              13,713             15,690           20,058
                                                    --------------------------------------------------------------------------
   Total assets                                            5,719,636           4,231,713         70,485,912        4,643,637
                                                    --------------------------------------------------------------------------
LIABILITIES
 Payables
   Call options written, at value                                -                   -                  -                -
   Distributions to shareholders                                 -                    92                -                -
   Investments purchased                                     126,238                 -                  -              2,531
   Collateral for securities loaned, at value                    -                   -                  -                -
   Premiums on put options purchased                             -                   -                  -                -
   Fund shares repurchased                                       -                28,048            142,422            6,588
   Management fee                                              2,197               1,782             28,517            1,909
   12b-1 service and distribution fees                         1,158               1,064             20,032              842
   Transfer agent fee                                          1,059               3,348             28,959            3,039
   Other payables to related parties                             808                 769              5,212              781
 Unrealized depreciation on open forward foreign
   currency contracts                                         76,131                 -                  -                -
 Due to custodian                                                -                   -               18,390              -
 Accrued expenses                                             17,445              16,196             80,703           25,204
                                                    --------------------------------------------------------------------------
   Total liabilities                                         225,036              51,299            324,235           40,894
                                                    --------------------------------------------------------------------------
NET ASSETS                                                $5,494,600        $  4,180,414       $ 70,161,677      $ 4,602,743
                                                    ==========================================================================
CLASS A
 Net Assets                                               $1,402,718        $  2,210,078       $ 20,451,607      $ 3,339,028
 Outstanding Shares                                          167,278             398,056          1,549,179          482,150
 Net asset value and redemption price per share           $     8.39        $       5.55       $      13.20      $      6.93
 Maximum offering price per share*                        $     8.90        $       5.89       $      14.01      $      7.35
                                                    --------------------------------------------------------------------------
CLASS B
 Net Assets                                               $2,089,392        $  1,490,261       $ 24,627,281      $ 1,123,622
 Outstanding Shares                                          251,198             282,330          1,904,191          172,929
 Net asset value, offering price and redemption
   price** per share                                      $     8.32        $       5.28       $      12.93      $      6.50
                                                    --------------------------------------------------------------------------
CLASS C
 Net Assets                                               $  445,672        $    433,339       $ 19,324,187      $    71,937
 Outstanding Shares                                           53,962              81,731          1,488,760           11,565
 Net asset value, offering price and redemption
   price*** per share                                     $     8.26        $       5.30       $      12.98      $      6.22
                                                    --------------------------------------------------------------------------
CLASS ADVISOR
 Net Assets                                               $1,515,161        $     46,736       $  5,728,759      $    68,156
 Outstanding Shares                                          181,587               8,395            429,567            9,851
 Net asset value, offering price and redemption
   price per share                                        $     8.34        $       5.57       $      13.34      $      6.92
                                                    --------------------------------------------------------------------------
CLASS I
 Net Assets                                               $   41,657        $         na       $     29,843      $        na
 Outstanding Shares                                            5,013                  na              2,241               na
 Net asset value, offering price and redemption
   price per share                                        $     8.31        $         na       $      13.32      $        na
                                                    --------------------------------------------------------------------------
NET ASSETS CONSIST OF
Capital paid-in                                           $6,269,783        $ 16,874,392       $157,296,907      $ 8,169,576
Accumulated net realized gain/(loss) on
 investments and foreign currency transactions              (539,887)        (11,984,839)       (56,367,674)      (2,858,914)
Undistributed (accumulated) net investment
 income (loss)                                                  (261)            (36,083)               -             (1,266)
Net unrealized appreciation (depreciation) on
 investments and foreign currency transactions              (235,035)           (673,056)       (30,767,556)        (706,653)
                                                    --------------------------------------------------------------------------
NET ASSETS                                                $5,494,600        $  4,180,414       $ 70,161,677      $ 4,602,743
                                                    ==========================================================================
     (a) Investments, identified cost                     $4,055,193        $  4,866,013       $101,136,872      $ 5,277,698
                                                    --------------------------------------------------------------------------
      * On sales of more than $50,000 the offering price is reduced. Maximum sales charge (load) is 5.75% for all Funds except
        Ivy Bond Fund and Ivy Money Market Fund. Ivy Bond Fund's sales charge is 4.75%; Ivy Money Market Fund does not have a sales charge.
     ** Subject to a maximum deferred sales charge of 5%.
    *** Subject to a maximum deferred sales charge of 1%.

 54         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                STATEMENTS OF ASSETS AND LIABILITIES (continued)

                                                      December 31, 2002

 IVY GLOBAL NATURAL    IVY GLOBAL SCIENCE   IVY INTERNATIONAL     IVY INTERNATIONAL
   RESOURCES FUND      & TECHNOLOGY FUND          FUND           SMALL COMPANIES FUND

     $30,832,160          $  8,238,612        $ 206,804,311         $  4,124,492
             -                     -             13,597,770                  -
         573,676             1,975,273            1,888,965                  -
                                11,270
             -                     -                    -                164,424
             -                  28,823                  -                    -
          40,860                     8                7,677                  -
          33,418                   660            2,480,146               10,962
           5,908                   -                    -                  3,823
             -                     -                    -                    -
          23,584                12,971               51,155               21,700
--------------------------------------------------------------------------------------
      31,509,606            10,267,617          224,830,024            4,325,401
--------------------------------------------------------------------------------------
             -                  28,190                  -                    -
              52                   -                    136                  -
             -                  17,792              360,803                  -
             -                     -             13,597,770                  -
             -                  12,294                  -                    -
          19,164                50,725              413,706                5,645
          12,856                 4,241               87,213                1,696
           7,375                 2,599               43,861                1,138
          10,222                15,727               64,742                3,526
           2,466                 1,605               11,730                  760
             -                     -                    -                    -
             -                     -                    -                135,466
          28,342                22,406              218,461               27,264
--------------------------------------------------------------------------------------
          80,477               155,579           14,798,422              175,495
--------------------------------------------------------------------------------------
     $31,429,129          $ 10,112,038        $ 210,031,602         $  4,149,906
======================================================================================
     $17,052,725          $  4,967,601        $ 126,732,527         $  1,434,748
       1,482,867               696,198            7,751,142              234,809
     $     11.50          $       7.14        $       16.35         $       6.11
     $     12.20          $       7.57        $       17.36         $       6.48
--------------------------------------------------------------------------------------
     $ 8,617,404          $  3,982,677        $  68,429,651         $  1,474,803
         770,248               582,737            4,381,450              248,114
     $     11.19          $       6.83        $       15.62         $       5.94
--------------------------------------------------------------------------------------
     $ 5,189,159          $    987,501        $  13,563,252         $    944,721
         472,901               143,826              874,083              157,986
     $     10.97          $       6.87        $       15.52         $       5.98
--------------------------------------------------------------------------------------
     $   569,841          $    174,259        $       2,477         $    295,634
          49,871                24,304                  147               47,802
     $     11.43          $       7.17        $       16.85         $       6.18
--------------------------------------------------------------------------------------
     $        na          $        -          $   1,303,695         $        -
              na                   -                 79,108                  -
     $        na          $        -          $       16.48         $        -
--------------------------------------------------------------------------------------
     $40,620,087          $ 59,027,157        $ 546,124,414         $ 16,028,386
      (9,311,633)          (48,828,077)        (282,705,831)         (11,327,326)
        (503,705)                  -               (182,407)                 -
         624,380               (87,042)         (53,204,574)            (551,154)
--------------------------------------------------------------------------------------
     $31,429,129          $ 10,112,038        $ 210,031,602         $  4,149,906
======================================================================================
     $30,207,560          $  8,325,263        $ 260,333,316         $  4,680,734
--------------------------------------------------------------------------------------

                                                                              55

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2002

                                                     IVY INTERNATIONAL       IVY PACIFIC         IVY GROWTH
                                                        VALUE FUND        OPPORTUNITIES FUND        FUND

ASSETS
  Investments, at value (a)                           $   44,622,749         $  8,127,413      $ 88,070,410
  Investments of cash collateral for securities
    loaned at identified cost and value                    2,670,997                  -                 -
  Cash                                                       684,536            1,364,809         9,848,471
  Receivables
    Investments sold                                             -                    -          18,945,870
    Fund shares sold                                           7,148                1,071             5,796
    Dividends, interest and tax reclaims                     215,693                7,555           124,103
    Manager for expense reimbursement                          2,356                  -                 -
  Other assets                                                16,317               12,235            38,042
                                                    ---------------------------------------------------------
    Total assets                                          48,219,796            9,513,083       117,032,692
                                                    ---------------------------------------------------------
LIABILITIES
  Payables
    Distributions to shareholders                                -                    -                 -
    Investments purchased                                     53,347                  -                 -
    Collateral for securities loaned, at value             2,670,997                  -                 -
    Fund shares repurchased                                   65,878              902,479            35,033
    Management fee                                            18,553                3,944            41,434
    12b-1 service and distribution fees                       16,073                1,923             3,781
    Transfer agent fee                                        12,030                5,985            57,143
    Other payables to related parties                          4,216                  985             7,944
    Due to custodian                                             -                    -                 -
  Accrued expenses                                            54,203               29,070            96,743
                                                    ---------------------------------------------------------
    Total liabilities                                      2,895,297              944,386           242,078
                                                    ---------------------------------------------------------
NET ASSETS                                            $   45,324,499         $  8,568,697      $116,790,614
                                                    =========================================================
CLASS A
  Net Assets                                          $    7,853,999         $  5,317,520      $113,984,697
  Outstanding Shares                                       1,026,858              891,803        13,767,403
  Net asset value and redemption price per share      $         7.65         $       5.96      $       8.28
  Maximum offering price per share*                   $         8.12         $       6.33      $       8.78
                                                    ---------------------------------------------------------
CLASS B
  Net Assets                                          $   28,123,301         $  2,678,409      $  2,510,639
  Outstanding Shares                                       3,842,278              465,920           320,145
  Net asset value, offering price and redemption
    price** per share                                 $         7.32         $       5.75      $       7.84
                                                    ---------------------------------------------------------
CLASS C
  Net Assets                                          $    9,223,440         $    539,131      $    157,481
  Outstanding Shares                                       1,259,980               93,819            20,619
  Net asset value, offering price and redemption
    price*** per share                                $         7.32         $       5.75      $       7.64
                                                    ---------------------------------------------------------
CLASS ADVISOR
  Net Assets                                          $      123,759         $     33,637      $    137,797
  Outstanding Shares                                          16,417                5,791            16,678
  Net asset value, offering price and redemption
    price per share                                   $         7.54         $       5.81      $       8.26
                                                    ---------------------------------------------------------
NET ASSETS CONSIST OF
Capital paid-in                                       $   66,382,807         $ 19,671,575      $191,106,164
Accumulated net realized gain/(loss) on
  investments and foreign currency transactions          (16,306,552)         (10,726,338)      (76,206,011)
Undistributed (accumulated) net investment
  income (loss)                                              (19,958)                (464)              -
Net unrealized appreciation (depreciation) on
  investments and foreign currency transactions           (4,731,798)            (376,076)        1,890,461
                                                    ---------------------------------------------------------
NET ASSETS                                            $   45,324,499         $  8,568,697      $116,790,614
                                                    =========================================================
      (a) Investments, identified cost                $   49,376,967         $  8,502,983      $ 86,180,907
                                                    ---------------------------------------------------------
      *  On sales of more than $50,000 the offering price is reduced. Maximum sales charge (load) is 5.75%
         for all Funds except Ivy Bond Fund and Ivy Money Market Fund. Ivy Bond Fund's sales charge is 4.75%;
         Ivy Money Market Fund does not have a sales charge.
     **  Subject to a maximum deferred sales charge of 5%.
    ***  Subject to a maximum deferred sales charge of 1%.

 56         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                STATEMENTS OF ASSETS AND LIABILITIES (continued)

                                                      December 31, 2002

 IVY US BLUE     IVY US EMERGING     IVY BOND       IVY MONEY
  CHIP FUND        GROWTH FUND         FUND        MARKET FUND

  $ 35,461,624    $ 21,556,530     $ 48,347,121   $21,619,877
           -               -                -             -
           -         7,968,028        1,741,275         1,323
       289,935             -                -             -
           -               -                -             -
        58,964             934        1,059,245           -
        17,433             -                -          16,915
        18,696          17,442           24,098        13,265
---------------------------------------------------------------
    35,846,652      29,542,934       51,171,739    21,651,380
---------------------------------------------------------------
           -               -                -           7,736
        30,260       1,115,703              -             -
           -               -                -             -
        65,046          47,305           35,483         1,100
        11,182          10,092           10,515         3,816
         6,315           6,487           11,093           -
        18,053          22,503           10,141         8,530
         2,671           2,368            2,811         1,908
       120,406             -                -             -
        38,556          35,069           35,737        26,441
---------------------------------------------------------------
       292,489       1,239,527          105,780        49,531
---------------------------------------------------------------
  $ 35,554,163    $ 28,303,407     $ 51,065,959   $21,601,849
===============================================================
  $ 24,949,718    $ 16,481,481     $ 31,148,484   $14,684,422
     3,410,038       1,312,166        3,728,556    14,684,422
  $       7.32    $      12.56     $       8.35   $      1.00
  $       7.76    $      13.33     $       8.77   $       -
---------------------------------------------------------------
  $  9,437,836    $ 10,103,899     $ 17,170,631   $ 6,104,362
     1,322,723         852,045        2,083,270     6,104,362
  $       7.14    $      11.86     $       8.24   $      1.00
---------------------------------------------------------------
  $    447,908    $  1,237,746     $  2,186,109   $   813,065
        62,845         104,413          264,243       813,065
  $       7.13    $      11.85     $       8.27   $      1.00
---------------------------------------------------------------
  $    718,701    $    480,281     $    560,735   $       -
        96,953          37,773           67,652           -
  $       7.41    $      12.71     $       8.29   $       -
---------------------------------------------------------------
  $ 51,491,882    $ 69,487,371     $ 79,113,243   $21,601,849
   (16,506,247)    (42,579,107)     (28,615,045)          -
           -               -                -             -
       568,528       1,395,143          567,761           -
---------------------------------------------------------------
  $ 35,554,163    $ 28,303,407     $ 51,065,959   $21,601,849
===============================================================
  $ 34,893,096    $ 20,161,386     $ 47,779,360   $21,619,877
---------------------------------------------------------------

                                                                              57

STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2002

                                                                                             IVY EUROPEAN
                                                     IVY CUNDILL GLOBAL    IVY DEVELOPING    OPPORTUNITIES
                                                         VALUE FUND         MARKETS FUND         FUND

INVESTMENT INCOME
  Dividends, net of foreign taxes withheld (a)            $  80,086          $  93,433      $  1,855,458
  Interest                                                    8,176              1,787            87,006
                                                    -------------------------------------------------------
                                                             88,262             95,220         1,942,464
                                                    -------------------------------------------------------
EXPENSES
  Management fee                                             37,970             53,057           785,647
  Transfer agent                                              9,304             39,217           375,315
  Administrative services fee                                 3,792              5,306            87,624
  Custodian fees                                             25,083             28,666           108,254
  Blue Sky fees                                              37,529             35,372            38,152
  Auditing and accounting fees                                8,187             16,204            42,458
  Shareholder reports                                         1,080              4,599            48,585
  Fund accounting                                            16,676             17,176           110,283
  Trustees' fees                                              4,883              4,971            14,734
  12b-1 service and distribution fees                        13,813             32,441           589,326
  Legal                                                      30,340             24,532            29,511
  Other                                                       2,353              4,923            26,200
                                                    -------------------------------------------------------
                                                            191,010            266,464         2,256,089
  Expenses reimbursed by Manager                           (103,157)          (130,561)              -
                                                    -------------------------------------------------------
    Net expenses                                             87,853            135,903         2,256,089
                                                    -------------------------------------------------------
NET INVESTMENT INCOME (LOSS)                                    409            (40,683)         (313,625)
                                                    -------------------------------------------------------
NET GAIN (LOSS) ON INVESTMENTS, FOREIGN CURRENCY
  AND WRITTEN CALL OPTION TRANSACTIONS
  Net realized gain (loss)                                 (502,286)          (100,522)      (20,869,819)
  Net realized gain (loss) on written call
    options                                                     -                  -                 -
  Net change in unrealized appreciation
    (depreciation) on written call options                      -                  -                 -
  Net change in unrealized appreciation
    (depreciation)                                         (297,214)          (529,684)       17,645,789
                                                    -------------------------------------------------------
  Net gain (loss) on investment, foreign
    currency and written call option
    transactions                                           (799,500)          (630,206)       (3,224,030)
                                                    -------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING
  FROM OPERATIONS                                         $(799,091)         $(670,889)     $ (3,537,655)
                                                    =======================================================
  (a) Foreign taxes withheld                              $   6,544          $   9,827      $    217,458
                                                    -------------------------------------------------------

 58         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                            STATEMENTS OF OPERATIONS (continued)

                                   For the Year Ended December 31, 2002

                  IVY GLOBAL       IVY GLOBAL            IVY
 IVY GLOBAL        NATURAL          SCIENCE &       INTERNATIONAL
    FUND        RESOURCES FUND   TECHNOLOGY FUND        FUND

  $   113,093    $   365,676      $    126,088     $   6,395,759
        3,064         19,251            10,357           598,006
------------------------------------------------------------------
      116,157        384,927           136,445         6,993,765
------------------------------------------------------------------
       61,356        293,992           167,880         3,178,450
       32,709        107,432           170,051         1,052,425
        6,136         29,399            16,788           309,037
       47,461         35,933            12,751           270,699
       33,713         34,726            38,164            39,375
       19,445         19,119            17,749           145,522
        4,012         12,260            21,670           123,223
       17,570         44,775            36,906           211,731
        5,076          7,322             6,418            44,481
       29,335        158,759           104,123         1,556,179
       24,590         25,607            25,109            48,071
        5,530          8,428            11,864            78,936
------------------------------------------------------------------
      286,933        777,752           629,473         7,058,129
     (137,953)       (45,707)         (197,902)              -
------------------------------------------------------------------
      148,980        732,045           431,571         7,058,129
------------------------------------------------------------------
      (32,823)      (347,118)         (295,126)          (64,364)
------------------------------------------------------------------
   (1,134,688)    (1,362,580)       (8,505,195)     (124,650,724)
        4,595            -                 -             972,561
        1,564            -                 -             (84,026)
     (374,665)       268,841        (3,019,899)       49,772,411
------------------------------------------------------------------
   (1,503,194)    (1,093,739)      (11,525,094)      (73,989,778)
------------------------------------------------------------------
  $(1,536,017)   $(1,440,857)     $(11,820,220)    $ (74,054,142)
==================================================================
  $     6,077    $    18,757      $        700     $     648,268
------------------------------------------------------------------

                                                                              59

STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2002

                                                    IVY INTERNATIONAL                        IVY PACIFIC
                                                          SMALL         IVY INTERNATIONAL   OPPORTUNITIES     IVY GROWTH
                                                     COMPANIES FUND        VALUE FUND           FUND             FUND

INVESTMENT INCOME
  Dividends, net of foreign taxes withheld (a)          $   103,608       $  1,500,654       $   247,520    $  1,107,805
  Interest                                                    3,133             92,977             5,799          83,008
                                                    ----------------------------------------------------------------------
                                                            106,741          1,593,631           253,319       1,190,813
                                                    ----------------------------------------------------------------------
EXPENSES
  Management fee                                             71,997            595,781           105,358       1,232,314
  Transfer agent                                             42,502            244,778            66,761         627,178
  Administrative services fee                                 7,200             59,578            10,536         144,978
  Custodian fees                                             70,718             76,968            29,138          30,354
  Blue Sky fees                                              38,974             37,297            32,694          35,317
  Auditing and accounting fees                               15,162             35,399            23,316          70,172
  Shareholder reports                                         5,165             25,898             7,927          76,491
  Amortization of organization expenses                         -                3,240               -               -
  Fund accounting                                            19,290             86,488            30,611         138,319
  Trustees' fees                                              5,234             11,406             5,615          21,698
  12b-1 service and distribution fees                        46,068            515,176            57,130         118,837
  Legal                                                      24,640             27,193            24,802          32,197
  Other                                                       5,581             19,764             7,124          39,470
                                                    ----------------------------------------------------------------------
                                                            352,531          1,738,966           401,012       2,567,325
  Expenses reimbursed by Manager                           (166,048)          (329,958)         (138,434)            -
                                                    ----------------------------------------------------------------------
    Net expenses                                            186,483          1,409,008           262,578       2,567,325
                                                    ----------------------------------------------------------------------
NET INVESTMENT INCOME (LOSS)                                (79,742)           184,623            (9,259)     (1,376,512)
                                                    ----------------------------------------------------------------------
NET GAIN (LOSS) ON INVESTMENTS, FOREIGN CURRENCY
  AND WRITTEN CALL OPTION TRANSACTIONS
  Net realized gain (loss)                               (4,056,208)        (6,096,478)           75,568     (29,141,392)
  Net realized gain (loss) on written call
    options                                                     -               78,077               -               -
  Net change in unrealized appreciation
    (depreciation) on written call options                      -               38,366               -           (44,156)
  Net change in unrealized appreciation
    (depreciation)                                        2,105,794         (5,965,738)       (1,130,497)    (20,603,572)
                                                    ----------------------------------------------------------------------
  Net gain (loss) on investment, foreign
    currency and written call option
    transactions                                         (1,950,414)       (11,945,773)       (1,054,929)    (49,789,120)
                                                    ----------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING
  FROM OPERATIONS                                       $(2,030,156)      $(11,761,150)      $(1,064,188)   $(51,165,632)
                                                    ======================================================================
  (a) Foreign taxes withheld                            $    13,174       $    153,049       $    18,745    $      3,071
                                                    ----------------------------------------------------------------------

 60         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                            STATEMENTS OF OPERATIONS (continued)

                                   For the Year Ended December 31, 2002

                    IVY US
 IVY US BLUE       EMERGING      IVY BOND      IVY MONEY
  CHIP FUND      GROWTH FUND       FUND       MARKET FUND

  $    746,044   $      9,633   $      -      $     -
        11,079         19,621    3,996,416      336,721
----------------------------------------------------------
       757,123         29,254    3,996,416      336,721
----------------------------------------------------------
       355,192        397,693      270,234       81,621
       232,254        256,383      158,464      100,635
        47,359         46,787       54,047       20,405
        19,221         17,798        8,366       28,033
        38,832         34,326       38,851       27,928
        28,936         31,017       33,104        9,908
        26,016         32,825       16,606        9,541
           -              -            -            -
        72,248         68,748       46,704       28,899
        10,018         10,016       10,939        6,815
       216,110        255,655      282,809          -
        27,398         27,396       28,120       26,470
        15,972         19,480       15,381        6,814
----------------------------------------------------------
     1,089,556      1,198,124      963,625      347,069
      (238,824)           -            -       (173,624)
----------------------------------------------------------
       850,732      1,198,124      963,625      173,445
----------------------------------------------------------
       (93,609)    (1,168,870)   3,032,791      163,276
----------------------------------------------------------
    (8,301,051)   (14,815,732)     730,591          -
           -          256,259          -            -
           -          (22,465)         -            -
    (4,146,746)    (9,059,324)     446,120          -
----------------------------------------------------------
   (12,447,797)   (23,641,262)   1,176,711          -
----------------------------------------------------------
  $(12,541,406)  $(24,810,132)  $4,209,502    $ 163,276
==========================================================
  $      2,046   $        -     $      -      $     -
----------------------------------------------------------

                                                                              61

STATEMENTS OF CHANGES IN NET ASSETS

                                                    IVY CUNDILL GLOBAL VALUE FUND     IVY DEVELOPING MARKETS FUND
                                                      YEAR ENDED       YEAR ENDED     YEAR ENDED      YEAR ENDED
                                                     DECEMBER 31,     DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                         2002             2001           2002            2001

INCREASE (DECREASE) IN NET ASSETS
Operations
  Net investment income (loss)                         $      409      $    4,208    $   (40,683)   $   (18,659)
  Net realized gain (loss) on investments,
    foreign currency and option transactions             (502,286)        (11,053)      (100,522)      (839,162)
  Net change in unrealized appreciation
    (depreciation) on investments, foreign
    currency and written call option
    transactions                                         (297,214)         31,902       (529,684)       413,420
                                                    --------------------------------------------------------------
         Net increase (decrease) resulting from
           operations                                    (799,091)         25,057       (670,889)      (444,401)
                                                    --------------------------------------------------------------
Class A distributions
  Dividends from net investment income                        -              (483)           -              -
  Distributions from realized gains                       (12,598)         (5,550)       (12,058)           -
                                                    --------------------------------------------------------------
         Total distributions to Class A
           shareholders                                   (12,598)         (6,033)       (12,058)           -
                                                    --------------------------------------------------------------
Class B distributions
  Dividends from net investment income                        -            (1,954)           -              -
  Distributions from realized gains                       (17,782)        (22,475)        (8,904)           -
                                                    --------------------------------------------------------------
         Total distributions to Class B
           shareholders                                   (17,782)        (24,429)        (8,904)           -
                                                    --------------------------------------------------------------
Class C distributions
  Dividends from net investment income                        -               -              -              -
  Distributions from realized gains                        (5,319)           (850)        (2,490)           -
                                                    --------------------------------------------------------------
         Total distributions to Class C
           shareholders                                    (5,319)           (850)        (2,490)           -
                                                    --------------------------------------------------------------
Class Advisor distributions
  Dividends from net investment income                        -            (2,320)           -              -
  Distributions from realized gains                       (13,199)        (26,675)          (254)           -
                                                    --------------------------------------------------------------
         Total distributions to Advisor Class
           shareholders                                   (13,199)        (28,995)          (254)           -
                                                    --------------------------------------------------------------
Class I distributions
  Dividends from net investment income                       (379)            -              -              -
  Distributions from realized gains                           -               -              -              -
                                                    --------------------------------------------------------------
         Total distributions to Class I
           shareholders                                      (379)            -              -              -
                                                    --------------------------------------------------------------
Fund share transactions (Note 4)
  Class A                                               1,296,061         211,494        157,759     (1,737,612)
  Class B                                               1,461,220         859,802       (748,738)    (1,738,699)
  Class C                                                 460,178          29,498       (101,441)      (480,164)
  Class Advisor                                         1,006,438         262,419        (31,028)       (31,672)
  Class I                                                  44,206             -              -              -
                                                    --------------------------------------------------------------
  Net increase (decrease) resulting from Fund
    share transactions                                  4,268,103       1,363,213       (723,448)    (3,988,147)
                                                    --------------------------------------------------------------
TOTAL INCREASE (DECREASE) IN NET ASSETS                 3,419,735       1,327,963     (1,418,043)    (4,432,548)
  Net assets beginning of period                        2,074,865         746,902      5,598,457     10,031,005
                                                    --------------------------------------------------------------
  NET ASSETS END OF PERIOD                             $5,494,600      $2,074,865    $ 4,180,414    $ 5,598,457
                                                    ==============================================================
UNDISTRIBUTED NET INVESTMENT INCOME                    $      -        $    2,077    $       -      $       -
                                                    --------------------------------------------------------------

 62         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                 STATEMENTS OF CHANGES IN NET ASSETS (continued)

          IVY EUROPEAN                                                     IVY GLOBAL NATURAL
       OPPORTUNITIES FUND                 IVY GLOBAL FUND                    RESOURCES FUND
  YEAR ENDED         YEAR ENDED     YEAR ENDED        YEAR ENDED     YEAR ENDED         YEAR ENDED
 DECEMBER 31,       DECEMBER 31,   DECEMBER 31,      DECEMBER 31,   DECEMBER 31,       DECEMBER 31,
     2002               2001           2002              2001           2002               2001

  $   (313,625)     $ (1,108,594)  $   (32,823)      $   (87,678)   $  (347,118)      $    17,480
   (20,869,819)      (32,949,388)   (1,130,093)       (1,707,991)    (1,362,580)         (129,942)
    17,645,789        (2,857,973)     (373,101)         (357,083)       268,841           939,703
----------------------------------------------------------------------------------------------------
    (3,537,655)      (36,915,955)   (1,536,017)       (2,152,752)    (1,440,857)          827,241
----------------------------------------------------------------------------------------------------
           -                 -             -                 -              -            (123,220)
           -             (79,656)          -                 -          (97,855)              -
----------------------------------------------------------------------------------------------------
           -             (79,656)          -                 -          (97,855)         (123,220)
----------------------------------------------------------------------------------------------------
           -                 -             -                 -              -             (72,803)
           -             (89,127)          -                 -              -                 -
----------------------------------------------------------------------------------------------------
           -             (89,127)          -                 -              -             (72,803)
----------------------------------------------------------------------------------------------------
           -                 -             -                 -              -             (25,855)
           -             (65,137)          -                 -           (3,161)              -
----------------------------------------------------------------------------------------------------
           -             (65,137)          -                 -           (3,161)          (25,855)
----------------------------------------------------------------------------------------------------
           -                 -             -                 -              -             (10,125)
           -             (22,555)          -                 -           (4,055)              -
----------------------------------------------------------------------------------------------------
           -             (22,555)          -                 -           (4,055)          (10,125)
----------------------------------------------------------------------------------------------------
           -                 -             -                 -              -                 -
           -                 (33)          -                 -              -                 -
----------------------------------------------------------------------------------------------------
           -                 (33)          -                 -              -                 -
----------------------------------------------------------------------------------------------------
    (9,398,115)      (12,356,980)   (1,184,488)       (1,292,078)    10,315,109         1,944,691
    (7,902,090)      (11,307,942)     (821,826)       (1,559,669)     3,579,421         1,647,979
    (4,696,091)      (14,959,642)      (52,999)            2,801      3,896,774         1,087,331
    (2,988,959)       (6,208,579)       (6,502)          (30,156)         5,039           461,155
        30,709                33           -                 -              -                 -
----------------------------------------------------------------------------------------------------
   (24,954,546)      (44,833,110)   (2,065,815)       (2,879,102)    17,796,343         5,141,156
----------------------------------------------------------------------------------------------------
   (28,492,201)      (82,005,573)   (3,601,832)       (5,031,854)    16,250,415         5,736,394
    98,653,878       180,659,451     8,204,575        13,236,429     15,178,714         9,442,320
----------------------------------------------------------------------------------------------------
  $ 70,161,677      $ 98,653,878   $ 4,602,743       $ 8,204,575    $31,429,129       $15,178,714
====================================================================================================
  $        -        $        -     $       -         $       -      $       -         $       -
----------------------------------------------------------------------------------------------------

                                                                              63

STATEMENTS OF CHANGES IN NET ASSETS

                                                          IVY GLOBAL SCIENCE                IVY INTERNATIONAL
                                                          & TECHNOLOGY FUND                        FUND
                                                      YEAR ENDED       YEAR ENDED     YEAR ENDED        YEAR ENDED
                                                     DECEMBER 31,     DECEMBER 31,   DECEMBER 31,      DECEMBER 31,
                                                         2002             2001           2002              2001

INCREASE (DECREASE) IN NET ASSETS
Operations
  Net investment income (loss)                        $   (295,126)   $   (850,970)  $     (64,364)   $    (803,812)
  Net realized gain (loss) on investments,
    foreign currency and option transactions            (8,505,195)    (34,588,967)   (123,678,163)    (117,343,526)
  Net change in unrealized appreciation
    (depreciation) on investments, foreign
    currency and written call option
    transactions                                        (3,019,899)       (736,843)     49,688,385      (65,204,565)
                                                    -----------------------------------------------------------------
         Net increase (decrease) resulting from
           operations                                  (11,820,220)    (36,176,780)    (74,054,142)    (183,351,903)
                                                    -----------------------------------------------------------------
Class A distributions
  Dividends from net investment income                         -               -               -                -
  Distributions from realized gains                            -               -           (22,133)             -
                                                    -----------------------------------------------------------------
         Total distributions to Class A
           shareholders                                        -               -           (22,133)             -
                                                    -----------------------------------------------------------------
Class B distributions
  Dividends from net investment income                         -               -               -                -
  Distributions from realized gains                            -               -           (12,413)             -
                                                    -----------------------------------------------------------------
         Total distributions to Class B
           shareholders                                        -               -           (12,413)             -
                                                    -----------------------------------------------------------------
Class C distributions
  Dividends from net investment income                         -               -               -                -
  Distributions from realized gains                            -               -            (2,440)             -
                                                    -----------------------------------------------------------------
         Total distributions to Class C
           shareholders                                        -               -            (2,440)             -
                                                    -----------------------------------------------------------------
Class Advisor distributions
  Dividends from net investment income                         -               -               -                -
  Distributions from realized gains                            -               -               -                -
                                                    -----------------------------------------------------------------
         Total distributions to Advisor Class
           shareholders                                        -               -               -                -
                                                    -----------------------------------------------------------------
Class I distributions
  Dividends from net investment income                         -               -               -                -
  Distributions from realized gains                            -               -              (343)             -
                                                    -----------------------------------------------------------------
         Total distributions to Class I
           shareholders                                        -               -              (343)             -
                                                    -----------------------------------------------------------------
Fund share transactions (Note 4)
  Class A                                               (2,822,473)     (2,017,011)   (174,708,492)    (130,688,855)
  Class B                                               (2,960,646)     (2,241,470)    (44,486,381)     (90,315,247)
  Class C                                                 (731,553)     (2,535,725)     (8,318,805)     (20,256,233)
  Class Advisor                                            (36,495)        (38,620)         (2,162)           1,566
  Class I                                                      -               -       (13,329,840)     (10,732,630)
                                                    -----------------------------------------------------------------
  Net increase (decrease) resulting from Fund
    share transactions                                  (6,551,167)     (6,832,826)   (240,845,680)    (251,991,399)
                                                    -----------------------------------------------------------------
TOTAL (DECREASE) INCREASE IN NET ASSETS                (18,371,387)    (43,009,606)   (314,937,151)    (435,343,302)
  Net assets beginning of period                        28,483,425      71,493,031     524,968,753      960,312,055
                                                    -----------------------------------------------------------------
  NET ASSETS END OF PERIOD                            $ 10,112,038    $ 28,483,425   $ 210,031,602    $ 524,968,753
                                                    =================================================================
UNDISTRIBUTED NET INVESTMENT INCOME                   $        -      $        -     $         -      $         -
                                                    -----------------------------------------------------------------

 64         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                 STATEMENTS OF CHANGES IN NET ASSETS (continued)

    IVY INTERNATIONAL SMALL
         COMPANIES FUND             IVY INTERNATIONAL VALUE FUND     IVY PACIFIC OPPORTUNITIES FUND
  YEAR ENDED         YEAR ENDED     YEAR ENDED        YEAR ENDED     YEAR ENDED         YEAR ENDED
 DECEMBER 31,       DECEMBER 31,   DECEMBER 31,      DECEMBER 31,   DECEMBER 31,       DECEMBER 31,
     2002               2001           2002              2001           2002               2001

  $   (79,742)      $   (244,285)  $    184,623      $    (10,164)  $    (9,259)      $  (108,619)
   (4,056,208)        (6,817,197)    (6,018,401)       (5,500,755)       75,568        (2,117,974)
    2,105,794         (1,290,455)    (5,927,372)      (15,899,870)   (1,130,497)          755,091
----------------------------------------------------------------------------------------------------
   (2,030,156)        (8,351,937)   (11,761,150)      (21,410,789)   (1,064,188)       (1,471,502)
----------------------------------------------------------------------------------------------------
          -                  -              -             (27,423)          -              (8,050)
          -               (3,531)           -                 -             -              (1,649)
----------------------------------------------------------------------------------------------------
          -               (3,531)           -             (27,423)          -              (9,699)
----------------------------------------------------------------------------------------------------
          -                  -              -             (97,290)          -              (5,214)
          -               (3,188)           -                 -             -              (1,068)
----------------------------------------------------------------------------------------------------
          -               (3,188)           -             (97,290)          -              (6,282)
----------------------------------------------------------------------------------------------------
          -                  -              -             (34,090)          -              (1,203)
          -               (2,267)           -                 -             -                (246)
----------------------------------------------------------------------------------------------------
          -               (2,267)           -             (34,090)          -              (1,449)
----------------------------------------------------------------------------------------------------
          -                  -              -                (773)          -                  (4)
          -                 (942)           -                 -             -                  (1)
----------------------------------------------------------------------------------------------------
          -                 (942)           -                (773)          -                  (5)
----------------------------------------------------------------------------------------------------
          -                  -              -                 -             -                 -
          -                  -              -                 -             -                 -
----------------------------------------------------------------------------------------------------
          -                  -              -                 -             -                 -
----------------------------------------------------------------------------------------------------
   (1,356,976)        (2,382,665)    (3,478,391)       (6,604,271)     (214,260)       (2,223,328)
   (1,094,512)           (69,144)   (10,675,076)      (16,393,092)     (997,562)       (1,762,254)
     (891,987)          (541,670)    (4,469,914)       (8,894,349)     (333,108)         (461,062)
     (539,730)        (1,796,577)      (212,063)         (184,624)          625           (26,101)
          -                  -              -                 -             -                 -
----------------------------------------------------------------------------------------------------
   (3,883,205)        (4,790,056)   (18,835,444)      (32,076,336)   (1,544,305)       (4,472,745)
----------------------------------------------------------------------------------------------------
   (5,913,361)       (13,151,918)   (30,596,594)      (53,646,701)   (2,608,493)       (5,961,682)
   10,063,267         23,215,185     75,921,093       129,567,794    11,177,190        17,138,872
----------------------------------------------------------------------------------------------------
  $ 4,149,906       $ 10,063,267   $ 45,324,499      $ 75,921,093   $ 8,568,697       $11,177,190
====================================================================================================
  $       -         $        -     $        -        $        -     $       -         $       -
----------------------------------------------------------------------------------------------------

                                                                              65

STATEMENTS OF CHANGES IN NET ASSETS

                                                           IVY GROWTH FUND               IVY US BLUE CHIP FUND
                                                      YEAR ENDED       YEAR ENDED     YEAR ENDED       YEAR ENDED
                                                     DECEMBER 31,     DECEMBER 31,   DECEMBER 31,     DECEMBER 31,
                                                         2002             2001           2002             2001

INCREASE (DECREASE) IN NET ASSETS
Operations
  Net investment income (loss)                        $ (1,376,512)   $ (1,271,936)  $    (93,609)   $   (273,384)
  Net realized gain (loss) on investments,
    foreign currency and option transactions           (29,141,392)    (46,425,575)    (8,301,051)     (7,653,606)
  Net change in unrealized appreciation
    (depreciation) on investments, foreign
    currency and written call option
    transactions                                       (20,647,728)    (10,892,142)    (4,146,746)     (1,306,669)
                                                    ---------------------------------------------------------------
         Net increase (decrease) resulting from
           operations                                  (51,165,632)    (58,589,653)   (12,541,406)     (9,233,659)
                                                    ---------------------------------------------------------------
Class A distributions
  Dividends from net investment income                         -               -              -               -
  Distributions from realized gains                            -          (150,031)           -               -
  Return of capital                                            -               -              -               -
                                                    ---------------------------------------------------------------
         Total distributions to Class A
           shareholders                                        -          (150,031)           -               -
                                                    ---------------------------------------------------------------
Class B distributions
  Dividends from net investment income                         -               -              -               -
  Distributions from realized gains                            -            (4,963)           -               -
  Return of capital                                            -               -              -               -
                                                    ---------------------------------------------------------------
         Total distributions to Class B
           shareholders                                        -            (4,963)           -               -
                                                    ---------------------------------------------------------------
Class C distributions
  Dividends from net investment income                         -               -              -               -
  Distributions from realized gains                            -              (306)           -               -
  Return of capital                                            -               -              -               -
                                                    ---------------------------------------------------------------
         Total distributions to Class C
           shareholders                                        -              (306)           -               -
                                                    ---------------------------------------------------------------
Class Advisor distributions
  Dividends from net investment income                         -               -              -               -
  Distributions from realized gains                            -              (246)           -               -
  Return of capital                                            -               -              -               -
                                                    ---------------------------------------------------------------
         Total distributions to Advisor Class
           shareholders                                        -              (246)           -               -
                                                    ---------------------------------------------------------------
Fund share transactions (Note 4)
  Class A                                              (17,230,199)    (24,244,560)    (5,583,778)    (13,083,890)
  Class B                                               (1,832,126)         39,091     (6,026,613)     (1,937,914)
  Class C                                                 (117,794)       (219,317)      (467,317)     (1,480,938)
  Class Advisor                                            (78,349)         21,369        113,195        (127,958)
  Class I                                                      -               -              -               -
                                                    ---------------------------------------------------------------
  Net increase (decrease) resulting from Fund
    share transactions                                 (19,258,468)    (24,403,417)   (11,964,513)    (16,630,700)
                                                    ---------------------------------------------------------------
  TOTAL INCREASE (DECREASE) IN NET ASSETS              (70,424,100)    (83,148,616)   (24,505,919)    (25,864,359)
  Net assets beginning of period                       187,214,714     270,363,330     60,060,082      85,924,441
                                                    ---------------------------------------------------------------
  NET ASSETS END OF PERIOD                            $116,790,614    $187,214,714   $ 35,554,163    $ 60,060,082
                                                    ===============================================================
  UNDISTRIBUTED NET INVESTMENT INCOME                 $        -      $        -     $        -      $        -
                                                    ---------------------------------------------------------------

 66         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                 STATEMENTS OF CHANGES IN NET ASSETS (continued)

  IVY US EMERGING GROWTH FUND              IVY BOND FUND                 IVY MONEY MARKET FUND
  YEAR ENDED         YEAR ENDED     YEAR ENDED        YEAR ENDED     YEAR ENDED         YEAR ENDED
 DECEMBER 31,       DECEMBER 31,   DECEMBER 31,      DECEMBER 31,   DECEMBER 31,       DECEMBER 31,
     2002               2001           2002              2001           2002               2001

  $ (1,168,870)     $ (1,761,414)  $  3,032,791      $  3,819,656   $   163,276       $   728,899
   (14,559,473)      (25,941,075)       730,591        (1,814,351)          -                 -
    (9,081,789)      (18,236,680)       446,120         3,250,094           -                 -
----------------------------------------------------------------------------------------------------
   (24,810,132)      (45,939,169)     4,209,502         5,255,399       163,276           728,899
----------------------------------------------------------------------------------------------------
           -                 -       (1,995,695)       (2,485,231)     (104,700)         (513,765)
           -                 -              -                 -             -                 -
           -                 -              -             (75,056)          -                 -
----------------------------------------------------------------------------------------------------
           -                 -       (1,995,695)       (2,560,287)     (104,700)         (513,765)
----------------------------------------------------------------------------------------------------
           -                 -         (909,043)         (968,691)      (53,398)         (188,742)
           -                 -              -                 -             -                 -
           -                 -              -             (29,256)          -                 -
----------------------------------------------------------------------------------------------------
           -                 -         (909,043)         (997,947)      (53,398)         (188,742)
----------------------------------------------------------------------------------------------------
           -                 -         (105,075)         (130,441)       (5,178)          (26,392)
           -                 -              -                 -             -                 -
           -                 -              -              (3,939)          -                 -
----------------------------------------------------------------------------------------------------
           -                 -         (105,075)         (134,380)       (5,178)          (26,392)
----------------------------------------------------------------------------------------------------
           -                 -          (22,896)          (10,247)          -                 -
           -                 -              -                 -             -                 -
           -                 -              -                (309)          -                 -
----------------------------------------------------------------------------------------------------
           -                 -          (22,896)          (10,556)          -                 -
----------------------------------------------------------------------------------------------------
   (13,056,371)       (9,332,403)    (5,990,673)      (16,994,627)    1,780,289        (7,489,724)
    (8,023,668)      (12,090,864)    (2,507,083)       (1,183,399)     (575,556)          808,338
    (1,477,554)       (2,343,242)       (48,003)         (585,610)      293,770        (1,456,010)
      (146,978)         (386,693)       371,156           (26,727)          -                 -
           -                 -              -                 -             -                 -
----------------------------------------------------------------------------------------------------
   (22,704,571)      (24,153,202)    (8,174,603)      (18,790,363)    1,498,503        (8,137,396)
----------------------------------------------------------------------------------------------------
   (47,514,703)      (70,092,371)    (6,997,810)      (17,238,134)    1,498,503        (8,137,396)
    75,818,110       145,910,481     58,063,769        75,301,903    20,103,346        28,240,742
----------------------------------------------------------------------------------------------------
  $ 28,303,407      $ 75,818,110   $ 51,065,959      $ 58,063,769   $21,601,849       $20,103,346
====================================================================================================
  $        -        $        -     $        -        $        -     $       -         $       -
----------------------------------------------------------------------------------------------------

                                                                              67

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM        OF PERIOD

IVY CUNDILL GLOBAL VALUE FUND                                   A         01/01 to 12/31/2002      $ 9.64
                                                                       09/04(e) to 12/31/2001       10.15
                                                                B         01/01 to 12/31/2002        9.61
                                                                       09/26(e) to 12/31/2001        9.26
                                                                C         01/01 to 12/31/2002        9.57
                                                                       10/19(e) to 12/31/2001        9.44
                                                                I      11/05(e) to 12/31/2002        8.85
                                                             ADVISOR      01/01 to 12/31/2002        9.55
                                                                          01/01 to 12/31/2001       10.07
                                                                       04/19(e) to 12/31/2000       10.00
                                                            -------------------------------------------------
IVY DEVELOPING MARKETS FUND                                     A         01/01 to 12/31/2002        6.36
                                                                          01/01 to 12/31/2001        6.66
                                                                          01/01 to 12/31/2000        8.77
                                                                          01/01 to 12/31/1999        6.02
                                                                          01/01 to 12/31/1998        6.82
                                                                B         01/01 to 12/31/2002        6.10
                                                                          01/01 to 12/31/2001        6.49
                                                                          01/01 to 12/31/2000        8.63
                                                                          01/01 to 12/31/1999        5.93
                                                                          01/01 to 12/31/1998        6.77
                                                                C         01/01 to 12/31/2002        6.13
                                                                          01/01 to 12/31/2001        6.52
                                                                          01/01 to 12/31/2000        8.67
                                                                          01/01 to 12/31/1999        5.96
                                                                          01/01 to 12/31/1998        6.79
                                                             ADVISOR      01/01 to 12/31/2002        6.36
                                                                          01/01 to 12/31/2001        6.70
                                                                          01/01 to 12/31/2000        8.80
                                                                          01/01 to 12/31/1999        6.05
                                                                       04/30(e) to 12/31/1998        7.48
                                                            -------------------------------------------------
IVY EUROPEAN OPPORTUNITIES FUND                                 A         01/01 to 12/31/2002       13.65
                                                                          01/01 to 12/31/2001       17.25
                                                                          01/01 to 12/31/2000       17.13
                                                                       05/04(e) to 12/31/1999       10.01
                                                                B         01/01 to 12/31/2002       13.54
                                                                          01/01 to 12/31/2001       17.26
                                                                          01/01 to 12/31/2000       17.13
                                                                       05/24(e) to 12/31/1999       10.21
                                                                C         01/01 to 12/31/2002       13.59
                                                                          01/01 to 12/31/2001       17.32
                                                                          01/01 to 12/31/2000       17.13
                                                                       10/24(e) to 12/31/1999       11.57
                                                                I         01/01 to 12/31/2002       13.78
                                                                          01/01 to 12/31/2001       17.37
                                                                       03/16(e) to 12/31/2000       26.00
                                                             ADVISOR      01/01 to 12/31/2002       13.80
                                                                          01/01 to 12/31/2001       17.39
                                                                          01/01 to 12/31/2000       17.23
                                                                       05/03(e) to 12/31/1999       10.01

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.

(d) Based on average shares outstanding.
(e) Commencement.
(f) Total return represents aggregate total return.
na -- not applicable
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return for Developing Markets and European Opportunities excluding redemption fees would have been (12.28%) and (3.44%) for the year ended 12/31/02 and (5.41%)
    and (20.78%) for the year ended 12/31/01, respectively.

 68         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS
                     NET GAINS OR                                 LESS DISTRIBUTIONS
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $ .00 (c)(d)      $(1.17)        $(1.17)           $-            $ .08            $ .08
        .01 (c)           (.23)          (.22)            .02            .27              .29
       (.05)(c)(d)       (1.16)         (1.21)            -              .08              .08
        .01 (c)            .62            .63             .02            .26              .28
       (.07)(c)(d)       (1.16)         (1.23)            -              .08              .08
        .01 (c)            .40            .41             .02            .26              .28
        .26               (.72)          (.46)            -              .08              .08
        .04 (c)(d)       (1.17)         (1.13)            -              .08              .08
        .03 (c)           (.25)          (.22)            .02            .28              .30
        .05 (c)            .41            .46             .19            .20              .39
---------------------------------------------------------------------------------------------------
       (.02)(c)(d)        (.76)          (.78)            -              .03              .03
        .01 (c)           (.31)(h)       (.30)            -              -                -
       (.02)(c)          (2.07)         (2.09)            -              .02              .02
        .01 (c)           2.80           2.81             .01            .05              .06
        .06 (c)(d)        (.86)          (.80)            -              -                -
       (.07)(c)(d)        (.72)          (.79)            -              .03              .03
       (.05)(c)           (.34)          (.39)            -              -                -
       (.10)(c)          (2.02)         (2.12)            -              .02              .02
       (.04)(c)           2.76           2.72             -              .02              .02
        .01 (c)(d)        (.85)          (.84)            -              -                -
       (.07)(c)(d)        (.73)          (.80)            -              .03              .03
       (.05)(c)           (.34)          (.39)            -              -                -
       (.14)(c)          (1.99)         (2.13)            -              .02              .02
       (.03)(c)           2.76           2.73             -              .02              .02
        .01 (c)(d)        (.84)          (.83)            -              -                -
      (0.01)(c)(d)        (.75)          (.76)            -              .03              .03
        .04 (c)           (.38)          (.34)            -              -                -
        .02 (c)          (2.10)         (2.08)            -              .02              .02
        .03 (c)           2.83           2.86             .06            .05              .11
        .04 (c)(d)       (1.47)         (1.43)            -              -                -
---------------------------------------------------------------------------------------------------
        .01 (c)(d)        (.46)(h)       (.45)            -              -                -
       (.08)(c)          (3.49)(h)      (3.57)            -              .03              .03
       (.07)               .82            .75             -              .63              .63
        -   (c)          16.35          16.35             .01           9.22             9.23
       (.10)(c)(d)        (.51)          (.61)            -              -                -
       (.20)(c)          (3.49)         (3.69)            -              .03              .03
       (.18)               .83            .65             -              .52              .52
       (.01)(c)          16.15          16.14             -             9.22             9.22
       (.10)(c)(d)        (.51)          (.61)            -              -                -
       (.22)(c)          (3.48)         (3.70)            -              .03              .03
       (.22)               .88            .66             -              .47              .47
       (.01)(c)           6.00           5.99             .01            .42              .43
        .07 (c)(d)        (.53)          (.46)            -              -                -
       (.01)(c)          (3.55)         (3.56)            -              .03              .03
       (.01)             (7.92)         (7.93)            -              .70              .70
        .06 (c)(d)        (.52)          (.46)            -              -                -
       (.02)(c)          (3.54)         (3.56)            -              .03              .03
       (.02)               .85            .83             -              .67              .67
        -   (c)          16.46          16.46             .02           9.22             9.24

                                                                              69

FINANCIAL HIGHLIGHTS

                                                                   SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT        TOTAL
                                                              SHARE     END OF         RETURN
FUND NAME                                                     CLASS     PERIOD       (%)(A)(F)

IVY CUNDILL GLOBAL VALUE FUND                                   A       $ 8.39       (12.17)
                                                                          9.64        (2.07)
                                                                B         8.32       (12.62)
                                                                          9.61         6.91
                                                                C         8.26       (12.88)
                                                                          9.57         4.44
                                                                I         8.31        (5.23)
                                                             ADVISOR      8.34       (11.86)
                                                                          9.55        (2.13)
                                                                         10.07         4.66
                                                            -------------------------------------
IVY DEVELOPING MARKETS FUND                                     A         5.55       (12.28)
                                                                          6.36        (4.50)(h)
                                                                          6.66       (23.79)
                                                                          8.77        46.70
                                                                          6.02       (11.67)
                                                                B         5.28       (12.96)
                                                                          6.10        (6.01)
                                                                          6.49       (24.53)
                                                                          8.63        45.82
                                                                          5.93       (12.35)
                                                                C         5.30       (13.06)
                                                                          6.13        (5.98)
                                                                          6.52       (24.53)
                                                                          8.67        45.84
                                                                          5.96       (12.16)
                                                             ADVISOR      5.57       (11.96)
                                                                          6.36        (5.07)
                                                                          6.70       (23.60)
                                                                          8.80        47.38
                                                                          6.05       (19.06)
                                                            -------------------------------------
IVY EUROPEAN OPPORTUNITIES FUND                                 A        13.20        (3.30)(h)
                                                                         13.65       (20.67)(h)
                                                                         17.25         4.51
                                                                         17.13       215.58
                                                                B        12.93        (4.51)
                                                                         13.54       (21.35)
                                                                         17.26         4.12
                                                                         17.13       209.41
                                                                C        12.98        (4.49)
                                                                         13.59       (21.32)
                                                                         17.32         3.98
                                                                         17.13        51.80
                                                                I        13.32        (3.34)
                                                                         13.78       (20.46)
                                                                         17.37       (30.40)
                                                             ADVISOR     13.34        (3.33)
                                                                         13.80       (20.44)
                                                                         17.39         5.01
                                                                         17.23       217.16

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.
(d) Based on average shares outstanding.
(e) Commencement.

na -- not applicable
(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return for Developing Markets and European Opportunities excluding redemption fees would have been (12.28%) and (3.44%) for the year ended 12/31/02 and (5.41%)
    and (20.78%) for the year ended 12/31/01, respectively.

 70         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                               RATIOS AND SUPPLEMENTAL DATA
                        RATIO OF               RATIO OF            RATIO OF
    NET ASSETS,       EXPENSES TO            EXPENSES TO        NET INVESTMENT
      END OF          AVERAGE NET            AVERAGE NET        INCOME (LOSS)    PORTFOLIO
      PERIOD          ASSETS WITH           ASSETS WITHOUT        TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)(B)   REIMBURSEMENT (%)(B)   NET ASSETS (%)    RATE (%)

      $ 1,403             2.28                   4.97                 .02 (c)      122
          213             4.47(g)               31.77(g)              .94 (c)(g)    57
        2,089             2.84                   5.53                (.54)(c)      122
          867             6.04(g)               39.53(g)              .60 (c)(g)    57
          446             3.10                   5.79                (.80)(c)      122
           30             7.71(g)               51.61(g)              .99 (c)(g)    57
           42            11.51(g)               28.44(g)             2.96 (c)(g)   122
        1,515             1.83                   4.52                 .47 (c)      122
          964             1.40                  10.30                 .37 (c)       57
          747             1.95(g)               19.15(g)              .70 (c)(g)    53
-------------------------------------------------------------------------------------------
        2,210             2.18                   4.64                (.39)(c)       48
        2,390             2.19                   4.35                 .17 (c)       14
        4,213             2.12                   3.50                (.27)(c)       76
        5,652             2.30                   3.28                 .13 (c)       37
        5,487             2.18                   3.47                 .88 (c)       47
        1,490             2.98                   5.44               (1.18)(c)       48
        2,506             2.96                   5.12                (.59)(c)       14
        4,525             2.90                   4.28               (1.04)(c)       76
        7,676             2.92                   3.90                (.49)(c)       37
        6,145             2.96                   4.25                 .10 (c)       47
          433             2.95                   5.41               (1.16)(c)       48
          619             3.01                   5.17                (.65)(c)       14
        1,173             2.85                   4.23               (1.00)(c)       76
        3,474             2.85                   3.83                (.43)(c)       37
        2,641             2.96                   4.25                 .10 (c)       47
           47             1.88                   4.34                (.09)(c)       48
           83             1.84                   4.00                 .52 (c)       14
          120             1.71                   3.09                 .14 (c)       76
          337             1.74                   2.72                 .69 (c)       37
           82             1.68(g)                2.97(g)             1.38 (c)(g)    47
-------------------------------------------------------------------------------------------
       20,452             2.15                   2.15                 .06 (c)       69
       30,833             2.15                   2.17                (.44)(c)       66
       54,655               na                   1.83                (.36)          46
       13,932             2.22(g)                6.10(g)             (.15)(c)(g)   108
       24,627             2.92                   2.92                (.70)(c)       69
       33,705             2.89                   2.91               (1.18)(c)       66
       57,283               na                   2.59               (1.12)          46
        5,900             2.96(g)                6.84(g)             (.89)(c)(g)   108
       19,324             2.92                   2.92                (.70)(c)       69
       24,918             2.91                   2.93               (1.20)(c)       66
       49,527               na                   2.58               (1.11)          46
        8,076             2.96(g)                6.84(g)             (.89)(c)(g)   108
           30             1.65                   1.65                 .56 (c)       69
           13             1.80                   1.82                (.08)(c)       66
           17               na                   1.54(g)             (.07)(g)       46
        5,729             1.81                   1.81                 .40 (c)       69
        9,186             1.72                   1.74                (.00)(c)       66
       19,178               na                   1.55                (.09)          46
        5,246             1.93(g)                5.81(g)              .14 (c)(g)   108

                                                                              71

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM        OF PERIOD

IVY GLOBAL FUND                                                 A         01/01 to 12/31/2002      $ 8.71
                                                                          01/01 to 12/31/2001       10.63
                                                                          01/01 to 12/31/2000       13.42
                                                                          01/01 to 12/31/1999       11.32
                                                                          01/01 to 12/31/1998       10.93
                                                                B         01/01 to 12/31/2002        8.36
                                                                          01/01 to 12/31/2001       10.30
                                                                          01/01 to 12/31/2000       13.14
                                                                          01/01 to 12/31/1999       11.19
                                                                          01/01 to 12/31/1998       10.90
                                                                C         01/01 to 12/31/2002        8.05
                                                                          01/01 to 12/31/2001        9.93
                                                                          01/01 to 12/31/2000       12.75
                                                                          01/01 to 12/31/1999       10.90
                                                                          01/01 to 12/31/1998       10.67
                                                             ADVISOR      01/01 to 12/31/2002        8.80
                                                                          01/01 to 12/31/2001       10.73
                                                                          01/01 to 12/31/2000       13.50
                                                                          01/01 to 12/31/1999       11.36
                                                                 04/30(e) to 12/31/1998             13.26
                                                            -------------------------------------------------
IVY GLOBAL NATURAL RESOURCES FUND                               A         01/01 to 12/31/2002       11.05
                                                                          01/01 to 12/31/2001        9.74
                                                                          01/01 to 12/31/2000        8.91
                                                                          01/01 to 12/31/1999        6.32
                                                                          01/01 to 12/31/1998        9.01
                                                                B         01/01 to 12/31/2002       10.81
                                                                          01/01 to 12/31/2001        9.56
                                                                          01/01 to 12/31/2000        8.77
                                                                          01/01 to 12/31/1999        6.27
                                                                          01/01 to 12/31/1998        9.00
                                                                C         01/01 to 12/31/2002       10.61
                                                                          01/01 to 12/31/2001        9.40
                                                                          01/01 to 12/31/2000        8.63
                                                                          01/01 to 12/31/1999        6.21
                                                                          01/01 to 12/31/1998        9.00
                                                             ADVISOR      01/01 to 12/31/2002       11.02
                                                                          01/01 to 12/31/2001        9.74
                                                                          01/01 to 12/31/2000        8.90
                                                                 04/08(e) to 12/31/1999              7.00

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable

(d) Based on average shares outstanding.
(e) Commencement.
(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return for Global and Global Natural Resources excluding redemption fees would have been (21.28%) and 4.40% for the year ended 12/31/02.

 72         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS
                     NET GAINS OR                                 LESS DISTRIBUTIONS
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $(.02)(c)(d)      $(1.76)(h)     $(1.78)           $-            $ -              $ -
       (.06)(c)          (1.86)         (1.92)            -              -                -
         02 (c)          (1.91)         (1.89)            -              .90              .90
        .01 (c)           2.98           2.99             -              .89              .89
        .02 (c)            .91            .93             -              .54              .54
       (.09)(c)(d)       (1.77)         (1.86)            -              -                -
       (.17)(c)          (1.77)         (1.94)            -              -                -
       (.09)(c)          (1.85)         (1.94)            -              .90              .90
       (.10)(c)           2.94           2.84             -              .89              .89
       (.09)(c)            .92            .83             -              .54              .54
       (.09)(c)(d)       (1.74)         (1.83)            -              -                -
       (.13)(c)          (1.75)         (1.88)            -              -                -
       (.11)(c)          (1.81)         (1.92)            -              .90              .90
       (.16)(c)           2.90           2.74             -              .89              .89
       (.16)(c)            .93            .77             -              .54              .54
        -   (c)(d)       (1.88)         (1.88)            -              -                -
       (.05)(c)          (1.88)         (1.93)            -              -                -
         05 (c)          (1.92)         (1.87)            -              .90              .90
        .08 (c)           2.95           3.03             -              .89              .89
        .05 (c)          (1.41)         (1.36)            -              .54              .54
---------------------------------------------------------------------------------------------------
       (.11)(c)(d)         .63 (h)        .52             -              .07              .07
        .04 (c)(d)        1.45           1.49             .18            -                .18
       (.07)(c)            .95            .88             .05            -                .05
        -   (c)(d)        2.59           2.59             -              -                -
        .03 (c)          (2.68)         (2.65)            .04            -                .04
       (.19)(c)(d)         .57            .38             -              -                -
       (.02)(c)(d)        1.42           1.40             .15            -                .15
       (.09)(c)            .90            .81             .02            -                .02
       (.04)(c)(d)        2.54           2.50             -              -                -
       (.04)(c)          (2.65)         (2.69)            .04            -                .04
       (.18)(c)(d)         .55            .37             -              .01              .01
       (.02)(c)(d)        1.39           1.37             .16            -                .16
       (.07)(c)            .89            .82             .05            -                .05
       (.04)(c)(d)        2.46           2.42             -              -                -
       (.14)(c)          (2.61)         (2.75)            .04            -                .04
       (.07)(c)            .56            .49             -              .08              .08
        .09 (c)(d)        1.43           1.52             .24            -                .24
       (.05)(c)            .95            .90             .06            -                .06
        .02 (c)(d)        1.88           1.90             -              -                -

                                                                              73

FINANCIAL HIGHLIGHTS

                                                                  SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT       TOTAL
                                                              SHARE     END OF        RETURN
FUND NAME                                                     CLASS     PERIOD      (%)(A)(F)

IVY GLOBAL FUND                                                 A       $ 6.93      (20.44)(h)
                                                                          8.71      (18.06)
                                                                         10.63      (13.91)
                                                                         13.42       26.51
                                                                         11.32        8.59
                                                                B         6.50      (22.25)
                                                                          8.36      (18.83)
                                                                         10.30      (14.58)
                                                                         13.14       25.31
                                                                         11.19        7.69
                                                                C         6.22      (22.73)
                                                                          8.05      (18.93)
                                                                          9.93      (14.88)
                                                                         12.75       25.24
                                                                         10.90        7.30
                                                             ADVISOR      6.92      (21.36)
                                                                          8.80      (17.99)
                                                                         10.73      (13.67)
                                                                         13.50       26.77
                                                                         11.36      (10.19)
                                                            -----------------------------------
IVY GLOBAL NATURAL RESOURCES FUND                               A        11.50        4.66(h)
                                                                         11.05       15.40
                                                                          9.74        9.86
                                                                          8.91       40.98
                                                                          6.32      (29.35)
                                                                B        11.19        3.52
                                                                         10.81       14.73
                                                                          9.56        9.27
                                                                          8.77       39.87
                                                                          6.27      (29.82)
                                                                C        10.97        3.46
                                                                         10.61       14.62
                                                                          9.40        9.49
                                                                          8.63       38.97
                                                                          6.21      (30.49)
                                                             ADVISOR     11.43        4.46
                                                                         11.02       15.71
                                                                          9.74       10.17
                                                                          8.90       27.14

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable

(d) Based on average shares outstanding.
(e) Commencement.
(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return for Global and Global Natural Resources excluding redemption fees would have been (21.28%) and 4.40% for the year ended 12/31/02.

 74         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                               RATIOS AND SUPPLEMENTAL DATA
                        RATIO OF               RATIO OF            RATIO OF
    NET ASSETS,       EXPENSES TO            EXPENSES TO        NET INVESTMENT
      END OF          AVERAGE NET            AVERAGE NET        INCOME (LOSS)    PORTFOLIO
      PERIOD          ASSETS WITH           ASSETS WITHOUT        TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)(B)   REIMBURSEMENT (%)(B)   NET ASSETS (%)    RATE (%)

      $ 3,339             2.13                   4.38                (.23)(c)       61
        5,542             2.14                   4.21                (.58)(c)       72
        8,135             2.17                   3.11                 .16 (c)      102
       11,828             2.17                   2.77                 .09 (c)       50
       14,660             2.18                   2.54                 .16 (c)       17
        1,124             3.12                   5.37               (1.23)(c)       61
        2,421             3.05                   5.12               (1.49)(c)       72
        4,769             2.99                   3.93                (.66)(c)      102
        7,316             2.99                   3.59                (.72)(c)       50
        7,495             2.97                   3.33                (.63)(c)       17
           72             3.19                   5.44               (1.30)(c)       61
          148             3.20                   5.27               (1.64)(c)       72
          178             3.36                   4.30               (1.03)(c)      102
          267             3.23                   3.83                (.96)(c)       50
          428             3.30                   3.66                (.96)(c)       17
           68             1.95                   4.20                (.06)(c)       61
           94             2.02                   4.09                (.45)(c)       72
          155             1.95                   2.89                 .38 (c)      102
          179             1.96                   2.56                 .31 (c)       50
          321             1.75(g)                2.11(g)              .59 (c)(g)    17
-------------------------------------------------------------------------------------------
       17,053             2.22                   2.38                (.91)(c)       67
        7,695             2.25                   3.71                 .38 (c)      169
        5,549             2.29                   4.54                (.69)(c)      134
        5,823             2.16                   4.53                 .02 (c)      157
        1,345             2.22                   5.75                 .29 (c)       98
        8,617             2.93                   3.09               (1.62)(c)       67
        5,231             2.87                   4.33                (.24)(c)      169
        3,157             2.80                   5.05               (1.20)(c)      134
        2,520             2.71                   5.08                (.53)(c)      157
        1,320             2.90                   6.43                (.39)(c)       98
        5,189             2.94                   3.10               (1.64)(c)       67
        1,788             2.86                   4.32                (.23)(c)      169
          715             2.70                   4.95               (1.10)(c)      134
          472             2.73                   5.10                (.55)(c)      157
           41             3.57                   7.10               (1.06)(c)       98
          570             1.82                   1.98                (.51)(c)       67
          465             1.78                   3.24                 .85 (c)      169
           22             2.02                   4.27                (.42)(c)      134
           26             1.87(g)                4.24(g)              .31 (c)(g)   157

                                                                              75

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM        OF PERIOD

IVY GLOBAL SCIENCE & TECHNOLOGY FUND                            A         01/02 to 12/31/2002      $13.31
                                                                          01/01 to 12/31/2001       27.53
                                                                          01/01 to 12/31/2000       48.90
                                                                          01/01 to 12/31/1999       23.63
                                                                          01/01 to 12/31/1998       17.47
                                                                B         01/02 to 12/31/2002       12.86
                                                                          01/01 to 12/31/2001       26.80
                                                                          01/01 to 12/31/2000       47.97
                                                                          01/01 to 12/31/1999       23.31
                                                                          01/01 to 12/31/1998       17.37
                                                                C         01/02 to 12/31/2002       12.91
                                                                          01/01 to 12/31/2001       26.93
                                                                          01/01 to 12/31/2000       48.19
                                                                          01/01 to 12/31/1999       23.38
                                                                          01/01 to 12/31/1998       17.40
                                                             ADVISOR      01/02 to 12/31/2002       13.34
                                                                          01/01 to 12/31/2001       27.54
                                                                          01/01 to 12/31/2000       48.82
                                                                          01/01 to 12/31/1999       23.62
                                                                 04/15(e) to 12/31/1998             20.19
                                                            -------------------------------------------------
IVY INTERNATIONAL FUND                                          A         01/02 to 12/31/2002       20.69
                                                                          01/01 to 12/31/2001       26.20
                                                                          01/01 to 12/31/2000       47.09
                                                                          01/01 to 12/31/1999       41.20
                                                                          01/01 to 12/31/1998       39.03
                                                                B         01/02 to 12/31/2002       20.03
                                                                          01/01 to 12/31/2001       25.64
                                                                          01/01 to 12/31/2000       46.78
                                                                          01/01 to 12/31/1999       40.97
                                                                          01/01 to 12/31/1998       38.82
                                                                C         01/02 to 12/31/2002       19.90
                                                                          01/01 to 12/31/2001       25.46
                                                                          01/01 to 12/31/2000       46.57
                                                                          01/01 to 12/31/1999       40.79
                                                                          01/01 to 12/31/1998       38.64
                                                                I         01/02 to 12/31/2002       20.85
                                                                          01/01 to 12/31/2001       26.35
                                                                          01/01 to 12/31/2000       47.09
                                                                          01/01 to 12/31/1999       41.21
                                                                          01/01 to 12/31/1998       39.06
                                                             ADVISOR      01/01 to 12/31/2002(i)    20.67
                                                                          01/01 to 12/31/2001       26.25
                                                                 08/31(e) to 12/31/2000             40.05

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.
(d) Based on average shares outstanding.
(e) Commencement.

na -- not applicable

(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return would have been (21.10%) as of 12/31/02 and (21.15%) as of 12/31/01.
(i) Advisor Class shares were outstanding for the period from 01/01/02 through 06/11/02 and from 07/03/02 through 12/31/02.

 76         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS
                     NET GAINS OR                                 LESS DISTRIBUTIONS
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $(.13)(c)(d)      $ (6.04)      $ (6.17)          $ -            $ -              $ -
       (.31)(c)          (13.91)       (14.22)            -              -                -
       (.64)             (20.38)       (21.02)            -              .35              .35
       (.43)              29.27         28.84             -             3.57             3.57
       (.36)(d)            6.52          6.16             -              -                -
       (.20)(c)(d)        (5.83)        (6.03)            -              -                -
       (.45)(c)          (13.49)       (13.94)            -              -                -
       (.93)             (19.89)       (20.82)            -              .35              .35
       (.62)              28.67         28.05             -             3.39             3.39
       (.50)(d)            6.44          5.94             -              -                -
       (.20)(c)(d)        (5.84)        (6.04)            -              -                -
       (.53)(c)          (13.49)       (14.02)            -              -                -
      (1.10)             (19.81)       (20.91)            -              .35              .35
       (.70)              28.87         28.17             -             3.36             3.36
       (.48)(d)            6.46          5.98             -              -                -
       (.10)(c)(d)        (6.07)        (6.17)            -              -                -
       (.27)(c)          (13.93)       (14.20)            -              -                -
       (.43)             (20.50)       (20.93)            -              .35              .35
       (.24)              29.07         28.83             -             3.63             3.63
       (.20)(d)            3.63          3.43             -              -                -
---------------------------------------------------------------------------------------------------
        .06 (c)(d)        (4.40)(h)     (4.34)            -              -                -
        .05 (c)           (5.56)(h)     (5.51)            -              -                -
        .19              (12.44)       (12.25)            .04           8.60             8.64
        .30                8.31          8.61             .24           2.48             2.72
        .37                2.50          2.87             .35            .35              .70
       (.12)(c)(d)        (4.29)        (4.41)            -              -                -
       (.21)(c)           (5.40)        (5.61)            -              -                -
       (.17)             (12.33)       (12.50)            .04           8.60             8.64
       (.06)               8.27          8.21             -             2.40             2.40
        -                  2.50          2.50             -              .35              .35
       (.11)(c)(d)        (4.27)        (4.38)            -              -                -
       (.21)(c)           (5.35)        (5.56)            -              -                -
       (.19)             (12.28)       (12.47)            .04           8.60             8.64
       (.05)               8.23          8.18             -             2.40             2.40
        -                  2.50          2.50             -              .35              .35
        .14 (c)(d)        (4.51)        (4.37)            -              -                -
        .15 (c)           (5.65)        (5.50)            -              -                -
        .64              (12.74)       (12.10)            .04           8.60             8.64
        .52                8.34          8.86             .42           2.56             2.98
        .55                2.48          3.03             .53            .35              .88
       (.24)              (3.58)        (3.82)            -              -                -
        .01 (c)           (5.59)        (5.58)            -              -                -
        .02               (5.18)        (5.16)            .04           8.60             8.64

                                                                              77

FINANCIAL HIGHLIGHTS

                                                                SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT      TOTAL
                                                              SHARE     END OF      RETURN
FUND NAME                                                     CLASS     PERIOD     (%)(A)(F)

IVY GLOBAL SCIENCE & TECHNOLOGY FUND                            A       $ 7.14     (46.36)
                                                                         13.31     (51.65)
                                                                         27.53     (42.99)
                                                                         48.90     122.56
                                                                         23.63      35.26
                                                                B         6.83     (46.89)
                                                                         12.86     (52.01)
                                                                         26.80     (43.41)
                                                                         47.97     120.82
                                                                         23.31      34.20
                                                                C         6.87     (46.79)
                                                                         12.91     (52.06)
                                                                         26.93     (43.40)
                                                                         48.19     120.98
                                                                         23.38      34.37
                                                             ADVISOR      7.17     (46.25)
                                                                         13.34     (51.56)
                                                                         27.54     (42.88)
                                                                         48.82     122.56
                                                                         23.62      16.99
                                                            --------------------------------
IVY INTERNATIONAL FUND                                          A        16.35     (20.96)(h)
                                                                         20.69     (21.03)(h)
                                                                         26.20     (17.26)
                                                                         47.09      21.05
                                                                         41.20       7.34
                                                                B        15.62     (22.00)
                                                                         20.03     (21.88)
                                                                         25.64     (17.95)
                                                                         46.78      20.15
                                                                         40.97       6.43
                                                                C        15.52     (22.00)
                                                                         19.90     (21.84)
                                                                         25.46     (17.97)
                                                                         46.57      20.16
                                                                         40.79       6.46
                                                                I        16.48     (20.95)
                                                                         20.85     (20.87)
                                                                         26.35     (16.92)
                                                                         47.09      21.66
                                                                         41.21       7.75
                                                             ADVISOR     16.85     (18.71)
                                                                         20.67     (21.26)
                                                                         26.25     (12.09)

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable

(d) Based on average shares outstanding.
(e) Commencement.
(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been (21.10%) for the year ended
    12/31/02 and (21.15%) for the year ended 12/31/01.

 78         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                               RATIOS AND SUPPLEMENTAL DATA
                        RATIO OF               RATIO OF            RATIO OF
    NET ASSETS,       EXPENSES TO            EXPENSES TO        NET INVESTMENT
      END OF          AVERAGE NET            AVERAGE NET        INCOME (LOSS)    PORTFOLIO
      PERIOD          ASSETS WITH           ASSETS WITHOUT        TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)(B)   REIMBURSEMENT (%)(B)   NET ASSETS (%)    RATE (%)

    $    4,968            2.19                   3.37               (1.37)(c)      153
        13,472            2.20                   2.46               (1.65)(c)      135
        32,016              na                   1.82               (1.53)          69
        41,516              na                   1.98               (1.80)          62
        17,888              na                   2.16               (1.88)          73
         3,983            2.97                   4.15               (2.15)(c)      153
        11,731            2.96                   3.22               (2.41)(c)      135
        28,675              na                   2.55               (2.26)          69
        35,879              na                   2.74               (2.55)          62
        10,197              na                   2.95               (2.67)          73
           987            3.02                   4.20               (2.20)(c)      153
         2,918            2.98                   3.24               (2.43)(c)      135
         9,977              na                   2.53               (2.23)          69
        18,769              na                   2.68               (2.49)          62
         8,431              na                   2.84               (2.56)          73
           174            1.95                   3.13               (1.13)(c)      153
           361            2.01                   2.27               (1.46)(c)      135
           826              na                   1.64               (1.34)          69
           431              na                   1.89               (1.71)          62
            15              na                   2.18(g)            (1.91)(g)       73
-------------------------------------------------------------------------------------------
       126,733            1.89                   1.89                 .32           34
       344,641            1.60                   1.66                 .18 (c)       43
       588,282              na                   1.66                 .37           91
     1,573,615              na                   1.66                 .63            7
     1,613,797              na                   1.58                 .83           15
        68,430            2.85                   2.85                (.64)          34
       136,831            2.54                   2.60                (.76)(c)       43
       280,782              na                   2.50                (.47)          91
       540,514              na                   2.42                (.13)           7
       542,997              na                   2.41                (.01)          15
        13,563            2.83                   2.83                (.62)          34
        26,430            2.54                   2.60                (.76)(c)       43
        57,337              na                   2.49                (.46)          91
       143,320              na                   2.42                (.13)           7
       154,378              na                   2.40                 .01           15
         1,304            1.51                   1.51                 .70           34
        17,062            1.24                   1.30                 .54 (c)       43
        33,907              na                   1.24                 .79           91
       166,816              na                   1.18                1.11            7
       156,999              na                   1.18                1.23           15
             2            3.46(g)                3.46(g)            (1.24)(g)       34
             5            1.69                   1.75                 .09 (c)       43
             4              na                   2.10(g)             (.08)(g)       91

                                                                              79

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM         PERIOD

IVY INTERNATIONAL SMALL COMPANIES FUND                          A         01/01 to 12/31/2002      $ 8.17
                                                                          01/01 to 12/31/2001       12.71
                                                                          01/01 to 12/31/2000       12.45
                                                                          01/01 to 12/31/1999        8.95
                                                                          01/01 to 12/31/1998        8.66
                                                                B         01/01 to 12/31/2002        8.00
                                                                          01/01 to 12/31/2001       12.53
                                                                          01/01 to 12/31/2000       12.30
                                                                          01/01 to 12/31/1999        8.92
                                                                          01/01 to 12/31/1998        8.63
                                                                C         01/01 to 12/31/2002        8.04
                                                                          01/01 to 12/31/2001       12.60
                                                                          01/01 to 12/31/2000       12.38
                                                                          01/01 to 12/31/1999        8.97
                                                                          01/01 to 12/31/1998        8.65
                                                             ADVISOR      01/01 to 12/31/2002        8.23
                                                                          01/01 to 12/31/2001       12.76
                                                                          01/01 to 12/31/2000       12.48
                                                                       07/01(e) to 12/31/1999        9.94
                                                            -------------------------------------------------
IVY INTERNATIONAL VALUE FUND                                    A         01/01 to 12/31/2002        9.10
                                                                          01/01 to 12/31/2001       11.01
                                                                          01/01 to 12/31/2000       11.99
                                                                          01/01 to 12/31/1999        9.48
                                                                          01/01 to 12/31/1998        8.98
                                                                B         01/01 to 12/31/2002        8.97
                                                                          01/01 to 12/31/2001       10.94
                                                                          01/01 to 12/31/2000       11.91
                                                                          01/01 to 12/31/1999        9.42
                                                                          01/01 to 12/31/1998        8.93
                                                                C         01/01 to 12/31/2002        8.97
                                                                          01/01 to 12/31/2001       10.94
                                                                          01/01 to 12/31/2000       11.92
                                                                          01/01 to 12/31/1999        9.42
                                                                          01/01 to 12/31/1998        8.93
                                                             ADVISOR      01/01 to 12/31/2002        9.14
                                                                          01/01 to 12/31/2001       11.03
                                                                          01/01 to 12/31/2000       11.99
                                                                          01/01 to 12/31/1999        9.48
                                                                       02/23(e) to 12/31/1998        9.63

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable

(d) Based on average shares outstanding.
(e) Commencement.
(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been (16.24%) for the year ended
    12/31/02 and (17.26%) for the year ended 12/31/01.

 80         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS
                     NET GAINS OR                                 LESS DISTRIBUTIONS
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $(.06)(c)(d)       $(2.0)        $(2.06)          $ -            $ -              $ -
       (.12)(c)(d)       (4.41)         (4.53)            -              .01              .01
       (.03)(c)(d)         .64            .61             -              .35              .35
       (.05)(c)           3.58           3.53             -              .03              .03
        .04 (c)            .41            .45             .15            .01              .16
       (.10)(c)(d)       (1.96)         (2.06)            -              -                -
       (.18)(c)(d)       (4.34)         (4.52)            -              .01              .01
       (.13)(c)            .65            .52             -              .29              .29
       (.13)(c)           3.54           3.41             -              .03              .03
       (.03)(c)            .41            .38             .08            .01              .09
       (.10)(c)(d)       (1.96)         (2.06)            -              -                -
       (.18)(c)(d)       (4.37)         (4.55)            -              .01              .01
       (.12)(c)            .64            .52             -              .30              .30
       (.12)(c)           3.56           3.44             -              .03              .03
       (.03)(c)            .42            .39             .06            .01              .07
       (.03)(c)(d)       (2.02)         (2.05)            -              -                -
       (.08)(c)(d)       (4.44)         (4.52)            -              .01              .01
        .02 (c)(d)         .64            .66             -              .38              .38
        -   (c)           2.57           2.57             -              .03              .03
---------------------------------------------------------------------------------------------------
        .08 (c)(d)       (1.53)(h)      (1.45)            -              -                -
        .07 (c)          (1.96)(h)      (1.89)            .02            -                .02
        .14 (c)          (1.01)          (.87)            .04            .07              .11
        .09 (c)           2.54           2.63             .10            .02              .12
        .08 (c)            .52            .60             .08            .02              .10
        .01 (c)(d)       (1.66)         (1.65)            -              -                -
       (.02)(c)          (1.93)         (1.95)            .02            -                .02
        .02 (c)           (.96)          (.94)            .01            .02              .03
        .01 (c)           2.51           2.52             .01            .02              .03
        .01 (c)            .51            .52             .01            .02              .03
        .01 (c)(d)       (1.66)         (1.65)            -              -                -
       (.02)(c)          (1.93)         (1.95)            .02            -                .02
        .02 (c)           (.97)          (.95)            .01            .02              .03
        .02 (c)           2.51           2.53             .01            .02              .03
        .01 (c)            .51            .52             .01            .02              .03
        .10 (c)(d)       (1.70)         (1.60)            -              -                -
        .11 (c)          (1.98)         (1.87)            .02            -                .02
        .50 (c)          (1.33)          (.83)            .05            .08              .13
        .04 (c)           2.64           2.68             .10            .07              .17
        .11 (c)           (.13)          (.02)            .11            .02              .13

                                                                              81

FINANCIAL HIGHLIGHTS

                                                                  SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT       TOTAL
                                                              SHARE     END OF        RETURN
FUND NAME                                                     CLASS     PERIOD      (%)(A)(F)

IVY INTERNATIONAL SMALL COMPANIES FUND                          A        $6.11       (25.21)
                                                                          8.17       (35.65)
                                                                         12.71         4.94
                                                                         12.45        39.45
                                                                          8.95         5.24
                                                                B         5.94       (25.75)
                                                                          8.00       (36.09)
                                                                         12.53         4.27
                                                                         12.30        38.24
                                                                          8.92         4.46
                                                                C         5.98       (25.62)
                                                                          8.04       (36.13)
                                                                         12.60         4.25
                                                                         12.38        38.36
                                                                          8.97         4.55
                                                             ADVISOR      6.18       (24.91)
                                                                          8.23       (35.44)
                                                                         12.76         5.32
                                                                         12.48        25.87
                                                            -----------------------------------
IVY INTERNATIONAL VALUE FUND                                    A         7.65       (15.93)(h)
                                                                          9.10       (17.17)(h)
                                                                         11.01        (7.25)
                                                                         11.99        27.79
                                                                          9.48         6.63
                                                                B         7.32       (18.39)
                                                                          8.97       (17.84)
                                                                         10.94        (7.94)
                                                                         11.91        26.81
                                                                          9.42         5.84
                                                                C         7.32       (18.39)
                                                                          8.97       (17.84)
                                                                         10.94        (7.97)
                                                                         11.92        26.91
                                                                          9.42         5.79
                                                             ADVISOR      7.54       (17.51)
                                                                          9.14       (17.03)
                                                                         11.03        (6.90)
                                                                         11.99        28.30
                                                                          9.48         (.15)

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable

(d) Based on average shares outstanding.
(e) Commencement.
(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been (16.24%) for the year ended
    12/31/02 and (17.26%) for the year ended 12/31/01.

 82         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                               RATIOS AND SUPPLEMENTAL DATA
                        RATIO OF               RATIO OF            RATIO OF
    NET ASSETS,       EXPENSES TO            EXPENSES TO        NET INVESTMENT
      END OF          AVERAGE NET            AVERAGE NET        INCOME (LOSS)    PORTFOLIO
      PERIOD          ASSETS WITH           ASSETS WITHOUT        TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)(B)   REIMBURSEMENT (%)(B)   NET ASSETS (%)    RATE (%)

     $  1,435             2.28                   4.59                (.79)(c)      146
        3,583             2.24                   3.15               (1.15)(c)      118
        8,976             2.24                   3.77                (.21)(c)      124
        1,069             2.33                   8.56                (.47)(c)       98
          980             2.47                   6.38                 .39 (c)       18
        1,475             2.93                   5.24               (1.44)(c)      146
        3,190             2.95                   3.86               (1.85)(c)      118
        5,553             2.96                   4.49                (.93)(c)      124
        1,238             3.10                   9.33               (1.23)(c)       98
        1,027             3.24                   7.15                (.38)(c)       18
          945             2.92                   5.23               (1.43)(c)      146
        2,308             2.96                   3.87               (1.87)(c)      118
        4,522             2.96                   4.49                (.93)(c)      124
        1,196             3.04                   9.27               (1.18)(c)       98
        1,125             3.16                   7.07                (.30)(c)       18
          296(g)          1.84                   4.15                (.35)(c)      146
          982             1.87                   2.78                (.78)(c)      118
        4,165             1.89                   3.42                 .15 (c)      124
          291             1.83(g)                8.06(g)              .03 (c)(g)    98
-------------------------------------------------------------------------------------------
        7,854             1.77                   2.32                 .91 (c)       48
       13,238             1.77                   2.15                 .58 (c)       39
       23,565             1.74                   1.92                 .96 (c)       36
       32,624             1.72                   1.87                 .92 (c)       21
       24,993             1.74                   1.88                 .80 (c)       16
       28,123             2.50                   3.05                 .18 (c)       48
       46,210             2.50                   2.88                (.15)(c)       39
       75,609             2.51                   2.69                 .20 (c)       36
       95,363             2.51                   2.66                 .12 (c)       21
       80,938             2.49                   2.63                 .05 (c)       16
        9,223             2.50                   3.05                 .18 (c)       48
       16,096             2.51                   2.89                (.16)(c)       39
       29,726             2.51                   2.69                 .19 (c)       36
       43,995             2.49                   2.64                 .14 (c)       21
       40,408             2.52                   2.66                 .03 (c)       16
          124             1.50                   2.05                1.18 (c)       48
          377             1.47                   1.85                 .89 (c)       39
          668             1.35                   1.53                1.36 (c)       36
        2,748             1.38                   1.53                1.25 (c)       21
          510             1.32(g)                1.45(g)             1.23 (c)(g)    16

                                                                              83

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM         PERIOD

IVY PACIFIC OPPORTUNITIES FUND                                  A         01/02 to 12/31/2002      $ 6.72
                                                                          01/01 to 12/31/2001        7.42
                                                                          01/01 to 12/31/2000        9.15
                                                                          01/01 to 12/31/1999        6.30
                                                                          01/01 to 12/31/1998        8.04
                                                                B         01/01 to 12/31/2002        6.56
                                                                          01/01 to 12/31/2001        7.33
                                                                          01/01 to 12/31/2000        9.04
                                                                          01/01 to 12/31/1999        6.24
                                                                          01/01 to 12/31/1998        7.96
                                                                C         01/01 to 12/31/2002        6.55
                                                                          01/01 to 12/31/2001        7.31
                                                                          01/01 to 12/31/2000        9.07
                                                                          01/01 to 12/31/1999        6.25
                                                                          01/01 to 12/31/1998        7.94
                                                             ADVISOR      01/01 to 12/31/2002        6.59
                                                                          01/01 to 12/31/2001        7.30
                                                                          01/01 to 12/31/2000        9.03
                                                                          01/01 to 12/31/1999        6.27
                                                                       02/10(e) to 12/31/1998        7.89
                                                            -------------------------------------------------
IVY GROWTH FUND                                                 A         01/01 to 12/31/2002       11.61
                                                                          01/01 to 12/31/2001       14.98
                                                                          01/01 to 12/31/2000       22.15
                                                                          01/01 to 12/31/1999       19.88
                                                                          01/01 to 12/31/1998       17.80
                                                                B         01/02 to 12/31/2002       11.11
                                                                          01/01 to 12/31/2001       14.48
                                                                          01/01 to 12/31/2000       21.72
                                                                          01/01 to 12/31/1999       19.60
                                                                          01/01 to 12/31/1998       17.72
                                                                C         01/01 to 12/31/2002       10.85
                                                                          01/01 to 12/31/2001       14.14
                                                                          01/01 to 12/31/2000       21.28
                                                                          01/01 to 12/31/1999       19.27
                                                                          01/01 to 12/31/1998       17.47
                                                             ADVISOR      01/01 to 12/31/2002       11.58
                                                                          01/01 to 12/31/2001       14.99
                                                                          01/01 to 12/31/2000       22.18
                                                                          01/01 to 12/31/1999       19.91
                                                                       04/30(e) to 12/31/1998       20.36

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable

(d) Based on average shares outstanding.
(e) Commencement.
(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been (11.58%) for the year ended
    12/31/02 and (9.83%) for the year ended 12/31/01.

 84         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS
                     NET GAINS OR                                 LESS DISTRIBUTIONS
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $ .01 (c)(d)      $ (.77)(h)     $ (.76)          $ -            $ -              $ -
       (.03)(c)(d)        (.66)(h)       (.69)            .01            -                .01
        .07 (c)          (1.74)         (1.67)            .06            -                .06
        .08 (c)           2.86           2.94             .08            .01              .09
        .13 (c)          (1.78)         (1.65)            .09            -                .09
       (.04)(c)(d)        (.77)          (.81)            -              -                -
       (.08)(c)(d)        (.68)          (.76)            .01            -                .01
        .01 (c)          (1.71)         (1.70)            .01            -                .01
        .02 (c)           2.81           2.83             .02            .01              .03
        .05 (c)          (1.73)         (1.68)            .04            -                .04
       (.03)(c)(d)        (.77)          (.80)            -              -                -
       (.08)(c)(d)        (.67)          (.75)            .01            -                .01
        .01 (c)          (1.71)         (1.70)            .06            -                .06
        .02 (c)           2.82           2.84             .01            .01              .02
        .08 (c)          (1.75)         (1.67)            .02            -                .02
        .04 (c)(d)        (.82)          (.78)            -              -                -
       (.02)(c)(d)        (.68)          (.70)            .01            -                .01
        .12 (c)(d)       (1.82)         (1.70)            .03            -                .03
        .04 (c)           2.86           2.90             .13            .01              .14
        .08 (c)          (1.62)         (1.54)            .08            -                .08
---------------------------------------------------------------------------------------------------
       (.09)(c)(d)       (3.24)         (3.33)            -              -                -
       (.07)(d)          (3.29)         (3.36)            -              .01              .01
       (.15)             (4.84)         (4.99)            -             2.18             2.18
       (.32)              6.61           6.29             -             4.02             4.02
        .01               2.49           2.50             .02            .40              .42
       (.18)(c)(d)       (3.09)         (3.27)            -              -                -
       (.19)(d)          (3.17)         (3.36)            -              .01              .01
       (.30)             (4.76)         (5.06)            -             2.18             2.18
       (.21)              6.17           5.96             -             3.84             3.84
       (.16)              2.46           2.30             .02            .40              .42
       (.20)(c)(d)       (3.01)         (3.21)            -              -                -
       (.19)(d)          (3.09)         (3.28)            -              .01              .01
       (.26)             (4.70)         (4.96)            -             2.18             2.18
       (.25)              6.08           5.83             -             3.82             3.82
       (.16)              2.38           2.22             .02            .40              .42
       (.06)(c)(d)       (3.26)         (3.32)            -              -                -
       (.08)(d)          (3.32)         (3.40)            -              .01              .01
       (.15)             (4.86)         (5.01)            -             2.18             2.18
       (.04)              6.33           6.29             -             4.02             4.02
        .03               (.06)          (.03)            .02            .40              .42

                                                                              85

FINANCIAL HIGHLIGHTS

                                                                   SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT        TOTAL
                                                              SHARE     END OF         RETURN
FUND NAME                                                     CLASS     PERIOD       (%)(A)(F)

IVY PACIFIC OPPORTUNITIES FUND                                  A       $ 5.96      $(11.31)(h)
                                                                          6.72        (9.29)(h)
                                                                          7.42       (18.25)
                                                                          9.15        46.72
                                                                          6.30       (20.56)
                                                                B         5.75       (12.35)
                                                                          6.56       (10.35)
                                                                          7.33       (18.80)
                                                                          9.04        45.33
                                                                          6.24       (21.04)
                                                                C         5.75       (12.21)
                                                                          6.55       (10.25)
                                                                          7.31       (18.79)
                                                                          9.07        45.41
                                                                          6.25       (21.02)
                                                             ADVISOR      5.81       (11.84)
                                                                          6.59        (9.58)
                                                                          7.30       (18.77)
                                                                          9.03        46.29
                                                                          6.27       (19.56)
                                                            -------------------------------------
IVY GROWTH FUND                                                 A         8.28       (28.68)
                                                                         11.61       (22.43)
                                                                         14.98       (22.31)
                                                                         22.15        31.87
                                                                         19.88        14.05
                                                                B         7.84       (29.43)
                                                                         11.11       (23.21)
                                                                         14.48       (23.07)
                                                                         21.72        30.63
                                                                         19.60        12.99
                                                                C         7.64       (29.59)
                                                                         10.85       (23.20)
                                                                         14.14       (23.08)
                                                                         21.28        30.43
                                                                         19.27        12.72
                                                             ADVISOR      8.26       (28.67)
                                                                         11.58       (22.68)
                                                                         14.99       (22.37)
                                                                         22.18        31.78
                                                                         19.91         (.14)

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable

(d) Based on average shares outstanding.
(e) Commencement.
(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been (11.58%) for the year ended
    12/31/02 and (9.83%) for the year ended 12/31/01.

 86         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                               RATIOS AND SUPPLEMENTAL DATA
                        RATIO OF               RATIO OF            RATIO OF
    NET ASSETS,       EXPENSES TO            EXPENSES TO        NET INVESTMENT
      END OF          AVERAGE NET            AVERAGE NET        INCOME (LOSS)    PORTFOLIO
      PERIOD          ASSETS WITH           ASSETS WITHOUT        TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)(B)   REIMBURSEMENT (%)(B)   NET ASSETS (%)    RATE (%)

     $  5,318             2.21                   3.52                 .20 (c)       16
        6,291             2.21                   3.57                (.49)(c)       82
        9,096             2.16                   3.10                 .83 (c)      108
       12,738             2.19                   2.84                1.01 (c)       23
        9,061             2.30                   2.86                1.60 (c)       56
        2,678             2.96                   4.27                (.55)(c)       16
        3,966             2.95                   4.31               (1.22)(c)       82
        6,462             2.92                   3.86                 .07 (c)      108
        7,508             2.97                   3.62                 .24 (c)       23
        6,080             3.08                   3.64                 .82 (c)       56
          539             2.94                   4.25                (.53)(c)       16
          917             2.90                   4.26               (1.18)(c)       82
        1,539             3.03                   3.97                (.03)(c)      108
          776             3.03                   3.68                 .18 (c)       23
          704             2.98                   3.54                 .92 (c)       56
           34             1.74                   3.05                 .67 (c)       16
            3             2.03                   3.39                (.31)(c)       82
           42             1.77                   2.71                1.23 (c)      108
          313             1.79                   2.44                1.42 (c)       23
           10             2.92(g)                3.48(g)              .98 (c)(g)    56
-------------------------------------------------------------------------------------------
      113,985             1.75                   1.75                (.92)          89
      180,806               na                   1.51                (.55)         114
      261,744               na                   1.34                (.73)          94
      363,723               na                   1.38                (.13)          51
      318,444               na                   1.38                 .03           59
        2,511             2.75                   2.75               (1.93)          89
        5,763               na                   2.50               (1.54)         114
        7,517               na                   2.31               (1.70)          94
        8,070               na                   2.34               (1.09)          51
        4,889               na                   2.32                (.90)          59
          157             2.99                   2.99               (2.17)          89
          350               na                   2.55               (1.59)         114
          744               na                   2.33               (1.72)          94
          576               na                   2.47               (1.22)          51
          263               na                   2.53               (1.11)          59
          138             1.68                   1.68                (.86)          89
          296               na                   1.58                (.62)         114
          359               na                   1.41                (.80)          94
          438               na                   1.42                (.17)          51
          347               na                   1.18(g)              .24 (g)       59

                                                                              87

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM        OF PERIOD

IVY US BLUE CHIP FUND                                           A         01/01 to 12/31/2002      $ 9.36
                                                                          01/01 to 12/31/2001       10.59
                                                                          01/01 to 12/31/2000       12.32
                                                                          01/01 to 12/31/1999       10.74
                                                                       11/02(e) to 12/31/1998       10.00
                                                                B         01/01 to 12/31/2002        9.20
                                                                          01/01 to 12/31/2001       10.48
                                                                          01/01 to 12/31/2000       12.29
                                                                          01/01 to 12/31/1999       10.72
                                                                       11/06(e) to 12/31/1998       10.30
                                                                C         01/01 to 12/31/2002        9.19
                                                                          01/01 to 12/31/2001       10.49
                                                                          01/01 to 12/31/2000       12.30
                                                                          01/01 to 12/31/1999       10.72
                                                                       11/06(e) to 12/31/1998       10.30
                                                             ADVISOR      01/01 to 12/31/2002        9.44
                                                                          01/01 to 12/31/2001       10.65
                                                                          01/01 to 12/31/2000       12.35
                                                                          01/01 to 12/31/1999       10.74
                                                                       11/02(e) to 12/31/1998       10.00
                                                            -------------------------------------------------
IVY US EMERGING GROWTH FUND                                     A         01/01 to 12/31/2002       20.16
                                                                          01/01 to 12/31/2001       30.31
                                                                          01/01 to 12/31/2000       47.29
                                                                          01/01 to 12/31/1999       32.65
                                                                          01/01 to 12/31/1998       27.67
                                                                B         01/01 to 12/31/2002       19.19
                                                                          01/01 to 12/31/2001       29.10
                                                                          01/01 to 12/31/2000       46.01
                                                                          01/01 to 12/31/1999       31.93
                                                                          01/01 to 12/31/1998       27.26
                                                                C         01/01 to 12/31/2002       19.18
                                                                          01/01 to 12/31/2001       29.08
                                                                          01/01 to 12/31/2000       45.98
                                                                          01/01 to 12/31/1999       31.91
                                                                          01/01 to 12/31/1998       27.23
                                                             ADVISOR      01/01 to 12/31/2002       20.36
                                                                          01/01 to 12/31/2001       30.57
                                                                          01/01 to 12/31/2000       47.57
                                                                          01/01 to 12/31/1999       32.79
                                                                       02/18(e) to 12/31/1998       28.82

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable

(d) Based on average shares outstanding.
(e) Commencement.
(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total returns for US Blue Chip and US Emerging Growth were not affected as redemption fees were less than 0.01 per share.

 88         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS
                     NET GAINS OR                                 LESS DISTRIBUTIONS
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $ .00 (c)(d)      $(2.04)(h)     $(2.04)          $ -            $ -              $ -
       (.02)(c)(d)       (1.21)         (1.23)            -              -                -
       (.03)(c)          (1.54)         (1.57)            -              .16              .16
       (.01)(c)           1.66           1.65             .07            -                .07
          - (c)(d)         .74            .74             -              -                -
       (.06)(c)(d)       (2.00)         (2.06)            -              -                -
       (.09)(c)(d)       (1.19)         (1.28)            -              -                -
       (.09)(c)          (1.56)         (1.65)            -              .16              .16
       (.07)(c)           1.65           1.58             .01            -                .01
       (.01)(c)(d)         .43            .42             -              -                -
       (.07)(c)(d)       (1.99)         (2.06)            -              -                -
       (.09)(c)(d)       (1.21)         (1.30)            -              -                -
       (.12)(c)          (1.53)         (1.65)            -              .16              .16
       (.07)(c)           1.66           1.59             .01            -                .01
       (.01)(c)(d)         .43            .42             -              -                -
        .04 (c)(d)       (2.07)         (2.03)            -              -                -
        .01 (c)(d)       (1.22)         (1.21)            -              -                -
       (.01)(c)          (1.53)         (1.54)            -              .16              .16
        .02 (c)           1.69           1.71             .10            -                .10
        .01 (c)(d)         .73            .74             -              -                -
---------------------------------------------------------------------------------------------------
       (.34)(c)(d)       (7.26)(h)      (7.60)            -              -                -
       (.37)             (9.78)(h)     (10.15)            -              -                -
       (.50)            (11.94)        (12.44)            -             4.54             4.54
       (.49)             20.70          20.21             -             5.57             5.57
       (.44)(d)           5.42           4.98             -              -                -
       (.45)(c)(d)       (6.88)         (7.33)            -              -                -
       (.58)             (9.33)         (9.91)            -              -                -
       (.81)            (11.56)        (12.37)            -             4.54             4.54
       (.77)             20.15          19.38             -             5.30             5.30
       (.65)(d)           5.32           4.67             -              -                -
       (.45)(c)(d)       (6.88)         (7.33)            -              -                -
       (.61)             (9.29)         (9.90)            -              -                -
       (.92)            (11.44)        (12.36)            -             4.54             4.54
       (.80)             20.19          19.39             -             5.32             5.32
       (.63)(d)           5.31           4.68             -              -                -
       (.31)(c)(d)       (7.34)         (7.65)            -              -                -
       (.34)             (9.87)        (10.21)            -              -                -
       (.40)            (12.06)        (12.46)            -             4.54             4.54
       (.44)             20.85          20.41             -             5.63             5.63
       (.23)(d)           4.20           3.97             -              -                -

                                                                              89

FINANCIAL HIGHLIGHTS

                                                                  SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT       TOTAL
                                                              SHARE     END OF        RETURN
FUND NAME                                                     CLASS     PERIOD      (%)(A)(F)

IVY US BLUE CHIP FUND                                           A       $ 7.32      (21.79)(h)
                                                                          9.36      (11.61)
                                                                         10.59      (12.69)
                                                                         12.32       15.35
                                                                         10.74        7.40
                                                                B         7.14      (22.39)
                                                                          9.20      (12.21)
                                                                         10.48      (13.37)
                                                                         12.29       14.74
                                                                         10.72        4.08
                                                                C         7.13      (22.42)
                                                                          9.19      (12.39)
                                                                         10.49      (13.36)
                                                                         12.30       14.84
                                                                         10.72        4.08
                                                             ADVISOR      7.41      (21.50)
                                                                          9.44      (11.36)
                                                                         10.65      (12.42)
                                                                         12.35       15.89
                                                                         10.74        7.40
                                                            -----------------------------------
IVY US EMERGING GROWTH FUND                                     A        12.56      (37.70)(h)
                                                                         20.16      (33.49)(h)
                                                                         30.31      (25.81)
                                                                         47.29       62.47
                                                                         32.65       18.00
                                                                B        11.86      (38.20)
                                                                         19.19      (34.05)
                                                                         29.10      (26.38)
                                                                         46.01       61.27
                                                                         31.93       17.13
                                                                C        11.85      (38.22)
                                                                         19.18      (34.04)
                                                                         29.08      (26.37)
                                                                         45.98       61.32
                                                                         31.91       17.19
                                                             ADVISOR     12.71      (37.57)
                                                                         20.36      (33.40)
                                                                         30.57      (25.70)
                                                                         47.57       62.85
                                                                         32.79       13.78

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable

(d) Based on average shares outstanding.
(e) Commencement.
(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total returns for US Blue Chip and US Emerging Growth were not affected as redemption fees were less than $0.01 per share.

 90         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                               RATIOS AND SUPPLEMENTAL DATA
                        RATIO OF               RATIO OF            RATIO OF
    NET ASSETS,       EXPENSES TO            EXPENSES TO        NET INVESTMENT
      END OF          AVERAGE NET            AVERAGE NET        INCOME (LOSS)    PORTFOLIO
      PERIOD          ASSETS WITH           ASSETS WITHOUT        TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)(B)   REIMBURSEMENT (%)(B)   NET ASSETS (%)    RATE (%)

     $ 24,950             1.57                   2.08                 .03 (c)       85
       38,754             1.56                   1.83                (.16)(c)       74
       57,584             1.57                   1.81                (.47)(c)       69
        3,353             1.46                   3.49                (.12)(c)       80
          726             1.43(g)                6.34(g)              .02 (c)(g)     3
        9,438             2.31                   2.82                (.71)(c)       85
       19,379             2.31                   2.58                (.90)(c)       74
       24,314             2.31                   2.55               (1.21)(c)       69
        8,742             2.15                   4.18                (.81)(c)       80
        1,047             2.13(g)                7.04(g)             (.68)(c)(g)     3
          448             2.40                   2.91                (.80)(c)       85
        1,119             2.36                   2.63                (.96)(c)       74
        2,965             2.30                   2.54               (1.20)(c)       69
        2,497             2.08                   4.11                (.74)(c)       80
          110             2.22(g)                7.13(g)             (.77)(c)(g)     3
          719             1.16                   1.67                 .43 (c)       85
          808             1.26                   1.53                 .14 (c)       74
        1,061             1.24                   1.48                (.13)(c)       69
          920             1.10                   3.13                 .24 (c)       80
          537             1.08(g)                5.99(g)              .37 (c)(g)     3
-------------------------------------------------------------------------------------------
       16,481             2.24                   2.24               (2.17)         109
       43,974               na                   1.80               (1.33)         133
       78,840               na                   1.55               (1.23)          83
      101,798               na                   1.69               (1.53)         107
       62,961               na                   1.70               (1.48)          67
       10,104             3.08                   3.08               (3.01)         109
       26,856               na                   2.61               (2.14)         133
       56,036               na                   2.31               (2.00)          83
       79,659               na                   2.43               (2.27)         107
       52,940               na                   2.45               (2.23)          67
        1,238             3.06                   3.06               (3.00)         109
        3,998               na                   2.61               (2.14)         133
        9,048               na                   2.30               (1.98)          83
       15,438               na                   2.39               (2.23)         107
        9,664               na                   2.40               (2.18)          67
          480             2.04                   2.04               (1.98)         109
          991               na                   1.63               (1.16)         133
        1,987               na                   1.36               (1.04)          83
        1,432               na                   1.46               (1.30)         107
          740               na                   1.22 (g)           (1.00)(g)       67

                                                                              91

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM        OF PERIOD

IVY BOND FUND                                                   A         01/01 to 12/31/2002      $ 8.09
                                                                          01/01 to 12/31/2001        7.89
                                                                          01/01 to 12/31/2000        8.29
                                                                          01/01 to 12/31/1999        9.54
                                                                          01/01 to 12/31/1998       10.22
                                                                B         01/01 to 12/31/2002        8.06
                                                                          01/01 to 12/31/2001        7.88
                                                                          01/01 to 12/31/2000        8.28
                                                                          01/01 to 12/31/1999        9.53
                                                                          01/01 to 12/31/1998       10.22
                                                                C         01/01 to 12/31/2002        8.08
                                                                          01/01 to 12/31/2001        7.91
                                                                          01/01 to 12/31/2000        8.31
                                                                          01/01 to 12/31/1999        9.55
                                                                          01/01 to 12/31/1998       10.24
                                                             ADVISOR      01/01 to 12/31/2002        8.12
                                                                          01/01 to 12/31/2001        7.90
                                                                          01/01 to 12/31/2000        8.28
                                                                          01/01 to 12/31/1999        9.54
                                                                       01/20(e) to 12/31/1998       10.28
                                                            -------------------------------------------------
IVY MONEY MARKET FUND                                           A         01/01 to 12/31/2002        1.00
                                                                          01/01 to 12/31/2001        1.00
                                                                          01/01 to 12/31/2000        1.00
                                                                          01/01 to 12/31/1999        1.00
                                                                          01/01 to 12/31/1998        1.00
                                                                B         01/01 to 12/31/2002        1.00
                                                                          01/01 to 12/31/2001        1.00
                                                                          01/01 to 12/31/2000        1.00
                                                                          01/01 to 12/31/1999        1.00
                                                                          01/01 to 12/31/1998        1.00
                                                                C         01/01 to 12/31/2002        1.00
                                                                          01/01 to 12/31/2001        1.00
                                                                          01/01 to 12/31/2000        1.00
                                                                          01/01 to 12/31/1999        1.00
                                                                          01/01 to 12/31/1998        1.00

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.
(d) Based on average shares outstanding.
(e) Commencement.
(f) Total return represents aggregate total return.

na -- not applicable

(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been 8.83% for the year ended
    12/31/102 and 8.55% for the year ended 12/31/01.
(i) Dividend includes a return of capital distribution of $0.01 per average share.
(j) The seven day and thirty day yield for Class A shares at December 31,
    2002 was 0.45% and 0.40%, respectively. The seven day yield for Class B shares at December 31, 2002 was 0.46% and the thirty day yield was 0.42%.
    The seven day yield for Class C shares at December 31, 2002 was 0.55% and the thirty day yield was 0.46%.

 92         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS
                     NET GAINS OR                                 LESS DISTRIBUTIONS
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $ .48 (d)         $  .26 (h)     $  .74           $ .48          $ -              $ .48
        .49 (d)            .18 (h)        .67             .47(i)         -                .47
        .55               (.40)           .15             .55            -                .55
        .67              (1.24)          (.57)            .68            -                .68
        .69               (.69)           -               .68            -                .68
        .41 (d)            .19            .60             .42            -                .42
        .42 (d)            .17            .59             .41(i)         -                .41
        .48               (.40)           .08             .48            -                .48
        .59              (1.24)          (.65)            .60            -                .60
        .59               (.67)          (.08)            .61            -                .61
        .42 (d)            .19            .61             .42            -                .42
        .42 (d)            .16            .58             .41(i)         -                .41
        .48               (.40)           .08             .48            -                .48
        .62              (1.25)          (.63)            .61            -                .61
        .60               (.68)          (.08)            .61            -                .61
        .51 (d)            .16            .67             .50            -                .50
        .49 (d)            .21            .70             .48(i)         -                .48
        .56               (.38)           .18             .56            -                .56
        .67              (1.24)          (.57)            .69            -                .69
        .69               (.72)          (.03)            .71            -                .71
---------------------------------------------------------------------------------------------------
        .01 (c)(d)         -              .01             .01            -                .01
        .03 (c)            -              .03             .03            -                .03
        .05 (c)            -              .05             .05            -                .05
        .04 (c)            -              .04             .04            -                .04
        .05 (c)            -              .05             .05            -                .05
        .01 (c)(d)         -              .01             .01            -                .01
        .03 (c)            -              .03             .03            -                .03
        .05 (c)            -              .05             .05            -                .05
        .04 (c)            -              .04             .04            -                .04
        .05 (c)            -              .05             .05            -                .05
        .01 (c)(d)         -              .01             .01            -                .01
        .03 (c)            -              .03             .03            -                .03
        .05 (c)            -              .05             .05            -                .05
        .04 (c)            -              .04             .04            -                .04
        .05 (c)            -              .05             .05            -                .05

                                                                              93

FINANCIAL HIGHLIGHTS

                                                                SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT      TOTAL
                                                              SHARE     END OF      RETURN
FUND NAME                                                     CLASS     PERIOD      (%)(A)

IVY BOND FUND                                                   A       $ 8.35       9.49(h)
                                                                          8.09       8.70(h)
                                                                          7.89       1.89
                                                                          8.29      (6.17)
                                                                          9.54        -
                                                                B         8.24       7.64
                                                                          8.06       7.61
                                                                          7.88       1.03
                                                                          8.28      (6.97)
                                                                          9.53       (.81)
                                                                C         8.27       7.79
                                                                          8.08       7.51
                                                                          7.91       1.07
                                                                          8.31      (6.81)
                                                                          9.55       (.81)
                                                             ADVISOR      8.29       8.52
                                                                          8.12       9.07
                                                                          7.90       2.26
                                                                          8.28      (6.21)
                                                                          9.54       (.30)
                                                            --------------------------------
IVY MONEY MARKET FUND                                           A         1.00        .78
                                                                          1.00       3.12
                                                                          1.00       5.37
                                                                          1.00       4.16
                                                                          1.00       4.51
                                                                B         1.00        .85
                                                                          1.00       3.19
                                                                          1.00       5.35
                                                                          1.00       4.30
                                                                          1.00       4.59
                                                                C         1.00        .74
                                                                          1.00       3.10
                                                                          1.00       5.65
                                                                          1.00       4.14
                                                                          1.00       4.55

(a) Total return does not reflect a sales charge.
(b) For 1997, total expenses include fees paid indirectly, if any, through an expense offset arrangement.
(c) Net investment income (loss) is net of expenses reimbursed by Manager.
(d) Based on average shares outstanding.

na -- not applicable

(e) Commencement.
(f) Total return represents aggregate total return.
(g) Annualized.
(h) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been 8.83% for the year ended
    12/31/02 and 8.55% for the year ended 12/31/01.
(i) Dividend includes a return of capital distribution of $0.01 per average share.
(j) See page 92 for yields.

 94         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
STATEMENTS.

                                                FINANCIAL HIGHLIGHTS (continued)

                               RATIOS AND SUPPLEMENTAL DATA
                        RATIO OF               RATIO OF            RATIO OF
    NET ASSETS,       EXPENSES TO            EXPENSES TO        NET INVESTMENT
      END OF          AVERAGE NET            AVERAGE NET        INCOME (LOSS)    PORTFOLIO
      PERIOD          ASSETS WITH           ASSETS WITHOUT        TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)(B)   REIMBURSEMENT (%)(B)   NET ASSETS (%)    RATE (%)

     $ 31,148             1.48                   1.48(g)             5.91 (g)       15
       36,401               na                   1.41                6.03           22
       52,305               na                   1.62                6.71           26
       69,249               na                   1.52                7.40           28
      109,445               na                   1.39                6.88           43
       17,171             2.31                   2.31(g)             5.09 (g)       15
       19,305               na                   2.25                5.19           22
       20,079               na                   2.45                5.88           26
       27,550               na                   2.36                6.55           28
       42,166               na                   2.13                6.13           43
        2,186             2.26                   2.26(g)             5.14 (g)       15
        2,188               na                   2.18                5.25           22
        2,726               na                   2.40                5.93           26
        3,928               na                   2.26                6.65           28
       11,266               na                   2.12                6.15           43
          561             1.27                   1.27(g)             6.13 (g)       15
          170               na                   1.32                6.12           22
          192               na                   1.49                6.84           26
          332               na                   1.43                7.49           28
          347               na                   1.11 (g)            7.16 (g)       43
-------------------------------------------------------------------------------------------
       14,684              .88(g)                1.73(g)              .78 (c)(g)    na
       12,904              .87                   1.59                3.12 (c)       na
       20,394              .85                   1.52                5.38 (c)       na
       18,524              .88                   1.40                4.17 (c)       na
       19,103              .87                   1.42                4.50 (c)       na
        6,104              .80(g)                1.65(g)              .85 (c)(g)    na
        6,680              .80                   1.52                3.19 (c)       na
        5,872              .87                   1.54                5.36 (c)       na
        7,486              .77                   1.29                4.28 (c)       na
        6,636              .76                   1.31                4.61 (c)       na
          813              .84(g)                1.69(g)              .82 (c)(g)    na
          519              .88                   1.60                3.10 (c)       na
        1,975              .72                   1.39                5.51 (c)       na
          372              .87                   1.39                4.18 (c)       na
          423              .81                   1.36                4.56 (c)       na

                                                                              95

December 31, 2002

NOTES TO FINANCIAL STATEMENTS

Ivy Cundill Global Value Fund ("Cundill"), Ivy Developing Markets Fund
("Developing Markets"), Ivy European Opportunities Fund ("European
Opportunities"), Ivy Global Fund ("Global"), Ivy Global Natural Resources Fund
("Natural Resources"), Ivy Global Science & Technology Fund ("Science &
Technology"), Ivy International Fund ("International"), Ivy International Small
Companies Fund ("Small Companies"), Ivy International Value Fund ("International
Value"), Ivy Pacific Opportunities Fund ("Pacific Opportunities"), Ivy Growth
Fund ("Growth"), Ivy US Blue Chip Fund ("Blue Chip"), Ivy US Emerging Growth
Fund ("Emerging Growth"), Ivy Bond Fund ("Bond"), and Ivy Money Market Fund
("Money Market"), (the "Funds"), are each a diversified series of shares of Ivy
Fund. The shares of beneficial interest are assigned no par value and an unlimited number of shares of Class A, Class B, Class C, and (except for Money
Market) Advisor Class are authorized. Cundill, European Opportunities, Science &
Technology, International, Small Companies, International Value, Blue Chip and
Bond also have an unlimited number of shares of Class I authorized. Ivy Fund was organized as a Massachusetts business trust under a Declaration of Trust dated
December 21, 1983 and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America. Preparation of the financial statements includes the use of management estimates. Actual results could differ from those estimates.

SECURITY VALUATION -- Securities traded on a U.S. or foreign stock exchange, or
The Nasdaq Stock Market, Inc. ("Nasdaq") system, are valued at the last quoted sale price reported as of the close of regular trading on the market on which the security is traded most extensively. If there were no sales on the market on which the security is traded most extensively and the security is traded on more than one market, or on one or more exchanges in the over-the-counter market, the market reflecting the last quoted sale will be used. Otherwise, the security is valued at the calculated mean between the last bid and asked price on the market on which the security is traded most extensively. Securities not traded on an exchange or Nasdaq, but traded in another over-the-counter market are valued at the calculated mean between the last bid and the last asked price in such markets. Short-term obligations and commercial paper are valued at amortized cost, which approximates market. Debt securities (other than short-term obligations and commercial paper) are valued on the basis of valuations furnished by a pricing service authorized by the Board of Trustees (the
"Board"), which determines valuations based upon market transactions for normal, institutional-size trading units of such securities, or on the basis of dealer quotes. All other securities or groups of securities are valued at their fair value as determined in good faith by the Valuation Committee of the Board.

SECURITY TRANSACTIONS AND INVESTMENT INCOME -- Security transactions are accounted for on the trade date. Dividend income, net of foreign withholding taxes, is recorded on the ex-dividend date, and interest income is accrued on a daily basis. Corporate actions on foreign securities, including dividends, are recorded on the ex-dividend date. Realized gains and losses from security transactions are calculated on an identified cost basis.

CASH -- The Funds classify as cash amounts on deposit with the Funds' custodian.
These amounts earn interest at variable interest rates. At December 31, 2002, the interest rate was 0.60%. Amounts classified as Due to Custodian at period end represent bank overdrafts.

FEDERAL INCOME TAXES -- The Funds intend to qualify for tax treatment applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code"), and distribute all of its taxable income to its shareholders. Therefore, no provision has been recorded for Federal income or excise taxes.

The following funds earned foreign source dividends that were subject to foreign withholding tax in the amounts noted below. The funds intend to elect to pass through to their shareholders their proportionate share of such taxes.
Shareholders may report their share of foreign taxes paid as either a tax credit or itemized deduction.

                                FOREIGN SOURCE       FOREIGN
FUND                              DIVIDENDS      WITHHOLDING TAX

Cundill                           $   86,007        $  6,544
European Opportunities             2,072,916         217,458
International                      7,044,026         648,268
Small Companies                      116,782          13,174
International Value                1,653,703         153,049

The following Funds have net tax-basis capital loss carryovers as of December
31, 2002 which may be applied against any realized net taxable gain of each succeeding fiscal year until fully utilized or until the expiration date, whichever occurs first. The approximate carryover amounts and expiration dates are as follows.

                                                               December 31, 2002

                                       NOTES TO FINANCIAL STATEMENTS (continued)

                                 CAPITAL LOSS
FUND                              CARRYOVER            EXPIRATION DATES

Cundill                          $   294,000    $79,000 in 2009 and
                                                 215,000 in 2010.
------------------------------------------------------------------------------
Developing Markets                11,599,000    $529,000 in 2005,
                                                 6,822,000 in 2006,
                                                 1,314,000 in 2007,
                                                 1,669,000 in 2008,
                                                 1,015,000 in 2009 and
                                                 250,000 in 2010.
------------------------------------------------------------------------------
European Opportunities            53,741,000    $34,091,000 in 2009 and
                                                 19,650,000 in 2010.
------------------------------------------------------------------------------
Global                             2,625,000    $1,490,000 in 2009 and
                                                 1,135,000 in 2010.
------------------------------------------------------------------------------
Natural Resources                  8,693,000    $430,000 in 2005,
                                                 1,920,000 in 2006,
                                                 5,086,000 in 2007 and
                                                 1,257,000 in 2010.
------------------------------------------------------------------------------
Science & Technology              47,348,000    $1,283,000 in 2008,
                                                 39,009,000 in 2009 and
                                                 7,056,000 in 2010.
------------------------------------------------------------------------------
International                    266,204,000    $141,106,000 in 2009 and
                                                 125,098,000 in 2010.
------------------------------------------------------------------------------
Small Companies                   10,693,000    $4,695,000 in 2009 and
                                                 5,998,000 in 2010.
------------------------------------------------------------------------------
International Value               15,693,000    $3,103,000 in 2006,
                                                 1,065,000 in 2008,
                                                 3,397,000 in 2009 and
                                                 8,128,000 in 2010.
------------------------------------------------------------------------------
Pacific Opportunities             10,379,000    $203,000 in 2003,
                                                 1,033,000 in 2004,
                                                 1,937,000 in 2005,
                                                 4,238,000 in 2006,
                                                 129,000 in 2007,
                                                 852,000 in 2008,
                                                 1,867,000 in 2009 and
                                                 120,000 in 2010.
------------------------------------------------------------------------------
Growth                            71,194,000    $39,979,000 in 2009 and
                                                 31,215,000 in 2010.
------------------------------------------------------------------------------
Blue Chip                         13,979,000    $6,919,000 in 2009 and
                                                 7,060,000 in 2010.
------------------------------------------------------------------------------
Emerging Growth                   39,369,000    $24,758,000 in 2009 and
                                                 14,611,000 in 2010.
------------------------------------------------------------------------------
Bond                              28,615,000    $1,484,000 in 2003,
                                                 366,000 in 2006,
                                                 12,226,000 in 2007,
                                                10,317,000 in 2008 and
                                                 4,222,000 in 2009.
------------------------------------------------------------------------------

The following funds have elected to treat net capital and currency losses incurred in the two-month period ended December 31, 2002, as having been incurred in the following fiscal year for federal income tax purposes. The amounts are as follows:

FUND                                                             AMOUNT

Cundill                                                        $   134,859
--------------------------------------------------------------------------
European Opportunities                                           2,627,020
--------------------------------------------------------------------------
Global                                                             124,291
--------------------------------------------------------------------------
Natural Resources                                                  281,940
--------------------------------------------------------------------------
Science & Technology                                             1,479,825
--------------------------------------------------------------------------
International                                                   12,125,005
--------------------------------------------------------------------------
Small Companies                                                    623,915
--------------------------------------------------------------------------
International Value                                                450,043
--------------------------------------------------------------------------
Pacific Opportunities                                               17,312
--------------------------------------------------------------------------
Growth                                                           3,497,497
--------------------------------------------------------------------------
Blue Chip                                                          389,873
--------------------------------------------------------------------------
Emerging Growth                                                  3,012,650
--------------------------------------------------------------------------

Distributions during the year ended December 31, 2002 were characterized as follows for tax purposes:

                          ORDINARY     LONG-TERM     RETURN OF      TOTAL
FUND                       INCOME     CAPITAL GAIN    CAPITAL    DISTRIBUTION

Cundill                  $   49,277     $     --     $     --     $   49,277
-----------------------------------------------------------------------------
Developing Markets           23,706           --           --         23,706
-----------------------------------------------------------------------------
Natural Resources           105,071           --           --        105,071
-----------------------------------------------------------------------------
International                37,329           --           --         37,329
-----------------------------------------------------------------------------
Bond                      3,032,709           --           --      3,032,709
-----------------------------------------------------------------------------
Money Market                163,276           --           --        163,276
-----------------------------------------------------------------------------

Distributions during the year ended December 31, 2001 were characterized as follows for tax purposes:

                          ORDINARY     LONG-TERM     RETURN OF      TOTAL
FUND                       INCOME     CAPITAL GAIN    CAPITAL    DISTRIBUTION

Cundill                  $   60,307     $     --     $     --     $   60,307
-----------------------------------------------------------------------------
European Opportunities      253,993        2,515           --        256,508
-----------------------------------------------------------------------------
Natural Resources           232,003           --           --        232,003
-----------------------------------------------------------------------------
Small Companies               9,928           --           --          9,928
-----------------------------------------------------------------------------
International Value         159,576           --           --        159,576
-----------------------------------------------------------------------------
Pacific Opportunities        17,435           --           --         17,435
-----------------------------------------------------------------------------
Growth                           --      155,546           --        155,546
-----------------------------------------------------------------------------
Bond                      3,594,609           --      108,561      3,703,170
-----------------------------------------------------------------------------
Money Market                728,899           --           --        728,899
-----------------------------------------------------------------------------

                                                                              97

December 31, 2002

NOTES TO FINANCIAL STATEMENTS

The net unrealized appreciation (depreciation) for U.S. Federal income tax purposes at December 31, 2002 were comprised of the following:

                                                      NET UNREALIZED
                         UNREALIZED     UNREALIZED    APPRECIATION/
FUND                    APPRECIATION   DEPRECIATION   (DEPRECIATION)

Cundill                 $   132,905    $   (479,528)   $   (346,623)
--------------------------------------------------------------------
Developing Markets          473,293      (1,194,264)       (720,971)
--------------------------------------------------------------------
European
  Opportunities           8,457,994     (39,236,454)    (30,778,460)
--------------------------------------------------------------------
Global                      300,320      (1,119,029)       (818,709)
--------------------------------------------------------------------
Natural Resources         4,355,835      (4,855,779)       (499,944)
--------------------------------------------------------------------
Science & Technology         82,980        (222,525)       (139,545)
--------------------------------------------------------------------
International            15,901,651     (73,990,054)    (58,088,403)
--------------------------------------------------------------------
Small Companies             282,386        (848,880)       (566,494)
--------------------------------------------------------------------
International Value       4,092,371      (9,029,640)     (4,937,269)
--------------------------------------------------------------------
Pacific Opportunities     1,033,235      (1,734,811)       (701,576)
--------------------------------------------------------------------
Growth                   10,187,473      (9,811,830)        375,643
--------------------------------------------------------------------
Blue Chip                 3,348,563      (4,917,139)     (1,568,576)
--------------------------------------------------------------------
Emerging Growth           2,607,017      (1,408,977)      1,198,040
--------------------------------------------------------------------
Bond                      2,698,351      (2,130,590)        567,761
--------------------------------------------------------------------

                                        UNDISTRIBUTED   UNDISTRIBUTED
                                          ORDINARY        LONG-TERM
FUND                                       INCOME       CAPITAL GAIN

Natural Resources                         $276,704        $      -
---------------------------------------------------------------------

DISTRIBUTIONS TO SHAREHOLDERS -- Distributions from net investment income are declared and paid monthly for Bond. Distributions from net investment income are declared daily and paid monthly for Money Market. Distributions from net investment income for all other Funds and distributions from realized gains for all Funds, if any, are declared in December.

FOREIGN CURRENCY TRANSLATIONS -- Foreign currency transactions from foreign investment activity are translated into U.S. dollars on the following basis: (i)
market value of securities and dividends and interest receivable, are translated at the closing daily rate of exchange; and (ii) purchases and sales of investment securities are translated at the rate at which related foreign contracts are obtained or at the exchange rate prevailing on the date of the transaction. Exchange gains or losses from currency translation of other assets and liabilities, if significant, are reported as a separate component of Net realized and unrealized gain (loss) on investment transactions. Foreign transactions may involve risks not typically associated with domestic transactions including, but not limited to, unanticipated movements in exchange rates, the degree of government supervision and regulation of security markets and the possibility of political and economic instability.

For foreign securities, the Funds do not isolate that portion of gains and losses on investment securities that is due to changes in the foreign exchange rates from that which is due to changes in market prices of such securities.

For tax reporting purposes, Code Section 988 provides that gains and losses on certain transactions attributable to fluctuations in foreign currency exchange rates must be treated as ordinary income or loss.

FORWARD FOREIGN CURRENCY CONTRACTS -- Forward foreign currency contracts are agreements to exchange one currency for another at a future date and at a specified price. The Funds (excluding Money Market) may use forward foreign currency contracts to facilitate transactions in foreign securities and to manage the Fund's foreign currency exposure. The U.S. dollar market value, contract value and the foreign currencies that each fund has committed to buy or sell are shown in the Schedule of Investments, as applicable. These amounts represent the aggregate exposure to each foreign currency acquired or hedged through forward foreign currency contracts at December 31, 2002. Forward foreign currency contracts are reflected as both a forward foreign currency contract to buy and a forward foreign currency contract to sell. Forward foreign currency contracts to buy generally are used to acquire exposure to foreign currencies, while forward foreign currency contracts to sell are used to hedge investments against currency fluctuations. Also, a forward foreign currency contract to buy or sell can offset a previously acquired opposite forward foreign currency contract.

Forward foreign currency contracts are marked-to-market daily. The change in a contract's market value is recorded by a fund as an unrealized gain or loss.
When the contract is closed or delivery is taken, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

The use of forward foreign currency contracts does not eliminate fluctuations in the underlying prices of the Fund's securities, but it does establish a rate of exchange that can be achieved in the future. These forward foreign currency contracts involve market risk in excess of unrealized appreciation
(depreciation) of forward foreign currency contracts reflected in the Fund's
Statement of Assets and Liabilities. Although forward foreign currency contracts used for hedging purposes limit the risk of loss due to a decline in the value of the hedged currency, they also limit any potential gain that might result should the value of the currency increase. In addition, the Fund could be exposed to risks if the counterparties to the contracts are unable to meet the terms of their contracts.

OPTIONS -- An option is a right to buy or sell a particular security at a specified price within a limited period of time. The buyer of the option, in return for a premium paid to the seller, has the right to buy, in the case of a call option, or sell, in the case of a put option, the underlying security of the contract. An option on a stock index gives the purchaser the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option. The Fund, as writer of a covered call option, has no control over whether the underlying securities may be sold (called) or purchased (put) and as a result bears the market risk of an unfavorable change in the price of the securities underlying the written option.
By writing a covered call option, the Fund is obligated to own or have the right to acquire, through exchange or conversion, the underlying security during the option period.

                                                               December 31, 2002

                                       NOTES TO FINANCIAL STATEMENTS (continued)

Certain Funds may invest in option contracts for the purpose of increasing or decreasing the exposure to changing security prices, interest rates, currency exchange rates, commodity prices, or other factors that affect the value of the
Fund's securities.

When the fund writes or purchases an option, an amount equal to the premium received or paid by the Fund is included in the Fund's Statement of Assets and
Liabilities as an asset or a liability. The asset or liability is subsequently marked-to-market daily to reflect the current market value of the option written. Premiums received or paid from writing or purchasing options which expire on the stipulated expiration date or as a result of the Fund entering into a closing purchase transaction are treated by the Fund on the expiration date as realized gains (or losses if the cost of the closing transaction exceeds the premium received upon the original sale) without regard to any unrealized gain or loss on the underlying security. If an option is exercised, the premium paid or received is added to the cost of purchase or proceeds of the sale of the underlying security in determining whether the Fund has realized a gain or loss on the transaction. Exchange traded written options are valued daily at the last sale price or, in the absence of a sale, at the calculated mean of the last bid and the last asked price. Transactions in written covered call options or purchased put options, if any, are reflected in the Schedules of Investments.

Transactions in call options written for the year ended December 31, 2002 were:

                                              NUMBER
                                                OF        PREMIUMS
                                             CONTRACTS    RECEIVED

GLOBAL
Options outstanding at December 31, 2001           40    $    4,883
Options written                                   -             -
Options terminated in closing purchase
  transactions                                    (10)         (875)
Options expired                                   (30)       (4,008)
Options exercised                                 -             -
                                             ----------------------
Options outstanding at December 31, 2002          -      $      -
                                             ======================
SCIENCE & TECHNOLOGY
Options outstanding at December 31, 2001          -      $      -
Options written                                   132        28,823
Options terminated in closing purchase
  transactions                                    -             -
Options expired                                   -             -
Options exercised                                 -             -
                                             ----------------------
Options outstanding at December 31, 2002          132    $   28,823
                                             ======================
INTERNATIONAL
Options outstanding at December 31, 2001      401,110    $1,041,190
Options written                                   -             -
Options terminated in closing purchase
  transactions                                 (2,378)     (208,027)
Options expired                              (398,732)     (833,163)
Options exercised                                 -             -
                                             ----------------------
Options outstanding at December 31, 2002          -      $      -
                                             ======================

                                              NUMBER
                                                OF        PREMIUMS
                                             CONTRACTS    RECEIVED

INTERNATIONAL VALUE
Options outstanding at December 31, 2001       43,650    $   78,077
Options written                                   -             -
Options terminated in closing purchase
  transactions                                    -             -
Options expired                               (43,650)      (78,077)
Options exercised                                 -             -
                                             ----------------------
Options outstanding at December 31, 2002          -      $      -
                                             ======================
GROWTH
Options outstanding at December 31, 2001          790    $  274,091
Options written                                   546       111,606
Options terminated in closing purchase
  transactions                                   (182)      (79,091)
Options expired                                  (918)     (237,674)
Options exercised                                (236)      (68,932)
                                             ----------------------
Options outstanding at December 31, 2002          -      $      -
                                             ======================
EMERGING GROWTH
Options outstanding at December 31, 2001          943    $  333,190
Options written                                   483        97,986
Options terminated in closing purchase
  transactions                                   (199)      (87,030)
Options expired                                  (962)     (258,636)
Options exercised                                (265)      (85,510)
                                             ----------------------
Options outstanding at December 31, 2002          -      $      -
                                             ======================
Transactions in put options purchased for the year ended December
31, 2002 were:
SCIENCE & TECHNOLOGY
Options outstanding at December 31, 2001          -      $      -
Options purchased                                  58        12,294
Options terminated in closing purchase
  transactions                                    -             -
Options expired                                   -             -
Options exercised                                 -             -
                                             ----------------------
Options outstanding at December 31, 2002           58    $   12,294
                                             ======================

SECURITIES LENDING -- Boston Global Advisors ("BGA") as lending agent, may loan the securities of designated Funds to certain qualified institutions approved by the Funds. For securities loaned, collateral values for domestic and foreign securities are maintained at not less than 102% and 105%, respectively, of the value of the securities on loan by pricing both the securities on loan and the collateral daily. The collateral consists of cash invested in the Quality
Portfolio of the Boston Global Investment Trust ("Trust") which consists predominantly of collateral pledged by borrowers in securities lending transactions arranged by BGA. The Trust invests in money market instruments,
U.S. Treasury Bills, U.S. agency obligations, commercial paper and other highly rated, liquid investments. Securities' lending, as with other extensions of credit, involves the risk that the borrower may default. Although securities loaned will be fully collateralized at all times, the Funds may experience delays in, or may be prevented from, recovering the collateral. During the period that the Funds seek to enforce their rights against the borrower, the collateral and securities loaned remain subject to fluctuation in market value.
For the year ended December 31, 2002, International and International Value
received $245,916 and $51,834, respectively, in income, net of related expenses, resulting from securities lending activities which is included in interest income on the Statement of Operations. Securities on loan as of December 31,
2002 are indicated in the Schedule of Investments.

                                                                              99

December 31, 2002

NOTES TO FINANCIAL STATEMENTS

DEFERRED ORGANIZATION EXPENSES -- Organization expenses incurred prior to the effectiveness of Statement of Position 98-5, "Reporting on the Costs of Start-up
Activities" for International Value have been deferred and are being amortized on a straight-line basis over a five year period.

REDEMPTION FEES -- Each Fund (other than Money Market) may deduct a redemption or exchange fee of 2.00% from any redemption or exchange proceeds if a shareholder sells or exchanges Class A shares after holding them less than 30 days. These fees are paid to the Fund rather than the investment adviser or transfer agent and are designed to offset the brokerage commissions, market impact, and other costs associated with fluctuations in fund asset levels and cash flow caused by short-term shareholder trading. Fees collected by the Fund are recorded as additions to capital paid-in and are included in the Class A fund share transactions on the Statement of Changes in Net Assets. As presented in gross dollars and per average shares outstanding for the year ended December
31, 2002, the Funds received the following redemption fees:

                                            YEAR ENDING   PER SHARE
FUND                                         12/31/02     12/31/02

Cundill                                      $     62       $ -
-------------------------------------------------------------------
Developing Markets                                 30         -
-------------------------------------------------------------------
European Opportunities                        128,514        0.02
-------------------------------------------------------------------
Global                                         66,770        0.08
-------------------------------------------------------------------
Natural Resources                              67,653        0.03
-------------------------------------------------------------------
Science & Technology                            2,538         -
-------------------------------------------------------------------
International                                 585,021        0.03
-------------------------------------------------------------------
Small Companies                                    96         -
-------------------------------------------------------------------
International Value                           216,857        0.03
-------------------------------------------------------------------
Pacific Opportunities                          26,064        0.02
-------------------------------------------------------------------
Growth                                          2,113         -
-------------------------------------------------------------------
Blue Chip                                         105         -
-------------------------------------------------------------------
Emerging Growth                                 1,569         -
-------------------------------------------------------------------
Bond                                          307,897        0.05
-------------------------------------------------------------------

RECLASSIFICATIONS -- The timing and characterization of certain income and capital gain distributions are determined annually in accordance with Federal tax regulations which may differ from accounting principles generally accepted in the United States of America. These differences primarily relate to net operating losses, capital loss carryovers, wash sales, option transactions, foreign denominated securities, passive foreign investment companies and non-deductible organization expenses, if applicable. As a result, Net investment income (loss) and Net realized gain (loss) on investments and foreign currency transactions for a reporting period may differ significantly in amount and character from distributions during such period. Accordingly, each of the Funds may make reclassifications among certain of their capital accounts without impacting the net asset value of each respective Fund.

2. RELATED PARTIES

Until December 31, 2002, Ivy Management, Inc. ("IMI") provided business management services to the Funds and was the Investment Adviser to all Funds
other than Natural Resources. Effective December 16, 2002, Waddell & Reed
Financial, Inc. ("Waddell & Reed"), a U.S. mutual fund firm, completed its acquisition of the entire operation of Mackenzie Investment Management Inc.
("MIMI"). At this time, Ivy Acquisition Corporation ("IAC") was formed as a registered investment adviser. On December 31, 2002, IMI merged into IAC and IAC changed its name to Waddell & Reed Ivy Investment Company ("WRIICO"), the Funds'
current investment adviser. WRIICO and Ivy Mackenzie Distributors, Inc.
("IMDI"), the Funds' distributor, are now indirect subsidiaries of Waddell &
Reed. For its services, WRIICO receives a fee paid monthly based on average daily net assets ("ANA") at the following annual rates:

Cundill (1)             1.00%  International Value     1.00%
Developing Markets      1.00%  Pacific Opportunities   1.00%
Natural Resources (2)   1.00%  Blue Chip               0.75%
Science & Technology    1.00%  Emerging Growth         0.85%
Small Companies (3)     1.00%  Money Market            0.40%

For certain funds, the annual rates decrease as overall ANA increases. The following chart summarizes those funds and relevant rate and asset sizes:

European Opportunities (3)   1.00%   of the first $250
                                     million ANA
                             0.85%   next $250 million ANA
                             0.75%   excess
------------------------------------------------------------
Global                       1.00%   of the first $500
                                     million ANA
                             0.75%   excess
------------------------------------------------------------
International                1.00%   of the first $2.5
                                     billion ANA
                             0.90%   next $500 million
                             0.80%   next $500 million
                             0.70%   excess
------------------------------------------------------------
Growth                       0.85%   of the first $350
                                     million ANA
                             0.75%   excess
------------------------------------------------------------
Bond                         0.50%   of the first $500
                                     million ANA
                             0.40%   excess

(1)  Peter Cundill & Associates, Inc. is the sub-advisor of the Fund.
     WRIICO, not the Fund, is obligated to compensate the sub-advisor.
(2)  For Natural Resources, Mackenzie Financial Corporation
     ("MFC") is the investment advisor of the Fund. MFC receives a fee monthly at the annual rate of 0.50% of ADNA. The fee is collected from the Fund and remitted to MFC by WRIICO.
(3)  Henderson Investment Management Limited is the sub-advisor of the Funds. WRIICO, not the Funds, is obligated to compensate the sub-advisor.

For the year ended December 31, 2002, with respect to Cundill, Developing
Markets, Global, Natural Resources, Science & Technology, Small Companies, and
Pacific Opportunities, WRIICO contractually limited each Fund's total operating expenses (excluding 12b-1 fees and certain other expenses) to an annual rate of
1.95% of each Fund's ANA. For the year ended December 31, 2002 with respect to
International Value, Blue Chip and Money Market, WRIICO voluntarily limits each
Fund's total operating expenses (excluding 12b-1 fees and certain other expenses) to annual rates of 1.50%, 1.34% and .85%, respectively.

                                                               December 31, 2002

                                       NOTES TO FINANCIAL STATEMENTS (continued)

Effective November 1, 2001 through the one-year period ended October 31, 2002,
IMI, now WRIICO had contractually agreed to waive 12% of the 1.00% annual management fee for European Opportunities.

MIMI provided certain administrative, accounting and pricing services for each
Fund. Effective December 17, 2002, IAC, now WRIICO assumed all of MIMI's duties under the Fund Accounting Services Agreement and the Administrative Services
Agreement. For those services, each Fund pays WRIICO fees plus certain out-of-pocket expenses. Such fees and expenses are reflected as Administrative services fee and Fund accounting in each Fund's Statement of Operations. At
December 31, 2002, WRIICO owned approximately 9% of Cundill's shares outstanding.

IMDI, a wholly owned subsidiary of WRIICO, is the underwriter and distributor of each Fund's shares, and as such, purchases shares from each Fund at net asset value to settle orders from investment dealers. For the year ended December 31,
2002, the net amount of underwriting discount retained by IMDI is listed below.

FUND                                                AMOUNT

Cundill                                             $ 4,568
Developing Markets                                      233
European Opportunities                                5,485
Global                                                  301
Natural Resources                                    23,194
Science & Technology                                  4,494
International                                         8,489
Small Companies                                         347
International Value                                     377
Pacific Opportunities                                   287
Growth                                                6,343
Blue Chip                                             1,846
Emerging Growth                                       5,499
Bond                                                  2,856

Under Service and Distribution Plans, each Fund except Growth, Blue Chip and
International, reimburses IMDI for service fee payments made to brokers at an annual rate of .25% of its average net assets, excluding Class I and Advisor
Class. For Growth, Blue Chip and International, each Fund reimburses IMDI at an annual rate not to exceed .25% of its average net assets of shares issued after
December 31, 1991, excluding Class I and Advisor Class. Class B and Class C shares are also subject to an ongoing distribution fee at an annual rate of .75%
of the average net assets attributable to Class B and Class C. IMDI may use such distribution fee for purposes of advertising and marketing shares of each Fund.
Such fees, detailed below, are reflected as 12b-1 service and distribution fees in the Statement of Operations.

FUND                      CLASS A     CLASS B     CLASS C

Cundill                   $  1,421   $   10,916   $  1,476
Developing Markets           6,667       20,152      5,622
European Opportunities      68,690      297,574    223,062
Global                      10,405       17,747      1,183
Natural Resources           38,138       79,517     41,104
Science & Technology        20,504       66,839     16,780
International              378,397      986,230    191,552
Small Companies              6,573       22,835     16,660
International Value         26,116      366,679    122,381
Pacific Opportunities       15,765       33,518      7,847
Growth                      79,323       37,410      2,104
Blue Chip                   66,022      142,492      7,596
Emerging Growth             68,411      163,675     23,569
Bond                        84,849      177,437     20,523

3. BOARD'S COMPENSATION

Trustees who are not affiliated with WRIICO receive compensation from the Fund, which is reflected as Trustees' fees in the Statement of Operations.

                                                                             101

NOTES TO FINANCIAL STATEMENTS

4. FUND SHARE TRANSACTIONS

Fund share transactions for Class A, Class B, Class C, Advisor Class, and Class
I were as follows:

                                                                                        CLASS A
                                                                   FOR THE PERIOD                    FOR THE PERIOD
                                                                   JANUARY 1, 2002                   JANUARY 1, 2001
                                                                TO DECEMBER 31, 2002              TO DECEMBER 31, 2001
CUNDILL (A)                                                    SHARES         AMOUNT             SHARES         AMOUNT
-----------                                                  -----------   -------------       -----------   -------------

  Sold                                                           157,980   $   1,414,301            21,522   $     205,778
  Issued on reinvestment of dividends                              1,442          11,998               615           5,756
  Repurchased                                                    (14,277)       (130,238)               (4)            (40)
                                                             -----------   -------------       -----------   -------------
Net increase                                                     145,145       1,296,061            22,133         211,494
                                                             ===========   =============       ===========   =============
DEVELOPING MARKETS
----------------------------------------------------------
  Sold                                                           153,271         980,500           339,521       2,182,850
  Issued on reinvestment of dividends                              1,956          11,289               -               -
  Repurchased                                                   (132,675)       (834,030)         (597,013)     (3,920,462)
                                                             -----------   -------------       -----------   -------------
Net increase/(decrease)                                           22,552         157,759          (257,492)     (1,737,612)
                                                             ===========   =============       ===========   =============
EUROPEAN OPPORTUNITIES
----------------------------------------------------------
  Sold                                                           780,914      10,573,221         3,394,170      52,939,002
  Issued on reinvestment of dividends                                -               -                 -               -
  Repurchased                                                 (1,490,408)    (19,971,336)       (4,303,990)    (65,295,982)
                                                             -----------   -------------       -----------   -------------
Net decrease                                                    (709,494)     (9,398,115)         (909,820)    (12,356,980)
                                                             ===========   =============       ===========   =============
GLOBAL
----------------------------------------------------------
  Sold                                                           216,701       1,830,792           924,949       8,866,381
  Issued on reinvestment of dividends                                -               -                   1              11
  Repurchased                                                   (370,983)     (3,015,280)       (1,053,590)    (10,158,470)
                                                             -----------   -------------       -----------   -------------
Net increase/(decrease)                                         (154,282)     (1,184,488)         (128,640)     (1,292,078)
                                                             ===========   =============       ===========   =============
NATURAL RESOURCES
----------------------------------------------------------
  Sold                                                         1,993,532      25,084,977           936,310      10,453,386
  Issued on reinvestment of dividends                              7,271          84,787             9,409         100,865
  Repurchased                                                 (1,214,071)    (14,854,655)         (819,044)     (8,609,560)
                                                             -----------   -------------       -----------   -------------
Net increase                                                     786,732      10,315,109           126,675       1,944,691
                                                             ===========   =============       ===========   =============
SCIENCE & TECHNOLOGY
----------------------------------------------------------
  Sold                                                           324,013       2,683,766           599,749      11,715,938
  Issued on reinvestment of dividends                                -               -                 -               -
  Repurchased                                                   (640,157)     (5,506,239)         (750,211)    (13,732,949)
                                                             -----------   -------------       -----------   -------------
Net decrease                                                    (316,144)     (2,822,473)         (150,462)     (2,017,011)
                                                             ===========   =============       ===========   =============
INTERNATIONAL
----------------------------------------------------------
  Sold                                                         4,966,625      90,325,388        11,954,096     272,548,928
  Issued on reinvestment of dividends                                941          15,328             4,608         116,485
  Repurchased                                                (13,872,768)   (265,049,208)      (17,756,706)   (403,354,268)
                                                             -----------   -------------       -----------   -------------
Net decrease                                                  (8,905,202)   (174,708,492)       (5,798,002)   (130,688,855)
                                                             ===========   =============       ===========   =============
SMALL COMPANIES
----------------------------------------------------------
  Sold                                                            51,397         396,014           409,940       4,536,884
  Issued on reinvestment of dividends                                -               -                 341           2,724
  Repurchased                                                   (255,122)     (1,752,990)         (677,820)     (6,922,273)
                                                             -----------   -------------       -----------   -------------
Net decrease                                                    (203,725)     (1,356,976)         (267,539)     (2,382,665)
                                                             ===========   =============       ===========   =============

(a) For the period 11/06/2002 to 12/31/2002 for Class I.

                                       NOTES TO FINANCIAL STATEMENTS (continued)

                             CLASS B                                                     CLASS C
         FOR THE PERIOD                  FOR THE PERIOD              FOR THE PERIOD                  FOR THE PERIOD
         JANUARY 1, 2002                 JANUARY 1, 2001             JANUARY 1, 2002                 JANUARY 1, 2001
      TO DECEMBER 31, 2002            TO DECEMBER 31, 2001        TO DECEMBER 31, 2002            TO DECEMBER 31, 2001
      SHARES        AMOUNT            SHARES        AMOUNT        SHARES        AMOUNT            SHARES        AMOUNT
    ----------   ------------       ----------   ------------   ----------   ------------       ----------   ------------

       175,815   $  1,595,946           91,196   $    870,058       71,858   $    632,564            3,540   $     33,617
         1,879         15,505            2,435         22,746          583          4,771               91            850
       (16,729)      (150,231)          (3,398)       (33,002)     (21,597)      (177,157)            (513)        (4,969)
    ----------   ------------       ----------   ------------   ----------   ------------       ----------   ------------
       160,965      1,461,220           90,233        859,802       50,844        460,178            3,118         29,498
    ==========   ============       ==========   ============   ==========   ============       ==========   ============

        14,934         92,201           28,545        186,235       33,382        194,332            6,257         40,979
         1,033          5,672              -              -            276          1,522              -              -
      (144,323)      (846,611)        (314,894)    (1,924,934)     (53,011)      (297,295)         (84,939)      (521,143)
    ----------   ------------       ----------   ------------   ----------   ------------       ----------   ------------
      (128,356)      (748,738)        (286,349)    (1,738,699)     (19,353)      (101,441)         (78,682)      (480,164)
    ==========   ============       ==========   ============   ==========   ============       ==========   ============

       280,262      3,645,449          269,607      4,333,792      231,057      3,089,090          508,103      8,429,668
           -              -              4,642         61,040          -              -              2,609         34,419
      (865,969)   (11,547,539)      (1,103,861)   (15,702,774)    (576,456)    (7,785,181)      (1,535,966)   (23,423,729)
    ----------   ------------       ----------   ------------   ----------   ------------       ----------   ------------
      (585,707)    (7,902,090)        (829,612)   (11,307,942)    (345,399)    (4,696,091)      (1,025,254)   (14,959,642)
    ==========   ============       ==========   ============   ==========   ============       ==========   ============

        21,391        152,554           34,789        302,014      183,237      1,200,074            4,580         38,984
           -              -                -              -            -              -                -              -
      (138,031)      (974,380)        (208,290)    (1,861,683)    (190,086)    (1,253,073)          (4,077)       (36,183)
    ----------   ------------       ----------   ------------   ----------   ------------       ----------   ------------
      (116,640)      (821,826)        (173,501)    (1,559,669)      (6,849)       (52,999)             503          2,801
    ==========   ============       ==========   ============   ==========   ============       ==========   ============

       482,442      5,824,547          295,482      3,085,399      559,393      6,863,314          329,847      3,600,692
             1             15            5,059         53,020          228          2,540            2,191         22,541
      (195,981)    (2,245,141)        (146,873)    (1,490,440)    (255,224)    (2,969,080)        (239,652)    (2,535,902)
    ----------   ------------       ----------   ------------   ----------   ------------       ----------   ------------
       286,462      3,579,421          153,668      1,647,979      304,397      3,896,774           92,386      1,087,331
    ==========   ============       ==========   ============   ==========   ============       ==========   ============

        38,169        365,275          200,295      3,660,997       15,690        163,533           30,632        540,875
           -              -                -              -            -              -                -              -
      (368,020)    (3,325,921)        (357,536)    (5,902,467)     (97,853)      (895,086)        (175,152)    (3,076,600)
    ----------   ------------       ----------   ------------   ----------   ------------       ----------   ------------
      (329,851)    (2,960,646)        (157,241)    (2,241,470)     (82,163)      (731,553)        (144,520)    (2,535,725)
    ==========   ============       ==========   ============   ==========   ============       ==========   ============

       138,342      2,449,545          262,059      5,828,882      550,585      9,231,191          560,914     12,092,051
           430          6,691              -              -             60            928              -              -
    (2,586,978)   (46,942,617)      (4,384,509)   (96,144,129)  (1,004,565)   (17,550,924)      (1,484,846)   (32,348,284)
    ----------   ------------       ----------   ------------   ----------   ------------       ----------   ------------
    (2,448,206)   (44,486,381)      (4,122,450)   (90,315,247)    (453,920)    (8,318,805)        (923,932)   (20,256,233)
    ==========   ============       ==========   ============   ==========   ============       ==========   ============

         7,897         54,949          139,814      1,584,972        8,483         60,812           84,341        956,399
           -              -                276          2,153          -              -                110            866
      (158,698)    (1,149,461)        (184,316)    (1,656,269)    (137,467)      (952,799)        (156,289)    (1,498,935)
    ----------   ------------       ----------   ------------   ----------   ------------       ----------   ------------
      (150,801)    (1,094,512)         (44,226)       (69,144)    (128,984)      (891,987)         (71,838)      (541,670)
    ==========   ============       ==========   ============   ==========   ============       ==========   ============

                                                                             103

NOTES TO FINANCIAL STATEMENTS

                                                                                     ADVISOR CLASS
                                                                    FOR THE PERIOD                  FOR THE PERIOD
                                                                    JANUARY 1, 2002                 JANUARY 1, 2001
                                                                 TO DECEMBER 31, 2002            TO DECEMBER 31, 2001
CUNDILL (A)                                                      SHARES        AMOUNT            SHARES        AMOUNT
-----------                                                    ----------   ------------       ----------   ------------

  Sold                                                            655,616   $  6,312,901           29,622   $    294,347
  Issued on reinvestment of dividends                               1,581         13,076            3,128         28,995
  Repurchased                                                    (576,628)    (5,319,539)          (5,933)       (60,923)
                                                               ----------   ------------       ----------   ------------
Net increase                                                       80,569      1,006,438           26,817        262,419
                                                               ==========   ============       ==========   ============
DEVELOPING MARKETS
------------------------------------------------------------
  Sold                                                              1,755         11,179            2,696         17,117
  Issued on reinvestment of dividends                                  44            254              -              -
  Repurchased                                                      (6,508)       (42,461)          (7,536)       (48,789)
                                                               ----------   ------------       ----------   ------------
Net decrease                                                       (4,709)       (31,028)          (4,840)       (31,672)
                                                               ==========   ============       ==========   ============
EUROPEAN OPPORTUNITIES
------------------------------------------------------------
  Sold                                                          1,032,746     14,305,755          757,364     11,699,008
  Issued on reinvestment of dividends                                 -              -                459          5,789
  Repurchased                                                  (1,268,855)   (17,294,714)      (1,194,671)   (17,913,376)
                                                               ----------   ------------       ----------   ------------
Net increase/(decrease)                                          (236,111)    (2,988,959)        (436,848)    (6,208,579)
                                                               ==========   ============       ==========   ============
GLOBAL
------------------------------------------------------------
  Sold                                                                680          5,318            4,763         49,819
  Issued on reinvestment of dividends                                 -              -                -              -
  Repurchased                                                      (1,519)       (11,820)          (8,537)       (79,975)
                                                               ----------   ------------       ----------   ------------
Net decrease                                                         (839)        (6,502)          (3,774)       (30,156)
                                                               ==========   ============       ==========   ============
NATURAL RESOURCES
------------------------------------------------------------
  Sold                                                            612,019      7,969,518          234,198      2,522,781
  Issued on reinvestment of dividends                                 296          3,428              439          4,689
  Repurchased                                                    (604,618)    (7,967,907)        (194,697)    (2,066,315)
                                                               ----------   ------------       ----------   ------------
Net increase                                                        7,697          5,039           39,940        461,155
                                                               ==========   ============       ==========   ============
SCIENCE & TECHNOLOGY
------------------------------------------------------------
  Sold                                                              7,828         76,027           14,893        260,748
  Issued on reinvestment of dividends                                 -              -                -              -
  Repurchased                                                     (10,595)      (112,522)         (17,796)      (299,368)
                                                               ----------   ------------       ----------   ------------
Net decrease                                                       (2,767)       (36,495)          (2,903)       (38,620)
                                                               ==========   ============       ==========   ============
INTERNATIONAL
------------------------------------------------------------
  Sold                                                                397          7,865               77          1,566
  Issued on reinvestment of dividends                                 -              -                -              -
  Repurchased                                                        (491)       (10,027)             -              -
                                                               ----------   ------------       ----------   ------------
Net increase/(decrease)                                               (94)        (2,162)              77          1,566
                                                               ==========   ============       ==========   ============
SMALL COMPANIES
------------------------------------------------------------
  Sold                                                              3,744         30,080           43,715        520,230
  Issued on reinvestment of dividends                                 -              -                  7             54
  Repurchased                                                     (75,245)      (569,810)        (250,868)    (2,316,861)
                                                               ----------   ------------       ----------   ------------
Net decrease                                                      (71,501)      (539,730)        (207,146)    (1,796,577)
                                                               ==========   ============       ==========   ============

                                       NOTES TO FINANCIAL STATEMENTS (continued)

                            CLASS 1
         FOR THE PERIOD                 FOR THE PERIOD
         JANUARY 1, 2002                JANUARY 1, 2001
      TO DECEMBER 31, 2002           TO DECEMBER 31, 2001
      SHARES        AMOUNT           SHARES       AMOUNT
    ----------   ------------       --------   ------------

         4,967   $     43,827            -     $        -
            46            379            -              -
           -              -              -              -
    ----------   ------------       --------   ------------
         5,013         44,206            -              -
    ==========   ============       ========   ============

           -              -              -              -
           -              -              -              -
           -              -              -              -
    ----------   ------------       --------   ------------
           -              -              -              -
    ==========   ============       ========   ============

         5,773         89,250            -              -
           -              -                2             33
        (4,496)       (58,541)           -              -
    ----------   ------------       --------   ------------
         1,277         30,709              2             33
    ==========   ============       ========   ============

           -              -              -              -
           -              -              -              -
           -              -              -              -
    ----------   ------------       --------   ------------
           -              -              -              -
    ==========   ============       ========   ============

           -              -              -              -
           -              -              -              -
           -              -              -              -
    ----------   ------------       --------   ------------
           -              -              -              -
    ==========   ============       ========   ============

           -              -              -              -
           -              -              -              -
           -              -              -              -
    ----------   ------------       --------   ------------
           -              -              -              -
    ==========   ============       ========   ============

       948,949     16,230,972        333,205      7,717,070
            13            212            -              -
    (1,688,192)   (29,561,024)      (801,870)   (18,449,700)
    ----------   ------------       --------   ------------
      (739,230)   (13,329,840)      (468,665)   (10,732,630)
    ==========   ============       ========   ============

           -              -              -              -
           -              -              -              -
           -              -              -              -
    ----------   ------------       --------   ------------
           -              -              -              -
    ==========   ============       ========   ============

                                                                             105

NOTES TO FINANCIAL STATEMENTS

                                                                                         CLASS A
                                                                     FOR THE PERIOD                   FOR THE PERIOD
                                                                    JANUARY 1, 2002                  JANUARY 1, 2001
                                                                  TO DECEMBER 31, 2002             TO DECEMBER 31, 2001
INTERNATIONAL VALUE                                              SHARES         AMOUNT            SHARES         AMOUNT
-------------------                                            -----------   ------------       -----------   ------------

  Sold                                                           1,425,171   $ 11,972,367         3,063,414   $ 31,144,482
  Issued on reinvestment of dividends                                    2             15             1,680         14,902
  Repurchased                                                   (1,852,546)   (15,450,773)       (3,751,978)   (37,763,655)
                                                               -----------   ------------       -----------   ------------
Net decrease                                                      (427,373)    (3,478,391)         (686,884)    (6,604,271)
                                                               ===========   ============       ===========   ============
PACIFIC OPPORTUNITIES
------------------------------------------------------------
  Sold                                                           1,019,807      6,632,147         1,098,100      7,131,564
  Issued on reinvestment of dividends                                    4             25             1,307          8,415
  Repurchased                                                   (1,063,853)    (6,846,432)       (1,389,038)    (9,363,307)
                                                               -----------   ------------       -----------   ------------
Net decrease                                                       (44,042)      (214,260)         (289,631)    (2,223,328)
                                                               ===========   ============       ===========   ============
GROWTH
------------------------------------------------------------
  Sold                                                             411,236      4,049,840           592,667      7,832,934
  Issued on reinvestment of dividends                                  -              -              12,132        140,733
  Repurchased                                                   (2,213,773)   (21,280,039)       (2,509,722)   (32,218,227)
                                                               -----------   ------------       -----------   ------------
Net decrease                                                    (1,802,537)   (17,230,199)       (1,904,923)   (24,244,560)
                                                               ===========   ============       ===========   ============
US BLUE CHIP
------------------------------------------------------------
  Sold                                                             720,972      6,367,977           833,406      8,155,869
  Issued on reinvestment of dividends                                  -              -                  22            235
  Repurchased                                                   (1,451,618)   (11,951,755)       (2,130,483)   (21,239,994)
                                                               -----------   ------------       -----------   ------------
Net decrease                                                      (730,646)    (5,583,778)       (1,297,055)   (13,083,890)
                                                               ===========   ============       ===========   ============
EMERGING GROWTH
------------------------------------------------------------
  Sold                                                             253,447      4,065,017           871,969     23,179,206
  Issued on reinvestment of dividends                                  -              -                  96          2,773
  Repurchased                                                   (1,122,518)   (17,121,388)       (1,292,259)   (32,514,382)
                                                               -----------   ------------       -----------   ------------
Net decrease                                                      (869,071)   (13,056,371)         (420,194)    (9,332,403)
                                                               ===========   ============       ===========   ============
BOND
------------------------------------------------------------
  Sold                                                           2,428,422     20,179,062         4,966,912     40,051,473
  Issued on reinvestment of dividends                              158,621      1,293,289           195,980      1,582,587
  Repurchased                                                   (3,358,936)   (27,463,024)       (7,289,189)   (58,628,687)
                                                               -----------   ------------       -----------   ------------
Net decrease                                                      (771,893)    (5,990,673)       (2,126,297)   (16,994,627)
                                                               ===========   ============       ===========   ============
MONEY MARKET
------------------------------------------------------------
  Sold                                                          18,445,179     18,445,179        54,208,886     54,208,886
  Issued on reinvestment of dividends                              104,986        104,986           443,340        443,340
  Repurchased                                                  (16,769,876)   (16,769,876)      (62,141,950)   (62,141,950)
                                                               -----------   ------------       -----------   ------------
Net increase/(decrease)                                          1,780,289      1,780,289        (7,489,724)    (7,489,724)
                                                               ===========   ============       ===========   ============

                                       NOTES TO FINANCIAL STATEMENTS (continued)

                             CLASS B                                                     CLASS C
         FOR THE PERIOD                  FOR THE PERIOD               FOR THE PERIOD                  FOR THE PERIOD
         JANUARY 1, 2002                 JANUARY 1, 2001             JANUARY 1, 2002                  JANUARY 1, 2001
      TO DECEMBER 31, 2002            TO DECEMBER 31, 2001         TO DECEMBER 31, 2002            TO DECEMBER 31, 2001
      SHARES        AMOUNT            SHARES        AMOUNT        SHARES         AMOUNT            SHARES        AMOUNT
    ----------   ------------       ----------   ------------   -----------   ------------       ----------   ------------

       287,436   $  2,317,711          543,615   $  5,251,194       528,192   $  3,794,521          252,194   $  2,573,097
           -              -              4,222         36,979           -              -              1,509         13,215
    (1,598,762)   (12,992,787)      (2,308,387)   (21,681,265)   (1,063,044)    (8,264,435)      (1,176,870)   (11,480,661)
    ----------   ------------       ----------   ------------   -----------   ------------       ----------   ------------
    (1,311,326)   (10,675,076)      (1,760,550)   (16,393,092)     (534,852)    (4,469,914)        (923,167)    (8,894,349)
    ==========   ============       ==========   ============   ===========   ============       ==========   ============

       586,472      3,598,141           32,021        226,228       235,902      1,391,308           30,974        223,503
           -              -                706          4,434           -              -                162          1,015
      (725,610)    (4,595,703)        (309,174)    (1,992,916)     (282,074)    (1,724,416)        (101,540)      (685,580)
    ----------   ------------       ----------   ------------   -----------   ------------       ----------   ------------
      (139,138)      (997,562)        (276,447)    (1,762,254)      (46,172)      (333,108)         (70,404)      (461,062)
    ==========   ============       ==========   ============   ===========   ============       ==========   ============

        94,997        885,213          209,874      2,581,690        86,266        678,725           16,220        196,718
           -              -                355          3,919           -              -                 25            267
      (293,492)    (2,717,339)        (210,613)    (2,546,518)      (97,882)      (796,519)         (36,607)      (416,302)
    ----------   ------------       ----------   ------------   -----------   ------------       ----------   ------------
      (198,495)    (1,832,126)            (384)        39,091       (11,616)      (117,794)         (20,362)      (219,317)
    ==========   ============       ==========   ============   ===========   ============       ==========   ============

       314,507      2,688,872          432,235      4,111,397        22,903        195,806           80,026        780,897
           -              -                  2             29           -              -                -              -
    (1,099,072)    (8,715,485)        (644,289)    (6,049,340)      (81,786)      (663,123)        (240,991)    (2,261,835)
    ----------   ------------       ----------   ------------   -----------   ------------       ----------   ------------
      (784,565)    (6,026,613)        (212,052)    (1,937,914)      (58,883)      (467,317)        (160,965)    (1,480,938)
    ==========   ============       ==========   ============   ===========   ============       ==========   ============

        72,752      1,146,087          149,165      3,458,298         6,579         95,750           24,889        593,383
           -              -                -              -             -              -                -              -
      (620,327)    (9,169,755)        (675,205)   (15,549,162)     (110,606)    (1,573,304)        (127,619)    (2,936,625)
    ----------   ------------       ----------   ------------   -----------   ------------       ----------   ------------
      (547,575)    (8,023,668)        (526,040)   (12,090,864)     (104,027)    (1,477,554)        (102,730)    (2,343,242)
    ==========   ============       ==========   ============   ===========   ============       ==========   ============

       619,731      5,035,721          870,263      7,031,320       511,687      4,179,508          304,343      2,462,017
        40,558        328,252           46,068        371,395         4,911         39,908            5,444         44,017
      (972,491)    (7,871,056)      (1,067,501)    (8,586,114)     (523,042)    (4,267,419)        (383,769)    (3,091,644)
    ----------   ------------       ----------   ------------   -----------   ------------       ----------   ------------
      (312,202)    (2,507,083)        (151,170)    (1,183,399)       (6,444)       (48,003)         (73,982)      (585,610)
    ==========   ============       ==========   ============   ===========   ============       ==========   ============

     8,740,535      8,740,535        5,996,965      5,996,965    14,599,769     14,599,769        8,411,592      8,411,592
        51,921         51,921          165,171        165,171         3,667          3,667           13,876         13,876
    (9,368,012)    (9,368,012)      (5,353,798)    (5,353,798)  (14,309,666)   (14,309,666)      (9,881,478)    (9,881,478)
    ----------   ------------       ----------   ------------   -----------   ------------       ----------   ------------
      (575,556)      (575,556)         808,338        808,338       293,770        293,770       (1,456,010)    (1,456,010)
    ==========   ============       ==========   ============   ===========   ============       ==========   ============

                                                                             107

NOTES TO FINANCIAL STATEMENTS

                                                                                 ADVISOR CLASS
                                                                   FOR THE PERIOD              FOR THE PERIOD
                                                                  JANUARY 1, 2002              JANUARY 1, 2001
                                                                TO DECEMBER 31, 2002        TO DECEMBER 31, 2001
INTERNATIONAL VALUE                                             SHARES      AMOUNT           SHARES      AMOUNT
-------------------                                            --------   -----------       --------   ----------

  Sold                                                            2,719   $    23,457        10,877    $ 105,206
  Issued on reinvestment of dividends                               -             -              74          658
  Repurchased                                                   (27,527)     (235,520)      (30,252)    (290,488)
                                                               --------   -----------       -------    ---------
Net decrease                                                    (24,808)     (212,063)      (19,301)    (184,624)
                                                               ========   ===========       =======    =========
PACIFIC OPPORTUNITIES
------------------------------------------------------------
  Sold                                                          413,311     2,523,230        16,889      114,000
  Issued on reinvestment of dividends                                                           -            -
  Repurchased                                                  (408,049)   (2,522,605)      (22,075)    (140,101)
                                                               --------   -----------       -------    ---------
Net increase/(decrease)                                           5,262           625        (5,186)     (26,101)
                                                               ========   ===========       =======    =========
GROWTH
------------------------------------------------------------
  Sold                                                           20,873       221,354        13,685      169,233
  Issued on reinvestment of dividends                               -             -              21          242
  Repurchased                                                   (29,725)     (299,703)      (12,107)    (148,106)
                                                               --------   -----------       -------    ---------
Net increase/(decrease)                                          (8,852)      (78,349)        1,599       21,369
                                                               ========   ===========       =======    =========
US BLUE CHIP
------------------------------------------------------------
  Sold                                                           21,899       193,930        15,651      151,766
  Issued on reinvestment of dividends                               -             -             -            -
  Repurchased                                                   (10,547)      (80,735)      (29,636)    (279,724)
                                                               --------   -----------       -------    ---------
Net increase/(decrease)                                          11,352       113,195       (13,985)    (127,958)
                                                               ========   ===========       =======    =========
US EMERGING GROWTH
------------------------------------------------------------
  Sold                                                            5,514        87,021        12,721      298,722
  Issued on reinvestment of dividends                               -             -             -            -
  Repurchased                                                   (16,402)     (233,999)      (29,054)    (685,415)
                                                               --------   -----------       -------    ---------
Net decrease                                                    (10,888)     (146,978)      (16,333)    (386,693)
                                                               ========   ===========       =======    =========
BOND
------------------------------------------------------------
  Sold                                                          727,682     5,961,554         9,742       79,018
  Issued on reinvestment of dividends                             1,883        15,411           914        7,391
  Repurchased                                                  (682,852)   (5,605,809)      (14,021)    (113,136)
                                                               --------   -----------       -------    ---------
Net increase/(decrease)                                          46,713       371,156        (3,365)     (26,727)
                                                               ========   ===========       =======    =========

5. CHANGE IN INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP ("PwC") previously served as the independent accountants of Ivy Fund (the "Fund"). On December 16, 2002, PwC resigned as the
Fund's independent accountants on the basis that it was no longer "independent"
of the Fund within the meaning of the professional standards applicable to independent accountants. This loss of independence was caused by the change of control of the Fund's investment adviser, which took place on December 16, 2002.
The decision to change independent accountants was recommended by the Audit
Committee of the Fund's Board of Trustees and approved by the Board.

PwC's reports on the Fund's financial statements for the two fiscal years prior to their resignation contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for those two periods and through PwC's resignation on December 16, 2002, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Fund's financial statements for such years.

On December 17, 2002, the Audit Committee of the Fund's Board of Trustees
recommended and the Board approved Deloitte & Touche LLP as the Fund's new independent accountants, effective as of December 16, 2002, for the Fund's fiscal year ending December 31, 2002.

    INDEPENDENT AUDITORS' REPORT

To the Board of Trustees and
Shareholders of Ivy Fund:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Ivy Cundill Global Value Fund, Ivy Developing
Markets Fund, Ivy European Opportunities Fund, Ivy Global Fund, Ivy Global
Natural Resources Fund, Ivy Global Science & Technology Fund, Ivy International
Fund, Ivy International Small Companies Fund, Ivy International Value Fund, Ivy
Pacific Opportunities Fund, Ivy Growth Fund, Ivy US Blue Chip Fund, Ivy US
Emerging Growth Fund, Ivy Bond Fund and Ivy Money Market Fund (collectively the
"Funds") comprising Ivy Fund, as of December 31, 2002, and the related statements of operations, the statements of changes in net assets and the financial highlights for the fiscal year then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial statements and the financial highlights of the Funds for each of the periods presented in the four-year period ended December 31, 2001 were audited by other auditors whose report, dated February 8, 2002, expressed an unqualified opinion on those statements and financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of each of the respective Funds comprising Ivy Fund as of December 31, 2002, the results of their operations, the changes in their net assets and their financial highlights for the fiscal year then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Kansas City, Missouri
February 7, 2003

                                                                             109

OFFICERS AND NON-INDEPENDENT TRUSTEES

The address for each Trustee and Executive Officer in the following tables is
925 South Federal Highway, Suite 600, Boca Raton, Florida 33432. Each Trustee
and Officer serves an indefinite term, until he or she dies, resigns or becomes disqualified. The non-Independent Trustees (as defined below) and Executive
Officers of the Trust and their principal occupations during the past five years are:

                                                     TERM OF
                                                    OFFICE AND                  PRINCIPAL                    TOTAL
                                POSITION(S)         LENGTH OF                 OCCUPATION(S)                NUMBER OF
                                 HELD WITH             TIME                   DURING PAST 5                IVY FUNDS
      NAME AND AGE                 TRUST              SERVED                      YEARS                    OVERSEEN

Keith A. Tucker* (58)       Trustee and Chairman   Trustee        Chairman of the Board, Director and         16
                                                   since          CEO of Waddell & Reed; Chairman of the
                                                   December 16,   Board of Waddell & Reed, Inc. ("WRI")
                                                   2002           (underwriter); Chairman of the Board
                                                                  and Director of Waddell & Reed
                                                                  Investment Management Co. ("WRIMCO");
                                                                  Chairman of the Board and Director of
                                                                  Waddell & Reed Services Co.; President
                                                                  and CEO of Waddell & Reed Financial
                                                                  Services, Inc.; Chairman of the Board
                                                                  of Waddell & Reed Development, Inc.;
                                                                  Chairman of the Board of Waddell &
                                                                  Reed Distributors, Inc.
Henry J. Herrmann* (60)     Trustee and            Trustee        Chairman of the Board, CEO and              16
                            President              since          President of Waddell & Reed Ivy
                                                   December 16,   Investment Company ("WRIICO");
                                                   2002           President, Chief Investment Officer
                                                                  and Director of Waddell & Reed;
                                                                  President and CEO of WRIMCO; Chief
                                                                  Investment Officer of WRIMCO; Chief
                                                                  Investment Officer of Waddell & Reed
                                                                  Financial Services, Inc.; Executive
                                                                  Vice President of Waddell & Reed
                                                                  Financial Services, Inc.; formerly,
                                                                  Chairman of the Board of Austin,
                                                                  Calvert & Flavin, Inc.
Kristen A. Richards* (35)   Secretary and Vice     Appointed      Vice President, Associate General           16
                            President              December 17,   Counsel and Chief Compliance Officer
                                                   2002           of WRIICO and WRIMCO; Vice President,
                                                                  Secretary and Associate General
                                                                  Counsel of each of the Waddell & Reed
                                                                  Advisors Funds, W&R Funds, Inc., W&R
                                                                  Target Funds, Inc. and W&R InvestEd
                                                                  Portfolios, Inc.; formerly Assistant
                                                                  Secretary of each of those funds;
                                                                  formerly, Compliance Officer of
                                                                  WRIMCO.
Beverly J. Yanowitch*       Treasurer              1 year         Senior Vice President, Chief Financial      16
(52)                                                              Officer and Treasurer of WRIICO and
                                                                  Ivy Services Inc.; Senior Vice
                                                                  President, Treasurer and Director,
                                                                  IMDI; formerly, Vice President, Chief
                                                                  Financial Officer and Treasurer of
                                                                  MIMI.

                                           OTHER
                                       DIRECTORSHIPS
      NAME AND AGE                          HELD

Keith A. Tucker* (58)      Chairman of the Board and Director of
                           Waddell & Reed Advisors Funds (20
                           portfolios overseen); Chairman of the
                           Board and Director of W&R Funds, Inc.
                           (12 portfolios overseen); Chairman of
                           the Board and Director of W&R Target
                           Funds, Inc. (12 portfolios overseen);
                           Chairman of the Board and Director of
                           Waddell & Reed InvestEd Portfolios,
                           Inc. (3 portfolios overseen).
Henry J. Herrmann* (60)    Chairman of the Board and Director,
                           Ivy Mackenzie Services Corporation;
                           Director of WRI; Director of Waddell &
                           Reed Development, Inc.; Director of
                           Waddell & Reed Services Co.; Director
                           of Austin Calvert & Flavin, Inc.;
                           Director and President of Waddell &
                           Reed Advisors Funds (20 portfolios
                           overseen); Director and President of
                           W&R Funds, Inc. (12 portfolios
                           overseen); Director and President of
                           W&R Target Funds, Inc. (12 portfolios
                           overseen); Director and President of
                           Waddell & Reed InvestEd Portfolios,
                           Inc. (3 portfolios overseen).
Kristen A. Richards* (35)  None.
Beverly J. Yanowitch*      None.
(52)

* Trustees considered by the Trust and its counsel to be "interested persons"
  (as defined in the 1940 Act) of the Funds or of their investment manager because of their employment by Waddell & Reed or its subsidiaries.

DISINTERESTED TRUSTEES

The Trustees who are not "interested persons" of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act ("Independent Trustees") and their principal occupations during the past five years are:

                                               TERM OF
                                              OFFICE AND                    PRINCIPAL                     TOTAL
                               POSITION(S)    LENGTH OF                   OCCUPATION(S)                 NUMBER OF
                                HELD WITH        TIME                     DURING PAST 5                 IVY FUNDS
        NAME AND AGE              TRUST         SERVED                        YEARS                     OVERSEEN

Jarold W. Boettcher (62)         Trustee     Trustee        President of Boettcher Enterprises, Inc.       16
                                             since          (diversified agricultural products and
                                             December 16,   services); President of Boettcher Supply,
                                             2002           Inc. (electrical and plumbing supplies
                                                            distributor).
James D. Gressett (52)           Trustee     Trustee        CEO of PacPizza, Inc.; Secretary of            16
                                             since          Street Homes, LLP; formerly, President of
                                             December 16,   Alien, Inc. (real estate development).
                                             2002
Joseph Harroz, Jr. (35)          Trustee     Trustee        General Counsel, University of Oklahoma,       16
                                             since          Cameron University and Rogers State
                                             December 16,   University; University-wide Vice
                                             2002           President of the University of Oklahoma;
                                                            Adjunct Professor of Law, University of
                                                            Oklahoma College of Law; Managing Member,
                                                            Harroz Investment, LLC (commercial real
                                                            estate); Managing Member, JHJ
                                                            Investments, LLC (commercial real
                                                            estate).
Glendon E. Johnson, Jr. (51)     Trustee     Trustee        Of Counsel, Lee & Smith, PC (law firm);        16
                                             since          Member/Manager, Castle Valley Ranches,
                                             December 16,   LLC, formerly Partner, Kelley, Drye &
                                             2002           Warren LLP (law firm).
Eleanor B. Schwartz (65)         Trustee     Trustee        Professor of Business Administration,          16
                                             since          University of Missouri -- Kansas City;
                                             December 16,   formerly, Chancellor of University of
                                             2002           Missouri -- Kansas City.
Michael G. Smith (58)            Trustee     Trustee        Associated with Graue Mill Partners, LLC;      16
                                             since          formerly, Managing
                                             December 16,   Director -- Institutional Sales, Merrill
                                             2002           Lynch.
Edward M. Tighe (60)             Trustee     4 years        Chairman, CEO and Director of JBE              16
                                                            Technology Group, Inc.
                                                            (telecommunications and computer network
                                                            consulting); President of Global Mutual
                                                            Fund Services; President and CEO of
                                                            Global Technology.

                                                OTHER
                                            DIRECTORSHIPS
        NAME AND AGE                            HELD

Jarold W. Boettcher (62)      Director of Guaranty State Bank & Trust
                              Co.; Director of Guaranty, Inc.
James D. Gressett (52)        Director of Collins Financial Services.
Joseph Harroz, Jr. (35)       Co-Lead Independent Director of Waddell &
                              Reed Advisors Funds (20 portfolios
                              overseen); Co-Lead Independent Director
                              of W&R Target Funds, Inc. (12 portfolios
                              overseen); Co-Lead Independent Director
                              of W&R Funds, Inc. (12 portfolios
                              overseen); Co-Lead Independent Director
                              of Waddell & Reed InvestEd Portfolios,
                              Inc. (3 portfolios overseen).
Glendon E. Johnson, Jr. (51)  None.
Eleanor B. Schwartz (65)      Director of Waddell & Reed Advisors Funds
                              (20 portfolios overseen); Director of W&R
                              Target Funds, Inc. (12 portfolios
                              overseen); Director of W&R Funds, Inc.
                              (12 portfolios overseen); Director of
                              Waddell & Reed InvestEd Portfolios, Inc.
                              (3 portfolios overseen).
Michael G. Smith (58)         None.
Edward M. Tighe (60)          Director of Hansberger Institutional
                              Funds (2 portfolios overseen); Director
                              of Asgard Holding, LLC.

Each fund's statement of additional information ("SAI") contains additional information about the Trustees and is available without charge, upon request, by calling 1-800-456-5111.

                                                                             111

                           SHAREHOLDER MEETING RESULTS
                                   (unaudited)

         On December 10, 2002 a special shareholder meeting (the "Meeting") was held at the offices of Mackenzie Investment Management Inc., Boca Raton,
Florida, for the following purposes (and with the following results):

PROPOSAL 1: For shareholders of all Funds, except for Ivy Global Natural
Resources Fund, to approve or disapprove a new Master Business Management and
Investment Advisory Agreement between the Trust, on behalf of the Funds, and Ivy
Management, Inc. ("IMI"); and

       FOR                       AGAINST                      ABSTAIN
 ------------------------------------------------------------------------
   51,498,803.247              1,377,315.682               1,493,850.977
 ------------------------------------------------------------------------

PROPOSAL 2: For shareholders of Ivy Global Natural Resources Fund, to approve or disapprove a new Master Business Management Agreement between the Trust, on behalf of the Fund, and IMI; and
---------------------------------------------------------
        FOR             AGAINST            ABSTAIN
   2,121,469.663       27,123.541        10,068.003
---------------------------------------------------------

PROPOSAL 3A: For shareholders of Ivy European Opportunities Fund and Ivy
International Small Companies Fund, to approve or disapprove a new Subadvisory
Agreement between IMI and Henderson Global Investors (North America) Inc.
("HGINA"); and

------------------------------------------------------------
        FOR               AGAINST             ABSTAIN
   5,488,037.381         89,305.745         85,262.146
------------------------------------------------------------

PROPOSAL 3B: For shareholders of Ivy European Opportunities Fund and Ivy
International Small Companies Fund, to approve or disapprove a new Subadvisory
Agreement between HGINA and Henderson Investment Management Limited
("Henderson"); and

------------------------------------------------------------
        FOR               AGAINST             ABSTAIN
   5,489,481.210         93,343.546         80,135.834
------------------------------------------------------------

PROPOSAL 4: For shareholders of Ivy Cundill Global Value Fund, to approve or disapprove a new Subadvisory Agreement between IMI and Peter Cundill &
Associates, Inc. ("Cundill"); and

------------------------------------------------------------
        FOR               AGAINST             ABSTAIN
    251,879.738          7,112.670           7,527.179
------------------------------------------------------------

PROPOSAL 5: For shareholders of all Funds, to approve or disapprove the election of eight nominees to serve as Trustees on the Board of Trustees.

-----------------------------------------------------------------------------
NOMINEE:                          FOR                      AGAINST

KEITH A. TUCKER                   54,459,082.827           2,069,192.008
HENRY J. HERRMANN                 54,455,836.913           2,073,536.552
JAMES D. GRESSETT                 54,480,456.334           2,047,818.501
JAROLD W. BOETTCHER               54,484,155.922           2,044,118.913
MICHAEL G. SMITH                  54,473,248.468           2,052,569.367
JOSEPH HARROZ, JR.                53,859,972.525           2,051,162.062
ELEANOR B. SCHWARTZ               53,853,424.194           2,057,551.889
GLENDON E. JOHNSON, JR.           53,901,560.595           2,008,266.240
-----------------------------------------------------------------------------

Edward M. Tighe, who was elected by shareholders, continued his term of office after the meeting.

This report and the financial statements contained herein are submitted for the general information of the shareholders. This report is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus.

Annual Report  December 31, 2002

Ivy International Growth Fund

IVY INTERNATIONAL GROWTH FUND
The Fund's goal: to provide long-term capital growth by investing at least 65%
of its assets in equity securities principally traded in European, Pacific and
Latin American markets.

Ivy International Growth Fund was managed by Moira McLachlan and the Ivy
International Equities Team until December 16th, 2002. At right, she discusses factors relating to Fund performance in 2002. Thomas A. Mengel, Senior Vice
President of Waddell & Reed Ivy Investment Company, assumed management of Ivy
International Growth Fund on December 17th, 2002. The Fund was liquidated in
February, 2003.

LIPPER CATEGORY

International

"Market conditions were extremely volatile in 2002, continuing a trend seen in the previous two years."

Q: Moira, how did Ivy International Growth Fund perform in 2002? A:
For 2002, Ivy International Growth Fund returned -28.46%.* The Fund underperformed its benchmark, the MSCI EAFE Growth Index, which returned
-16.02%, and its peer group (as measured by the Lipper International Funds average), which returned -16.67%. Q: How were market conditions? A: Market conditions were extremely volatile in 2002, continuing a trend seen in the previous two years. Fears of a double-dip recession and global deflation contributed to sharp declines periodically interspersed with equally sharp rallies. Despite ample global liquidity and much-improved valuations, sluggish economic growth, poor corporate profits and fears about the possible fallout from potential military action in Iraq all contributed to a significant drop in international markets over the course of the year. Q: What factors affected performance? A: Two growth-oriented sectors were particularly hard hit by market volatility: information technology, which was affected by the slowdown in corporate spending, and consumer electronics, which suffered from downward pressure on pricing. Unfortunately, the Fund was overweight in both of these sectors, and this had a significantly negative effect on performance. Holdings in the consumer electronics area suffered the worst declines and had the single largest negative effect. The Fund was also negatively impacted by lack of exposure to traditional defensive sectors such as consumer staples and utilities. Minimal exposure to energy, which was one of the few bright spots last year as oil stocks and oil prices rallied in response to the Iraq situation, also hurt performance. And while the Fund had some exposure to basic materials, a sector that did well, it was not enough to offset the losses experienced in consumer electronics and information technology.

On the positive side, an underweight in Sweden and in the financials sector helped performance. The latter helped the Fund avoid dramatic declines in
European insurers and banks.

Performance cited is for Advisor Class shares at net asset value. (The Fund has no A, B or C shares outstanding. Advisor Class shares do not carry a sales charge.) The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

Average annual total returns For the periods ended 12/31/02

                                                        1        5        10      Since
                                                      Year     Years     Years  Inception

A Shares             w/Reimb. & 5.75% sales charge     N/A       N/A      N/A       N/A
                     w/o Reimb. & 5.75% sales charge   N/A       N/A      N/A       N/A
B Shares             w/Reimb. & w/ 5.00% CDSC          N/A       N/A      N/A       N/A
                     w/Reimb. & w/o 5.00% CDSC         N/A       N/A      N/A       N/A
                     w/o Reimb. & w/ 5.00% CDSC        N/A       N/A      N/A       N/A
                     w/o Reimb. & w/o 5.00% CDSC       N/A       N/A      N/A       N/A
C Shares             w/Reimb. & w/ 1.00% CDSC          N/A       N/A      N/A       N/A
                     w/Reimb. & w/o 1.00% CDSC         N/A       N/A      N/A       N/A
                     w/o Reimb. & w/ 1.00% CDSC        N/A       N/A      N/A       N/A
                     w/o Reimb. & w/o 1.00% CDSC       N/A       N/A      N/A       N/A
Advisor Shares       w/Reimb.                       (28.46%)     N/A      N/A     (27.25%)
                     w/o Reimb.                     (45.77%)     N/A      N/A     (44.35%)

CDSC = Contingent Deferred Sales Charge
Advisor Class Shares are not subject to an initial sales charge or a CDSC.
Advisor Class commenced operations December 29, 2000. As of December 31, 2001, the Fund had no A, B or C shares outstanding.
All charts and tables reflect past results and assume reinvestment of dividends and capital gain distributions. Future results will, of course, be different.
The investment return and principal value of Ivy International Growth Fund will fluctuate and at redemption shares may be worth more or less than the amount of the original investment.

Performance overview
Performance Comparison of the Fund Since Inception (12/00) of a $10,000
Investment
(Advisor Class Shares)

                                IVY INTERNATIONAL       MSC I
                                  GROWTH FUND      EAFE GROWTH INDEX

NO SALES CHARGES ON ADVISOR SHARES
             29-Dec-2000             10000              10000
             30-Jan-2001             10230               9978
             28-Feb-2001              9191               8961
             31-Mar-2001              8202               8325
             30-Apr-2001              8751               8890
             31-May-2001              8322               8527
             30-Jun-2001              7812               8114
             31-Jul-2001              7682               7939
             31-Aug-2001              7403               7577
             30-Sep-2001              6663               6860
             31-Oct-2001              6923               7132
             30-Nov-2001              7273               7499
             31-Dec-2001              7398               7542
             31-Jan-2002              6948               7135
             28-Feb-2002              6887               7232
             31-Mar-2002              7398               7506
             30-Apr-2002              7112               7546
             31-May-2002              6866               7561
             30-Jun-2002              6539               7366
             31-Jul-2002              5812               6581
             31-Aug-2002              5710               6530
             30-Sep-2002              5075               5962
             31-Oct-2002              5413               6299
             30-Nov-2002              5853               6484
             31-Dec-2002              5292               6334

The Morgan Stanley Capital International (MSCI) EAFE Growth Index is an
unmanaged index of stocks which assumes reinvestment of dividends and, unlike
Fund returns, does not reflect any fees or expenses. It is not possible to invest in an index.
Past performance does not guarantee future results.The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemptions.

COUNTRY BREAKDOWN  12/31/02
% of Total Investments

1.       United Kingdom             28%
2.       Japan                      17%
3.       Switzerland                12%
4.       Netherlands                 8%
5.       Germany                     6%
6.       France                      5%
7.       Spain                       4%
8.       Italy                       4%
9.       South Korea                 4%
10.      Finland                     3%
11.      Brazil                      3%
12.      Norway                      3%
13.      Taiwan                      2%
14.      Israel                      1%

SECTOR BREAKDOWN  12/31/02
% of Total Net Assets

1.       Consumer Discretionary     20%
2.       Information Technology     15%
3.       Healthcare                 14%
4.       Telecommunication Services 11%
5.       Consumer Staples           11%
6.       Financials                 10%
7.       Industrials                10%
8.       Materials                   6%
9.       Energy                      3%

TOP 10 HOLDINGS  12/31/02
Security % of Total Net Assets

1.       Vodafone AirTouch plc      6.1%
2.       Nestle SA                  5.6%
3.       GlaxoSmithKline plc        4.5%
4.       Diageo plc                 4.2%
5.       Rio Tinto plc              4.0%
6.       NTT DoCoMo, Inc.           3.5%
7.       WPP Group plc              3.2%
8.       Nokia Oyj                  3.1%
9.       Nomura Holdings, Inc.      3.0%
10.      Nissan Motor Co., Ltd.     2.9%

The top 10 holdings and the country and sector breakdowns are as of 12/31/02 and may not be representative of the Fund's current or future investments.

IVY INTERNATIONAL GROWTH FUND
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

                                                                                    SHARES     VALUE

EQUITY SECURITIES - 93.8%
-----------------------------------------------------------
EUROPE - 68.5%
-----------------------------------------------------------
FINLAND - 3.1%
Nokia Oyj                                                                              518     $  8,235
                                                                                          -------------

FRANCE - 5.1%
Aventis SA                                                                              73        3,968
STMicroelectronics N.V.                                                                110        2,156
Thomson Multimedia (a)                                                                 440        7,508
                                                                                          -------------
                                                                                                 13,632
                                                                                          -------------

GERMANY - 5.9%
Fresenius AG                                                                            80        2,997
Hugo Boss AG                                                                           300        3,025
Medion AG                                                                              200        6,926
Merck KGaA                                                                             100        2,635
                                                                                          -------------
                                                                                                 15,583
                                                                                          -------------

ITALY - 3.7%
IntesaBci S.p.A.                                                                     2,000        4,218
Mondadori (Arnoldo) Editora S.p.A.                                                     900        5,572
                                                                                          -------------
                                                                                                  9,790
                                                                                          -------------

NETHERLANDS - 7.1%
ING Groep NV                                                                           203        3,438
Koninklijke (Royal) Philips Electronicas NV                                            373        6,537
Koninklijke Ahold NV                                                                   190        2,412
TPG NV                                                                                 400        6,485
                                                                                          -------------
                                                                                                 18,872
                                                                                          -------------

NORWAY - 2.4%
Norsk Hydro ASA                                                                        140        6,275
                                                                                          -------------

SPAIN - 3.9%
Amadeus Global Travel Distribution S.A.                                              1,493        6,157
Prosegur, Compania de Seguridad SA                                                     422        4,296
                                                                                          -------------
                                                                                                 10,453
                                                                                          -------------

SWITZERLAND - 11.5%
Credit Suisse Group                                                                    140        3,038
Nestle SA                                                                               70       14,833
Novartis AG                                                                            140        5,108
UBS AG                                                                                 155        7,533
                                                                                          -------------
                                                                                                 30,512
                                                                                          -------------

UNITED KINGDOM - 25.8%
AstraZeneca PLC                                                                        200        7,125
BT Group plc                                                                         1,000        3,139
Diageo plc                                                                           1,019       11,082
GlaxoSmithKline plc                                                                    621       11,917
Rio Tinto plc                                                                          525       10,472
Vodafone AirTouch plc                                                                8,871       16,210
WPP Group plc                                                                        1,100        8,359
                                                                                          -------------
                                                                                                 68,304
                                                                                          -------------

FAR EAST - 21.1%
-----------------------------------------------------------
JAPAN - 16.1%
Mitsubishi Electric Corporation                                                      1,000        2,309
Nintendo Co., Ltd.                                                                      70        6,542
Nissan Motor Co., Ltd.                                                               1,000        7,803
Nomura Holdings, Inc.                                                                  700        7,869
NTT DoCoMo, Inc.                                                                         5        9,227
Sharp Corporation                                                                      500        4,748
Sony Corporation                                                                       100        4,180
                                                                                          -------------
                                                                                                 42,678
                                                                                          -------------

SOUTH KOREA - 3.5%
POSCO                                                                                   40        3,980
Samsung Electronics                                                                     20        5,295
                                                                                          -------------
                                                                                                  9,275
                                                                                          -------------

TAIWAN - 1.5%
Taiwan Semiconductor Manufacturing Company (a)                                       3,300        4,043
                                                                                          -------------

LATIN AMERICA - 2.7%
-----------------------------------------------------------
BRAZIL - 2.7%
Embraer Brasileira de Aeronautica S.A. (Embraer)                                       456        7,250
                                                                                          -------------

MIDDLE EAST - 1.5%
-----------------------------------------------------------
ISRAEL - 1.5%
Check Point Software Technologies Ltd. (a)                                             300        3,891
                                                                                          -------------

Total Investments - 93.8%                                                                 $     248,793
(Cost - $310,578)
(Cost on Federal income tax basis - $319,556)
Other Assets, Less Liabilities - 6.2%                                                            16,449
                                                                                          -------------
Net Assets - 100.0%                                                                       $     265,242
                                                                                          =============

Other Information:
At December 31, 2002, net unrealized depreciation based on cost for financial statement and Federal Income tax purposes is as follows:

Gross unrealized appreciation                                                             $       5,803
Gross unrealized depreciation                                                                   (67,588)
                                                                                          -------------
Net unrealized depreciation for financial statement purposes                                    (61,785)
Less:  tax basis adjustments                                                                     (8,978)
                                                                                          -------------
Net unrealized depreciation for Federal income tax purposes                               $     (70,763)
                                                                                          =============

Purchases and sales proceeds of securities other than U.S. Government securities and short-term obligations aggregated $175,036 and $168,225, respectively, for the year ended December 31, 2002.

(a)      Non-income producing security.

    The accompanying notes are an integral part of the financial statements.

Ivy International Growth Fund
Statement of Assets and Liabilities
December 31, 2002

ASSETS
Investments, at value (identified cost - $310,578 ) ..........         $ 248,793
Cash .........................................................            35,482
Receivables
  Dividends and Interest .....................................               663
Other assets .................................................                15
                                                                       ---------

  Total assets ...............................................           284,953
                                                                       ---------

LIABILITIES
Payables
   Investments purchased .....................................               336
   Management fee ............................................               109
   Transfer agent fee ........................................                 6
   Other payables to related parties .........................               601
Accrued expenses .............................................            18,659
                                                                       ---------

  Total liabilities ..........................................            19,711
                                                                       ---------

NET ASSETS ...................................................         $ 265,242
                                                                       =========

ADVISOR CLASS
Net asset value, offering price and redemption price per share
  ($265,242/51,692 shares outstanding) .......................         $    5.13
                                                                       =========

NET ASSETS CONSIST OF
  Capital paid-in ............................................         $ 522,748
  Accumulated net realized loss on investments and
    foreign currency transactions ............................          (195,738)
  Accumulated net investment loss ............................              (315)
  Net unrealized depreciation on investments and
    foreign currency transactions ............................           (61,453)
                                                                       ---------

NET ASSETS ...................................................         $ 265,242
                                                                       =========

    The accompanying notes are an integral part of the financial statements.

Ivy International Growth Fund
Statement of Operations
For the Year Ended December 31, 2002

INVESTMENT INCOME
 Dividends, net of $709 foreign taxes withheld ...............         $   5,014
  Interest ...................................................               320
                                                                       ---------
                                                                           5,334
                                                                       ---------

EXPENSES
  Management fee .............................................             3,155
  Transfer agent .............................................               294
  Administrative services fee ................................               315
  Custodian fees .............................................            20,546
  Auditing and accounting fees ...............................            16,694
  Fund accounting ............................................            15,129
  Trustees' fees .............................................             4,385
  Legal ......................................................            25,417
  Other ......................................................               150
                                                                       ---------
                                                                          86,085
  Expenses reimbursement by Manager ..........................           (81,332)
                                                                       ---------
    Net expenses .............................................             4,753
                                                                       ---------

NET INVESTMENT INCOME ........................................               581
                                                                       ---------

NET REALIZED AND UNREALIZED LOSS ON INVESTMENTS
  Net realized loss on investments and
     foreign currency transactions ...........................           (34,736)
  Net change in unrealized depreciation on investments
    and foreign currency transactions ........................           (71,254)
                                                                       ---------

     Net loss on investments .................................          (105,990)
                                                                       ---------

NET DECREASE IN NET ASSETS RESULTING
  FROM OPERATIONS ............................................         $(105,409)
                                                                       =========

    The accompanying notes are an integral part of the financial statements.

Ivy International Growth Fund
Statement of Changes in Net Assets

                                                                   For the                For the
                                                                  year ended             year ended
                                                              -----------------      -----------------
                                                              December 31, 2002      December 31, 2001
                                                              -----------------      -----------------

DECREASE IN NET ASSETS
Operations
  Net investment income .................................         $     581              $     821
  Net realized loss on
    investments and foreign currency transactions .......           (34,736)              (165,918)
  Net change in unrealized (depreciation) appreciation on
    investments and foreign currency transactions .......           (71,254)                 9,299
                                                                  ---------              ---------

       Net decrease resulting from operations ...........          (105,409)              (155,798)
                                                                  ---------              ---------

Advisor Class distributions
  Dividends from net investment income ..................            (2,148)                (8,620)
                                                                  ---------              ---------

       Total distributions to Advisor Class shareholders             (2,148)                (8,620)
                                                                  ---------              ---------

Fund share transactions (Note 3)
  Advisor Class .........................................             2,148                 34,608
                                                                  ---------              ---------

      Net increase resulting from
         Fund share transactions ........................             2,148                 34,608
                                                                  ---------              ---------

TOTAL DECREASE IN NET ASSETS ............................          (105,409)              (129,810)

NET ASSETS AT BEGINNING OF PERIOD .......................           370,651                500,461
                                                                  ---------              ---------

NET ASSETS AT END OF PERIOD .............................           265,242                370,651
                                                                  =========              =========

UNDISTRIBUTED NET INVESTMENT INCOME .....................         $      --              $   1,477
                                                                  =========              =========

    The accompanying notes are an integral part of the financial statements.

Ivy International Growth Fund
Financial Highlights

                                                                                                                  FOR THE PERIOD
                                                                    FOR THE YEAR         FOR THE YEAR           DECEMBER 29, 2000
ADVISOR CLASS                                                          ENDED                 ENDED                (COMMENCEMENT)
                                                                    DECEMBER 31,          DECEMBER 31,           TO DECEMBER 31,
SELECTED PER SHARE DATA                                                2002                  2001                      2000
                                                                   ------------          -------------          -----------------

Net asset value, beginning of period ..................               $  7.23                $ 10.01                $ 10.00
                                                                      -------                -------                -------

  Income from investment operations
  Net investment income(a) ............................                  0.01                   0.02                     --
  Net (loss) gain on securities (both
    realized and unrealized) ..........................                 (2.07)                 (2.63)                  0.01
                                                                      -------                -------                -------
  Total from investment operations ....................                 (2.06)                 (2.61)                  0.01
                                                                      -------                -------                -------

  Less distributions
  Dividends
    From net investment income ........................                  0.04                   0.17                     --
                                                                      -------                -------                -------
      Total distributions .............................                  0.04                   0.17                     --
                                                                      -------                -------                -------

Net asset value, end of period ........................               $  5.13                $  7.23                $ 10.01
                                                                      =======                =======                =======

Total return (%)(b) ...................................                (28.46)                (26.02)                  0.10

Ratios and Supplemental Data
Net assets, end of period (in thousands) ..............               $   265                $   371                $   500
Ratio of expenses to average
  net assets (%)
  With expense reimbursement (%) ......................                  1.50                   1.50                   1.50 (c)
  Without expense reimbursement (%) ...................                 27.30                  26.08                 443.30 (c)
Ratio of net investment income (loss) to
  average net assets (%)(a) ...........................                  0.18                   0.16                  (1.50) c)
Portfolio turnover rate (%) ...........................                    55                    252                     --

(a) Net investment income is net of expenses reimbursed by Manager.
(b) Total return represents aggregate total return and does not reflect a sales charge.
(c) Annualized.

    The accompanying notes are an integral part of the financial statements.

IVY INTERNATIONAL GROWTH FUND
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

Ivy International Growth Fund (the "Fund"), is a diversified series of shares of
Ivy Fund. The shares of beneficial interest are assigned no par value and an unlimited number of shares of Class A, Class B, Class C, Class I and Advisor
Class are authorized. As of December 31, 2002, only Advisor Class shares have been issued. Ivy Fund was organized as a Massachusetts business trust under a
Declaration of Trust dated December 21, 1983 and is registered under the
Investment Company Act of 1940, as amended, as an open-end management investment company.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of
America. Preparation of the financial statements includes the use of management estimates. Actual results could differ from those estimates.

SECURITY VALUATION - Securities traded on a U.S. or foreign stock exchange, or
The Nasdaq Stock Market Inc. ("Nasdaq") system, are valued at the last quoted sale price reported as of the close of regular trading on the market on which the security is traded most extensively. If there were no sales on the market on which the security is traded most extensively and the security is traded on more than one market, or on one or more exchanges in the over-the-counter market, the market reflecting the last quoted sale will be used. Otherwise, the security is valued at the calculated mean between the last bid and asked price on the market on which the security is traded most extensively. Securities not traded on an exchange or Nasdaq, but traded in another over-the-counter market are valued at the calculated mean between the last bid and the last asked price in such markets. Short-term obligations and commercial paper are valued at amortized cost, which approximates market. Debt securities (other than short-term obligations and commercial paper) are valued on the basis of valuations furnished by a pricing service authorized by the Board of Trustees (the
"Board"), which determines valuations based upon market transactions for normal, institutional-size trading units of such securities, or on the basis of dealer quotes. All other securities are valued at their fair value as determined in good faith by the Valuation Committee of the Board; as of December 31, 2002,
there were no Board valued securities.

SECURITY TRANSACTIONS AND INVESTMENT INCOME - Security transactions are accounted for on the trade date. Dividend income, net of foreign taxes withheld, is recorded on the ex-dividend date, and interest income is accrued on a daily basis. Corporate actions on foreign securities, including dividends, are recorded on the ex-dividend date. Realized gains and losses from security transactions are calculated on an identified cost basis.

CASH - The Fund classifies as cash amounts on deposit with the Fund's custodian.
These amounts earn interest at variable interest rates. At December 31, 2002, the interest rate was 0.60%.

FEDERAL INCOME TAXES - The Fund intends to qualify for tax treatment applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code"), and

IVY INTERNATIONAL GROWTH FUND
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

distribute all of its taxable income to its shareholders. Therefore, no provision has been recorded for Federal income or excise taxes.

Because Federal income tax regulations differ from accounting principles generally accepted in the United States of America, income and capital gain distributions determined in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes. These differences are primarily attributed to wash sales and non-deductible deferred offering costs. Accordingly, the character of distributions for tax purposes differ from those reflected in the accompanying financial statements.

Distributions of $2,148 during the year ended December 31, 2002 were characterized as ordinary income for tax purposes.

The net unrealized depreciation for U.S. Federal income tax purposes at December
31, 2002 was as follows:

   Unrealized appreciation                  $   5,803
   Unrealized depreciation                    (76,566)
                                            ----------
   Net unrealized depreciation                (70,763)
                                            ==========

There was no undistributed ordinary income at December 31, 2002 for U.S. Federal income tax purposes.

The Fund earned $5,723 in foreign source dividends that were subject to $709 in foreign withholding tax. The Fund intends to elect to pass through to the shareholders their proportionate share of such taxes. Shareholders may report their share of foreign taxes paid as either a tax credit or itemized deduction.

The Fund has a net tax-basis capital loss carryover of approximately $177,000 as of December 31, 2002, which may be applied against any realized net taxable gain of each succeeding fiscal year until fully utilized or until the expiration date, whichever occurs first. Approximately $123,000 of the carryover expires in
2009 and approximately $54,000 expires in 2010.

DISTRIBUTIONS TO SHAREHOLDERS - Distributions from net investment income and realized gain, if any, are declared in December.

FOREIGN CURRENCY TRANSLATIONS - Foreign currency transactions from foreign investment activity are translated into U.S. dollars on the following basis: (i)
market value of securities and dividends and interest receivable are translated at the closing daily rate of exchange; and (ii) purchases and sales of investment securities are translated at the rate at which related foreign contracts are obtained or at the exchange rate prevailing on the date of the transaction. Exchange gains or losses from currency translation of other assets and liabilities, if significant, are reported as a

IVY INTERNATIONAL GROWTH FUND
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

separate component of Net realized and unrealized gain (loss) on investment transactions. Foreign transactions may involve risks not typically associated with domestic transactions including, but not limited to, unanticipated movements in exchange rates, the degree of government supervision and regulation of security markets and the possibility of political and economic instability.

For foreign securities, the Fund does not isolate that portion of gains and losses on investment securities that is due to changes in the foreign exchange rates from that which is due to changes in market prices of such securities.

For tax reporting purposes, Code Section 988 provides that gains and losses on certain transactions attributable to fluctuations in foreign currency exchange rates must be treated as ordinary income or loss.

2.       RELATED PARTIES

Until December 31, 2002, Ivy Management, Inc. ("IMI") provided business management services and was the Investment Adviser to the Fund. Effective
December 16, 2002, Waddell & Reed Financial, Inc. ("Waddell & Reed"), a U.S.
mutual fund firm, completed its acquisition of the entire operations of
Mackenzie Investment Management Inc. ("MIMI"), of which IMI is a wholly owned subsidiary. At this time, Ivy Acquisition Corporation ("IAC") was formed as a registered investment adviser. On December 31, 2002, IMI merged into IAC and
IAC changed its name to Waddell & Reed Ivy Investment Company ("WRIICO"), the
Fund's current investment adviser. For its services, WRIICO receives a fee monthly at the annual rate of 1.00% of the Fund's average net assets. For the year ended December 31, 2002, WRIICO limited the Fund's total operating expenses (excluding 12b-1 fees and certain other expenses) to an annual rate of
1.50% of the Fund's average net assets.

MIMI provided certain administrative, accounting and pricing services for the
Fund. Effective December 17, 2002, IAC, now WRIICO, assumed all of MIMI's duties under the Fund Accounting Services Agreement and the Administrative
Services Agreement. For those services, the Fund pays WRIICO fees plus certain out-of-pocket expenses. Such fees and expenses are reflected as Fund accounting and Administrative services fee in the Fund's Statement of Operations.

At December 31, 2002, WRIICO owned approximately 99% of the Fund's shares outstanding.

3.       FUND SHARE TRANSACTIONS

Fund share transactions for Advisor Class were as follows:

IVY INTERNATIONAL GROWTH FUND
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

                                             FOR THE YEAR ENDED                  FOR THE YEAR ENDED
                                              DECEMBER 31, 2002                   DECEMBER 31, 2001
                                            ----------------------            ---------------------------
ADVISOR CLASS                               SHARES         AMOUNT             SHARES             AMOUNT
                                            ------         -------            -------           ---------

Sold                                                       $    --             24,567           $ 200,498
Issued on reinvestment of dividends           419            2,148              1,216               8,620
Repurchased                                    --               --            (24,510)           (174,510)
                                              ---          -------            -------           ---------
Net increase                                  419          $ 2,148              1,273           $  34,608
                                              ===          =======            =======           =========

4.       GEOGRAPHIC RISK FACTORS

There are certain risks involved in investing in foreign securities. These risks include those resulting from future adverse political and economic developments and the possible imposition of currency exchange restrictions or other foreign laws or restrictions.

5.     CHANGE IN INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP ("PwC") previously served as the independent accountants of the Fund. On December 16, 2002, PwC resigned as the Fund's independent accountants on the basis that it was no longer "independent" of the
Fund within the meaning of the professional standards applicable to independent accountants. This loss of independence was caused by the change of control of the Fund's investment adviser, which took place on December 16, 2002. The decision to change accountants was recommended by the audit committee of the
Fund's Board of Trustees and approved by the Board.

PwC's reports on the Fund's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the Fund's two most recent fiscal years and through PwC's resignation on December 16, 2002, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Fund's financial statements for such years.

On December 17, 2002, the audit committee of the Fund's Board of Trustees recommended and the Board approved Deloitte & Touche LLP as the Fund's new independent accountants, effective as of December 16, 2002, for the Fund's fiscal year ending December 31, 2002.

INDEPENDENT AUDITORS' REPORT

To the Board of Trustees and Shareholders of
Ivy International Growth Fund:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Ivy International Growth Fund (the "Fund") as
of December 31, 2002, and the related statement of operations, statement of changes in net assets and the financial highlights for the fiscal year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial statements and the financial highlights of the Fund for each of the periods presented in the two-year period ended December 31, 2001 were audited by other auditors whose report, dated February 8, 2002, expressed an unqualified opinion on those statements and financial highlights.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Ivy
International Growth Fund as of December 31, 2002, the results of its operations, the changes in its net assets and the financial highlights for the fiscal year then ended in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Kansas City, Missouri
February 7, 2003

OFFICERS AND NON-INDEPENDENT TRUSTEES

The address for each Trustee and Executive Officer in the following tables is
925 South Federal Highway, Suite 600, Boca Raton, Florida 33432. Each Trustee
and Officer serves an indefinite term, until he or she dies, resigns or becomes disqualified. The non-Independent Trustees (as defined below) and Executive
Officers of the Trust and their principal occupations during the past five years are:

                          Position(s)               Term of Office
                             Held                    and Length of
Name and Age              with Trust                  Time Served
------------             -----------           -----------------------

Keith A. Tucker*         Trustee and                Trustee since
(58)                     Chairman                  December 16, 2002

Henry J. Herrmann*       Trustee and                Trustee since
(60)                     President                 December 16, 2002

                                                                              Total
                                                                            Number of                     Other
                               Principal Occupation(s)                      Ivy Funds                  Directorships
Name and Age                     During Past 5 Years                         Overseen                      Held
------------                   -----------------------                      ---------                  ------------

Keith A. Tucker*         Chairman of the Board, Director and CEO of             16           Chairman of the Board and Director
(58)                     Waddell & Reed; Chairman of the Board of                            of Waddell & Reed Advisors Funds
                         Waddell & Reed, Inc. ("WRI") (underwriter);                         (20 portfolios overseen); Chairman
                         Chairman of the Board and Director of                               of the Board and Director of W&R
                         Waddell & Reed Investment Management Co.                            Funds, Inc. (12 portfolios
                         ("WRIMCO"); Chairman of the Board and                               overseen); Chairman of the Board
                         Director of Waddell & Reed Services Co.;                            and Director of W&R Target Funds,
                         President and CEO of Waddell & Reed                                 Inc. (12 portfolios overseen);
                         Financial Services, Inc.; Chairman of the                           Chairman of the Board and Director
                         Board of Waddell & Reed Development, Inc.;                          of Waddell & Reed InvestEd
                         Chairman of the Board of Waddell & Reed                             Portfolios, Inc. (3 portfolios
                         Distributors, Inc.                                                  overseen).

Henry J. Herrmann*       Chairman of the Board, CEO and President of            16           Chairman of the Board and Director,
(60)                     IMI and IAC; President, Chief Investment                            Ivy Mackenzie Services Corporation;
                         Officer and Director of Waddell & Reed;                             Director of WRI; Director of Waddell
                         President and CEO of WRIMCO; Chief                                  & Reed Development, Inc.; Director of
                         Investment Officer of WRIMCO; Chief                                 Waddell & Reed Services Co.; Director
                         Investment Officer of Waddell & Reed                                of Austin Calvert & Flavin, Inc.;
                         Financial Services, Inc.; Executive Vice                            Director and President of Waddell &
                         President of Waddell & Reed Financial                               Reed Advisors Funds (20 portfolios
                         Services, Inc.; formerly, Chairman of the                           overseen); Director and President of
                         Board of Austin, Calvert & Flavin, Inc.                             W&R Funds, Inc. (12 portfolios
                                                                                             overseen); Director and President of
                                                                                             W&R Target Funds, Inc. (12 portfolios
                                                                                             overseen); Director and President of
                                                                                             Waddell & Reed InvestEd Portfolios,
                                                                                             Inc. (3 portfolios overseen).

                          Position(s)               Term of Office
                             Held                    and Length of
Name and Age              with Trust                  Time Served
------------             -----------           -----------------------

Kristen A. Richards      Secretary and          Appointed December 17,
(35)                     Vice President                  2002

Beverly J. Yanowitch     Treasurer                      1 year
(52)

                                                                              Total
                                                                            Number of                     Other
                               Principal Occupation(s)                      Ivy Funds                  Directorships
Name and Age                     During Past 5 Years                         Overseen                      Held
------------                   -----------------------                      ---------                  ------------

Kristen A. Richards      Vice President, Associate General Counsel              16           None.
(35)                     and Chief Compliance Officer of IAC, IMI
                         and WRIMCO; Vice President, Secretary and
                         Associate General Counsel of each of the
                         Waddell & Reed Advisors Funds, W&R Funds,
                         Inc., W&R Target Funds, Inc. and W&R
                         Invested Portfolios, Inc.; formerly
                         Assistant Secretary of each of those funds;
                         formerly, Compliance Officer of WRIMCO.

Beverly J. Yanowitch     Senior Vice President, Chief Financial                 16           None.
(52)                     Officer and Treasurer of WRIICO and Ivy
                         Services Inc.; Senior Vice President,
                         Treasurer and Director, IMDI; formerly,
                         Vice President, Chief Financial Officer and
                         Treasurer of MIMI.

---------
*        Trustees considered by the Trust and its counsel to be "interested persons" (as defined in the 1940 Act) of the Funds or of their investment manager because of their employment by Waddell & Reed or its subsidiaries.

DISINTERESTED TRUSTEES

The Trustees who are not "interested persons" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act ("Independent Trustees") and their principal occupations during the past five years are:

                           Position(s)              Term of Office
                              Held                   and Length of
Name and Age               with Trust                 Time Served
------------              -----------              -----------------

Jarold W. Boettcher         Trustee                  Trustee since
(62)                                               December 16, 2002

James D. Gressett           Trustee                  Trustee since
(52)                                               December 16, 2002

Joseph Harroz, Jr.          Trustee                  Trustee since
(35)                                               December 16, 2002

Glendon E. Johnson, Jr.     Trustee                  Trustee since
(51)                                               December 16, 2002

                                                                              Total
                                                                            Number of                   Other
                             Principal Occupation(s)                        Ivy Funds                Directorships
Name and Age                   During Past 5 Years                           Overseen                    Held
------------                 -----------------------                        ---------                ------------

Jarold W. Boettcher     President of Boettcher Enterprises, Inc.               16           Director of Guaranty State Bank
(62)                    (diversified agricultural products and                              & Trust Co.; Director of
                        services); President of Boettcher Supply,                           Guaranty, Inc.
                        Inc. (electrical and plumbing supplies
                        distributor).

James D. Gressett       CEO of PacPizza, Inc.; Secretary of Street             16           Director of Collins Financial
(52)                    Homes, LLP; formerly, President of Alien,                           Services.
                        Inc. (real estate development).

Joseph Harroz, Jr.      General Counsel, University of Oklahoma,               16           Co-Lead Independent Director of
(35)                    Cameron University and Rogers State                                 Waddell & Reed Advisors Funds
                        University; University-wide Vice President                          (20 portfolios overseen);
                        of the University of Oklahoma; Adjunct                              Co-Lead Independent Director of
                        Professor of Law, University of Oklahoma                            W&R Target Funds, Inc. (12
                        College of Law; Managing Member, Harroz                             portfolios overseen); Co-Lead
                        Investment, LLC (commercial real estate);                           Independent Director of W&R
                        Managing Member, JHJ Investments, LLC                               Funds, Inc. (12 portfolios
                        (commercial real estate).                                           overseen); Co-Lead Independent
                                                                                            Director of Waddell & Reed
                                                                                            InvestEd Portfolios, Inc. (3
                                                                                            portfolios overseen).

Glendon E. Johnson, Jr. Of Counsel, Lee & Smith, PC (law firm);                16           None.
(51)                    Member/Manager, Castle Valley Ranches, LLC,
                        formerly Partner, Kelley, Drye & Warren LLP
                        (law firm).

                           Position(s)               Term of Office
                              Held                    and Length of
Name and Age               with Trust                  Time Served
------------              -----------               -----------------

Eleanor B. Schwartz         Trustee                   Trustee since
(65)                                                December 16, 2002

Michael G. Smith            Trustee             Trustee since December
(58)                                                   16, 2002

Edward M. Tighe             Trustee                    4 years
(60)

                                                                              Total
                                                                            Number of                   Other
                             Principal Occupation(s)                        Ivy Funds                Directorships
Name and Age                   During Past 5 Years                           Overseen                    Held
------------                 -----------------------                        ---------                ------------

Eleanor B. Schwartz    Professor of Business Administration,                  16           Director of Waddell & Reed
(65)                   University of Missouri--Kansas City;                                Advisors Funds (20 portfolios
                       formerly, Chancellor of University of                               overseen); Director of W&R
                       Missouri--Kansas City.                                              Target Funds, Inc. (12
                                                                                           portfolios overseen); Director
                                                                                           of W&R Funds, Inc. (12
                                                                                           portfolios overseen); Director
                                                                                           of Waddell & Reed InvestEd
                                                                                           Portfolios, Inc. (3 portfolios
                                                                                           overseen).

Michael G. Smith       Associated with Graue Mill Partners, LLC;              16           None.
(58)                   formerly, Managing Director--Institutional
                       Sales, Merrill Lynch.

Edward M. Tighe        Chairman, CEO and Director of JBE                      16           Director of Hansberger
(60)                   Technology Group, Inc. (telecommunications                          Institutional Funds (2
                       and computer network consulting); President                         portfolios overseen); Director
                       of Global Mutual Fund Services.; President                          of Asgard Holding, LLC.
                       and CEO of Global Technology.

Each fund's statement of additional information ("SAI") contains additional information about the Trustees and is available without charge, upon request, by calling 1-800-456-5111.

                           SHAREHOLDER MEETING RESULTS
                                   (unaudited)

         On December 10, 2002 a special shareholder meeting (the "Meeting") was held at the offices of Mackenzie Investment Management Inc., Boca Raton,
Florida, for the following purposes (and with the following results):

PROPOSAL 1: For shareholders of all Funds, except for Ivy Global Natural
Resources Fund, to approve or disapprove a new Master Business Management and
Investment Advisory Agreement between the Trust, on behalf of the Funds, and Ivy
Management, Inc. ("IMI"); and

       FOR                       AGAINST                      ABSTAIN
 ------------------------------------------------------------------------
   51,498,803.247              1,377,315.682               1,493,850.977
 ------------------------------------------------------------------------

PROPOSAL 2: For shareholders of Ivy Global Natural Resources Fund, to approve or disapprove a new Master Business Management Agreement between the Trust, on behalf of the Fund, and IMI; and
---------------------------------------------------------
        FOR             AGAINST            ABSTAIN
   2,121,469.663       27,123.541        10,068.003
---------------------------------------------------------

PROPOSAL 3A: For shareholders of Ivy European Opportunities Fund and Ivy
International Small Companies Fund, to approve or disapprove a new Subadvisory
Agreement between IMI and Henderson Global Investors (North America) Inc.
("HGINA"); and

------------------------------------------------------------
        FOR               AGAINST             ABSTAIN
   5,488,037.381         89,305.745         85,262.146
------------------------------------------------------------

PROPOSAL 3B: For shareholders of Ivy European Opportunities Fund and Ivy
International Small Companies Fund, to approve or disapprove a new Subadvisory
Agreement between HGINA and Henderson Investment Management Limited
("Henderson"); and

------------------------------------------------------------
        FOR               AGAINST             ABSTAIN
   5,489,481.210         93,343.546         80,135.834
------------------------------------------------------------

PROPOSAL 4: For shareholders of Ivy Cundill Global Value Fund, to approve or disapprove a new Subadvisory Agreement between IMI and Peter Cundill &
Associates, Inc. ("Cundill"); and

------------------------------------------------------------
        FOR               AGAINST             ABSTAIN
    251,879.738          7,112.670           7,527.179
------------------------------------------------------------

PROPOSAL 5: For shareholders of all Funds, to approve or disapprove the election of eight nominees to serve as Trustees on the Board of Trustees.

-----------------------------------------------------------------------------
NOMINEE:                          FOR                      AGAINST

KEITH A. TUCKER                   54,459,082.827           2,069,192.008
HENRY J. HERRMANN                 54,455,836.913           2,073,536.552
JAMES D. GRESSETT                 54,480,456.334           2,047,818.501
JAROLD W. BOETTCHER               54,484,155.922           2,044,118.913
MICHAEL G. SMITH                  54,473,248.468           2,052,569.367
JOSEPH HARROZ, JR.                53,859,972.525           2,051,162.062
ELEANOR B. SCHWARTZ               53,853,424.194           2,057,551.889
GLENDON E. JOHNSON, JR.           53,901,560.595           2,008,266.240
-----------------------------------------------------------------------------

Edward M. Tighe, who was elected by shareholders, continued his term of office after the meeting.

BOARD OF TRUSTEES

Jarold W. Boettcher
James D. Gressett
Joseph Harroz, Jr.
Henry J. Herrmann
Glendon E. Johnson,Jr.
Eleanor B. Schwartz
Michael G. Smith
Edward M. Tighe
Keith A. Tucker

OFFICERS

Keith A. Tucker, Chairman of the Board
Henry J. Herrmann, President
Beverly J. Yanowitch, Treasurer
Kristen Richards, Secretary & Vice President

LEGAL COUNSEL

Bell, Boyd & Lloyd
Chicago, Illinois

CUSTODIAN

Brown Brothers Harriman & Co.
Boston, Massachusetts

TRANSFER AGENT

PFPC Inc.
4400 Computer Drive
Westborough, MA 01581

AUDITORS

Deloitte & Touche LLP
Kansas City, Missouri

DISTRIBUTOR

Ivy Mackenzie Distributors, Inc.
925 South Federal Highway, Suite 600
Boca Raton, Florida 33432
800.456.5111

INVESTMENT MANAGER

Waddell & Reed Ivy Investment Company
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, Kansas 66201-9217
913-236-2000
888-WADDELL